As filed with the Securities and Exchange Commission on January 30, 2003
                                                     Registration No. 333-85064
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                AMENDMENT NO. 2
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                          H. J. HEINZ FINANCE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                        2030                   82-0382406
(State or other jurisdiction      (Primary Standard          (I.R.S. Employer
    of incorporation or       Industrial Classification   Identification Number)
       organization)                Code Number)

                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219
                                 (412) 456-5700
(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            -----------------------

                             Leonard A. Cullo, Jr.
                                   President
                                600 Grant Street
                         Pittsburgh, Pennsylvania 15219
                                 (412) 456-5700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:
       Michael E. Hooton, Esq.                       Sarah J. Beshar, Esq.
      Associate General Counsel                      Davis Polk & Wardwell
         H. J. Heinz Company                         450 Lexington Avenue
          600 Grant Street                         New York, New York 10017
   Pittsburgh, Pennsylvania 15219                       (212) 450-4000
           (412) 456-5700

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            -----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                           State or other
                           jurisdiction of      IRS Employer
   Exact Name of          incorporation or      Identification           Address of Registrant
Registrant Guarantor        organization            Number           Guarantor's Executive Offices

 H. J. Heinz Company        Pennsylvania         25-0542520               600 Grant Street
                                                                    Pittsburgh, Pennsylvania, 15219
                                                                           (412) 456-5700

                                EXPLANATORY NOTE

This registration statement contains:

     o a prospectus to be used by H. J. Heinz Finance Company in connection with its exchange offer for its 6.625% Guaranteed Notes Due 2011; and

     o a prospectus to be used by H. J. Heinz Finance Company in connection with its exchange offer for its 6.00% Guaranteed Notes Due 2012 and its 6.75% Guaranteed Notes Due 2032.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to acquire these securities and it is not soliciting an offer to acquire these securities in any jurisdiction where the offer, exchange or sale is not permitted.


                 Subject to Completion, dated January 30, 2003
PROSPECTUS

             , 2003


                           [H. J. Heinz Company LOGO]

                          H. J. Heinz Finance Company
                               Offer to Exchange
                 $750,000,000 6.625% Guaranteed Notes due 2011

                                      for

               $750,000,000 6.625% New Guaranteed Notes due 2011
                 unconditionally and irrevocably guaranteed by
                              H. J. Heinz Company

                            -----------------------

     We are offering to exchange up to $750,000,000 of our 6.625% guaranteed notes due 2011 (the "New Notes") which will be registered under the Securities Act of 1933, as amended, for up to $750,000,000 of our issued and outstanding 6.625% guaranteed notes due 2011 (the "Old Notes"). We are offering to issue the New Notes to satisfy our obligations contained in the exchange and registration rights agreement we entered into when the Old Notes were sold in transactions in reliance on Rule 144A and Regulation S under the Securities Act. The New Notes are unconditionally and irrevocably guaranteed by H. J. Heinz Company, "Heinz" or the "Guarantor." Concurrently with the offer to exchange the Old Notes for the New Notes, we will conduct an offer to exchange our outstanding 6.00% Guaranteed Notes due 2012 and 6.75% Guaranteed Notes due 2032 for corresponding notes registered under the Securities Act of 1933. The completion of the offer to exchange under this prospectus is not conditioned on the success or completion of the offer to exchange our other notes. Please refer to "The Exchange Offer--Concurrent Exchange Offer" for a further discussion of the offers to exchange.

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes.


     The exchange offer and withdrawal rights will expire at 5:00 p.m., New York City time, on o , 2003 unless extended.


     You should carefully review the risk factors on page o of this prospectus.

                            -----------------------

     To exchange your Old Notes for New Notes of the same series:


     o You must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent by 5:00 p.m., New York City time, on o , 2003.


     o If your Old Notes are held in book-entry form at The Depository Trust Company, "DTC," you must instruct DTC, through your signed letter of transmittal, that you want to exchange your Old Notes for New Notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of Old Notes for New Notes.

     o You should read the section called "The Exchange Offer" for additional information on how to exchange your Old Notes for New Notes.

                            -----------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------

                                                                           Page
                                                                           ----


Summary......................................................................3
Risk Factors.................................................................8
Where You Can Find More Information.........................................10
Incorporation of Certain Documents by Reference.............................10
No Cash Proceeds............................................................11
Ratio of Earnings to Fixed Charges..........................................11
Overview of Entity Structure, Reorganization and Financial
  Statement Presentation....................................................12
Heinz Finance Selected Historical Consolidated and Combined
  Financial Data............................................................15
Heinz Finance Selected Unaudited Pro Forma Consolidated and
  Combined Financial Data...................................................17
H. J. Heinz Company.........................................................18
Heinz Selected Consolidated Financial Data..................................18
Heinz Selected Unaudited Pro Forma Consolidated Financial Data..............21
Management's Discussion and Analysis of Financial Condition and
  Results of Operation......................................................22
Business....................................................................43
Related Party Transactions .................................................50
Management..................................................................51
Description of the New Notes................................................57
The Exchange Offer..........................................................67
Taxation....................................................................75
Plan of Distribution........................................................76
Notice to Investors.........................................................77
Validity of the New Notes...................................................77
Experts.....................................................................78
Index to Consolidated and Combined Financial Statements of
  H. J. Heinz Finance Company and H. J. Heinz Company......................F-1



                          ---------------------------

                                    SUMMARY

     The following summary contains basic information about us, Heinz, the New Notes and this exchange offer. It may not contain all the information that is important to you in making your investment decision. More detailed information appears elsewhere in this prospectus and in our consolidated and combined financial statements and accompanying notes and in Heinz's consolidated financial statements and accompanying notes that we incorporate by reference. "The Exchange Offer" and the "Description of the New Notes" sections of this prospectus contain more detailed information regarding the terms and conditions of the exchange offer and the New Notes. References in this prospectus to the terms "we," "us," "our," "Heinz Finance" or the "Issuer" refer to H. J. Heinz Finance Company and its consolidated subsidiaries and to the terms "Heinz" or the "Guarantor" refer to H. J. Heinz Company.


                              H. J. Heinz Company

                                (The Guarantor)

     H. J. Heinz Company was incorporated under the laws of the Commonwealth of Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name that had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal products of Heinz include ketchup, condiments and sauces, frozen food, soups, beans and pasta meals, tuna and other seafood products, infant food and other processed food products. The principal executive offices of Heinz are located at 600 Grant Street, Pittsburgh, Pennsylvania, 15219 (telephone number (412) 456-5700).


                          H. J. Heinz Finance Company

                                  (The Issuer)

     We are engaged in the business of acquiring, holding and financing equity and debt investments in subsidiaries that own and operate the U.S. businesses historically operated by Heinz. Heinz Finance has been, directly or indirectly, a wholly-owned subsidiary of Heinz since 1983 and had no significant operating history until Heinz completed a reorganization of its corporate organization in the United States on May 3, 2001. As a result of the reorganization, all of the U.S. business operations that had historically been conducted by Heinz through its Heinz USA division and eight subsidiary corporations, are now conducted by Heinz Finance. Our principal executive offices are located at 600 Grant Street, Pittsburgh, Pennsylvania, 15219 (telephone number (412) 456-5700).


                              Recent Developments


     On December 20, 2002, Heinz transferred to a wholly-owned subsidiary ("SKF Foods") certain assets and liabilities, including our U.S. and Heinz's Canadian pet food and pet snacks, our U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broths and our U.S. infant feeding businesses, which in Fiscal Year 2002 together generated approximately $1.4 billion of our annual revenues. The common stock of SKF Foods was distributed on a pro rata basis to Heinz's shareholders. Immediately thereafter, SKF Foods merged with a wholly- owned subsidiary of Del Monte Foods Company, resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte Foods Company. In connection with the merger, each share of SKF Foods common stock was automatically converted into .4466 shares of Del Monte common stock, resulting in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte shareholders. In connection with the transaction, Heinz Finance received from Heinz approximately $1.1 billion in cash that will be used to retire debt.

                               The Exchange Offer


Issuer........................  H. J. Heinz Finance Company

New Notes.....................  Up to $750,000,000 aggregate principal amount of our new 6.625% guaranteed notes due 2011.

The Exchange Offer............  We are offering to issue the New Notes in exchange for a like principal amount of
                                outstanding Old Notes that we issued on July 6, 2001. We are conducting this exchange offer to satisfy our obligations contained in the exchange and registration rights agreement we entered into when we sold the Old Notes in transactions pursuant to Rule 144A and Regulation S under the Securities Act. The Old Notes were subject to transfer restrictions that will not apply to the New Notes so long as you are acquiring the New Notes in the ordinary course of your business, you are not participating in a distribution of the New Notes and you are not an affiliate of ours.

Maturity......................  The New Notes will mature on July 15, 2011.

Interest Payment Dates........  January 15 and July 15 of each year commencing from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid, from July 6, 2001.

Redemption....................  The Issuer may choose to redeem some or all of the New Notes at any time. If the Issuer chooses to do so, it will mail a notice of redemption to the holders of the New Notes not less than 30 days and not more than 60 days before the redemption occurs.

Payment of Additional Amounts.  The Issuer shall pay all stamp and other duties, if any, which may be imposed by the United States or the United Kingdom or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance, transfer, exchange or conversion of the New Notes. The Issuer will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein.

Ranking.......................  The New Notes will be unsecured and will rank equally with all our other unsecured
                                indebtedness and other obligations.


Guarantees....................  The New Notes will be unconditionally and irrevocably guaranteed by Heinz.


No Cash Proceeds..............  We will not receive any proceeds from the issuance of the New Notes.

Form of the New Notes.........  The New Notes will be issued in the form of one or more global securities which will be
                                deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC's nominee. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Governing Law.................  The New Notes, the guarantee and the indenture will be governed by New York law.


Tenders, Expiration Date,
Withdrawal....................  The exchange offer will expire at 5:00 p.m.,
                                New York City time, on o , 2003 unless it is extended. To tender your Old Notes you must follow the detailed procedures described under the heading "The Exchange Offer--Procedures for Tendering" including special procedures for certain beneficial owners and broker- dealers. If you decide to exchange your Old Notes for New Notes, you must acknowledge that you do not intend to engage in and have no arrangement with any person to participate in a distribution of the New Notes. If you decide to tender your Old Notes pursuant to the exchange offer, you may withdraw them at any time prior to 5:00 p.m., New York City time, on the expiration date.

Federal Income Tax
Consequences..................  Your exchange of Old Notes for New Notes pursuant to the exchange offer will not result in a gain or loss to you.


Exchange Agent................  Bank One Trust Company is the exchange agent for the exchange offer.

Failure to Exchange Your Old
Notes.........................  If you fail to exchange your Old Notes for New
                                Notes in the exchange offer, your Old Notes will continue to be subject to transfer restrictions and you will not have any further registration rights under the exchange and registration rights agreement.

Trading Market................  To the extent that Old Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. There may be no trading market for the Old Notes.

                                There can be no assurance that an active public market for the New Notes will develop or as to the liquidity of any market that may develop for the New Notes, the ability of holders to sell the New Notes, or the price at which holders would be able to sell the New Notes. For more details, see the section called "Notice to Investors."

   General Indenture Provisions Applicable to the New Notes and the Old Notes

Indenture.....................  The New Notes will be issued under the same indenture as the Old Notes.

No Limit on Debt..............  The indenture does not limit the amount of debt that we may issue or provide holders any protection should we be involved in a highly leveraged transaction.

Restrictions on Secured Debt..  If the Guarantor or any Restricted Subsidiary
                                shall after the date of the Indenture incur or guarantee any Debt secured by a Mortgage on any Principal Property of the Guarantor or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Guarantor will secure or cause such Restricted Subsidiary to secure the Notes, equally and ratably with (or, at the option of the Guarantor, prior to) such secured Debt, unless the aggregate amount of all such secured Debt would not exceed 10% of Consolidated Net Assets. These restrictions will not apply in some circumstances. (All terms are defined under "Description of the New Notes - Certain Definitions.")

Events of Default.............  Each of the following is an event of default with respect to the Notes under the indenture:

                                o default in the payment of any installment of
                                  interest for 30 days after becoming due;

                                o default in the payment of principal when due;

                                o default in the deposit of any sinking fund
                                  payment when due;

                                o default by Heinz Finance or the Guarantor in
                                  the performance or breach of any other
                                  covenant or warranty in the Notes or the Indenture for 90 days after notice;

                                o certain events of bankruptcy, insolvency or
                                  reorganization with respect to Heinz Finance or the Guarantor; or

                                o the Guarantor contests the validity or
                                  enforceability of the Guarantee or related obligations.

                                                   Ratio of Earnings to Fixed Charges(1)


                             Six Months
                                Ended                                   Years Ended
                             -----------   --------------------------------------------------------------------------
                             October 30,   May 1, 2002   May 2, 2001   May 3, 2000   April 28, 1999   April 29, 1998
                                2002        (52 weeks)   (52 weeks)    (53 weeks)      (52 weeks)       (52 weeks)
                             -----------   -----------   -----------   -----------   --------------   --------------
H. J. Heinz Company........      4.73          4.88         2.79           5.83           3.88             5.29
H. J. Heinz Finance              3.00          3.58        22.36          46.75          49.76            44.04
   Company(2)..............


---------
(1) The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense.

(2) The ratios of earnings to fixed charges for the periods prior to May 1, 2002 relate to the U.S. Group and are not representative of the expected ratio of earnings to fixed charges for Heinz Finance as debt was not allocated to the U.S. Group prior to the reorganization discussed in this prospectus.

                                  RISK FACTORS

     In addition to the information set forth elsewhere in this prospectus, you should consider carefully the factors set forth below before exchanging your Old Notes for New Notes.

Our and Heinz's Business Is Subject to Numerous Risks

     We produce a broad range of food products and we acquire, hold and finance equity and debt investments in subsidiaries that own and operate the U.S. business of Heinz. Accordingly, the results of operations and financial condition of our business and of the business of Heinz are subject to certain risks and uncertainties, including:

     o Changes in laws and regulations, including changes in food and drug laws, accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws in domestic and foreign jurisdictions;

     o Competitive product and pricing pressures and the ability to gain or maintain share of sales in the global market as a result of actions by competitors and others;

     o Fluctuations in the cost and availability of raw materials, including tuna, and the ability to maintain favorable supplier arrangements and relationships;

     o The impact of higher energy costs and other factors on the cost of producing, transporting and distributing products;

     o The ability to generate sufficient cash flows to support capital expenditures, share repurchase programs, debt repayment and general operating activities;

     o The inherent risks in the marketplace associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance;

     o The ability to achieve sales and earnings forecasts, which are based on assumptions about sales volume, product mix and other items;

     o The ability to integrate acquisitions and joint ventures into existing operations and the availability of new acquisition and joint venture opportunities and the success of divestitures and other business combinations;

     o The ability to achieve cost savings objectives, including any restructuring programs and our working capital initiative;

     o The impact of unforeseen economic and political changes in the markets where we compete, such as currency exchange rates (notably with respect to the euro and pound sterling), inflation rates, recession, foreign ownership restrictions and other external factors over which we have no control;

     o    Interest rate fluctuations and other capital market conditions;

     o The effectiveness of our advertising, marketing and promotional programs;

     o Weather conditions, which could impact demand for our products and the supply and cost of raw materials;

     o The impact of e-commerce and e-procurement, supply chain efficiency and cash flow initiatives;

     o The impact of global industry conditions, including the effect of the economic downturn in the food industry and the food service business in particular;

     o The ability to maintain our profit margin in the face of a consolidating retail environment;


     o The ability to offset the reduction in volume and revenue resulting from participation in categories experiencing declining consumption rates; and

     o With respect to future dividends on Heinz stock, meeting certain legal requirements at the time of declaration.

We Have a Limited Operating History, and Therefore Are Subject to the Risk of Inconsistent Results, Policies and Strategies


     Prior to May 2001, Heinz Finance was an inactive subsidiary of Heinz and had no relevant operating history. Since May 2001, Heinz Finance has operated the historical U.S. business of Heinz. Although the U.S. business of Heinz consisted of business entities with established operations, these businesses have no operating history as a combined entity. As a result, because the current organizational structure of Heinz Finance and its subsidiaries was created in May 2001, the future results of operations or financial condition of Heinz Finance may vary from the results previously realized by the U.S. business of Heinz, which contained similar constituent businesses. Also, amendments or changes to our bylaws, and changes in our operating policies and strategies, may be made from time to time at the discretion of the board of directors and, in the case of the bylaws, by the holders of capital stock of Heinz Finance entitled to vote generally in the election of directors.

We Depend Upon Our Subsidiaries to Service Our Debt

     We are a holding company and derive all of our operating income from our subsidiaries. Our primary source of cash to pay principal of and interest on the New Notes is from cash distributions, dividends and other payments from our subsidiaries. The payment of dividends by our subsidiaries is subject to the declaration of dividends by those subsidiaries' boards of directors, and our subsidiaries are not obligated to pay dividends. The distribution of cash by H.
J. Heinz Company, LP, "Heinz LP," is subject to the discretion of the general partner of Heinz LP (Heinz Management Company, "HMC," a wholly owned subsidiary of the Guarantor). Our subsidiaries' ability to make such payments may also be restricted by, among other things, applicable state laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of the New Notes, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

An Active Trading Market For Our New Notes May Not Develop and May Affect the Price Received Upon a Sale of the New Notes

     There is no established trading market for the New Notes since they are a new issue of securities. We do not intend to apply for the listing of any New Notes on a national securities exchange. Accordingly, without an active trading market or exchange listing, it may be difficult to obtain a selling price that would prevail if the New Notes were more widely traded or listed on an exchange. An active public market may never exist for the New Notes and if one develops it may not continue. If an active public market does not develop or continue, your ability to sell the New Notes may be adversely affected.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-4 that we have filed with the Securities and Exchange Commission, the "Commission," under the Securities Act of 1933, as amended, the "Securities Act." This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the New Notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

     After the effectiveness of the registration statement, we will become subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file reports and other information with the Commission. You may read and copy any reports and information statements and other information we file at the public reference facilities of the Securities and Exchange Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of those materials from the Commission by mail at prescribed rates. You should direct requests to Securities and Exchange Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (www.sec.gov) that will contain reports and other information filed by us. In addition, for so long as any of the Old Notes remain outstanding, we have agreed to make available to any holder or purchaser of the Old Notes or the New Notes in connection with any sale thereof the information required by Rule 144A(d) (4) under the Securities Act.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Heinz is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, Heinz files reports, proxy statements and other information with the Commission. Those reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at the above mentioned address. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices referred to above, or over the Internet at the Commission's web site at the above mentioned web address.


     The following documents filed with the Commission are incorporated by reference in and made a part of this prospectus: Heinz's Annual Report on Form 10-K for the fiscal year ended May 1, 2002, Quarterly Reports on Form 10-Q for the periods ended July 31, 2002 and October 30, 2002 and its Current Reports on Form 8-K dated June 12, 2002, August 14, 2002 and January 6, 2003.


     Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this prospectus.

     We will provide without charge to each person to whom this prospectus has been delivered, upon such person's written or oral request, a copy of any document referenced in or incorporated by reference into this prospectus. Requests for such copies should be directed to the Corporate Affairs Department, H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230-0057; telephone number (412) 456-6000.


     To obtain timely delivery, you must request the information no later than o, 2003, or five business days prior to the expiration date of the exchange offer if the exchange offer is extended.


     You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the New Notes in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, as well as information Heinz has previously filed with the Commission and are incorporating by reference, is accurate only as of the date on the front cover of this prospectus. Our and Heinz's business, financial condition, results of operations and prospects may have changed since that date.

                                NO CASH PROCEEDS


     This exchange offer is intended to satisfy certain of our obligations under the exchange and registration rights agreement. We will not receive any proceeds from the issuance of the New Notes and have agreed to pay the expenses of the exchange offer. In consideration for issuing the New Notes as contemplated in the registration statement, of which this prospectus is a part, we will receive in exchange Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our outstanding debt. The net proceeds of the issuance of the Old Notes were used to retire approximately $750 million of commercial paper (with an average interest rate of 3.90%), finance acquisitions and provide funds for our ongoing operations.

                                              RATIO OF EARNINGS TO FIXED CHARGES(1)

                             Six Months
                                Ended                                   Years Ended
                             -----------   --------------------------------------------------------------------------
                             October 30,   May 1, 2002   May 2, 2001   May 3, 2000   April 28, 1999   April 29, 1998
                                2002        (52 weeks)   (52 weeks)    (53 weeks)      (52 weeks)       (52 weeks)
                             -----------   -----------   -----------   -----------   --------------   --------------
H. J. Heinz Company.........     4.73          4.88         2.79           5.83           3.88             5.29
H. J. Heinz Finance              3.00          3.58        22.36          46.75          49.76            44.04
   Company(2)...............


---------
(1) The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense.

(2) The ratios of earnings to fixed charges for the periods prior to May 1, 2002 relate to the U.S. Group and are not representative of the expected ratio of earnings to fixed charges for Heinz Finance as debt was not allocated to the U.S. Group prior to the reorganization discussed in this prospectus.

                  OVERVIEW OF ENTITY STRUCTURE, REORGANIZATION
                      AND FINANCIAL STATEMENT PRESENTATION

Reorganization

     On the first day of Fiscal Year 2002 (May 3, 2001) Heinz reorganized the structure of its U.S. business as follows:

     o Operations. All of the U.S. treasury and business operations, formerly conducted through eight subsidiaries and a division of Heinz were consolidated into Heinz LP. Heinz Management Company ("HMC"), a wholly-owned subsidiary of Heinz, is the general partner of Heinz LP and holds a 1% partnership interest. The limited partner interests in Heinz LP consist of "Class A" and "Class B" interests as described below under "--Heinz LP." Heinz owns all of the Class A interests. Heinz Finance owns all of the Class B interests.

     o Treasury. U.S. cash management and treasury activities were transferred to Heinz Finance. On the day of the reorganization, Heinz Finance assumed then outstanding term debt obligations of Heinz in the amount of $2.57 billion and $258 million of the commercial paper obligations of Heinz. Since the reorganization, Heinz Finance has issued term debt and commercial paper in its own name as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Financial Position." All of the debt of Heinz Finance is unconditionally guaranteed by Heinz and is included on the consolidated balance sheet of Heinz.

          On July 6, 2001, Heinz Finance issued $325 million of preferred stock to outside investors. The preferred shares are entitled to elect 25% of the directors of Heinz Finance and, if declared, are entitled to receive dividends at a rate of 6.226% per annum.


     o Trademarks. Substantially all of the trademarks used in the U.S. businesses (including "Heinz," "StarKist," "Ore-Ida," "Smart Ones," "9-Lives" and "Kibbles 'n Bits"), were owned by Promark International Inc., an indirect subsidiary of Heinz, and licensed to us.


     We believe that the reorganization served the following business purposes:

     o Reduced the number of legal entities conducting active business in the U.S. from nine to two (Heinz LP and HMC), leading to a reduction of accounting, legal, administrative and tax compliance costs. This initiative complements Heinz's previous U.S. consolidation efforts, which over the past three years have included:

          o consolidation of its frozen businesses into Heinz Frozen Food Company and relocation of the new business to Pittsburgh;

          o relocation of the StarKist Seafood and Heinz Pet Products divisions to Pittsburgh; and

          o consolidation of Heinz U.S.A., StarKist, Heinz Pet Products and Heinz Sales Company into Heinz North America.

     o Consolidated all U.S. trademarks in Promark, supporting the reduction of our state income tax expense.


   Heinz LP

     The ownership interests in Heinz LP consist of the general partner interest and the Class A and Class B limited partner interests. The material terms of the Third Amended and Restated Partnership Agreement are described below.

     o The general partner interest is held by HMC. The general partner has a 1% interest in cash distributions and partnership income. As of December 31, 2002, the general partner's interest in partnership capital was approximately .004%.

     o The Class A limited partnership interest is held by Heinz. The Class B limited partnership interests are held by Heinz Finance and three wholly-owned subsidiaries. There is no overlap in ownership of the two classes of interests.

     o The Class A and Class B limited partners participate in distributions of cash and income on a basis that affords the Class B limited partner a preferred, but limited return. The mechanism is structured as follows:


          o The Class B limited partner is credited with a notional capital account equal to the fair market value (as determined by independent appraisals) of the assets contributed to Heinz LP. This capital balance is increased for the fair market value of subsequent asset contributions and decreased for extraordinary cash distributions resulting from sales of assets by Heinz LP and other transactions not in the ordinary course of business.

          o A LIBOR based index rate (reset quarterly) multiplied by the average balance of Class B capital equals the Class B preferred return for a quarter. The Class B preferred return plus interest thereon accumulates during any fiscal year. The preferred return resets to zero at the beginning of each year.

          o Distributions of operating cash flow of Heinz LP each year are applied as follows:


               o 95% to Class B limited partner, 4% to Class A limited partner and 1% to the general partner until the Class B limited partner has received 90% of the preferred return for the year.

               o 50% to Class B limited partner, 49% to Class A limited partner and 1% to the general partner until the Class B limited partner has received the remaining 10% of the preferred return for the year.

               o After the Class B limited partner has received 100% of the preferred return for the year, cash is distributed 7% to Class B limited partner, 92% to Class A limited partner and 1% to the general partner.

     o As of December 31, 2002, the total partner capital was approximately $10.6 billion. The Class A limited partner's interest in partnership capital of Heinz LP was approximately 59.5% and the Class B limited partners' interest in partnership capital of Heinz LP (on which the preferred return was calculated) was approximately 40.5%.

   Del Monte Transaction

     On December 20, 2002, Heinz transferred to SKF Foods, a wholly-owned subsidiary, certain assets and liabilities, including our U.S. pet food and pet snacks, our U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broths and our U.S. infant feeding businesses, which in Fiscal Year 2002 together generated approximately $1.4 billion of our annual revenues. The common stock of SKF Foods was distributed on a pro rata basis to Heinz's shareholders. Immediately thereafter, SKF Foods merged with a wholly-owned subsidiary of Del Monte Foods Company ("Del Monte"), whereby the subsidiary became a wholly-owned subsidiary of Del Monte Foods Company (the "Merger"). In connection with the merger, each share of SKF Foods common stock was automatically converted into .4466 shares of Del Monte common stock, resulting in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received from Heinz approximately $1.1 billion in cash that will be used to retire debt.

     Also, in connection with the Merger, Heinz merged with its subsidiary Promark International Inc., which owned the trademarks for the U.S. businesses. Heinz then contributed substantially all of the brands now used in the

U.S. businesses (including "Heinz," "Ore-Ida" and "Smart Ones") to a new entity called Promark Brands, Inc., an Idaho corporation.



     The following diagram provides a summary overview of the ownership structure and significant affiliate relationships of Heinz Finance and Heinz.

                          Corporate Structure Overview

                               [GRAPHIC OMITTED]


Financial Statement Presentation

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets, liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

     Heinz Finance's consolidated financial statements include the assets and liabilities, results of operations and cash flows of Heinz LP and all other subsidiaries of Heinz Finance. Under the partnership agreement, Heinz Finance has the power to control the general partner through majority membership on Heinz LP's management board. In the Heinz Finance consolidated statements, the general partner and Class A interests in Heinz LP, that are held by Heinz, are reflected as minority interest.

     The financial statements and the related management's discussion and analysis of financial condition and results of operations included herein for periods ending on or before May 2, 2001 relate to the U.S. businesses that were contributed to Heinz Finance on May 3, 2001. Results for these periods have been prepared using "carve-out" and "push-down" accounting methods. With respect to periods ending on or before May 2, 2001, the corporations and businesses described above are referred to as the "U.S. Group."

     For a more complete discussion of the presentation of the Heinz financial statements, please refer to the consolidated financial statements and accompanying notes included in Heinz's 2002 Annual Report on Form 10-K, which is incorporated herein by reference.

               HEINZ FINANCE SELECTED HISTORICAL CONSOLIDATED AND
                            COMBINED FINANCIAL DATA

     The following table presents selected historical financial data of Heinz Finance and its predecessor. The following data, insofar as it relates to the fiscal year ended April 29, 1998, has been derived from annual financial statements of Heinz and was prepared utilizing the domestic segment information in the Heinz annual report and removing those items that are not part of the U.S. Group's operations. The data for the fiscal years ended May 1, 2002, May 2, 2001, May 3, 2000 and April 28, 1999 (Fiscal Year 2002, Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, respectively) has been derived from financial statements audited by PricewaterhouseCoopers LLP, independent accountants. Consolidated and combined balance sheets at May 1, 2002 and May 2, 2001 and the related consolidated and combined statements of income and of cash flows for the three years ended May 1, 2002 and notes thereto appear elsewhere in this prospectus.


     The unaudited income statement data for the six months ended October 30, 2002 and October 31, 2001 and the unaudited balance sheet data as of October 30, 2002 have been derived from Heinz Finance's condensed consolidated financial statements for the six months ended October 30, 2002 and October 31, 2001 also appearing elsewhere in this prospectus. The balance sheet data as of October 31, 2001 was derived from Heinz Finance's unaudited condensed consolidated financial statements as of October 31, 2001, but not incorporated by reference in this prospectus. In the opinion of Heinz Finance management, such unaudited income statement and balance sheet data include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of results of operations for those interim periods on a basis substantially consistent with that of the audited financial statements.

                                Six Months Ended                             Fiscal Year ended
                         -------------------------- -----------------------------------------------------------------
                           October 30,  October 31,     May 1,      May 2,       May 3,      April 28,     April 29,
                              2002          2001         2002        2001         2000         1999          1998
                         ------------- ------------ ------------ ------------ ------------ ------------- ------------
                                                     (52 Weeks)   (52 Weeks)   (53 Weeks)   (52 Weeks)    (52 Weeks)
                                                                (In thousands)
Sales....................$   2,314,983 $  1,617,320 $  4,191,230 $  4,550,391 $  4,469,324 $   4,687,123 $  4,542,948
Operating income.........      283,660      257,309      616,755      438,069      609,337       578,398      664,858
Interest expense.........      102,731      106,255      206,578       10,278        7,138         6,266        7,621
Net income...............       23,450       31,867       73,717      306,898      448,295       432,757           --
Short-term debt with
   related parties and
   current portion of
   long-term debt........    1,051,794      301,475      538,539       29,833        2,998        51,384       12,421
Long-term debt...........    4,054,897    4,384,136    3,936,025       23,932       33,071        25,594       47,063
Preferred stock..........      325,000      325,000      325,000           --           --            --           --
Total assets.............    8,305,715    7,808,986    7,484,449    5,601,491    5,068,456     4,588,108    4,730,030

     Sales for 2002, 2001 and 2000 reflect the Fiscal Year 2002 adoption of the new Emerging Issues Task Force ("EITF") guidelines relating to the classification of consideration from a vendor's products including both customer and consumers. Amounts previously reported for fiscal years ended 2001 and 2000 were $4,938,197 and $4,789,188, respectively, and for the six months ended October 31, 2001 were $1,777,783. Sales for fiscal years 1999 and earlier have not been adjusted to reflect the new EITF reclassification as it is impracticable to do so.


     The 2002 results include net restructuring and implementation benefits of $3.6 million pretax related to the Streamline initiative (as defined below).

     The 2001 results include restructuring and implementation costs of $84.7 million pretax relating to Streamline and net restructuring and implementation costs of $173.3 million pretax for Operation Excel (as defined below). Results also include a loss of $94.6 million on the sale of The All American Gourmet business and attempted acquisition cost of $18.5 million pretax.

     The 2000 results include net restructuring and implementation costs of $175.8 million pretax for Operation Excel.

     The 1999 results include net restructuring and implementation costs of $156.1 million pretax for Operation Excel and costs of $9.4 million pretax related to the implementation of Project Millennia (as defined below), offset by the reversal of unutilized Project Millennia accruals for severance and exit costs of $16.6 million pretax.

     The 1998 results include costs of $30.2 million pretax related to the implementation of Project Millennia.

     Project Millennia was a reorganization and restructuring program commencing in the fourth quarter of the fiscal year ended April 30, 1997, which was designed to strengthen the U.S. Group's core businesses and improve profitability and global growth. Key initiatives focused on process changes and product line rationalizations. Operation Excel was a growth and restructuring initiative that commenced in the fiscal year ended April 28, 1999, which created manufacturing centers of excellence, focused the product portfolio, realigned management teams and invested in growth activities. In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline." This initiative includes organization restructuring aimed at reducing overhead costs and the consolidation of the canned pet food production to Bloomsburg, Pennsylvania.

          HEINZ FINANCE SELECTED UNAUDITED PRO FORMA CONSOLIDATED AND
                            COMBINED FINANCIAL DATA


     The following table presents selected unaudited pro forma financial data of Heinz Finance and its predecessor for the six months ended October 30, 2002 and October 31, 2001 and for Fiscal Year 2002, Fiscal Year 2001 and Fiscal Year 2000. Such pro forma financial statements adjust the historical statements to give pro forma effect of the following:

     o The transfer of certain assets and liabilities of our U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses to SKF Foods.

     o The repayment of approximately $1.1 billion of debt with the cash Heinz Finance received in connection with the transaction with a wholly-owned subsidiary of Del Monte.


     See Management's Discussion and Analysis of Financial Condition and Results of Operations for further discussion of the agreement between Heinz and Del Monte.


     The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred as of October 30, 2002. The unaudited pro forma consolidated and combined statements of income have been prepared as if the transaction occurred as of the earliest periods presented. This information should be read in conjunction with the historical and pro forma financial statements and related notes included elsewhere in this prospectus.

                                                            Six Months Ended             Fiscal Year ended
                                                        ----------------------  -------------------------------------
                                                        October 30, October 31,     May 1,      May 2,       May 3,
                                                            2002        2001         2002        2001         2000
                                                        ----------  ----------  -----------  -----------  -----------
                                                                                 (52 Weeks)   (52 Weeks)  (53 Weeks)
                                                                               (In thousands)
Sales................................................   $1,511,092  $1,139,569  $ 2,833,517  $ 2,806,020  $ 2,526,238
Operating income.....................................      212,672     187,875      447,826      439,511      493,663
Interest expense.....................................       68,843      75,186      142,920       20,712        5,027
Net income from continuing operations................       36,854      48,778      109,421      273,685      331,350
Short-term debt with related parties and current
  portion of long-term debt..........................      601,769
Long-term debt.......................................    3,434,797
Preferred stock......................................      325,000
Total assets.........................................    5,909,489

                              H. J. HEINZ COMPANY


     H. J. Heinz Company was incorporated under the laws of the Commonwealth of Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name that had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal products of Heinz include ketchup, condiments and sauces, frozen food, soups, beans and pasta meals, tuna and other seafood products, infant food and other processed food products. The principal executive offices of Heinz are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219.



                   HEINZ SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables contain selected financial data for H. J. Heinz Company and its consolidated subsidiaries. The income statement data for the fiscal years ended May 1, 2002 (Fiscal Year 2002), May 2, 2001 (Fiscal Year
2001) and May 3, 2000 (Fiscal Year 2000), and the balance sheet data as of May 1, 2002 and May 2, 2001 are derived from the consolidated financial statements included in the Heinz's 2002 Annual Report on Form 10-K, which is incorporated herein by reference, and which were audited by PricewaterhouseCoopers LLP, whose reports also appear in the Annual Report. The income statement data for the fiscal years ended April 28, 1999 (Fiscal Year 1999) and April 29, 1998 (Fiscal Year 1998) and the balance sheet data as of May 3, 2000, April 28, 1999 and April 29, 1998 are derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, but not incorporated by reference in this prospectus.


     The unaudited income statement data for the six months ended October 30, 2002 and October 31, 2001 and the unaudited balance sheet data as of October 30, 2002 are derived from Heinz's unaudited condensed consolidated financial statements for the six months ended October 30, 2002 and October 31, 2001 included in Heinz's Quarterly Report on Form 10-Q for the six months ended October 30, 2002, which is incorporated herein by reference. The balance sheet data as of October 31, 2001 was derived from Heinz's unaudited condensed consolidated financial statements as of October 31, 2001, but not incorporated by reference in this prospectus. In the opinion of Heinz management, such unaudited income statement and balance sheet data include all adjustments, consisting of those of a normal and recurring nature, necessary for a fair statement of results of operations for those interim periods on a basis substantially consistent with that of the audited financial statements.


     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets and liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.



                                        Six Months Ended                             Fiscal Year ended
                                 -------------------------- -----------------------------------------------------------------
                                   October 30,  October 31,     May 1,      May 2,       May 3,      April 28,     April 29,
                                      2002          2001         2002        2001         2000         1999          1998
                                 ------------- ------------ ------------ ------------ ------------ ------------- ------------
                                                             (52 Weeks)   (52 Weeks)   (53 Weeks)   (52 Weeks)    (52 Weeks)
                                                           (In thousands, except per share amounts)
Sales............................$  4,772,431  $ 4,491,514  $ 9,431,000  $ 8,820,884  $ 8,939,416  $ 9,299,610   $ 9,209,284
Operating income.................     755,457      785,323    1,590,471      982,354    1,733,099    1,109,312     1,520,330
Interest expense.................     140,343      150,630      294,269      332,957      269,748      258,813       258,616
Net income.......................     312,065      408,715      833,889      478,012      890,553      474,341       801,566
Net income per share-diluted.....         .88         1.16         2.36         1.36         2.47         1.29          2.15
   Net income per share-basic....         .89         1.17         2.38         1.37         2.51         1.31          2.19
Short-term debt and current
   portion of long-term debt.....     692,386      526,237      702,645    1,870,834      176,575      904,207       339,626
Long-term debt, exclusive of
   current portion...............   4,781,933    5,115,456    4,642,968    3,014,853    3,935,826    2,472,206     2,768,277
Total assets.....................  10,763,634   10,455,150   10,278,354    9,035,150    8,850,657    8,053,634     8,023,421
Cash dividends per common
   share.........................      0.8100       0.7975       1.6075       1.5450       1.4450       1.3425        1.2350

     Sales for 2002, 2001 and 2000 reflect the Fiscal Year 2002 adoption of the new EITF guidelines relating to the classification of consideration from a vendor's products, including both customer and consumers. Amounts previously reported for fiscal years ended 2001 and 2000 were $9,430,422 and $9,407,949, respectively, and for the six months ended October 31, 2001 were $4,750,640. Sales for fiscal years 1999 and earlier have not been adjusted to reflect the new EITF reclassifications as it is impracticable to do so.


     In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives are not amortized but are subject to annual impairment tests in accordance with the new Statements. Other intangible assets continue to be amortized over their estimated useful lives.

     Heinz applied these new rules of accounting for goodwill and other intangible assets beginning in the first quarter of Fiscal Year 2003. The effects of adopting the new standards on net income for Fiscal Year 2002, Fiscal Year 2001 and Fiscal Year 2000 follows:

                                              Net Income                        Diluted EPS
                                    ------------------------------   ----------------------------
                                              Fiscal Year                       Fiscal Year
                                    ------------------------------   ----------------------------
                                      2002       2001       2000       2002       2001      2000
                                    --------   --------   --------   --------   -------   -------
Net income                          $833,889   $478,012   $890,553   $   2.36   $  1.36   $  2.47
Add: Goodwill amortization            53,775     44,902     41,021       0.16      0.13      0.12
Trademark amortization                 8,520      8,332      8,522       0.02      0.02      0.02
                                    --------   --------   --------   --------   -------   -------
Net income excluding goodwill and
trademark amortization              $896,184   $531,246   $940,096   $   2.54   $  1.51   $  2.61
                                    ========   ========   ========   ========   =======   =======


     The results for the six months ended October 30, 2002 include Del Monte transaction related costs and costs to reduce overhead of the remaining core businesses of $28.5 million pretax.

     The results for the six months ended October 31, 2001 include net restructuring charges and implementation costs of $16.2 million pretax for the Streamline initiative.


     The 2002 results include net restructuring and implementation costs of $17.9 million pretax for the Streamline initiative.

     The 2001 results include restructuring and implementation costs of $298.8 million pretax for the Streamline initiative, net restructuring and implementation costs of $288.5 million pretax for Operation Excel, a benefit of $93.2 million from tax planning and new tax legislation in Italy, a loss of $94.6 million pretax on the sale of The All American Gourmet business, attempted acquisition costs of $18.5 million pretax, a loss of $5.6 million pretax which represents Heinz's equity loss associated with The Hain Celestial Group's fourth quarter results which included charges for its merger with Celestial Seasonings and the after-tax impact of adopting SAB No. 101 and SFAS No. 133 of $16.9 million.

     The 2000 results include net restructuring and implementation costs of $392.7 million pretax for Operation Excel, a pretax contribution of $30.0 million to the H. J. Heinz Company Foundation, costs related to Heinz's Ecuador tuna processing facility of $20.0 million pretax, a gain of $464.6 million pretax on the sale of the Weight Watchers classroom business and a gain of $18.2 million pretax on the sale of an office building in the United Kingdom.

     The 1999 results include restructuring and implementation costs of $552.8 million pretax for Operation Excel and costs of $22.3 million pretax related to the implementation of Project Millennia, offset by the reversal of unutilized Project Millennia accruals for severance and exit costs of $25.7 million pretax and a gain of $5.7 million pretax on the sale of the bakery products units.

     Results recorded in 1998 include costs of $84.1 million pretax related to the implementation of Project Millennia, offset by the gain on the sale of the Ore-Ida frozen foodservice business, $96.6 million pretax.

         HEINZ SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


     The following table presents selected unaudited pro forma financial data of Heinz for the six months ended October 30, 2002 and October 31, 2001 and for Fiscal Year 2002, Fiscal Year 2001 and Fiscal Year 2000. Such pro forma financial statements adjust the historical statements to give pro forma effect of the following:

     o The transfer of certain assets and liabilities of Heinz's U.S. tuna, U.S. and Canadian pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses to SKF Foods.

     o The repayment of approximately $1.1 billion of debt with the cash Heinz received in connection with the transaction with a wholly-owned subsidiary of Del Monte.

     See Heinz's Management's Discussion and Analysis of Financial Condition and Results of Operations in its Quarterly Report on Form 10-Q for the six months ended October 30, 2002 for further discussion of the agreement between Heinz and Del Monte.

     The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred as of October 30, 2002. The unaudited pro forma consolidated statements of income have been prepared as if the transaction occurred as of the earliest periods presented. This information should be read in conjunction with Heinz's historical and pro forma financial statements and related notes included elsewhere in this prospectus.

                                                           Six Months Ended                Fiscal Year ended
                                                       ------------------------  -------------------------------------
                                                       October 30,   October 31,     May 1,      May 2,       May 3,
                                                           2001          2002         2001        2000         2002
                                                       -----------  -----------  -----------  -----------  -----------
                                                                                  (52 Weeks)   (52 Weeks)   (53 Weeks)
                                                                                (In thousands)
Sales................................................ $  3,938,484  $ 3,615,123  $ 7,614,036  $ 6,987,698  $ 6,892,807
Operating income.....................................      626,921      643,848    1,299,872      988,959    1,489,222
Interest expense.....................................      106,455      119,792      230,611      262,488      206,996
Net income from continuing operations................      245,097      334,075      675,181      548,650      780,145
Short-term debt and current portion of long-term debt      242,386
Long-term debt.......................................    4,161,933
Total shareholders' equity...........................    1,362,360
Total assets.........................................    8,863,642

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with the audited consolidated and combined financial statements and the notes to our audited consolidated and combined financial statements included elsewhere in this prospectus.


Overview


     Reorganization

     On the first day of Fiscal Year 2002 (May 3, 2001), Heinz reorganized the structure of its U.S. business as we describe in "Overview of Entity Structure, Reorganization and Financial Statement Presentation." The reorganization of our operations, treasury and trademark activities is summarized below.

     o Operations. All of the U.S. treasury and business operations, formerly conducted through eight subsidiaries and a division of Heinz were consolidated into Heinz LP. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the general partner of Heinz LP and holds a 1% interest. The limited partner interests in Heinz LP consist of "Class A" and "Class B" interests as described under "Overview of Entity Structure, Reorganization and Financial Statement Presentation--Reorganization--Heinz LP." Heinz owns all of the Class A interests. H. J. Heinz Finance Company owns all of the Class B interests.

     o Treasury. U.S. cash management and treasury activities were transferred to Heinz Finance. On the day of the reorganization, Heinz Finance assumed all of the then outstanding term debt obligations of Heinz in the amount of $2.57 billion and $258 million of the commercial paper obligations of Heinz. Since the reorganization, Heinz Finance has issued term debt and commercial paper in its own name as described under "--Liquidity and Financial Position." All of the debt of Heinz Finance is unconditionally guaranteed by Heinz and is included on the consolidated balance sheet of Heinz.

          On July 6, 2001, Heinz Finance issued $325 million of preferred stock to outside investors. The preferred shares are entitled to elect 25% of the directors of Heinz Finance and, if declared, are entitled to receive dividends at a rate of 6.226% per annum.


     o Trademarks. Substantially all of the trademarks used in the U.S. businesses (including "Heinz," "StarKist," "Ore-Ida," "Smart Ones," "9-Lives" and "Kibbles 'n Bits"), were owned by Promark International Inc., an indirect subsidiary of Heinz, and licensed to us.


   Financial Statement Presentation

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets, liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

     Heinz Finance's consolidated financial statements included the assets and liabilities, results of operations and cash flows of Heinz LP, as under the partnership agreement, Heinz Finance has the power to control the general partner through majority membership on Heinz LP's management board, and all other subsidiaries of Heinz Finance. In the Heinz Finance consolidated statements, the general partner and Class A interests in Heinz LP, that are held by Heinz, are reflected as minority interest.

     The financial statements and the related management's discussion and analysis of financial condition and results of operations included herein for periods ending on or before May 2, 2001 related to the U.S. businesses that were contributed to Heinz Finance on May 3, 2001. Results of these periods have been prepared using "carve-out" and "push-down" accounting methods. With respect to periods ending on or before May 2, 2001, the corporations and businesses described above are referred to as the "U.S. Group."

     Substantially all assets and liabilities of the U.S. Group which are included in the Fiscal Year 2001 "carve out" balance sheet, except finished goods inventories of approximately $407 million, which were retained by Heinz, were contributed to Heinz Finance. These retained inventories resulted in reduced sales in Fiscal Year 2002 when compared to Fiscal Years 2001 and 2000. The sales and operating results related to the retained inventories were recorded on the consolidated financial statements of Heinz.

   Segment Data


     In connection with the Merger, Heinz Finance has changed its segment reporting for its business to reflect changes in organizational structure and management. Heinz Finance is reporting and grouping the historical results of certain businesses under a new segment designated SKF Foods. SKF Foods consists of Heinz Finance's U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses. SKF Foods also includes the former U.S. Pet Products and Seafood segment. These businesses were separated from the remaining Heinz Finance businesses in preparation of their spin-off and subsequent merger with Del Monte Corporation, a subsidiary of Del Monte Foods Company. The remaining Heinz North America segment now includes the following businesses that were retained by Heinz Finance following the Del Monte transaction, including: ketchup, condiments and sauces sold to the grocery and foodservice channels in the U.S. Prior periods have been restated to conform with the current presentation. Please review the description of our business under "Business--General--Recent Developments."

     Descriptions of Heinz Finance's historical reportable segments are as follows:

     o Heinz North America- This segment manufactures, markets and sells ketchup, condiments and sauces to the U.S. grocery and foodservice channels.

     o SKF Foods- This segment includes the U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses.

     o U.S. Frozen- This segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers.


   Special Items

     Agreement between H. J. Heinz Company and Del Monte Foods Company


     On December 20, 2002, Heinz transferred to SKF Foods certain assets and liabilities of our U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which were owned by Heinz Finance, and distributed all of the shares of SKF Foods common stock on a pro rata basis to its shareholders. Immediately thereafter, SKF Foods merged with a wholly- owned subsidiary of Del Monte, resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte. In connection with the Merger, each share of SKF Foods common stock was automatically converted into .4466 shares of Del Monte common stock, resulting in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received from Heinz approximately $1.1 billion in cash that will be used to retire debt. See the Pro Forma Consolidated and Combined Financial Statements included in this prospectus.

     Included in the transaction were the following brands: StarKist, 9-Lives, Kibbles 'n Bits, Pup-Peroni, Snausages, Nawsomes, Heinz Nature's Goodness baby food and College Inn broths. The following is a summary of the Fiscal Year 2003 and Fiscal Year 2002 first half operating results of the spun off businesses. The significant increase in the revenue amounts between these two periods is a result of the finished goods inventories which were not contributed to Heinz Finance on May 3, 2001 as discussed previously in "--Overview--Financial Statement Presentation."

                                                 Six Months Ended
                                            --------------------------
                                             October 30,   October 31,
                                                 2002          2001
                                            ------------   -----------
Revenues....................................$   803,891    $  477,751
Operating income............................     70,988        62,446

     During the first six months of Fiscal Year 2003, Heinz Finance recognized transaction related costs totaling $1.9 million pretax. During the first six months of Fiscal Year 2003, Heinz Management Company recognized transaction related costs and costs to reduce overhead of the remaining core businesses totaling $9.8 million pretax. These costs were then charged to Heinz Finance through the management fee charged to Heinz Finance by Heinz Management Company for all salaried employee costs. Heinz Finance anticipates transaction related and restructuring costs of approximately $160 million after tax to be incurred in Fiscal Year 2003.


     Streamline

     In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of Heinz Finance's canned pet food production to Bloomsburg, Pennsylvania (which resulted in ceasing canned pet food production at Heinz Finance's Terminal Island, California facility).

     Pretax savings generated from Streamline were approximately $10 million in Fiscal Year 2002 and are projected to grow to an estimated $15 million a year beginning in Fiscal Year 2003. Non-cash savings are expected to be less than $3 million per year. The total cost of this initiative will be approximately $80 million.

     During the first quarter of Fiscal Year 2002, Heinz Finance recognized implementation costs totaling $1.2 million pretax. In the fourth quarter of Fiscal Year 2002, Heinz Finance recorded a benefit of $4.7 million pretax to reflect revisions in original cost estimates. This benefit was primarily the result of lower than expected contract exit costs associated with Heinz Finance's Terminal Island, California facility. Total Fiscal Year 2002 pretax charges of $1.1 million were classified as cost of products sold and a pretax benefit of $4.6 million is classified as selling, general and administrative expense ("SG&A"). In addition, HMC assumed $4.4 million of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During Fiscal Year 2001, Heinz Finance recognized restructuring charges and implementation costs totaling $84.7 million pretax. Pretax charges of $65.3 million were classified as cost of products sold and $19.4 million as SG&A. Implementation costs were recognized as incurred in Fiscal Year 2002 ($1.2 million pretax) and Fiscal Year 2001 ($11.8 million pretax) and consist of incremental costs directly related to the implementation of the Streamline initiative. These costs include idle facility costs, consulting fees, cost premiums related to production transfers and relocation costs.

     In Fiscal Year 2001, Heinz Finance ceased production of canned pet food in its Terminal Island, California facility. In Fiscal Year 2002, Heinz Finance continued and substantially completed its overhead reduction plan. These actions resulted in a net reduction of Heinz Finance's workforce of approximately 200 employees.

     Operation Excel

     In Fiscal Year 1999, Heinz announced a growth and restructuring initiative, named "Operation Excel." This initiative was a multi-year, multi-faceted program which established manufacturing centers of excellence, focused the product portfolio, realigned Heinz Finance's management teams and invested in growth initiatives.

     As part of Operation Excel, Heinz Finance established manufacturing centers of excellence that resulted in significant changes to Heinz Finance's manufacturing footprint. In addition, Heinz Finance focused its portfolio of product lines on six core food categories: ketchup, condiments and sauces; frozen foods; tuna; soup, beans and pasta meals; infant foods; and pet products. A consequence of this focus on the core categories was the sale of two smaller businesses, which had combined annual revenues of approximately $15 million.

     A major element of Operation Excel was the realignment of Heinz Finance's management teams to provide processing and product expertise. Growth initiatives included relaunching many of our core brands and additional investments in marketing and pricing programs for our core businesses, particularly in ketchup, condiments and sauces, frozen foods, infant foods and tuna.

     The pretax savings generated from Operation Excel initiatives were approximately $40 million in Fiscal Year 2000, $70 million in Fiscal Year 2001 and $85 million in Fiscal Year 2002 and are projected to grow to approximately $95 million in Fiscal Year 2003 and thereafter.

     Heinz Finance substantially completed Operation Excel. During Fiscal Year 2002, HMC assumed $11.1 million of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During Fiscal Year 2001, Heinz Finance recognized restructuring charges of $44.8 million pretax. These charges were associated with exiting Heinz Finance's can making operations, which were sold during Fiscal Year 2001, and higher than originally expected severance costs associated with creating the single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania. This charge was recorded in cost of products sold ($36.3 million) and SG&A ($8.5 million). This charge was offset by reversals of unutilized Operation Excel accruals and asset write-downs of $21.0 million pretax. These reversals were recorded in cost of products sold ($8.2 million) and SG&A ($12.7 million) and were primarily the result of revisions in estimates of fair values of assets which were disposed of as part of Operation Excel and Heinz Finance's decision not to exit certain warehouses due to higher than expected volume growth. Implementation costs of $149.5 million pretax were also recognized in Fiscal Year 2001. These costs were classified as costs of products sold ($62.2 million) and SG&A ($87.3 million).

     During Fiscal Year 2000, Heinz Finance recognized restructuring charges of $95.3 million pretax. Pretax charges of $53.5 million were classified as cost of products sold and $41.8 million as SG&A. Also during Fiscal Year 2000, Heinz Finance recorded a reversal of $16.4 million pretax in cost of products sold of Fiscal Year 1999 restructuring accruals and asset write-downs, primarily for the closure of the West Chester, Pennsylvania facility, which remains in operation as a result of the sale of the Bloomsburg frozen pasta facility in Fiscal Year 2000. Implementation costs of $96.9 million pretax were classified as cost of products sold ($33.7 million) and SG&A ($63.2 million).

     During Fiscal Year 1999, Heinz Finance recognized restructuring charges and implementation costs totaling $156.1 million pretax. Pretax charges of $94.3 million were classified as cost of products sold and $61.8 million as SG&A.

     Implementation costs were recognized as incurred and consisted of incremental costs directly related to the implementation of Operation Excel, including consulting fees, employee training and relocation costs, unaccruable severance costs associated with terminated employees, equipment relocation costs and commissioning costs.

     Heinz Finance has closed or exited all of the five factories that were scheduled for closure. In addition, Heinz Finance also exited its can making operations. Operation Excel impacted approximately 1,700 employees with a net reduction in the workforce of approximately 1,400 after expansion of certain facilities. The exit of Heinz Finance's can making operations resulted in a reduction of the workforce of approximately 500 employees. During Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, Heinz Finance's workforce had a net reduction of approximately 700 employees, 500 employees and 200 employees, respectively.

   Acquisitions and Divestitures

     The following acquisitions were made by Heinz Finance or its predecessor:

     Fiscal Year 2002

     o Borden Food Corporation's pasta sauce, dry bouillon and soup businesses - In this transaction, we acquired such brands as Classico pasta sauces, Aunt Millie's pasta sauce, Mrs. Grass Recipe soups and Wyler's bouillons and soups.

     o Anchor Food Products branded retail business - In this transaction, we acquired the Popper's brand of retail appetizer lines and licensing rights to the T.G.I.. Friday's brand of frozen snacks and appetizers.

     o Delimex Holdings, Inc. - Delimex is a producer of frozen taquitos, tightly rolled fried corn and flour tortillas with fillings such as beef, chicken or cheese. Delimex also makes quesadillas, tamales and rice bowls.

     o    Heinz Finance also made other smaller acquisitions.

     Fiscal Year 2001

     o Cornucopia, Inc. and Central Commissary - Two privately held U.S. foodservice companies which make and market refrigerated and frozen reciped food products.

     o IDF Holdings, Inc., the parent of International DiverseFoods Inc. - A manufacturer of customized dressings, sauces, mixes and condiments for restaurant chains and foodservice distributors.

     o Alden Merrell Corporation - A manufacturer of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors.

     o Additional investment in The Hain Celestial Group, Inc. ("Hain") restoring our ownership interest to approximately 19.5% of the outstanding stock.

     Fiscal Year 2000

     o Quality Chef Foods - A manufacturer of frozen heat-and-serve soups, entrees and sauces.

     o    Yoshida - A line of Asian sauces marketed in the U.S.

     o    Thermo Pac, Inc. - A U.S. provider of single-serve condiments.

     o A strategic alliance with and investment in Hain for the global production and marketing of natural and organic foods and soy-based beverages.

     During Fiscal Year 2001, the U.S. Group divested the All American Gourmet business and its Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees.

Results of Operations


     During the fourth quarter of Fiscal Year 2002, Heinz Finance adopted EITF statements relating to the classification of vendor consideration and certain sales incentives. The adoption of these EITF statements has no impact on operating income or net income; however, revenues were reduced by approximately $161 million for the six months ended October 31, 2001, $437 million in Fiscal Year 2002, $388 million in Fiscal Year 2001 and $320 million in Fiscal Year 2000. Prior period data has been reclassified to conform with current year presentation.

   Six Months Ended October 30, 2002 versus Six Months Ended October 31, 2001


     Sales


     For the six months ended October 30, 2002, sales increased $697.7 million, or 43.1%, to $2.31 billion from $1.62 billion last year. Sales were favorably impacted by acquisitions (6.8%) and pricing (0.1%). The favorable impact of acquisitions is primarily related to the prior year acquisitions in the Heinz North America and U.S. Frozen segments. Sales were also positively impacted by favorable volumes of 36.5%. This volume increase is a result of the finished goods inventories which were not contributed to Heinz Finance on May 3, 2001 ($636.5 million) partially offset by unfavorable volumes driven by the current year strategic shift from trade promotional spending to consumer focused promotional and marketing programs. This strategic shift has caused a realignment of promotional timing. Divestitures reduced sales by 0.3%.

     Sales of the Heinz North America segment increased $204.0 million, or 27.5%. Acquisitions, net of divestitures, increased sales 4.0%, due primarily to the prior year acquisitions of Classico and Aunt Millie's pasta sauce, Mrs. Grass Recipe soups, Wyler's bouillons and soups and Dianne's Gourmet Desserts. Higher pricing increased sales 1.6% due mainly to ketchup, portion control and frozen soup. Sales volume increased 22.0%, due to the finished goods inventories which were retained by Heinz and volume increases in foodservice ketchup and specialty sauces partially offset by decreases in retail ketchup and frozen soup. Retail ketchup is being impacted by the ongoing trade efforts to reduce inventory levels as well as by the current year strategic shift from trade promotional spending to consumer focused promotional and marketing programs, mainly during the first quarter.

     Sales of the SKF Foods segment increased $326.1 million, or 68.3%. Sales volume increased 70.5% primarily due to the finished goods inventories which were retained by Heinz and volume increases in tuna, driven by pouch, partially offset by volume declines in pet products and infant feeding. Reduced volume in pet products largely reflects planned reductions in low margin private label products, timing of promotional activities and reductions in trade inventories. Lower pricing decreased sales 2.3%, primarily in tuna and infant feeding partially offset by price increases in pet products.

     U.S. Frozen's sales increased $167.5 million, or 42.0%. Acquisitions, net of divestures, increased sales 19.0%, due primarily to the prior year acquisitions of Delimex frozen Mexican foods, Anchor's Poppers retail frozen appetizers and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers. Higher pricing increased sales 0.2%, primarily due to SmartOnes frozen entrees and appetizers and a reduction in trade promotions primarily related to the launch of Hot Bites in the prior year. This was partially offset by increased trade promotions related SmartOnes frozen entrees. Sales volume increased 22.9% driven by the finished goods inventories which were retained by Heinz and SmartOnes frozen entrees partially offset by declines in Hot Bites, Boston Market HomeStyle sides and frozen potatoes. These volume declines are partially attributed to the rationalization of the Hot Bites product lines with increased focus on the base Bagel Bites business.

     Gross profit

     Gross profit increased $215.5 million, or 37.9%, to $784.1 million from $568.6 million; however, the gross profit margin decreased to 33.9% from 35.2%. The increase in gross profit primarily related to the finished goods inventories which were retained by Heinz. The decrease in profit margin is primarily related to the Heinz North America and SKF Foods segments.

     Heinz North America's gross profit increased $61.6 million, or 22.2%; however, the gross profit margin decreased to 36.0% from 37.5%. The increase in gross profit is due primarily the finished goods inventories which were retained by Heinz, acquisitions and reduced amortization expense on intangible assets with indefinite lives. The gross margin decreased due primarily to unfavorable sales mix and higher manufacturing costs.

     SKF Food's gross profit increased $74.2 million, or 49.4%; however, the gross profit margin decreased to 27.9% from 31.5%. The gross profit increase is primarily due to the finished goods inventories which were retained by Heinz. The decrease in gross profit margin is due primarily to lower tuna pricing and higher tuna and soup costs, as well as, lower volume of pet snacks.

     U.S. Frozen's gross profit increased $81.5 million or 58.7% and the gross profit margin increased to 38.9% from 34.8%. The increase in gross profit is primarily due to the finished goods inventories which were retained by Heinz, acquisitions and reduced manufacturing costs.


     SG&A


     SG&A increased $161.8 million, or 67.4%, to $401.8 million and increased as a percentage of sales to 17.4% from 14.8%. The increase is primarily driven by the increase in sales, increased marketing spend and increased General and Administrative (G&A) expenses in the Heinz North America segment.


     Operating income


     Operating income increased $26.4 million, or 10.2%, to $283.7 million from $257.3 million and decreased as a percentage of sales to 12.3% from 15.9% primarily related to the change in gross profit and SG&A discussed above and a $27.3 million increase in royalty expense to related parties resulting from the finished goods inventories retained by Heinz.

     Heinz North America's operating income decreased $6.3 million, or 4.8%, to $124.7 million from $131.0 million, due primarily to increased marketing, higher G&A expense and higher royalty expense to related parties resulting from the finished goods inventories retained by Heinz partially offset by the change in gross profit and acquisitions.

     SKF Food's operating income increased $8.5 million, or 13.7%, to $71.0 million from $62.4 million, due primarily to the change in gross profit and reductions in Selling and Distribution (S&D) expenses and G&A partially offset by increased marketing expenses and higher royalty expense to related parties resulting from the finished goods inventories retained by Heinz.

     U.S. Frozen's operating income increased $25.7 million, or 40.5%, to $89.2 million due primarily to the change in gross profit partially offset by higher royalty expense to related parties resulting from the finished goods inventories retained by Heinz, increased marketing and increased S&D.


     Other items


     Net interest expense increased $4.5 million to $88.6 million, driven primarily by increased short-term debt balances to related parties partially offset by lower interest rates over the past year. A currency loss of $23.6 million in the current year and $1.3 million in the prior year was recognized primarily related to the mark-to-market adjustment on Euro-denominated long-term debt. Other expense increased $0.8 million to $8.7 million. The effective tax rate for the six months ended October 30, 2002 was 6.0% compared to 8.0% last year. This decrease is primarily a result of the elimination of goodwill amortization due to the adoption of SFAS No. 142 in the current period and the increased minority interest in Heinz LP balance in the current period, which is nontaxable.

     Net income decreased $8.4 million to $23.5 million from $31.9 million last year.


   Fiscal Year 2002 versus Fiscal Year 2001

     Sales

     Sales for Fiscal Year 2002 decreased $359.2 million, or 7.9%, to $4.19 billion from $4.55 billion in Fiscal Year 2001. Acquisitions increased sales by $511.9 million, or 11.2%. Offsetting this improvement were decreases from lower pricing of $78.8 million, or 1.7%, divestitures of $100.3 million, or 2.2%, and volume decreases of $691.9 million, or 15.2%. The majority of the volume decrease ($666.2 million) is a result of the finished goods inventories which were not contributed to Heinz Finance as previously discussed.

     The favorable impact of acquisitions is primarily related to Classico and Aunt Millie's pasta sauces, Mrs. Grass Recipe soups and Wyler's bouillons and soups in the North American segment, and Delimex frozen Mexican foods, Anchor's Poppers retail frozen appetizers and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers in the U.S. Frozen segment.


     Sales in the Heinz North America segment decreased $68.4 million, or 3.7%. Acquisitions, net of divestitures, increased sales 12.8%. Lower pricing decreased sales 3.6%, primarily related to increased marketing spend across all major brands and to foodservice ketchup. Sales volume decreased 13.0%, primarily due to the finished goods inventories which were not contributed to Heinz Finance as well as decreases in the foodservice business and steak sauces, partially offset by volume increases in grilling sauces.

     Sales in the SKF Foods segment decreased $386.7 million, or 22.2%. Unfavorable pricing decreased sales 0.2%, primarily in pet food and pet snacks, partially offset by higher pricing of tuna. Sales volume decreased 21.7%, primarily due to the finished goods inventories which were not contributed to Heinz Finance, as well as decreases in pet food and infant feeding, partially offset by volume increases in pet snacks, tuna and soups. Divestitures decreased sales 0.3%.


     U.S. Frozen's sales increased $95.9 million, or 9.9%. Acquisitions increased sales 26.5%. Sales volume decreased 7.7% due primarily to the finished goods inventories which were not contributed to Heinz Finance as well as decreases in frozen potatoes partially offset by volume increases in Smart Ones frozen entrees, Boston Market HomeStyle Meals and Bagel Bites snacks. Lower pricing decreased sales 1.0%, primarily due to increased marketing spend across all major brands and lower pricing in Boston Market HomeStyle Meals, partially offset by higher pricing of Smart Ones frozen entrees and frozen potatoes. Divestitures reduced sales by 7.9% due to the sale of Budget Gourmet.

     Special Items

     Fiscal Year 2002's results were positively impacted by a net Streamline restructuring and implementation benefit totaling $3.6 million pretax. Pretax charges of $1.1 million were classified as cost of products sold and a pretax benefit of $4.6 million is classified as SG&A. Fiscal Year 2001's results were negatively impacted by special items which net to $251.0 million after-tax.

     The following tables provide a comparison of Heinz Finance's reported results and the results excluding special items for Fiscal Year 2002 and Fiscal Year 2001.

                                                              Fiscal Year (52 Weeks) Ended May 1, 2002
                                                              -----------------------------------------
                                                                           Gross    Operating    Net
                                                              Net Sales   Profit      Income    Income
(Dollars in millions)                                         ---------  ---------  ---------  --------
Reported results                                              $ 4,191.2  $ 1,446.9  $   616.8  $   73.7
Revisions to restructuring accruals and asset write-downs-
   Fourth Quarter 2002.......................................         -          -       (4.7)     (4.1)
Streamline implementation costs..............................         -        1.1        1.2       1.0
                                                              ---------  ---------  ---------  --------
Results excluding special items.............................. $ 4,191.2  $ 1,448.0  $   613.2  $   70.6
                                                              =========  =========  =========  ========

                                                              Fiscal Year (52 Weeks) Ended May 2, 2001
                                                              -----------------------------------------
                                                                           Gross    Operating    Net
                                                              Net Sales   Profit      Income    Income
(Dollars in millions)                                         ---------  ---------  ---------  --------
Reported results............................................. $ 4,550.4  $ 1,465.1  $   438.1  $  312.1*
   Operation Excel restructuring.............................         -       36.3       44.8      28.0
   Operation Excel implementation costs......................         -       62.2      149.5      94.4
   Operation Excel reversal..................................         -       (8.2)     (21.0)    (13.3)
   Streamline restructuring..................................         -       58.2       72.9      45.9
   Streamline implementation costs...........................         -        7.1       11.8       9.3
   Loss on the sale of The All American Gourmet..............         -          -       94.6      66.2
   Equity loss on investment of Hain.........................         -          -          -       3.5
   Acquisition costs.........................................         -          -       18.5      11.7
                                                              ---------  ---------  ---------  --------
Results excluding special items.............................. $ 4,550.4  $ 1,620.7  $   809.2  $  557.9
                                                              =========  =========  =========  ========

   *Before cumulative effect of accounting changes
   (Note: Totals may not add due to rounding.)

     Gross Profit

     Gross profit decreased $18.2 million, or 1.2%, to $1.45 billion from $1.47 billion, and the gross profit margin increased to 34.5% from 32.2%. Gross profit across all of our segments was unfavorably impacted as a result of the retention of finished goods inventories by Heinz as discussed above. Excluding the special items identified above, gross profit decreased $172.7 million, or 10.7%, to $1.45 billion from $1.62 billion, and the gross profit margin decreased to 34.5% from 35.6%.


     Excluding special items noted above, gross profit for the Heinz North America segment decreased $76.1 million, or 10.4%, due primarily to inventories retained by Heinz, lower pricing and a decrease in the foodservice business partially offset by the favorable impact of acquisitions. Excluding special items noted above, the SKF Foods segment's gross profit decreased $131.5 million, or 24.5%, primarily due to the inventories retained by Heinz, price decreases in pet food and pet snacks, increased ingredient and manufacturing costs and a shift to less profitable, larger-size products. Pet food ingredient costs also increased as a result of reformulating recipes to improve palatability. Excluding special items noted above, U.S. Frozen's gross profit increased $36.1 million, or 10.2%, due primarily to acquisitions partially offset by retained inventories by Heinz.

     SG&A


     SG&A decreased $247.0 million, or 27.5%, to $650.9 million from $898.0 million and decreased as a percentage of sales to 15.5% from 19.7%. Excluding the special items noted above, SG&A decreased $26.7 million, or 3.9%, to $655.7 million from $682.4 million and increased as a percentage of sales to 15.6% from 15.0%. This decrease is primarily attributable to the finished goods inventories which were retained by Heinz partially offset by acquisitions and increased selling and distribution costs.

     Operating Income

     Operating income increased $178.7 million, or 40.8%, to $616.8 million from $438.1 million and increased as a percentage of sales to 14.7% from 9.6%. Excluding the special items noted above, operating income decreased $196.0 million, or 24.2%, to $613.2 million from $809.2 million and decreased as a percentage of sales to 14.6% from 17.8%.


     The Heinz North America segment's operating income decreased $120.5 million, or 28.3%, to $305.1 million from $425.6 million. Excluding the special items noted above, operating income decreased $169.2 million or 35.8%, to $304.0 million to $473.2 million, due primarily to the decrease in gross profit discussed above and higher selling and distribution costs, partially offset by the favorable impact of acquisitions.

     The SKF Foods segment's operating income increased $158.1 million to $148.9 million from a loss of $9.2 million. Excluding the special items noted above, operating income decreased $49.9 million, or 25.4% to $146.5 million from $196.4 million, due to the decrease in gross profit.


     The U.S. Frozen segment's operating income increased $142.2 million to $165.5 million from $23.3 million. Excluding the special items noted above, operating income increased $24.3 million, or 17.2%, to $165.5 million from $141.2 million as the favorable impact of acquisitions was partially offset by the impact of retained inventories and increased selling and distribution costs and the divestiture of Budget Gourmet.

     Other Items

     Interest expense increased $196.3 million to $206.6 million from $10.3 million last year, due primarily to the assumption of approximately $2.9 billion of Heinz's outstanding U.S. debt by Heinz Finance on May 3, 2001 as well as increased borrowings partially offset by lower interest rates. Interest income decreased $74.8 million to $36.2 million from $111.0 million last year due primarily to the exchange of related party notes receivable for $1.9 billion of non-voting 6.5% cumulative participating preferred stock of PM Holding during the fourth quarter of Fiscal Year 2001. This decrease was offset by an increase due to Heinz Finance's new short-term notes receivables with related parties. Other expense decreased $9.9 million to $11.4 million from $21.3 million primarily related to a reduction in accounts receivable factoring discount expense partially offset by increased amortization of debt issuance costs.

     The effective tax rate for Fiscal Year 2002 was 8.2% compared to 39.7% last year. Excluding the special items identified above, the effective tax rate was 8.1% for Fiscal Year 2002 compared to 37.6% last year. This decrease is primarily the result of Heinz Finance's nontaxable minority interest in Heinz LP in Fiscal Year 2002.

     Net Income

     Net income decreased $233.2 million to $73.7 million from $306.9 million last year. The majority of this decrease is due to the minority interest in Heinz LP. In Fiscal Year 2001, Heinz Finance changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements" (see Note 2 to the Consolidated and Combined Financial Statements). The cumulative effect of adopting SAB No. 101 was $4.8 million in Fiscal Year 2001. Excluding the special items noted above and the prescribed accounting change, net income decreased 87.3% to $70.6 million from $557.9 million last year.

   Fiscal Year 2001 versus Fiscal Year 2000

     Sales

     Sales for Fiscal Year 2001 increased $81.1 million, or 1.8%, to $4.55 billion from $4.47 billion in Fiscal Year 2000. Volume increased sales by $126.3 million, or 2.8%, and acquisitions increased sales by $109.8 million, or

2.5%. Divestitures reduced sales by $45.7 million, or 1.0% and lower pricing reduced sales by $109.3 million, or 2.4%.


     Sales of the Heinz North America segment increased $192.9 million, or 11.7%. Sales volume increased 6.2%, due to increases in ketchup, condiments and sauces and foodservice. Acquisitions, net of divestitures, increased sales 6.0%. Slightly lower pricing decreased sales 0.4%.

     Sales of the SKF Foods segment decreased $198.7 million, or 10.2%. Lower pricing decreased sales 6.1%, primarily in light meat tuna, dry dog food and cat snacks. Sales volume decreased 3.4%, primarily in tuna and canned pet food partially offset by increases in gravy and canned soups. Divestitures decreased sales 0.8%.

     The U.S. Frozen segment's sales increased $86.9 million, or 9.8%. Sales volume increased 10.1%, driven by Smart Ones frozen entrees, Boston Market HomeStyle Meals, Bagel Bites snacks and frozen potatoes, partially offset by a decrease in The Budget Gourmet line of frozen entrees and frozen pasta. Higher pricing increased sales by 1.8% driven by Smart Ones frozen entrees and frozen potatoes, partially offset by increased promotions. Divestitures reduced sales 2.1% mainly due to the sale of The All American Gourmet business and its Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees.


     Special Items

     Fiscal Year 2001 was impacted by a number of special items which are summarized in the tables below. These include Operation Excel implementation costs of $149.5 million pretax, additional Operation Excel restructuring charges of $44.8 million pretax and reversals of $21.0 million pretax of restructuring accruals and asset write-downs. Fiscal Year 2001 results also include Streamline restructuring charges of $72.9 million pretax and related implementation costs of $11.8 million pretax. During the fourth quarter of Fiscal Year 2001, the U.S. Group completed the sale of The All American Gourmet business that resulted in a pretax loss of $94.6 million. The Fiscal Year 2001 results also include pretax costs of $18.5 million related to attempted acquisitions and a loss of $5.6 million pretax which represents the U.S. Group's equity loss associated with Hain's fourth quarter results which include charges for its merger with Celestial Seasonings.

     Fiscal Year 2000 results include Operation Excel restructuring charges of $95.3 million pretax, Operation Excel implementation costs of $96.9 million pretax, and reversals of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs.

     The following tables provide a comparison of the U.S. Group's reported results and the results excluding special items for Fiscal Year 2001 and Fiscal Year 2000.

                                                              Fiscal Year (52 Weeks) Ended May 2, 2001
                                                              -----------------------------------------
                                                                           Gross    Operating    Net
                                                              Net Sales   Profit      Income    Income
(Dollars in millions)                                         ---------  ---------  ---------  --------
Reported results............................................  $ 4,550.4  $ 1,465.1  $   438.1  $  312.1*
   Operation Excel restructuring............................          -       36.3       44.8      28.0
   Operation Excel implementation costs.....................          -       62.2      149.5      94.4
   Operation Excel reversal.................................          -       (8.2)     (21.0)    (13.3)
   Streamline restructuring.................................          -       58.2       72.9      45.9
   Streamline implementation costs..........................          -        7.1       11.8       9.3
   Loss on the sale of The All American Gourmet.............          -          -       94.6      66.2
   Equity loss on investment in Hain........................          -          -          -       3.5
   Acquisition costs........................................          -          -       18.5      11.7
                                                              ---------  ---------  ---------  --------
Results excluding special items.............................  $ 4,550.4  $ 1,620.7  $   809.2  $  557.9
                                                              =========  =========  =========  ========

   * Before cumulative effect of accounting changes

                                                              Fiscal Year (52 Weeks) Ended May 3, 2000
                                                              -----------------------------------------
                                                                           Gross    Operating    Net
                                                              Net Sales   Profit      Income    Income
(Dollars in millions)                                         ---------  ---------  ---------  --------
Reported results............................................  $ 4,469.3  $ 1,455.8  $   609.3  $  448.3
   Operation Excel restructuring............................          -       53.4       95.3      61.5
   Operation Excel implementation costs.....................          -       33.7       96.9      61.0
   Operation Excel reversal.................................          -      (16.4)     (16.4)    (11.8)
                                                              ---------  ---------  ---------  --------
Results excluding special items.............................  $ 4,469.3  $ 1,526.5  $   785.1  $  559.0
                                                              =========  =========  =========  ========

     (Note:  Totals may not add due to rounding.)

     Gross Profit

     Gross profit increased $9.4 million, or 0.6%, to $1.47 billion from $1.46 billion in Fiscal Year 2000. The gross profit margin decreased to 32.2% from 32.6%. Excluding the special items identified above, gross profit increased $94.2 million, or 6.2%, to $1.62 billion from $1.53 billion and the gross profit margin increased to 35.6% from 34.2%. Gross profit across all major segments, was favorably impacted by savings from Operation Excel.


     Excluding special items noted above, gross profit for the Heinz North America segment increased $93.3 million, or 14.6%, due primarily to acquisitions and increased sales volume of ketchup partially offset by higher energy costs. Excluding special items noted above, the SKF Foods segment's gross profit decreased $27.2 million, or 4.8%, primarily due to increased promotions and lower volume of tuna and canned pet food. Excluding special items noted above, the U.S. Frozen segment's gross profit increased $28.1 million, or 8.6%, due to increased sales volume mainly attributable to Boston Market HomeStyle Meals and higher selling prices, partially offset by higher energy costs and increased promotions.


     SG&A

     SG&A increased $145.9 million to $898.0 million from $752.1 million and increased as a percentage of sales to 19.7% from 16.8%. Excluding the special items identified above, SG&A increased $35.3 million to $682.4 million from $647.0 million and increased as a percentage of sales to 15.0% from 14.5%. Selling and distribution expenses increased $66.0 million to $387.3 million from $321.2 million, or 20.6%, primarily due to acquisitions and increased fuel costs. Marketing decreased $4.7 million, or 3.3%.

     Operating Income

     Operating income decreased $171.3 million, or 28.1%, to $438.1 million from $609.3 million in Fiscal Year 2000. Excluding the special items identified above, operating income increased $24.1 million, or 3.1%, to $809.2 million from $785.1 million in Fiscal Year 2000. Operating income, across all major segments, was favorably impacted by savings from Operation Excel.


     The Heinz North America segment's operating income increased $19.8 million to $425.6 million from $405.8 million in Fiscal Year 2000. Excluding the special items noted above, operating income increased $27.3 million, or 6.1%, to $473.2 million from $445.9 million in Fiscal Year 2000 due to the strong performance of ketchup, condiments and sauces, and the acquisitions of Quality Chef, Yoshida and IDF Holding, Inc., partially offset by higher energy costs.

     The SKF Foods segment's operating income decreased $116.6 million to a loss of $9.2 million from income of $107.4 million in Fiscal Year 2000. Excluding the special items noted above, operating income decreased $19.4 million, or 9.0%, to $196.4 million from $215.8 million due to lower tuna and canned pet food sales volumes, a significant decrease in the selling price of tuna and higher energy costs, partially offset by the strong performance of pet snacks.

     The U.S. Frozen segment's operating income decreased $73.6 million to $23.3 million from $96.9 million in Fiscal Year 2000. Excluding the special items noted above, operating income increased $17.1 million, or 13.7%, to $141.2 million from $124.1 million in Fiscal Year 2000. This increase is attributable to increased sales of Smart Ones frozen entrees, Boston Market frozen meals and Bagel Bites snacks, partially offset by marketing spending behind the national rollouts of Boston Market products, the new Ore-Ida potato packaging and higher energy costs.


     Other Items

     Other income, net totaled $79.4 million compared to $91.2 million in Fiscal Year 2000 primarily due to a reduction in interest income from the transfer of notes receivable with related parties from the U.S. Group to PM Holdings, Inc. The effective tax rate for Fiscal Year 2001 was 39.7% compared to 36.0% in Fiscal Year 2000. The current year rate is negatively impacted by a lower tax basis in dispositions. Excluding the special items identified in the tables above, the effective tax rate was 37.6% for Fiscal Year 2001 compared to 36.2% in Fiscal Year 2000.

     Net Income

     Net income decreased $141.4 million to $306.9 million from $448.3 million in Fiscal Year 2000. In Fiscal Year 2001, the U.S. Group changed its method of accounting for revenue recognition in accordance with SAB No. 101, "Revenue Recognition in Financial Statements." See Note 2 to the Consolidated and Combined Financial Statements included in this prospectus. The cumulative effect of adopting SAB No. 101 was $4.8 million. Excluding the special items noted above and the prescribed accounting change, net income decreased 0.2% to $557.9 million from $559.0 million in Fiscal Year 2000.

Liquidity and Financial Position

     Cash flows from operating activities


     Operating activities for the six months ended October 30, 2002 provided cash of $479.3 million compared to using cash of $133.1 million in the same period last year. The increase is primarily due to decreased trade receivables and the building of inventory levels in the first six months of Fiscal Year 2002 as a result of all finished goods inventories of the U.S. Group being retained by Heinz on May 3, 2001.


     Operating activities required cash of $32.9 million in Fiscal Year 2002, compared to providing cash of $77.5 million in Fiscal Year 2001. The decrease in Fiscal Year 2002 versus Fiscal Year 2001 is primarily due to Heinz Finance's build of inventory levels in Fiscal Year 2002 as a result of all finished goods inventories of the U.S. Group being retained by Heinz on May 3, 2001 as well as the termination of Heinz Finance's accounts receivable factoring contract with Receivables Servicing Company, a fully consolidated Heinz affiliate, in Fiscal Year 2002.

     Cash flows from investing activities


     Cash used for investing activities for the six months ended October 30, 2002 was $23.4 million compared to $830.3 million in the same period last year. There were no acquisitions in the current six months and acquisitions in the prior year required $781.3 million, primarily related to the purchase of Borden Food Corporation's pasta sauce and dry bouillon and soup businesses, Delimex Holdings, Inc. and Anchor Food Products branded retail business which includes the retail licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers. Capital expenditures in the current six months required $32.0 million compared to $37.0 million last year. Heinz Finance had no material commitments for capital expenditures as of October 30, 2002.

     Cash used for investing activities was $874.8 million in Fiscal Year 2002 compared to $232.0 million in Fiscal Year 2001. Acquisitions in the current year required $809.4 million, due primarily to the purchase of Borden Food Corporation's pasta sauce and dry bouillon and soup businesses, Delimex Holdings, Inc. and Anchor Food Products branded retail business and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers. Acquisitions in the prior year required $229.9 million, due primarily to International DiverseFoods Inc., Alden Merrell Corporation and two privately held U.S. foodservice companies, Cornucopia Inc. and Central Commissary.

(See Note 3 to the Consolidated and Combined Financial Statements.) Also, during the prior year, Heinz Finance exercised its preemptive right to purchase additional equity in Hain for $79.7 million to restore Heinz Finance's investment level to approximately 19.5% of the outstanding stock of Hain. Divestitures provided $96.5 million in Fiscal Year 2001 from the sale of The All American Gourmet business and can making assets.


     Capital expenditures totaled $77.2 million in Fiscal Year 2002 compared to $183.5 million in Fiscal Year 2001. The decrease is attributable to a reduction in Operation Excel-related capital expenditures. In Fiscal Year 2003, Heinz Finance expects capital expenditures to be consistent with Fiscal Year 2002. Proceeds from disposals of property, plant and equipment were $3.3 million in Fiscal Year 2002 compared to $165.5 million in Fiscal Year 2001. The prior year was primarily due to the sale of equipment that was then utilized under operating lease arrangements.

     Cash flows from financing activities


     Financing activities for the six months ended October 30, 2002 used $405.3 million compared to providing $966.0 million in the same period in the prior year. There were no proceeds from long-term debt in the current six months and proceeds from long-term debt were $751.1 million last year. Payments on long-term debt required $1.7 million in the current six months compared to $9.2 million last year. Net payments on commercial paper and short- term borrowings required $330.6 million compared to $95.8 million last year. In addition, $325.0 million was provided during the six months ended October 31, 2001 by the issuance of Preferred Stock. Dividend payments to preferred shareholders totaled $10.1 million in the current six months compared to $5.6 million for the same period last year. In addition, distributions to Class A partners were $64.8 million in the current six months.

     In Fiscal Year 2002, financing activities provided $904.5 million compared to $152.6 million in the prior year. Proceeds from long-term debt were $1.99 billion in Fiscal Year 2002. Payments on long-term debt required $309.9 million in Fiscal Year 2002 compared to $12.2 million in Fiscal Year 2001. Net payments on commercial paper and short-term borrowings required $957.7 million in Fiscal Year 2002. In addition, $325.0 million was provided during Fiscal Year 2002 via the issuance of preferred stock, (see below). Dividend payments to preferred shareholders totaled $15.7 million compared to dividend payments to Heinz of $350.6 million last year.


     Cash requirements of Project Streamline and Operation Excel


     In the first six months of Fiscal Year 2003, the cash requirements of Streamline were $1.0 million, relating to severance costs.


     In Fiscal Year 2002, the cash requirements of Streamline were $16.5 million, consisting of spending for severance and exit costs ($12.9 million), capital expenditures ($2.5 million) and implementation costs ($1.2 million). In Fiscal Year 2001, the cash requirements of Streamline were $14.3 million, consisting of spending for severance and exit costs ($2.3 million), capital expenditures ($0.3 million) and implementation costs ($11.8 million). In Fiscal Year 2001, the cash requirements of Operation Excel were $231.9 million, consisting of spending for severance and exit costs ($21.6 million), capital expenditures ($60.8 million) and implementation costs ($149.5 million). In Fiscal Year 2000, the cash requirements of Operation Excel were $199.9 million, consisting of spending for severance and exit costs ($20.3 million), capital expenditures ($82.7 million) and implementation costs ($96.9 million).

     In Fiscal Year 2003, Heinz Finance expects the cash requirements of Streamline to be approximately $4.4 million, consisting of severance and exit costs (all of the $4.4 million accrued as of May 1, 2002). Heinz Finance financed the cash requirements of these programs through operations, proceeds from the sale of non-strategic assets and with short-term and long-term borrowings from Heinz. The cash requirements of these programs have not had and are not expected to have a material adverse impact on Heinz Finance's liquidity or financial position.

   Other Financial and Liquidity Matters

     Pretax return on average invested capital ("ROIC") was 15.6% in Fiscal Year 2002, 9.3% in Fiscal Year 2001 and 14.5% in Fiscal Year 2000. Excluding the special items identified above, ROIC was 15.6% in Fiscal Year 2002, 17.7% in Fiscal Year 2001 and 18.8% in Fiscal Year 2000.

     In connection with the reorganization, we assumed as co-obligor the responsibility to pay Heinz debt issues totaling $2.57 billion in principal amount, plus accrued interest thereon.

     We also assumed as co-obligor the obligation to pay approximately $258 million of commercial paper issued by Heinz. Since May 3, 2001, we have issued commercial paper to refinance the commercial paper obligations assumed by us in the reorganization, to make loans to Heinz and to fund our ongoing operations. For further discussion of our liquidity and financing arrangements with Heinz, please see "Related Party Transactions" in this prospectus.

     On July 6, 2001, Heinz Finance raised $325 million via the issuance of Voting Cumulative Preferred Stock, Series A with a liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008. In addition, Heinz Finance issued $750 million of 6.625% Guaranteed Notes due July 15, 2011. The proceeds were used for general corporate purposes, including retiring commercial paper borrowings and financing acquisitions and ongoing operations. Beginning on June 1, 2002, to but excluding July 17, 2002, interest accrued on the Notes due 2011 at the annual rate of 6.875%. Beginning on July 17, 2002, interest accrued on the Notes due 2011, and will accrue to but excluding the date the exchange offer is completed, at the annual rate of 7.125%.

     On September 6, 2001, Heinz Finance, Heinz and a group of domestic and international banks entered into a $1.50 billion credit agreement which expires in September 2006 and an $800 million credit agreement which expires in September 2002. These credit agreements, which support Heinz Finance's and Heinz's commercial paper programs, replaced the $2.30 billion credit agreement which expired on September 6, 2001. As of May 1, 2002, $89.1 million of domestic commercial paper is classified as long-term debt due to the long-term nature of the supporting credit agreement.

     In January 2002, Moody's Investor Service changed the credit ratings on Heinz's debt to A-3 for long-term debt and P-1 for short-term debt. The previous ratings were A-2 and P-1, respectively. The change in Heinz's credit rating by Moody's has not had, and is not expected to have, a material adverse impact on Heinz Finance's liquidity or borrowing costs. In connection with the announcement of the Del Monte transaction, Moody's changed Heinz's "A3" senior unsecured debt ratings outlook from negative to stable. Heinz's long-term and short-term debt ratings by Standard & Poor's remained at A and A-1, respectively. On August 16, 2002, Fitch Ratings initiated coverage of Heinz assigning an A rating to Heinz's senior unsecured debt and a F1 rating to Heinz's commercial paper. Fitch indicated that the ratings outlook was stable.

     On March 7, 2002, Heinz Finance issued $700 million of 6.00% Guaranteed Notes due March 15, 2012 and $550 million of 6.75% Guaranteed Notes due March 15, 2032, which are guaranteed by Heinz. The proceeds were used to retire commercial paper borrowings, as Heinz Finance made the strategic decision to increase long-term debt and reduce short-term debt to enhance its liquidity profile. Beginning on September 4, 2002, to but excluding October 19, 2002, interest accrued on the Notes due 2012 at the annual rate of 6.25% and on the Notes due 2032 at the annual rate of 7.00%. Beginning on October 19, 2002, interest accrued on the Notes due 2012 and on the Notes due 2032, and will accrue to but excluding the date the exchange offer is completed, at the annual rates of 6.50% and 7.25%, respectively.

     Heinz Finance has $1.0 billion of remarketable securities due November 2020 with a coupon rate of 6.82%. The securities are subject to mandatory tender by all holders to the remarketing dealer on each November 15, and the interest rate will be reset on such dates. If the remarketing dealer does not elect to exercise its right to a mandatory tender of the securities or otherwise does not purchase all of the securities on a remarketing date, then Heinz Finance is required to repurchase all of the securities on the remarketing date at 100% of the principal amount plus accrued interest. Heinz Finance received a premium from the remarketing dealer for the right to require the mandatory tender of the securities. The amortization of the premium resulted in an effective interest rate of 5.82% through November 15, 2001. On November 15, 2002, the remarketing dealer exercised its right to a mandatory tender of the securities and purchased all of the securities and remarketed the securities at an effective yield to Heinz Finance of 6.5607% through November 15, 2003. Because the remarketable securities may be refinanced by the $1.5 billion credit agreement discussed above, they are classified as long-term debt.


     On September 5, 2002, Heinz Finance, Heinz and a group of domestic and international banks renewed an $800 million credit 364-day agreement. That credit agreement and the $1.5 billion credit agreement that expires in September 2006 support Heinz Finance's and Heinz's commercial paper programs. As of October 30, 2002, Heinz Finance had no commercial paper outstanding.


     Aggregate domestic commercial paper had a weighted-average interest rate during Fiscal Year 2002 of 2.9% and at year-end 2002 of 2.0%. Based upon the amount of commercial paper outstanding at May 1, 2002, a variance of 1/8% in the related interest rate would cause annual interest expense to change by approximately $0.1 million.

     As previously discussed under "--Overview--Reorganization," Heinz Finance assumed $2.83 billion of debt of Heinz. While this debt was not on the historical balance sheet of the U.S. Group, it was nevertheless serviced and supported by the cash flow and assets of the U.S. Group. The transfer of this debt to Heinz Finance as a part of the reorganization, all of which is guaranteed by Heinz, does not adversely impact the financial position, results of operations and liquidity in the future periods of Heinz and Heinz Finance taken as a whole.


     The following table lists the outstanding Heinz debt assumed by Heinz Finance as co-obligor as part of the reorganization, and the debt issued directly by Heinz Finance.

                                                                           Maturity
 Date              Description                 Amount              Coupon     Date
--------      -------------------        ----------------         -------  --------
2/3/98        Eurobond*+                 US$250,000,000            5.75%     2/3/03
3/25/98       U.S. Note*+                US$300,000,000            6.00%    3/15/08
7/15/98       U.S. Note*+                US$250,000,000           6.375%    7/15/28
1/5/00        Eurobond*+                Euro300,000,000            5.00%     1/5/05
                                         US$324,750,000**
11/6/00       Dealer Remarketable
              Securities*+             US$1,000,000,000          6.5607%   11/15/20
7/6/01        U.S. Note*                 US$750,000,000           6.625%    7/15/11
3/7/02        U.S. Note*                 US$700,000,000            6.00%    3/15/12
3/7/02        U.S. Note*                 US$550,000,000            6.75%    3/15/32

+  Heinz Finance and Heinz as co-obligors
*  Heinz Finance as issuer, Heinz as guarantor
** Converted using the exchange rate of 1.0825 (USD) to 1(EUR) on January 24, 2003.


     Heinz Finance's financial position continues to remain strong, enabling it to meet cash requirements for operations, capital expansion programs and debt service during the next twelve months and the foreseeable future.

Commitments and Contingencies


     Heinz Finance is obligated to make future payments under various contracts such as debt agreements, lease agreements and unconditional purchase obligations. The following table represents the significant contractual cash obligations of Heinz Finance as of May 1, 2002, which has not materially changed during the six months ended October 30, 2002.


Contractual Cash                                                                                           Due
Obligations (In millions)     Total   Due in 2003  Due in 2004  Due in 2005  Due in 2006  Due in 2007  Thereafter
                            --------  -----------  -----------  -----------  -----------  -----------  ----------
Long-term debt (including
   capital leases of $9.9
   million)..............   $  4,387  $       451  $         2  $       273  $         1  $        90  $    3,570
Operating leases.........        212           16           17           16           13          133*         17
                            --------  -----------  -----------  -----------  -----------  -----------  ----------


                                      37

Contractual Cash                                                                                           Due
Obligations (In millions)     Total   Due in 2003  Due in 2004  Due in 2005  Due in 2006  Due in 2007  Thereafter
                            --------  -----------  -----------  -----------  -----------  -----------  ----------
Total contractual
   cash obligations......   $  4,599  $       467  $        19  $       289  $        14  $       223  $    3,587
                            ========  ===========  ===========  ===========  ===========  ===========  ==========

   * Includes the purchase option related to certain warehouses and equipment currently utilized under existing synthetic leases.

     Heinz Finance has purchase commitments for materials, supplies, services and property, plant and equipment as part of the ordinary conduct of business. A few of these commitments are long-term and are based on minimum purchase requirements. In the aggregate, such commitments are not at prices in excess of current markets. Due to the proprietary nature of some of Heinz Finance's materials and processes, certain supply contracts contain penalty provisions for early terminations. Heinz Finance does not believe a material amount of penalties is reasonably likely to be incurred under these contracts based upon historical experience and current expectations.


     Heinz Finance does not have material financial guarantees or other contractual commitments that are reasonably likely to adversely affect liquidity. See Note 9 of the Condensed Consolidated Financial Statements for the six months ended October 30, 2002 and October 31, 2001 for disclosure of all significant related party items.


Market Risk Factors


     The following discussion explains Heinz Finance's risk-management activities as of May 1, 2002, and there have been no material changes in Heinz Finance's market risk during the six months ended October 30, 2002.


     Heinz Finance is exposed to market risks from adverse changes in interest rates, commodity prices and production costs (including energy). As a policy, Heinz Finance does not engage in speculative or leveraged transactions, nor does Heinz Finance hold or issue financial instruments for trading purposes.

     Interest Rate Sensitivity

     Heinz Finance is exposed to changes in interest rates primarily as a result of its borrowing and investing activities used to maintain liquidity and fund business operations. Heinz Finance continues to utilize commercial paper to fund working capital requirements. The nature and amount of Heinz Finance's long-term and short-term debt can be expected to vary as a result of future business requirements, market conditions and other factors. Heinz Finance utilizes interest rate swap agreements to manage interest rate exposure.

     The following table summarizes Heinz Finance's debt obligations at May 1, 2002. The interest rates represent weighted-average rates, with the period-end rate used for the floating rate debt obligations. The fair value of the debt obligations approximated the recorded value as of May 1, 2002.

                                                          Expected Fiscal Year of Maturity
                              --------------------------------------------------------------------------------------------
(In thousands)                  2003         2004          2005         2006         2007        Thereafter        Total
                              ---------   ----------   ------------   --------   -----------   --------------   ----------
Fixed rate....................$451,375    $   1,588    $   272,568    $   517    $      517    $   3,565,251    $4,291,816
Average interest rate ........    6.42%        6.28%          5.05%      6.86%         6.86%            6.47%

Floating rate ................$      -    $       -    $         -    $     -    $   89,142    $       6,442    $   95,584
Average interest rate ........       -%           -%             -%         -%         2.94%            3.39%

     In Fiscal Year 2002, Heinz Finance entered into interest rate swaps in order to convert certain fixed-rate debt to floating. These swaps have an aggregate notional value of $2.05 billion and an average maturity of 16.4 years. The weighted-average fixed rate of the associated debt is 6.45%; however, the effective rate after taking into account the swaps is 3.14%. As of May 1, 2002, the potential gain or loss in the fair value of Heinz Finance's interest rate swaps, assuming a hypothetical 10% fluctuation in the swap rates, would be approximately $120 million. However, it should be noted that any change in the fair value of the swaps, real or hypothetical, would be offset by an inverse change in the fair value of the related debt. Based on the amount of fixed-rate debt converted to floating as of May

1, 2002, a variance of 1/8% in the related interest rate would cause annual interest expense related to this debt to change by approximately $2.6 million.

     Commodity Price Hedging


     Heinz Finance is the purchaser of certain commodities such as corn, wheat and soybean meal and oil. Heinz Finance generally purchases these commodities based upon market prices that are established with the vendor as part of the purchase process. Heinz Finance enters into commodity future or option contracts, as deemed appropriate, to reduce the effect of price fluctuations on anticipated purchases. Such contracts are accounted for as hedges, if they meet certain qualifying criteria, with the effective portion of gains and losses recognized as part of cost of products sold, and generally have a term of less than one year. As of May 1, 2002, unrealized gains and losses related to commodity contracts held by Heinz Finance were not material nor would they be given a hypothetical 10% fluctuation in market prices. It should be noted that any change in the value of the contracts, real or hypothetical, would be significantly offset by an inverse change in the value of the underlying hedged items. See Note 12 to the Condensed Consolidated Financial Statements for the six months ended October 30, 2002 and October 31, 2001.


     Inflation

     In general, costs are affected by inflation and the effects of inflation may be experienced by Heinz Finance in future periods. We believe, however, that such effects have not been material to us during the past three years.

Recently Adopted Accounting Standards

     Heinz Finance adopted Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," which requires that the purchase method of accounting be applied to all business combinations after June 30, 2001. SFAS No. 141 also established criteria for recognition of intangible assets and goodwill. Effective May 2, 2002, Heinz Finance adopted SFAS No. 142 "Goodwill and Other Intangible Assets." Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized. This standard also requires, at a minimum, an annual assessment of the carrying value of goodwill and intangibles with indefinite useful lives.


     Heinz Finance has completed its evaluation of the impact of adopting SFAS No. 142 on the consolidated financial statements. The reassessment of intangible assets, including the ongoing impact of amortization, was completed during the first quarter of Fiscal Year 2003. The assignment of goodwill to reporting units, along with transitional goodwill impairment tests, was completed during the second quarter of Fiscal Year 2003. No impairment issues were identified as a result of completing these transitional impairment tests. Net income for the six months ended October 31, 2001 and fiscal years ended May 1, 2002, May 2, 2001 and May 3, 2000, would have been $32.4 million, $75.1 million, $338.1 million and $476.0 million, respectively, had the provision of the new standards been applied as of May 3, 2001.

     Effective May 2, 2002, Heinz Finance adopted SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." This statement provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. The adoption of this new standard did not have a material impact on Heinz Finance's financial position, results of operations or cash flows for the six months ended October 30, 2002.

     During the fourth quarter of Fiscal Year 2002, Heinz Finance adopted Emerging Issues Task Force ("EITF") statements relating to the classification of vendor consideration and certain sales incentives. The adoption of these EITF statements has no impact on operating income or net income; however, revenues and gross profit were reduced by approximately $160.5 million in the first six months of Fiscal Year 2002 and $436.7 million, $387.8 million and $319.9 million in the fiscal years ended 2002, 2001 and 2000, respectively. Prior period data has been reclassified to conform with current year presentation.

Recently Issued Accounting Standards

     In June 2001, the FASB approved SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for Heinz Finance in Fiscal Year 2004. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In June 2002, the FASB approved SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting costs associated with exit or disposal activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This Statement also establishes that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002.


   Discussion of Critical Accounting Policies


     In the ordinary course of business, Heinz Finance has a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. Our actual results could differ significantly from those estimates under different assumptions and conditions. We believe the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results and require management's most difficult, subjective and complex judgements, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

     Marketing costs

     In order to support Heinz Finance's products, we offer various marketing programs to our customers and/or consumers which reimburse them for a portion or all of their promotional activities related to our products. We regularly review and revise, when deemed necessary, estimates of our costs for these marketing programs based on estimates of what has been earned by our customers and/or consumers. Actual costs may differ significantly if factors such as the level and success of the programs or other conditions differ from expectations.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally under the average cost method. We record adjustments to the carrying value of inventory based upon our forecasted plans to sell our inventories. The physical condition (e.g., age and quality) of the inventories is also considered in establishing our valuation. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from our expectations.

     Property, Plant and Equipment

     Land, buildings and equipment are recorded at cost and are depreciated on a straight-line method over the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to our business model or changes in our capital strategy could result in the actual useful lives differing from our estimates. In those cases where we determine that the useful life of buildings and equipment should be shortened, we would depreciate the net book value in excess of the salvage value over its revised remaining useful life, thereby increasing depreciation expense. Factors such as changes in the planned use of fixtures or software or closing of facilities could result in shortened useful lives.

     Long-Lived Assets

     Long-lived assets, including fixed assets and intangibles, are evaluated periodically by Heinz Finance for impairment whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. If the sum of the undiscounted cash flows is less than the carrying value, Heinz Finance recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset. The estimate of cash flow is based upon, among other things, certain assumptions about expected future operating performance. Our estimates of undiscounted cash flow may differ from actual cash flow due to, among other things, technological changes, economic conditions, changes to our business model or changes in our operating performance.

                                    BUSINESS

General

     We have been a direct or indirect subsidiary of Heinz since 1983. Heinz Finance had no significant operating history until Heinz completed a corporate reorganization in the United States on May 3, 2001. The reorganization was designed to simplify Heinz's U.S. corporate structure, consolidate operations and establish centers of excellence for the management of the U.S. trademarks and for U.S. treasury functions. As a result of the reorganization, all of the U.S. business operations that had historically been conducted by Heinz through its Heinz USA division and eight subsidiary corporations are now conducted by Heinz Finance. Please refer to "Overview of Entity Structure, Reorganization and Financial Statement Presentation--Reorganization" for a detailed discussion of our reorganization.

     Since May 3, 2001, we have been engaged in the business of acquiring, holding and financing equity and debt investments in subsidiaries that own and operate Heinz's historical U.S. businesses, which manufacture, market, distribute and sell food and pet food products in the United States. Our most significant asset is our ownership interests in Heinz LP, a Delaware limited partnership formed on October 9, 2000. Heinz LP has two classes of limited partnership interests. As further described under "Overview of Entity Structure, Reorganization, and Financial Statement Presentation--Reorganization--Heinz LP," Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests in Heinz LP. Heinz Finance directly and indirectly owns the Class B interests in Heinz LP. HMC is the managing general partner of Heinz LP and employs its salaried personnel. Heinz LP reimburses HMC for all its management costs.

     We participated in the growth of the U.S. businesses over Fiscal Year 2002 through the financing of the acquisition of the assets of the retail business of Anchor Food Products and the purchase of the stock of Delimex Holdings, Inc. Both of these acquisitions expanded our participation in the frozen appetizer and hand held food products category with the addition of T.G.I. Friday's frozen appetizers and Delimex taquitos. In addition, we financed the acquisition of certain assets of the sauce, soup and bouillon business of Borden Foods Corporation and its affiliates. Through this transaction, we acquired the Classico pasta sauce line of products.


   Recent Developments

     On December 20, 2002, Heinz transferred to a wholly-owned subsidiary, referred to as "SKF Foods," certain assets and liabilities of our U.S. pet food and pet snacks, our U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broths and our U.S. infant feeding businesses and distributed all of the shares of SKF Foods common stock on a pro rata basis to Heinz's shareholders.

     Immediately following the distribution, SKF Foods merged with a wholly-owned subsidiary of Del Monte resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte, the "Merger." In connection with the Merger, each share of SKF Foods common stock was automatically converted into ..4466 shares of Del Monte common stock, resulting in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received from Heinz approximately $1.1 billion in cash that will be used to retire debt.

     The SKF Foods businesses, which in Fiscal Year 2002 together generated approximately $1.4 billion of Heinz Finance's annual revenues (or approximately 35% of our annual revenues), include the following brands: StarKist, 9-Lives, Kibbles 'n Bits, Pup-Peroni, Snausages, Nawsomes, Heinz Nature's Goodness baby food and College Inn broths. The SKF Foods businesses also include factories in Bloomsburg, Pennsylvania, Lawrence, Kansas, Pittsburgh, Pennsylvania, Terminal Island, California and Topeka, Kansas.


     The Company and Heinz believe that this transformative initiative will make us a more focused and faster-growing business, leveraging two strategic platforms of Meal Enhancers (ketchup, condiments and sauces) and Meals & Snacks (frozen and ambient).

     In addition to the approximate $1.1 billion reduction in debt in connection with the transaction, we are targeting additional debt reduction by the end of Fiscal Year 2005.

Description of the Business

     After the Merger, we conduct our food business through two segments, Heinz North America and U.S. Frozen.

     The Heinz North America segment manufactures, markets and sells ketchup, condiments, sauces and pasta meals to the grocery and foodservice channels in the United States. For the six months ended October 30, 2002, Heinz North America accounted for $945.1 million, or 40.8% of our revenue.

     The U.S. Frozen segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers, and accounted for $566.0 million or 24.5% of our revenue for the six months ended October 30, 2002.

     The former SKF Foods segment generated as of October 30, 2002, the remaining 34.7% of our revenue.


   Products and Markets

     Our products are manufactured and packaged to provide safe, wholesome foods for consumers, foodservice and institutional customers. Many products are prepared from recipes developed in our research laboratories and experimental kitchens. Ingredients are carefully selected, washed, trimmed, inspected and passed on to modern factory kitchens where they are processed, after which the finished product is filled automatically into containers of glass, metal, plastic, paper or fiberboard which are then closed, processed, labeled and cased for market. Finished products are processed by sterilization, homogenization, chilling, freezing, pickling, drying, freeze drying, baking or extruding. Certain finished products and seasonal raw materials are aseptically packed into sterile containers after in-line sterilization. Although crops constituting some of our raw food ingredients are harvested on a seasonal basis, most of our products are produced throughout the year.

     The primary brands and products marketed and sold by us include, by segment, the following:



     Heinz North America           Heinz tomato ketchup, mustard and sauces
                                   Chef Francisco soups
                                   Classico pasta sauce
                                   Yoshida sauces
                                   Wyler's bouillon and soups


     U.S. Frozen                   Ore-Ida potato products
                                   Bagel Bites
                                   Boston Market HomeStyle meals
                                   Smart Ones meals
                                   Rosetto pasta
                                   Delimex snacks
                                   Poppers appetizers
                                   T.G.I. Friday's appetizers


     The Heinz brand is our flagship and largest single brand. We believe that its strength derives from over 130 years of devotion to the idea of quality. Heinz ketchup is our signature product. It is the most popular brand of ketchup in the United States in terms of market share as described below.


     Along with the Heinz brand, we have many other powerful brands that lead in their respective categories.

     Heinz North America


          Heinz Ketchup                #1 brand with an approximate 60% dollar
                                       share of the over $460 million U.S.
                                       ketchup market


          Classico Pasta Sauce         #1 brand premium pasta sauce with an
                                       approximate 39% dollar share of the $402 million U.S. premium pasta sauce market

     U.S. Frozen


          Ore-Ida Potatoes             #1 brand with an approximate 48% dollar
                                       share of the $1 billion U.S. frozen
                                       potato market


     The brand and market share data were sourced from AC Nielsen and reflect grocery stores, drug stores and mass merchandisers (excluding Wal-Mart) for the 52-week period ended November 2, 2002. The market share data does not include all retail outlets.

Competitive Strengths

   Innovation

     We believe that our large number of new products and our creative marketing efforts make us one of the most innovative companies in the food industry in the United States. One of our key strategies is to continue innovation in products and packaging. We believe this will allow us to address consumer trends in taste, convenience and on-the-go eating. We have had a number of recent innovations, some of which include:

     o    Heinz Easy Squeeze!

               In 2002, we launched Heinz Easy Squeeze! ketchup in the No Wait, No Mess, upside-down bottle. We believe the patented silicone valve and ergonomically designed bottle will give customers more control when squirting, which will result in a neater more convenient experience.


     o    Heinz Organic Ketchup

               Also in 2002, we introduced Heinz ketchup made from 100% certified organic vine-ripened tomatoes.


     o    Heinz EZ Squirt Kids' Condiment


               This product has driven overall volume growth for Heinz ketchup during the past few years while helping to establish new market share records.


     o    Ketchup Kick'Rs

               This flavored ketchup is designed to appeal to adult appetites for bold and spicy flavors.

     o    Jack Daniel's and Mr. Yoshida's Grilling Sauces

     o    Boston Market HomeStyle Meals

               Our combined retail sales of this business reached approximately $150 million in Fiscal Year 2001, making Boston Market HomeStyle Meals the most successful new product launch in the history of Heinz.

     o    Hot Bites frozen snacks

     Acquisitions


     Over the past few years we have focused on improving our portfolio of products. As part of that strategy, we have made acquisitions that expand on our capabilities, build on our core competencies and open new markets for us. Some of our recent acquisitions include:

     o Classico, a premium pasta sauce and a perfect fit with our tomato expertise and heritage;

     o Alden Merrell, a maker of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors;

     o Delimex frozen hand-held Mexican foods, which allow us to compete in what we believe is one of the fastest-growing segments of the food business, ethnic foods;

     o Ethnic Gourmet frozen meals, a line of premium quality all-natural Indian and Thai meals and wraps; and

     o Anchor Foods, a rapidly growing producer of frozen snacks under the Poppers and T.G.I. Friday's brand names.

   Consumer Marketing and Advertising

     Since 2000, we have implemented a major new focus on sports marketing, which we believe is beginning to generate momentum. Sports marketing is now a significant part of our overall marketing strategy and seeks to leverage the popularity of legendary athletes. We know that our business significantly benefitted from our associations with Tony Hawk for Bagel Bites, and we believe that the use of Larry Bird for Boston Market and now Kristi Yamaguchi for Smart Ones will benefit those businesses. Each of these celebrities reaches a specific audience and represents the brand in a highly targeted way. For example,

     o NBA basketball great Larry Bird is the focus of the ironic "Eat Like a Bird" advertising campaign that resulted in increased sales of Boston Market HomeStyle Meals among adult males.

     o Fitness-conscious consumers can identify with Smart Ones brand's spokesperson, Olympic and World Champion figure skater Kristi Yamaguchi.

     o Teenagers view Tony Hawk as being fun, irreverent and on the edge, which are characteristics that we seek to identify with our Bagel Bites and Hot Bites frozen snacks.

     In 2001, we also introduced a new color of EZ Squirt Kids' Condiment - "Funky Purple." The launch of this product generated more than 1,000 television news reports and hundreds more newspaper and magazine articles around the world. This marketing impact more than doubled the extensive media coverage of the introduction of our Blastin' Green "kids ketchup" in 2000.

     We believe that the naming rights to Heinz Field in Pittsburgh created another powerful and unique sports marketing opportunity. We believe that our media exposure, both direct and indirect, through Heinz Field has created an effective marketing tool among the millions of weekly television viewers of NFL Football and related programming. Millions more listen to the games on radio or read about them in a myriad of newspapers and sports publications. This audience represents an opportunity to further extend Heinz brand awareness.

Competition

     Our products are sold under highly competitive conditions, with many large and small competitors. We regard our principal competition to be other manufacturers of processed foods, including branded, retail products, foodservice products and private label products, that compete with us for consumer preference, distribution, shelf space and merchandising support. We compete primarily on the basis of product quality, brand recognition, brand loyalty and consumer value.

Customers

     Our products are sold through our own sales force and through independent brokers, agents and distributors to chain, wholesale, cooperative and independent grocery accounts, pharmacies, mass merchants, club stores, pet stores, foodservice distributors and institutions, including hotels, restaurants and certain government agencies.


     Our retail sales force consists of approximately 170 employees and seven teams that are dedicated to our key customers. We use two national brokers in connection with our retail sales efforts. In addition, we have a dedicated direct sales force for most of our large foodservice customers and service smaller ones through distributors.


     The following were our top ten U.S. customers based on revenue in Fiscal Year 2002:

           o     Albertson's, Inc.           o     Safeway Inc.
           o     C&S Wholesale               o     SuperValu, Inc.
           o     Costco Wholesale Corp.      o     SYSCO/SYGMA
           o     Fleming Companies, Inc.     o     U.S. Foodservice
           o     Kroger Co.                  o     Wal-Mart Stores, Inc.

     For Fiscal Year 2002, one customer, Wal-Mart Stores, Inc., represented more than 10% of our sales, and the top ten customers represented over 30% of our sales. We closely monitor the credit risk associated with these customers and to date have never experienced significant losses.

Properties

     We operate the following factories, distribution centers and other properties involved in manufacturing our products:


           Company/Location      Owned     Leased           Primary Products
     Fremont, OH                   x                    condiments
     Holland, MI                   x                    pickles, vinegar, soup
     Muscatine, IA                 x                    soup, sauces
     Stockton, CA                  x                    tomato paste, sauces
                                                        and condiments
     Mason, OH                                x         sauces and condiments
     Dallas, TX                    x          x         sauces and condiments
     Escalon, CA                   x                    tomato products
     King of Prussia, PA           x                    frozen soup
     Chatsworth, CA                           x         sauces and condiments
     Stone Mountain, GA                       x         sauces and condiments
     Cedar Rapids, IA              x                    soup
     Nashville, TN                 x                    sauces
     Industry, CA                             x         sauces

           Company/Location       Owned    Leased           Primary Products
     Newburyport, MA                x                   frozen desserts
     Le Center, MN                  x                   frozen desserts
     Phoenix, AZ                    x                   sauces and condiments
     Irvine, CA                               x         sauces and condiments
     San Diego, CA                  x                   frozen appetizers
     Pennsauken, NJ                 x                   sauces
     Ontario, OR                    x                   frozen potatoes
     West Chester, PA               x                   frozen filled pasta
     Ft. Myers, FL                  x                   frozen appetizers
     Massilon, OH                   x                   frozen meals
     Pocatello, ID                  x                   frozen meals

     We also own or lease office space, warehouses, distribution centers and research and other facilities. Our food processing plants and principal properties are in good condition and are satisfactory for the purposes for which they are being utilized.


Trademarks, Patents and Licenses

     We own or license the following trademarks from related and unrelated parties:


                                             Major Trademarks
Heinz North America      Heinz, Classico, Quality Chef, Yoshida, Jack Daniels*,
                         Bell 'Orto, Bella Rosa, Chef Francisco, Domani, E-Z
                         Squirt
U.S. Frozen
                         Ore-Ida, Bagel Bites, Rosetto, Weight Watchers*,
                         Boston Market*, Smart Ones, T.G.I. Friday's*, Hot
                         Bites, Poppers, Delimex
                         ----------------------------------------------------
                         *Used under license from unrelated parties

     Our most significant trademarks are "Heinz" and "Ore-Ida" which we license from a related party. The trademarks that we license from unrelated parties are under long-term contracts and are important to our business although are individually immaterial.


     We have participated in the development of certain food processing equipment, some of which is patented. We regard these patents as important but do not consider any one or group of them to be materially important to our business as a whole.

Employees


     On a full-time basis, as of December 21, 2002, approximately 10,700 people were employed as part of our business, and of those employees, approximately 5,000 are represented by labor unions. Approximately 2,400 are salaried employees and approximately 8,500 are hourly employees. Almost all of the employees are full-time workers. We believe that we have good relations with our employees.


Regulatory

     Compliance with the provisions of national, state and local environmental laws and regulations has not had a material effect upon our capital expenditures, earnings or competitive position. Our estimated capital expenditures for environmental control facilities for the remainder of Fiscal Year 2002 and the succeeding fiscal year are not material and will not materially affect either our earnings or competitive position.

     Our factories are subject to inspections by various governmental agencies, including the United States Department of Agriculture and the Occupational Safety and Health Administration, and our products must comply with all the applicable laws, including food and drug laws, such as the Federal Food and Cosmetic Act of 1938, as amended, and the Federal Fair Packaging or Labeling Act of 1966, as amended, of the jurisdictions in which they are manufactured and marketed.

Legal Proceedings


     Certain suits and claims have been filed against Heinz Finance and have not been finally adjudicated. These suits and claims when finally concluded and determined, in the opinion of management, based upon the information that it presently possesses, will not have a material adverse effect on Heinz Finance's consolidated and combined financial position, results of operations or liquidity.

                           RELATED PARTY TRANSACTIONS

     Heinz Finance and Heinz have entered into agreements that provide for financial support, administrative and other services, reimbursement for employee services and intellectual property. This section describes those agreements between Heinz Finance and Heinz.

     Operational Agreements

     Heinz Finance has entered into a services agreement with Heinz pursuant to which Heinz will provide certain accounting, legal, tax and other support services and facilities to us. Under the services agreement, we will reimburse Heinz for services provided by Heinz thereunder. In addition, some of the officers and employees of Heinz Finance are officers or employees of Heinz or its affiliates. In particular, Heinz Management Company employs the salaried people who conduct the business of Heinz LP, and the costs and expenses of those employees are reimbursed by Heinz LP. If any individual provides more than de minimis services to both Heinz and Heinz Finance, the compensation of that individual will be apportioned between the two groups on terms no less favorable to us than we could obtain from unaffiliated entities. We pay a royalty to Promark International, Inc., for use of trademarks historically used in Heinz's U.S. business.

     Guarantee Facility Agreement; Liquidity Agreement

     Heinz Finance has also entered into a guarantee facility agreement with Heinz, pursuant to which Heinz agrees to guarantee our payment of third-party obligations we have issued or owe. We will pay Heinz fees equal to 10 basis points per year of the sum of the highest balance of the debt obligations with respect to which Heinz is a guarantor and the highest balance of the debt obligations with respect to which Heinz is a co-obligor. Under the terms of a liquidity agreement between Heinz and Heinz Finance, Heinz has agreed to provide or make available to us from time to time loans in an aggregate principal amount of up to $400 million outstanding at any one time, with normal and customary conditions to disbursement for each loan made. Each loan under the liquidity agreement will bear interest at a floating rate per annum equal to the then applicable LIBOR plus 100 basis points. We will pay Heinz a fee of 25 basis points per annum of the amount of loans available but not drawn.

     Other Agreements

     In addition, Heinz Finance sells and purchases products from other Heinz affiliates. Also, Heinz affiliates sold certain accounts receivables to other Heinz fully consolidated affiliates under a contract which was terminated in December 2001.


     For further information regarding related party transactions, see Note 9 of Heinz Finance's Condensed Consolidated Financial Statements for the six months ended October 30, 2002 and October 31, 2001 and Note 6 of Heinz Finance's Consolidated and Combined Financial Statements for the Fiscal Years ended May 1, 2002 and May 2, 2001 included in this prospectus.

                                   MANAGEMENT

Directors and Executive Officers

     Our Board of Directors is composed of four members, one of whom is an Independent Director. An "Independent Director" is a director who is not a current officer or employee of Heinz Finance, Heinz or any affiliate of Heinz or of any other person or persons that, in the, aggregate, own or owns more than 50% of the outstanding common stock of Heinz Finance and who is elected by holders of Heinz Finance's outstanding Series A Preferred Shares and the holders of any Heinz Finance stock expressly being designated by us as being at parity with the Series A Preferred Shares, "Parity Securities," with like voting rights, collectively, the "Voting Parity Securities." Andrew L. Stidd, the initial Independent Director, was named in the Certificate of Designation for the Series A Preferred Shares.

     Our directors will serve until resignation or removal. There is no current intention to alter the number of directors comprising the Board of Directors, and our Bylaws provide that the Board of Directors may not comprise more than nine members.

     Our directors and executive officers are:


                                                               Positions and offices held with the
                                                               Company and principal occupations or                 Other
Name                         Age       Director Since          employment during the past five years          Directorships
-----                        ----      --------------    -------------------------------------------          --------------
Leonard A. Cullo..........    44     September 14, 2000  Director; President since June 14, 2001.
                                                         Treasurer of Heinz since August 2000,
                                                         attorney at Heinz from 1991 to August 2000,
                                                         last serving as Assistant General Counsel.

Laura Stein...............    41     September 14, 2000  Vice President and Secretary since June 17,          Nash Finch Co.
                                                         2001. Senior Vice President and General
                                                         Counsel of Heinz since January 2000; attorney
                                                         at The Clorox Company (manufactures and
                                                         markets household products) from 1992 to
                                                         December 1999, last serving as Assistant
                                                         General Counsel - Regulatory Affairs.

Andrew L. Stidd...........    45        July 6, 2001     Director, President and Chief Operating
                                                         Officer of Global Securitization Services, LLC
                                                         (owns and administers special purpose vehicles
                                                         established in connection with structured
                                                         finance transactions) since December 1996.

Arthur Winkleblack........    45      January 8, 2002    Director, Vice President, Chief Financial and
                                                         Accounting Officer since January 8, 2002.
                                                         Executive Vice President and Chief Financial
                                                         Officer of Heinz since January 7, 2002;
                                                         executive of Indigo Capital (provides financing
                                                         for early stage technology companies) from
                                                         July 1999 to December 2001; Executive Vice
                                                         President and Chief Financial Officer of C.
                                                         Dean Metropoulos & Co. (provides
                                                         management services for consumer product
                                                         investments of Hicks, Muse, Tate and Furst)
                                                         from August 1998 to July 1999; between
                                                         employment positions from April 1998 to
                                                         August 1998; Chief Financial Officer of Six
                                                         Flags Entertainment Corporation (regional
                                                         theme park company) January 1996 to April
                                                         1998.


     Each director, other than the Independent Director, is an officer or employee of Heinz or an affiliate of Heinz.

Compensation of Directors

     We intend to pay fees to our Independent Director for his service as a director. The Independent Director (and any subsequent additional Independent Director) is entitled to receive annual compensation of $3,500 plus reimbursement of expenses for attendance at each meeting of the Board of Directors. We do not intend to pay fees to directors who are not Independent Directors.

Executive Compensation

     The following table sets forth information concerning the total compensation paid by us (except as discussed below for executive officers Cullo, Winkleblack, Stein, Johnson and Renne) to our executive officers for the periods set forth below.


                                                 SUMMARY COMPENSATION TABLE
                                                                                       Long-Term Compensation
                                                                                      ------------------------
                                             Annual Compensation                       Awards (2)    Payouts
                                ---------------------------------------------------   -----------    ---------
                                                                                       Securities
                                                                        Other          Underlying    Long-term    All Other
                                Fiscal                                  Annual        Options/SARs   Incentive  Compensation
Name and Principal Position      Year      Salary ($)   Bonus ($)   Compensation ($)  (No. Awarded)   Payouts      ($)(3)
------------------------------- ------     ---------    --------    ---------------   ------------   ---------  ------------
Leonard A. Cullo(1)              2002       152,472       23,737             --          13,000        - 0 -     21,685
President                        2001       139,320       62,195             --          15,000        - 0 -     25,132


Arthur Winkleblack(4)            2002       138,308      160,000             --         100,000        - 0 -     13,831
Vice President, Chief Financial
 and Accounting Officer

Paul F. Renne(5)                 2002       315,000       86,512             --           - 0 -        - 0 -    107,181
Vice President                   2001       315,000      218,259             --          50,000        - 0 -    143,506
                                 2000       289,594      537,253             --              --        - 0 -     61,170

Laura Stein(6)                   2002       325,000       73,893         68,090(7)       50,000        - 0 -     37,485
Vice President and Secretary     2001       300,000      186,418         62,187          50,000        - 0 -     34,742
                                 2000        90,000      153,000                         50,000        - 0 -     13,186

William R. Johnson(8)            2002     1,050,000      367,500        105,218(9)      500,000        - 0 -    279,076(10)
Chairman, President and Chief    2001       920,000      721,851             --         500,000        - 0 -    384,526(10)
Executive Officer of Heinz       2000       900,000    1,776,864             --           - 0 -        - 0 -    402,911

---------
(1) Executive officer Cullo is also employed by Heinz and receives a portion of his compensation from Heinz and the remainder from Heinz Finance.

(2) No awards of restricted stock were made by Heinz to the executive officers employed by Heinz during the period covered by the Summary Compensation Table.

(3) Includes for Messrs. Johnson, Winkleblack, Renne and Cullo and Ms. Stein, respectively, the following: (i) amounts contributed by Heinz under the Employees and Retirement and Savings Plan, $200,904, $13,831, $73,816, $19,113 and $31,275; (ii) amounts attributable to "split dollar" life insurance provided by Heinz, $61,007, $0, $14,212, $2,572 and $6,210; and
     (iii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $11,936, $0, $19,153, $0 and $0.

(4)  Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002.

(5) Mr. Renne resigned from his position at Heinz Finance on January 8, 2002. During the time Mr. Renne held a position at Heinz Finance, he received no direct compensation from Heinz Finance. The annual base salary and annual bonus opportunity for Mr. Renne was determined by the Heinz Management Development and Compensation Committee. Because Mr. Renne was also an executive officer of Heinz and his compensation from Heinz was previously required to be disclosed, his compensation received from Heinz is included for the Heinz fiscal years ended May 2, 2001 and May 3, 2000.

(6) Executive officer Stein is also employed by Heinz, and Ms. Stein receives no direct compensation from Heinz Finance. The annual base salary and annual bonus opportunity for Ms. Stein was determined by the Heinz Management Development and Compensation Committee. Ms. Stein became an executive officer of Heinz on January 10, 2000. Because Ms. Stein is an executive officer of Heinz and her compensation from Heinz was previously required to be disclosed, her compensation received from Heinz is included for the Heinz fiscal years ended May 2, 2001 and May 3, 2000.

(7) Includes $45,717 in transition expenses for temporary housing rental and travel.

(8) Mr. Johnson was not employed by Heinz Finance, but has been included because of his position at Heinz, which pays all of his compensation. The annual base salary and annual bonus opportunity for Mr. Johnson is determined by the Heinz Management Development and Compensation Committee. Because Mr. Johnson is an executive officer of Heinz and his compensation from Heinz was previously required to be disclosed, his compensation received from Heinz is included for the Heinz fiscal years ended May 2, 2001 and May 3, 2000.

(9)  Includes $45,665 for personal financial counseling for Mr. Johnson.

(10) "All Other Compensation" for Fiscal Years 2001 and 2002 includes $1,745 and $5,229, respectively, in imputed income relating to a split dollar survivorship life insurance retention policy insuring Mr. Johnson and his spouse that was purchased in connection with Mr. Johnson's becoming Chairman of Heinz in September 2000. In December 2001, Mr. Johnson and his spouse relinquished their rights under the life insurance policy and the Heinz paid death benefit, and the life insurance policy was surrendered for its cash value with Heinz receiving all of the proceeds.

Option Grants by Heinz in Fiscal Year 2002

                                                                                                          Grant Date
                                                          Individual Grants                                  Value
                                   -----------------------------------------------------------------     -------------
                                      Number of         Percent of
                                       Shares          Total Options
                                      Underlying        Granted to                                        Grant Date
                                   Options Granted       Employees      Exercise Price    Expiration     Present Value
Name                                   (#) (1)        in Fiscal Year      ($/Share)          Date           ($) (2)
----                               ---------------    --------------    --------------    ----------     -------------
Leonard A. Cullo                          13,000            0.28%           $43.28          9/20/11         109,330
Arthur Winkleblack(3)                   100,000             2.12%           $40.16           1/7/12         815,000
Paul F. Renne                                 -                -                -                 -               -
Laura Stein                              50,000             1.06%           $43.28          9/20/11         420,500
William R. Johnson                      500,000            10.61%           $43.28          9/20/11       4,205,000

---------
(1) All options were granted on September 20, 2001 or January 7, 2002, pursuant to the terms of Heinz's 2000 Stock Option Plan, relate to Heinz shares and have identical terms. All options vest on September 20, 2004 or January 7, 2005.

(2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following: (i) exercise price on the options ($43.28 or $40.16) equal to the fair market value of the underlying stock on the date of grant; (ii) expected option term of 6.5 years; (iii) dividend yield of 3.9%; (iv) risk-free interest rate of 4.53%; and (v) volatility of 23.23%.

     The ultimate values of the options will depend on the future market price of Heinz's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Heinz's common stock over the exercise price on the date the option is exercised.

(3) Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002 and became an executive officer of Heinz on January 7, 2002.

Aggregated Option/SAR Exercises in Fiscal Year 2002 and Fiscal Year-End Option/SAR Value (1)

                                                                 Number of Securities
                                                                 Underlying Unexercised          Value of Unexercised
                                                                       Options/SARs            In-the-Money Options/SARs
                                                                     at Fiscal Year-End        at Fiscal Year-End ($) (3)
                                                                 ----------------------------  --------------------------
                                Shares
                              Acquired on          Value
Name                          Exercise (#)    Realized ($) (2)    Exercisable   Unexercisable   Exercisable   Unexercisable
----                          ------------    ----------------    -----------   -------------   -----------   -------------
Leonard A. Cullo                      -0-              -0-             20,834         29,666         89,000          86,063
Arthur Winkleblack(4)                 -0-              -0-                -0-        100,000            -0-         264,000
Paul F. Renne                     102,500        2,171,826            460,834        216,666        965,333         286,875
Laura Stein                           -0-              -0-                -0-        150,000            -0-         517,500
William R. Johnson                175,000        3,397,392          1,750,000      1,600,000     15,820,850       2,868,750

---------
(1)  All options are denominated in shares of Heinz.

(2) The "Value Realized" is equal to the fair market value of a Heinz share on the date of exercise, less the exercise price, times the number of shares acquired. No Heinz SARs were exercised during the last fiscal year.

(3) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to the fair market value of each Heinz share underlying the options at May 1, 2002 less the exercise price, times the number of options.

(4) Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002 and became an executive officer of Heinz on January 7, 2002.

Retirement Benefits

     Most full-time salaried employees in the United States who were hired before January 1, 1993 are entitled to retirement benefits from Plan A of the
H. J. Heinz Company Employees' Retirement System, "Plan A." Benefits are based on credited service and five-year average eligible compensation through December 31, 1992, the date on which Plan A was frozen.

     Heinz has a Supplemental Executive Retirement Plan, the "SERP," which provides additional retirement benefits for eligible executives, including the executive officers Cullo, Winkleblack, Renne and Stein and Mr. Johnson. The SERP was adopted in order to attract and retain executives, and to compensate them for reductions in benefits due to limitations imposed by the Internal Revenue Code. The SERP benefit is a lump sum equal to a multiple of the employee's final average eligible compensation during any five of the last ten years prior to retirement. It is reduced by (i) the lump sum value of the Plan A benefit (if any), and (ii) the value of the employee's Age-Related Company Contribution Account under the Heinz Employees Retirement and Savings Plan and the Heinz Employees Retirement and Savings Excess Plan.

     The following table entitled "Table I - U.S. Retirement Plans" shows the estimated maximum retirement benefit from all sources described above, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is the executive's base salary and annual bonus.

     On May 6, 2002, the Board of Directors of Heinz approved an enhancement to Mr. Johnson's SERP. This enhancement provides for an additional accrual equal to 3.85% of final average earnings per each additional year of service from the date of the SERP enhancement. This benefit is subject to a maximum enhancement of 26.95% at 7 additional years of service. The enhancement is further limited to a total annual benefit (from all of Heinz's retirement arrangements) of 60% of final average earnings at retirement on or after the age of 60.

     This enhanced benefit would vest 100% upon the fifth anniversary of the adoption of the benefit and Mr. Johnson's continued employment. If Mr. Johnson is involuntarily terminated from his position for a reason other than for cause, the benefit will fully vest; his accrual however, would be based on years served as of the date of termination.

     The following table entitled "Table II - Retirement Plans for Mr. Johnson" shows the estimated maximum retirement benefit from all sources described above for Mr. Johnson, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is Mr. Johnson's base salary and annual bonus.

     As of May 1, 2002, the years of service for executive officers Cullo, Winkleblack, Renne, Stein and Mr. Johnson were, as rounded to the nearest full year, 11, 1, 28, 2 and 20, respectively.

Table I--U.S. Retirement Plans

                                             Years of Service
                        -----------------------------------------------------------
Average Earnings High
    Five of Last
 Ten Years Prior to
     Retirement             15         20          25           30           35
----------------------  ---------  ---------  -----------  -----------  -----------
  $     200,000         $  52,452  $  61,194  $    69,936  $    78,678  $    87,420
        400,000           104,904    122,388      139,872      157,356      174,840
        450,000           118,017    137,687      157,356      177,026      196,696
        500,000           131,130    152,985      174,840      196,696      218,551
        600,000           157,356    183,582      209,809      236,035      262,261
        700,000           183,582    214,180      244,777      275,374      305,971
        800,000           209,809    244,777      279,745      314,713      349,681
        900,000           236,035    275,374      314,713      354,052      393,391
      1,000,000           262,261    305,971      349,681      393,391      437,101
      1,200,000           314,713    367,165      419,617      472,069      524,521
      1,400,000           367,165    428,359      489,553      550,747      611,942
      1,600,000           419,617    489,553      559,489      629,426      699,362
      2,000,000           524,521    611,942      699,362      786,782      874,202
      2,500,000           655,652    764,927      874,202      983,478    1,092,753
      3,000,000           786,782    917,912    1,049,043    1,180,173    1,311,303

Table II--Retirement Plans for Mr. Johnson

                                           Years of Service
                        --------------------------------------------------
Average Earnings High
    Five of Last
 Ten Years Prior to
     Retirement             20          25           30           35
----------------------  ---------  ------------  -----------  -----------
  $     950,000         $ 274,748  $ 496,873     $   570,000  $   570,000
      1,000,000           289,208      523,024       600,000      600,000
      1,100,000           318,129      575,326       660,000      660,000
      1,200,000           347,050      627,629       720,000      720,000
      1,400,000           404,892      732,233       840,000      840,000
      1,600,000           462,733      836,838       960,000      960,000
      1,800,000           520,575      941,443     1,080,000    1,080,000
      2,000,000           578,417    1,046,048     1,200,000    1,200,000
      2,200,000           636,258    1,150,653     1,320,000    1,320,000
      2,400,000           694,100    1,255,257     1,440,000    1,440,000
      2,600,000           751,942    1,359,862     1,560,000    1,560,000
      2,800,000           809,784    1,464,467     1,680,000    1,680,000
      2,900,000           838,704    1,516,769     1,740,000    1,740,000
      3,000,000           867,625    1,569,072     1,800,000    1,800,000

Executive Deferred Compensation Plan

     Heinz has an Executive Deferred Compensation Plan, "Deferred Compensation Plan," under which contingent retention bonuses may be awarded. During Fiscal Year 2002, Heinz granted awards under the Deferred Compensation Plan to certain executives. Vesting of the awards will occur on the third anniversary following the date of the award, so long as the executive has not prior to that date voluntarily terminated employment with Heinz or been terminated for cause. Vested awards will be paid in cash following the fifth anniversary date of the award, or, in the case of certain named executive officers, upon retirement. Awards under the Deferred Compensation Plan for Fiscal Year 2002 include the award described in footnote 3 of the Summary Compensation Table above for Mr. Johnson (subsequently waived as noted below), and $250,000 for Ms. Stein. Messrs. Cullo, Renne and Winkleblack did not participate in this plan. In connection with the split-dollar life insurance arrangement with Mr. Johnson described in footnote 3 of the Summary Compensation Table, Mr. Johnson waived the right to receive the award granted to him during Fiscal Year 2001 under the Deferred Compensation Plan plus interest in exchange for Heinz's payment of the premium to purchase a split-dollar survivorship insurance policy insuring Mr. Johnson and his spouse as set forth in footnote 3 to the Summary Compensation Table above. In December 2001, Mr. Johnson and his spouse agreed to relinquish their rights in that insurance policy in exchange for Heinz providing $5,080,000 to a trust established by Mr. Johnson to purchase a life insurance policy under Heinz's Executive Estate Life Insurance Program as described below.

Executive Estate Life Insurance Program


      In December 2001, Heinz adopted an executive estate life insurance program ("EELIP") for certain eligible executives. Under the EELIP, eligible executives may relinquish compensation, including existing deferred compensation balances under Heinz's Executive Deferred Compensation Plan, in exchange for Heinz's funding of a split-dollar life insurance policy purchased by the executive's family trust. The amount funded by Heinz is equal to approximately 150% of the compensation relinquished by the executive, which was designed to achieve cost neutrality for Heinz when compared to the cost to Heinz of the relinquished deferred compensation benefit. Consistent with tax regulations, the premium payments are accomplished through split-dollar insurance loans which will be automatically repaid, with interest to Heinz upon payment under the policy. All amounts paid to the trust must be used by the trust to pay the premium on the life insurance policy on the life of the executive (or a survivorship policy on the life of the executive and the executive's spouse). Under the EELIP, Heinz will recover all amounts so funded plus interest thereon from the proceeds of the policy after the participant's and/or participant's spouse's death, and these amounts also are recoverable immediately in the event the participant terminates employment or is terminated for cause prior to any vesting date applicable to the compensation which was relinquished to fund the policy.

     In January 2001, Heinz had purchased a split-dollar life insurance policy for Mr. Johnson in exchange for Mr. Johnson relinquishing a deferred compensation award (in the aggregate amount of $3,385,249, including interest) originally granted to him in September 2000 under the Executive Deferred Compensation Plan, each with a vesting date of September 2003. In December 2001, Mr. Johnson agreed to relinquish his entire interest in that split-dollar policy and the previous deferred compensation award in exchange for Heinz providing under the EELIP $5,080,000 to his insurance trust to purchase a survivorship life insurance policy insuring Mr. Johnson and his spouse, with a vesting date of September 2003. The new insurance arrangement was substituted for the prior split-dollar policy for greater estate planning efficiency and in order to participate in the EELIP. In Fiscal Year 2002, Heinz funded insurance trusts established under the EELIP to certain other executive officers of Heinz, in exchange for their agreement to relinquish deferred compensation awards previously granted to them, each with vesting dates of June 2003.


Severance Arrangements

     Heinz maintains severance agreements with Ms. Stein and Messrs. Johnson and Winkleblack. If an executive's employment is terminated involuntarily other than for cause, or voluntarily for good reason, within two years after a change in control of Heinz, the agreements provide for the lifting of restrictions on outstanding incentive awards, continuation of medical, life insurance and disability coverage for a three-year period, and a lump sum payment equal to three times the sum of the annual salary and bonus of the executive plus a benefit determined by taking into account an additional three years of age and service for purposes of calculating retirement benefits. The agreements also provide that Heinz will reimburse the executive for the impact of excise taxes, if any, which may be imposed under the Internal Revenue Code with respect to certain payments contingent on a change in control.

                          DESCRIPTION OF THE NEW NOTES

     The Old Notes and the New Notes constitute a separate series of debt securities issued under an Indenture, dated as of July 6, 2001 (the Indenture), among Heinz Finance, as Issuer, Heinz, as Guarantor and Bank One, National Association, as Trustee (the Trustee) and are collectively the notes under the indenture. The following summary of the material terms of the Indenture is subject to, and is qualified in its entirety by the reference to, the complete provisions of the New Notes and the Indenture. The form of the New Notes is included in the Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part and is available from us upon request.

General

     The New Notes will be unsecured obligations of Heinz Finance and will be limited to up to $750,000,000 in aggregate principal amount. The New Notes will be unconditionally and irrevocably guaranteed as to the payment of interest and principal by the Guarantor. The New Notes will accrue interest at the rate of 6.625% per annum from the date on which the exchange offer is completed.

     Interest on the New Notes is payable semi-annually in arrears on January 15 and July 15 of each year to the persons in whose names the notes are registered at the close of business on the applicable regular record date, and the initial interest payment on the New Notes will be based on the applicable interest rates accruing from the most recent date to which interest has been paid on the Old Notes. Principal on the notes will be payable and the notes will be transferable at the corporate trust office of the Trustee in New York, N.Y. Unless other arrangements are made, interest will be paid by check mailed to the address of the person entitled thereto as it appears in the security register.

     The New Notes will be issued only in fully registrable form, without coupons, in denominations of $1,000 and any integral multiple thereof. For so long as the New Notes are held solely in book-entry form through the facilities of Depositary Trust Company ("DTC"), the only registered holder of the New Notes will be Cede & Co., as nominee for DTC.

     It is expected that beneficial interests in the New Notes issued and sold in the United States will trade in the Settlement System of DTC and that beneficial interests in the Notes issued sold outside of the United States will trade through the facilities of the Euroclear system, "Euroclear," and Clearstream Banking, societe anonyme, Luxembourg, "Clearstream, Luxembourg," and secondary market transactions in such beneficial interests will be effected in the Settlement System of DTC. See "Form and Denomination," "Transfer and Exchange," and "Depository Procedures with Respect to Global Notes."

Form and Denomination

     The New Notes will initially be represented by one or more global notes in fully registered form without interest coupons, collectively, the "global note." The New Notes will be issued in denominations of $1,000 and integral multiples thereof. The global note will be deposited with the Trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC.

     Owners of beneficial interests in any global note will hold such interests pursuant to the procedures and practices of DTC and must exercise any rights in respect of their interests in accordance with those procedures and practices. Such beneficial owners will not be holders, and will not be entitled to any rights under any New Note or the Indenture, with respect to any global note, and Heinz Finance, the Guarantor and the Trustee, and any of their respective agents, may treat DTC as the holder and owner of any global note. See "Depository Procedures with Respect to Global Notes."


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


     Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The New Notes are issuable in bearer form.

     For a description of the depository procedures with respect to the global notes, see "Depository Procedures with Respect to Global Notes."

Optional Redemption

     Heinz Finance may choose to redeem some or all of the New Notes at any time. If Heinz Finance chooses to do so, it will mail a notice of redemption to the holders of the New Notes not less than 30 days and not more than 60 days before the redemption occurs.

     The redemption price will be equal to the greater of:

     o 100% of the principal amount of the New Notes to be redeemed plus accrued interest to the date of redemption, or

     o the sum of the present values of the Remaining Scheduled Payments on the Notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points.

     If Heinz Finance is redeeming less than all of the New Notes, the Trustee will select the particular New Notes to be redeemed by lot or by another method the Trustee deems fair and appropriate. Unless Heinz Finance defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption.

     Except as described above, the New Notes will not be redeemable by Heinz Finance prior to maturity and will not be entitled to the benefit of any sinking fund.

     For purposes of calculating the redemption price, the following terms have the meanings set forth below:

     "Treasury Rate" means the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

     "Comparable Treasury Issue" means the U.S. treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers that Heinz Finance appoints.

     "Comparable Treasury Price" means:

     o the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) as of the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

     o if that release (or any successor release) is not published or does not contain such prices on that business day, (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.


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


     "Reference Treasury Dealer" means each of Goldman, Sachs & Co. (and each of its successors) and three other nationally recognized investment banking firms that are primary U.S. Government securities dealers specified from time to time by Heinz Finance. If, however, any of them ceases to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is such a dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and in each case for settlement on the next business day) quoted in writing to the Trustee by such reference treasury dealer as of 3:30 p.m., New York time, on the third business day preceding the redemption date.

     "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest (excluding any interest accrued and paid as of the date of redemption) on each New Note to be redeemed that would be due after the related redemption date but for such redemption.

Certain Definitions

     "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Guarantor and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Guarantor or any Restricted Subsidiary which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than:

          (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States),

          (ii) any property which in the opinion of the board of directors is not of material importance to the total business conducted by the Guarantor as an entirety or

          (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Guarantor (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (ii) which owns a Principal Property.

     "Subsidiary" means any corporation or limited partnership more than 50% of the outstanding Voting Stock of which, or any limited partnership interests in which, at the time of determination is owned, directly or indirectly, by the Guarantor and/or by one or more other Subsidiaries.

     "Voting Stock" means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).


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


Restrictions on Secured Debt

     If the Guarantor or any Restricted Subsidiary shall after the date of the Indenture incur or guarantee any evidence of indebtedness for money borrowed, "Debt," secured by a mortgage, pledge or lien, referred to as a "Mortgage," on any Principal Property of the Guarantor or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Guarantor will secure or cause such Restricted Subsidiary to secure the Notes, other than any series of Notes established by or pursuant to a Board Resolution or in one or more supplemental indentures which specifically provide otherwise, equally and ratably with (or, at the option of the Guarantor, prior to) such secured Debt, unless the aggregate amount of all such secured Debt would not exceed 10% of Consolidated Net Assets.

     The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by:

          (i) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary,

          (ii) Mortgages in favor of the Guarantor or a Restricted Subsidiary,

          (iii) Mortgages in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provisions of any statute,

          (iv) Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within time limits specified in the Indenture,

          (v) Mortgages securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds,

          (vi) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith,

          (vii) Mortgages arising from deposits with or the giving of any form of security to any government agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license,

          (viii) Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith,

          (ix) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith,

          (x) Mortgages existing at the date of the Indenture, and

          (xi) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (i) through (x) inclusive.

Merger and Consolidation

     Each of Heinz Finance and the Guarantor covenants that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless we are the successor Person or the successor entity is another Person organized under the laws of the United States (including any state thereof and the District of Columbia) which assumes its obligations on the debt securities and under the Indenture and, after giving effect to such transaction, Heinz Finance, the Guarantor or the successor Person would not be in default under the Indenture.


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


Events of Default

     The Indenture defines "Events of Default" with respect to the debt securities of any series as being one of the following events:

          (i) default in the payment of any installment of interest on that series for 30 days after becoming due;

          (ii) default in the payment of principal on that series when due;

          (iii) default in the deposit of any sinking fund payment when due;

          (iv) default by Heinz Finance or the Guarantor in the performance or breach of any other covenant or warranty in the Notes of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Notes other than that series) for 90 days after notice;

          (v) the commencement of a voluntary, or the issuing of a decree by a court of an involuntary, bankruptcy, insolvency or reorganization proceeding under federal or state law with respect to Heinz Finance or the Guarantor;

          (vi) any other Event of Default provided with respect to Notes of that series; or

          (vii) the Guarantor contests the validity or enforceability of the Guarantee or any obligation under the Guarantee shall not be (or is claimed by the Guarantor not to be) in full force and effect.

     No sinking fund is provided for the New Notes, and no other Event of Default (as described in paragraph (vi) above) has been provided with respect to the Notes.

     If an Event of Default shall occur and be continuing with respect to the debt securities of any series, either the Trustee or the holders of at least 25% in principal amount of the debt securities then outstanding of that series may declare the principal (or such portion thereof as may be specified in an offering memorandum relating to such series) of the debt securities of such series to be due and payable. Under certain conditions, such a declaration may be annulled.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to it, give the holders of debt securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.

     Heinz Finance will be required to furnish to the Trustee annually a statement by certain officers of Heinz Finance to the effect that to the best of their knowledge Heinz Finance has complied with all of its conditions and covenants under the Indenture or, if Heinz Finance has not so complied, specifying each such default.

     The holders of a majority in principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture

     With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would:

          (i) reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or the other terms of payment thereof, or

          (ii) reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

Defeasance and Discharge

     The New Notes will be subject to defeasance and discharge and to defeasance of certain obligations as described below.

     The Indenture provides that Heinz Finance may elect, with respect to the debt securities of any series, either:

     (i) to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities); or

     (ii) to be released from its obligations with respect to such debt securities under Section 1004 of the Indenture (being the restrictions described above under "Restrictions on Secured Debt");

in either case on the 91st day after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities.

     Such a trust may be established only if, among other things, Heinz Finance has delivered to the Trustee an Opinion of Counsel (who may be counsel to Heinz Finance) to the effect that, based upon applicable Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. If so specified with respect to the Notes of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Concerning the Trustee

     Bank One, National Association, is the Trustee under the Indenture and has been appointed by Heinz Finance as initial security registrar with regard to the New Notes. Heinz Finance currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with the Trustee. The Trustee currently serves as trustee for certain debt securities of the Guarantor and Heinz Finance, including the Old Notes. In addition, the Trustee may serve as Trustee for other debt securities issued by Heinz Finance from time to time.

Guarantees

     The New Notes are guaranteed by Heinz. Heinz will unconditionally and irrevocably guarantee the due and punctual payment of principal of and interest, including any additional amounts, on the New Notes when the same shall become due and payable whether at maturity, by declaration of acceleration or otherwise.

Transfer and Exchange

     At the option of the holder upon written request, and subject to the terms of the Indenture, any New Note will be exchangeable at any time into an equal aggregate principal amount of New Notes of different authorized denominations provided that any applicable transfer restrictions are satisfied.

     New Notes may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of any transfer agent, the "security registrar," without service charge, but, in the case of a transfer, upon payment of any taxes and other governmental charges as described in the Indenture. Any registration of transfer or exchange will be effected upon the transfer agent or the security registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request, and subject to such reasonable regulations as Heinz Finance may from time to time agree upon with the transfer agents and the security registrar, all as described in the Indenture. Subject to the applicable transfer restrictions, Notes may be transferred in whole or in part in authorized denominations.

     Heinz Finance has initially appointed the Trustee as security registrar and transfer agent, acting through its Corporate Trust Office in the Borough of Manhattan, The City of New York. Heinz Finance reserves the right to vary or terminate the appointment of the security registrar or of any transfer agent or to appoint additional or other transfer agents or to approve any change in the office through which any security registrar of any transfer agent acts, provided that there will at all times be a security registrar in and a transfer agent in the Borough of Manhattan, The City of New York.

Purchase and Cancellation

     Heinz Finance, the Guarantor or any subsidiary may at any time and from time to time purchase New Notes at any price in the open market or otherwise.

     All securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All securities so delivered to the Trustee shall be cancelled promptly by the Trustee. No securities shall be authenticated in lieu of or in exchange for any securities cancelled as provided in the Indenture.

Title

     With respect to any New Note, Heinz Finance, the Guarantor, the Trustee, the paying agent and any other agent of Heinz Finance, the Guarantor or the Trustee may treat the Person in whose name such New Note is registered as the owner thereof for the purpose of receiving payment thereof and for all other purposes whatsoever.

Notices

     Notices to holders of New Notes will be given by mail to the addresses of such holders as they appear in the Security Register. Such notices will be deemed to have been given when mailed.

Replacement of Notes

     New Notes that become mutilated, destroyed, stolen or lost will be replaced by Heinz Finance at the expense of the holder upon delivery to the Trustee of the mutilated Notes or evidence of the loss, theft or destruction thereof satisfactory to Heinz Finance and the Trustee. In the case of a lost, stolen or destroyed New Note, indemnity satisfactory to the Trustee and Heinz Finance may be required at the expense of the holder of such New Note before a replacement New Note will be issued.

Payment of Stamp and Other Taxes

     Heinz Finance shall pay all stamp and other duties, if any, which may be imposed by the United States or the United Kingdom or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance, transfer, exchange or conversion of the New Notes. Heinz Finance will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein.

Depository Procedures with Respect to Global Notes

     With respect to the global notes, DTC has advised Heinz Finance as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised Heinz Finance that pursuant to procedures established by it,

     o (i) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the Purchasers with portions of the principal amount of the global notes and

     o (ii) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

     Investors in the global note within the United States may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants in such system. Investors in the global notes, outside of the United States, may hold interests therein through Euroclear or Clearstream, Luxembourg or organizations other than Euroclear and Clearstream, Luxembourg that are Participants in the DTC system. Euroclear and Clearstream, Luxembourg will hold interests in the any global note on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in such global note in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described above under "-Transfer and Exchange," owners of Interests in the Registered global notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     DTC has advised Heinz Finance that its current practice, upon receipt of any payment in respect of interests in securities such as the global notes (including principal and interest) held by it or its nominee, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, Heinz Finance or the Guarantor. Neither Heinz Finance, the Guarantor nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and Heinz Finance, the Guarantor and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

     Transfers of beneficial interests in the global note between Participants in DTC will be effected in accordance with DTC's procedures, and such beneficial interests will trade in DTC's Settlement System; and consequently, secondary market trading activity in such interests will settle in immediately available funds. Transfers of beneficial interests in the global notes between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures, whereas cross-market transfers of such interests (including by DTC Participants other than Euroclear and Clearstream, Luxembourg) will be subject to considerations described below.

     Cross-market transfers with respect to the global notes between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

     DTC has advised Heinz Finance that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such

Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the global notes for New Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Heinz Finance, the Guarantor, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Governing Law

     The Indenture is, and the New Notes will be, governed by and construed in accordance with the laws of the State of New York.


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

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

     The Old Notes were delivered by us on July 6, 2001 to the initial purchasers pursuant to a purchase agreement dated June 27, 2001 between us, Heinz and the initial purchasers. The initial purchasers subsequently sold the Old Notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the initial sale of the Old Notes, we, Heinz and the initial purchasers entered into the exchange and registration rights agreement. Pursuant to the exchange and registration rights agreement, we agreed that we would:

     o file with the Commission within 270 days after the Old Notes closing date, which is the date we delivered the Old Notes to the initial purchasers, a registration statement under the Securities Act relating to a registered exchange offer;

     o use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 330 days after the Old Notes closing date; and

     o keep the exchange offer open for at least 30 days, and use our reasonable best efforts to commence and complete the exchange offer no later than 45 days after the registration statement becoming effective. During this period, Heinz Finance agrees to exchange the Old Notes for all New Notes properly surrendered and not withdrawn before the expiration date of this period.

     If Commission interpretations are changed on or before the exchange offer such that the Notes received by each holder, except for certain restricted holders, are not or would not be transferable without restriction, and the exchange offer has not been completed within 375 days after the sale of the Old Notes or the exchange offer is not available to any holder of Notes, Heinz Finance will file a shelf registration statement for resale of the Notes within at least 30 days of such obligation arising. Heinz Finance will use its reasonable best efforts to cause the shelf registration statement to become effective no later than 60 days after filing and to keep the registration effective for up to two years after the shelf registration statement becomes effective. Heinz Finance will provide to the holders of the Old Notes copies of a prospectus, notify such holders when the resale registration for the Old Notes has become effective and take certain other actions as are required to permit unrestricted sales of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the resale registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions of the Securities Act in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to such holder (including certain indemnification obligations).

     If within the time required by the exchange and registration rights agreements, Heinz Finance does not complete this exchange offer or, if applicable, does not register the Old Notes for shelf resale, Heinz Finance will generally be deemed to be in registration default. Holders of Old Notes will accrue special additional interest for the period in which Heinz Finance is deemed to be in default. This special interest will accrue as follows; if, within a period of 330 days following the date of original issuance of the Old Notes, the registration statement with regard to the New Notes is not declared effective by the Commission, this special interest will accrue at an annual rate of 0.25% from and including the first day following the end of this period and will cease to accrue on the date on which the registration statement is declared effective by the Commission. Additionally, if, within a period of 45 days following the date the registration statement is declared effective, Heinz Finance does not complete the exchange offer, special interest will accrue at an annual rate of 0.25% from and including the first day following the end of this period and will cease to accrue on the date on which the exchange offer is completed. At no time will the aggregate of any such special interest described above accrue at an annual rate in excess of 0.50%.

     Beginning on June 1, 2002, to but excluding July 17, 2002, interest accrued on the Old Notes at the annual rate of 6.875%. Beginning on July 17, 2002, interest accrued on the Old Notes, and will accrue to but excluding the date the exchange offer is completed, at the annual rate of 7.125%.

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


Terms of the Exchange Offer

     For each of the Old Notes properly surrendered and not withdrawn before the expiration date, Heinz Finance will issue a New Note having a principal amount equal to that of the surrendered Old Note.

     The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will be registered for the exchange offer under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer of the New Notes; and holders of the New Notes will not be entitled to any of the registration rights of the holders of Old Notes under the exchange and registration rights agreement, which will terminate upon the consummation of the exchange offer.

     The New Notes will evidence the same indebtedness as the Old Notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture, which authorized the issuance of the Old Notes. As a result, both series of notes will be treated as a single class of notes under the Indenture.

     Heinz Finance intends to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement and the applicable requirements of the Exchange Act and the related Commission rules and regulations.

     Under existing Commission interpretations, the New Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the New Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resale of those New Notes. Heinz Finance bases its view on interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties. Heinz Finance has not, however, asked the Commission to consider this particular exchange offer in the context of a no-action letter. Therefore, holders of Old Notes cannot be sure that the Commission will treat the exchange offer in the same way it has treated other exchange offers in the past.

     A broker-dealer that has bought Old Notes for market-marking or other trading activities has to deliver a prospectus in order to resell any New Notes it has received for its own account in the exchange. The prospectus may be used by a broker-dealer to resell any of its New Notes. Heinz Finance has agreed in the exchange and registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire for a period of up to 180 days after the registration statement relating to this exchange offer is declared effective.

Expiration Date; Extensions; Amendments


     The term "expiration date" shall mean 5:00 p.m., New York City time, on o , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.


     If we determine to extend the exchange offer, we will, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date:

     o    notify the exchange agent of any extension by oral or written notice;
          and

     o issue a press release or other public announcement which shall include disclosure of the approximate number of Old Notes deposited to date.

     We reserve the right, in our sole discretion:

     o    to delay accepting any Old Notes;

     o    to extend the exchange offer; or

     o if, in the opinion of our counsel, the consummation of the exchange offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof.

     If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Concurrent Exchange Offer

     Concurrently with the exchange offer of the Old Notes for the New Notes, we will conduct an offer to exchange up to $700,000,000 in aggregate principal amount of our outstanding 6.00% Guaranteed Notes due 2012 and up to $550,000,000 in aggregate principal amount of our outstanding 6.75% Guaranteed Notes due 2032, both issued on March 7, 2002, for up to $700,000,000 in aggregate principal amount of our 6.00% New Guaranteed Notes due 2012 and $550,000,000 in aggregate principal amount of our 6.75% New Guaranteed Notes due 2032. The completion or success of the concurrent exchange offer is not a condition to the completion of the exchange offer of the Old Notes for the New Notes.

Interest on the New Notes

     The New Notes will accrue interest at the rate of 6.625% per annum for the notes due 2011 from the date on which the exchange offer is completed. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, and the initial interest payment on the New Notes will be based on the applicable interest rates accruing from the most recent date to which interest has been paid on the Old Notes.

Resale of the New Notes

     With respect to the New Notes, based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, we believe that a holder who exchanges Old Notes for New Notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a distribution of the New Notes, and who is not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, will be allowed to resell New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

     If any holder acquires New Notes in the exchange offer for the purpose of distributing or participating in the distribution of the New Notes, such holder:

     o cannot rely on the position of the staff of the Commission enumerated in such no-action letters issued to third parties; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any New Notes received in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities. We will make this prospectus, as it may be amended or supplemented from time to time, available to any such broker- dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any such resale for a period of up to 180 days after the expiration date. See "Plan of Distribution."

Procedures for Tendering

     To tender in the exchange offer, a holder of Old Notes must either:

     o complete, sign and date the letter of transmittal or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the exchange agent; or

     o if such Old Notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering Old Notes may transmit an agent's message (as defined below) to the exchange agent in lieu of the letter of transmittal, in either case for receipt on or prior to the expiration date.

     In addition:

     o certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal;

     o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, along with the letter of transmittal or an agent's message, as the case may be, must be received by the exchange agent on or prior to the expiration date; or

     o the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to the exchange agent's account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that such account has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that Heinz Finance may enforce the letter of transmittal against such participant. To be tendered effectively, the letter of transmittal and other required documents, or an agent's message in lieu thereof, must be received by the exchange agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     The method of delivery of Old Notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any Old Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

     Any beneficial owner(s) of the Old Notes whose Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's Old Notes:

     o make appropriate arrangements to register ownership of the Old Notes in such owner's name; or

     o    obtain a properly completed bond power from the registered holder.

     The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an eligible institution unless the Old Notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

     o    for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by an eligible institution, which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange Act) which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

     In connection with any tender of Old Notes in definitive certificated form, if the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

     o to reject any and all Old Notes not properly tendered and any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful; and

     o to waive any defects, irregularities or conditions of tender as to particular Old Notes.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities in connection with tenders of Old Notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the expiration date and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By tendering Old Notes pursuant to the exchange offer, each holder of Old Notes will represent to us that, among other things:

     o the New Notes to be acquired by such holder of Old Notes in connection with the exchange offer are being acquired by such holder in the ordinary course of business of such holder;

     o such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes;

     o such holder acknowledges and agrees that any person who is participating in the exchange offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters; and

     o such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of ours.

     If the holder is a broker-dealer that will receive New Notes for such holder's own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the letter of transmittal that such holder will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Old Notes

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     o Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC; and

     o a properly completed and duly executed letter of transmittal and all other required documents, or an agent's message in lieu thereof.

     If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or otherwise non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such Old Notes will be credited to an account maintained with DTC) as promptly as practicable.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an agent's message in lieu of a letter of transmittal, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     If a holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available or the holder cannot deliver its Old Notes (or complete the procedures for book-entry transfer), the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, a holder may effect a tender if:

     o    the tender is made through an eligible institution;

     o prior to the expiration date, the exchange agent receives from such eligible institution (by facsimile transmission, mail or hand delivery) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us setting forth the name and address of the holder, the certificate number(s) of such Old Notes (if applicable) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date:

               (i) the letter of transmittal (or a facsimile thereof), or an agent's message in lieu thereof,

               (ii) the certificate(s) representing the Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and

               (iii) any other documents required by the letter of transmittal,

          will be deposited by the eligible institution with the exchange agent; and

     o such properly executed letter of transmittal (or facsimile thereof), or an agent's message in lieu thereof, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a form of Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Old Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration date. Any such notice of withdrawal must:

     o specify the name of the person having deposited the Old Notes to be withdrawn;

     o identify the Old Notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such Old Notes or, in the case of Old Notes transferred by a book-entry transfer, the name and number of the account at DTC to be credited); and

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees or, in the case of Old Notes transferred by book-entry transfer, be transmitted by DTC and received by the exchange agent in the same manner as the agent's message transferring the Old Notes).

     If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued with respect thereto, unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

     Bank One Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a copy of the Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Mail or Hand/Overnight Delivery:                        By Facsimile:

Bank One Trust Company                                     312-407-8853
One North State Street
Chicago, Illinois 60602                                    Confirm by Telephone:

Attention: Exchanges                                       800-524-9472

Bank One Trust Company is an affiliate of the trustee under the Indenture.

Fees and Expenses

     The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail. Additional solicitation may be made by facsimile transmission, telephone or other electronic means or in person by our officers and regular employees or those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The expenses to be incurred in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, and printing costs, will be paid by us.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequence of Failure to Exchange

     Participation in the exchange offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Old Notes that are not exchanged for the New Notes pursuant to the exchange offer will remain "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act. Accordingly, such Old Notes may not be offered, sold, pledged or otherwise transferred except:

     o to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     o in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act;

     o pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

     o pursuant to an effective registration statement under the Securities Act; or

     o pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.


                                    TAXATION

     In the opinion of Davis Polk & Wardwell, the exchange of Old Notes for New Notes in the exchange offer will not constitute a taxable transaction for United States federal income tax purposes and the New Notes will be treated as a continuation of the investment in the Old Notes. The holder will not recognize taxable gain or loss as a result of the exchange and will have the same basis in the New Notes as in the Old Notes immediately before the exchange.

     Concerning the tax consequences arising under state, local or foreign laws of the exchange of Old Notes for New Notes, we encourage holders to consult their own tax advisors.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of New Notes received in exchange for such Old Notes. For a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the New Notes, or a combination of these methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer that resells the New Notes that were received by it for its own account pursuant to the exchange offer. Any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                              NOTICE TO INVESTORS

     Based on interpretations of the staff of the Commission set forth in no-action letters issued to third parties, we believe that New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder (other than broker-dealers, as set forth below, and any holder that is an "affiliate" of Heinz Finance within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act and without delivery to prospective purchasers of a prospectus pursuant to the provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of its business, is not participating and has no arrangement or understanding with any person to participate in the distribution of the New Notes. Eligible holders wishing to accept the exchange offer must represent to us in the letter of transmittal that these conditions have been met. See "The Exchange Offer--Procedures for Tendering."

     Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities and who receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received for the broker-dealer's own account in exchange for Old Notes where Old Notes were acquired by the broker-dealer as a result of market- making activities or other trading activities. For a period of up to 180 days after the expiration date, we will make this prospectus available to those broker-dealers (if they so request in the letter of transmittal) for use in connection with those resales. See "Plan of Distribution."

     The New Notes constitute new issues of securities with no established public trading market. We do not intend to apply for listing of the New Notes on any securities exchange or for inclusion of the New Notes in any automated quotation system. There can be no assurance that an active public market for the New Notes will develop or as to the liquidity of any market that may develop for the New Notes, the ability of holders to sell the New Notes, or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, our operating results and the market for similar securities.

     Any Old Notes not tendered or accepted in the exchange offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. Following consummation of the exchange offer, the holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and we will have no further obligation to those holders, under the exchange and registration rights agreement, to provide for the registration under the Securities Act of the Old Notes. There may be no trading market for the Old Notes.

     We will not receive any proceeds from, and have agreed to bear the expenses of, the exchange offer. No underwriter is being used in connection with the exchange offer.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of those jurisdictions.


                           VALIDITY OF THE NEW NOTES


     The validity of the New Notes and the Guarantees will be passed upon for us by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The consolidated and combined financial statements of Heinz Finance and Heinz as of May 1, 2002 and May 2, 2001 and for each of the three fiscal years ended May 1, 2002, either included or incorporated herein by reference to Heinz's Annual Report on Form 10-K for the fiscal year ended May 1, 2002 have been so either included or incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

 INDEX TO FINANCIAL STATEMENTS OF H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

                 CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


                                                                            Page
Report of Independent Accountants........................................... F-2
Consolidated and Combined Statements of Income for
  the three years ended May 1, 2002......................................... F-3
Consolidated and Combined Balance Sheets as of May 1, 2002
  and May 2, 2001........................................................... F-4
Consolidated Statement of Shareholders' Equity for the
  year ended May 1, 2002.................................................... F-5
Consolidated and Combined Statements of Cash Flows for the
  three years ended May 1, 2002............................................. F-6
Notes to Consolidated and Combined Financial Statements for
  the three years ended May 1, 2002......................................... F-7
Consolidated Statements of Income for the six months ended
  October 30, 2002 and October 31, 2001 (unaudited).........................F-25
Condensed Consolidated Balance Sheets as of
  October 30, 2002 (unaudited) and May 1, 2002..............................F-26
Condensed Consolidated Statements of Cash Flows for the
  six months ended October 30, 2002 and October 31, 2001 (unaudited)........F-27
Notes to Condensed Consolidated Financial Statements for
  the six months ended October 30, 2002 and
  October 31, 2001 (unaudited)............................................. F-28

      PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (UNAUDITED)

Introduction to the Pro Forma Consolidated and Combined
  Financial Statements (unaudited)......................................... F-36
Pro Forma Consolidated Statement of Income for the
   year ended May 1, 2002 (unaudited)...................................... F-37
Pro Forma Combined Statement of Income for the
   year ended May 2, 2001 (unaudited)...................................... F-39
Pro Forma Combined Statement of Income for the
  year ended May 3, 2000 (unaudited)....................................... F-41
Pro Forma Consolidated Statement of Income for the
   six months ended October 30, 2002 (unaudited)........................... F-43
Pro Forma Consolidated Statement of Income for the
   six months ended October 31, 2001 (unaudited)........................... F-45
Pro Forma Consolidated Balance Sheet as of
  October 30, 2002 (unaudited)............................................. F-47

                       Report of Independent Accountants


To the Board of Directors and Shareholders of
   H. J. Heinz Finance Company


   In our opinion, the accompanying consolidated and combined balance sheets and the related consolidated and combined statements of income, shareholders' equity, and cash flows present fairly, in all material respects, the financial position of H. J. Heinz Finance Company (the Company) and its subsidiaries at May 1, 2002 and May 2, 2001, and the results of their operations and their cash flows for each of the three years in the period ended May 1, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania


July 2, 2002 except for Note 14 as to which the date is December 12, 2002 and except for Note 17 as to which the date is December 20, 2002

                  H. J. Heinz Finance Company and Subsidiaries
                    Consolidated and Combined Statements of
               Income Fiscal Years ended May 1, 2002, May 2, 2001
                                and May 3, 2000


                                                                                  Fiscal Year Ended
                                                                  ---------------------------------------------------
                                                                       May 1, 2002      May 2, 2001      May 3, 2000
                                                                       (52 Weeks)       (52 Weeks)       (53 Weeks)
                                                                  -----------------  -----------------  -------------
                                                                                  (Dollars in thousands)
Sales...........................................................  $       4,191,230  $       4,550,391  $   4,469,324
Cost of products sold............................................         2,744,344          3,085,270      3,013,574
                                                                  -----------------  -----------------  --------------
Gross profit.....................................................         1,446,886          1,465,121      1,455,750
Selling, general and administrative expenses.....................           650,933            897,950        752,066
Royalty expense to related parties...............................           179,198            129,102         94,347
                                                                  -----------------  -----------------  --------------
Operating income.................................................           616,755            438,069        609,337
Interest income..................................................            36,175            110,979        126,236
Interest expense.................................................           206,578             10,278          7,138
Dividends from related parties...................................           130,720                  -              -
Other expenses, net..............................................            11,397             21,303         27,896
                                                                  -----------------  -----------------  --------------
Income before income taxes, minority interest and cumulative
   effect of accounting changes..................................           565,675            517,467        700,539
Provision for income taxes.......................................            46,251            205,358        252,244
                                                                  -----------------  -----------------  --------------
Income before minority interest and cumulative effect of
   accounting changes............................................           519,424            312,109        448,295
Minority interest................................................          (445,707)                 -              -
                                                                  -----------------  -----------------  --------------
Income before cumulative effect of accounting changes............            73,717            312,109        448,295
Cumulative effect of accounting changes..........................                --             (5,211)            --
                                                                  -----------------  -----------------  --------------
Net income....................................................... $          73,717  $         306,898  $      448,295
                                                                  =================  =================  ==============


   The accompanying notes are an integral part of these financial statements.

                                     H. J. Heinz Finance Company and Subsidiaries
                                       Consolidated and Combined Balance Sheets
                                    Fiscal Years Ended May 1, 2002 and May 2, 2001

                                                                                        May 1, 2002     May 2, 2001
                                                                                       --------------  -------------
                                                                                          (Dollars in thousands)
Assets
Current assets:
Cash and cash equivalents............................................................. $        6,924  $         393
   Receivables (net of allowances: 2002--$2,596; 2001--$2,606)..........................      732,714        506,447
   Due from related parties...........................................................         72,762         75,429
   Short-term notes receivable from related parties...................................        921,014             --
   Inventories:
      Finished goods and work-in-process..............................................        567,482        515,315
      Packaging material and ingredients..............................................        142,785        139,855
   Prepaid expenses and other current assets..........................................         61,439         99,470
                                                                                       --------------  -------------
        Total current assets..........................................................      2,505,120      1,336,909
Property, plant and equipment:
   Land...............................................................................         16,525         18,684
   Buildings and leasehold improvements...............................................        313,979        399,802
   Equipment, furniture and other.....................................................      1,185,861      1,190,028
   Less accumulated depreciation......................................................       (661,429)      (738,731)
                                                                                       --------------  -------------
        Total property, plant and equipment, net......................................        854,936        869,783
Other noncurrent assets:
   Long-term notes receivable from related parties....................................         35,000         35,000
   Investments in related parties.....................................................      1,895,245      1,895,245
   Goodwill (net of amortization: 2002--$262,439; 2001--$226,085).....................      1,650,488      1,108,898
   Other intangible assets (net of amortization: 2002--$153,425; 2001--$143,375)......        276,102         99,396
Other noncurrent assets...............................................................        267,558        256,260
                                                                                       --------------  -------------
        Total other noncurrent assets.................................................      4,124,393      3,394,799
                                                                                       --------------  -------------
        Total assets.................................................................. $    7,484,449  $   5,601,491
                                                                                       ==============  =============
Liabilities and Shareholders' Equity
Current liabilities:
   Short-term debt with related parties............................................... $      132,164  $           -
   Portion of long-term debt within one year..........................................        451,375         29,833
   Accounts payable...................................................................        256,372        321,222
   Accounts payable to related parties................................................        153,968         96,221
   Accrued marketing..................................................................         46,603         60,292
   Accrued interest...................................................................         79,442          7,159
   Accrued restructuring costs........................................................          4,956         42,405
   Other accrued liabilities..........................................................         94,651        114,528
                                                                                       --------------  -------------
      Total current liabilities.......................................................      1,219,531        671,660

Long-term debt........................................................................      3,936,025         23,932
Deferred income taxes.................................................................         23,059        205,134
Other liabilities.....................................................................         36,431         42,368
                                                                                       --------------  -------------
      Total long-term debt and other liabilities......................................      3,995,515        271,434

Minority interest.....................................................................      1,758,476              -
Mandatorily Redeemable Series A Preferred shares......................................        325,000              -

Shareholders' equity:
   Common stock, 1,001,000 shares authorized, 10,560 shares issued, $1.00 par value...             11              -
   Additional capital.................................................................        128,050              -
   Retained earnings..................................................................         58,035              -
   Accumulated other comprehensive (loss).............................................           (169)             -
   Parent company's investment........................................................              -      4,658,397
                                                                                       --------------  -------------
      Total shareholders' equity......................................................        185,927      4,658,397
                                                                                       --------------  -------------
      Total liabilities and shareholders' equity...................................... $    7,484,449  $   5,601,491
                                                                                       ==============  =============

   The accompanying notes are an integral part of these financial statements.

                                     H. J. Heinz Finance Company and Subsidiaries
                                    Consolidated Statement of Shareholders' Equity
                                            Fiscal Year Ended May 1, 2002


                                                   Common Stock                                 Accumulated
                                                 -----------------                                  Other           Total
                                Comprehensive                         Additional    Retained    Comprehensive    Shareholders'
                                    Income       Shares    Dollars     Capital      Earnings        (Loss)          Equity
                                -------------    ------    -------    ----------    --------    -------------    -------------
Original contribution of net
   assets.....................            -      10,560    $    11    $  135,386           -    $        (261)   $     135,136
Net income - 2002.............  $    73,717           -          -             -    $ 73,717                -           73,717
Other comprehensive income
   (loss), net of tax:
   Net change in fair value of
      cash flow hedges........          252           -          -             -           -              252              252
   Net hedging losses
      reclassified into
      earnings................         (160)          -          -             -           -             (160)            (160)
                                -----------
Comprehensive income..........  $    73,809
                                ===========
Dividends paid to preferred
   shareholders...............                        -          -             -     (15,682)               -          (15,682)
Adjustment to original net
   assets contributed.........                        -          -        (7,336)          -                -           (7,336)
                                                 ------    -------   -----------    --------   --------------    -------------
Balance at May 1, 2002........                   10,560    $    11   $   128,050    $ 58,035   $         (169)   $     185,927
                                                 ======    =======   ===========    ========   ==============    =============


   The accompanying notes are an integral part of these financial statements.

                                     H. J. Heinz Finance Company and Subsidiaries
                                     Consolidated and Combined Statements of Cash
                                  Flows Fiscal Years ended May 1, 2002, May 2, 2001
                                                   and May 3, 2000

                                                                                   Fiscal Year Ended
                                                                      ----------------------------------------------
                                                                      May 1, 2002      May 2, 2001       May 3, 2000
                                                                      (52 Weeks)       (52 Weeks)        (53 Weeks)
                                                                      -----------      -----------       -----------
                                                                                 (Dollars in thousands)
Operating activities:
Net income......................................................... $        73,717  $       306,898  $      448,295
Adjustments to reconcile net income to cash provided by operating activities:
   Depreciation....................................................          67,639           70,277          90,219
   Amortization....................................................          39,499           51,464          49,467
   Deferred tax provision..........................................          14,467           29,417          13,250
   Loss on sale of The All American Gourmet business...............              --           94,600              --
   Minority interest...............................................         445,707               --              --
   Provision for restructuring.....................................          (3,561)         257,983         175,737
   Deferred income.................................................           1,646           22,162            (570)
   Other items, net................................................          (3,165)         (11,605)          9,763
   Changes in current assets and liabilities, excluding effects of acquisitions and divestitures:
      Receivables..................................................        (215,473)        (158,331)        (52,916)
      Inventories..................................................        (466,937)          73,329        (100,548)
      Due from/to related parties..................................         142,651         (413,346)        (52,773)
      Accounts payable.............................................         (82,632)          10,094          16,341
      Accrued liabilities..........................................         (46,396)        (230,964)       (163,654)
      Other........................................................             (50)         (24,456)          1,275
                                                                    ---------------  ---------------  --------------
        Cash (used for) provided by operating activities...........         (32,888)          77,522         433,886
                                                                    ---------------  ---------------  --------------
Investing activities:
   Capital expenditures...........................................          (77,205)        (183,494)       (215,404)
   Proceeds from disposals of property, plant and equipment .......           3,274          165,450           4,781
   Acquisitions, net of cash acquired..............................        (809,390)        (229,916)        (73,923)
   Proceeds from divestitures......................................              --           96,524          25,000
   Investment in The Hain Celestial Group, Inc.....................              --          (79,743)        (99,764)
   Other items, net................................................           8,544             (827)        (34,847)
                                                                    ---------------  ---------------  --------------
        Cash used for investing activities.........................        (874,777)        (232,006)       (394,157)
                                                                    ---------------  ---------------  --------------
Financing activities:
   Payments on long-term debt......................................        (309,900)         (12,160)        (52,110)
   Proceeds from long-term debt....................................       1,992,792               --           4,344
   Payments on commercial paper and short-term borrowings, net.....        (957,702)              --              --
   Payments of dividends to related parties........................              --         (350,648)       (306,244)
   Distributions to Class A partners...............................        (108,856)              --              --
   Dividends on preferred shares...................................         (15,682)              --              --
   Proceeds from mandatorily redeemable Series A preferred
      shares.......................................................         325,000               --              --
   Net parent advances.............................................              --          515,363         313,689
   Other items, net................................................         (21,190)              --              --
                                                                    ---------------  ---------------  --------------
      Cash provided by (used for) financing activities.............         904,462          152,555         (40,321)
                                                                    ---------------  ---------------  --------------
Net decrease in cash and cash equivalents..........................          (3,203)          (1,929)           (592)
Cash and cash equivalents, beginning of year.......................          10,127            2,322           2,914
                                                                    ---------------  ---------------  --------------
Cash and cash equivalents, end of year............................. $         6,924  $           393  $        2,322
                                                                    ===============  ===============  ==============

   The accompanying notes are an integral part of these financial statements.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

1. Basis of Presentation

     On May 3, 2001, H. J. Heinz Company ("Heinz") reorganized its U.S. corporate structure and established two primary companies for the management of U.S. trademarks and for U.S. treasury functions. As a result, all of the U.S. treasury and business operations of Heinz's domestic operations ("the U.S. Group") are now being conducted by H. J. Heinz Finance Company and its wholly-owned subsidiaries, and H. J. Heinz Company, L.P. ("Heinz LP") collectively referred to as "Heinz Finance" in the accompanying notes. H. J. Heinz Finance Company has limited partnership interests in Heinz LP. As part of the reorganization, substantially all assets and liabilities of the U.S. Group, except for finished goods inventories, which were retained by Heinz, were contributed to Heinz LP by Heinz. In addition, certain assets and liabilities that related to the U.S. Group were assumed by Heinz during Fiscal Year 2001.
H. J. Heinz Finance Company also assumed primary liability for approximately $2.9 billion of Heinz's outstanding senior unsecured debt and accrued interest by becoming co-obligor with Heinz.

     Heinz LP owns or leases the operating assets involved in manufacturing throughout the United States which were contributed by Heinz and its subsidiaries, together with other assets and liabilities, to Heinz LP and manages the business. Heinz LP has two classes of limited partnership interests, Class A and Class B, that are allocated varying income and cash distributions in accordance with the Heinz LP agreement. H. J. Heinz Finance Company, directly and through wholly-owned subsidiaries, owns the Class B interests. Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the managing General Partner of Heinz LP and employs the salaried personnel of the U.S. Group. Under the partnership agreement, Heinz Finance has the power to control the general partner through majority membership on Heinz LP's management board. The minority interest amounts on the May 1, 2002 balance sheet represents the Class A and General Partner limited partnership interest in Heinz LP, and has been adjusted for the minority partners' share of income and cash distributions.

     The preparation of the May 2, 2001 and May 3, 2000 combined financial statements include the use of "carve out" and "push down" accounting procedures wherein assets, liabilities and expenses historically recorded or incurred at the parent company level or an affiliate of Heinz, which related to or were incurred on behalf of the U.S. Group, have been identified and allocated or pushed down as appropriate to reflect results of the U.S. Group for the periods presented. See Note (6), for a further discussion regarding the allocation of Heinz parent company costs.

2. Significant Accounting Policies

   Fiscal Year

     Heinz Finance operates on a 52- or 53-week fiscal year ending the Wednesday nearest April 30. Fiscal years for the financial statements included herein ended May 1, 2002, May 2, 2001 and May 3, 2000.

   Principles of Consolidation and Combination

     The consolidated and combined financial statements include the accounts of Heinz Finance. All intercompany accounts and transactions have been eliminated. Investments owned less than 50%, where significant influence exists, are accounted for on an equity basis. Certain prior-year amounts have been reclassified in order to conform with the Fiscal Year 2002 presentation. The accounting policies of Heinz Finance and the U.S. Group are the same.

   Use of Estimates

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

   Cash Equivalents

     Cash equivalents are defined as highly liquid investments with original maturities of 90 days or less.

   Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally under the average cost method.

   Property, Plant and Equipment

     Land, buildings and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives of the assets. Accelerated depreciation methods are generally used for income tax purposes. Expenditures for new facilities and improvements that substantially extend the capacity or useful life of an asset are capitalized. Ordinary repairs and maintenance are expensed as incurred. When property is retired or otherwise disposed, the cost and related depreciation are removed from the accounts and any related gains or losses are included in income.

   Intangibles

     Goodwill, trademarks and other intangibles arising from acquisitions are being amortized on a straight-line basis over periods ranging from seven to 40 years. The carrying value of intangibles is evaluated periodically in relation to the operating performance and future undiscounted cash flows of the underlying businesses. Adjustments are made if the sum of expected future net cash flows is less than book value. See Recently Adopted Accounting Standards regarding the accounting for goodwill and intangibles amortization effective May 2, 2002.

   Parent Company's Investment

     Heinz's investment for Fiscal years 2001 and 2000 represents the original investment by Heinz plus accumulated net income, less dividends, capital contributions, certain intercompany accounts and current federal and state income taxes payable.

   Revenue Recognition

     Heinz Finance recognizes revenue when title, ownership and risk of loss pass to the customer. See Recently Adopted Accounting Standards for additional information.

   Advertising Expenses

     Advertising costs are expensed in the year in which the advertising first takes place.

   Income Taxes

     Until July 6, 2001, Heinz Finance joined with Heinz in the filing of a consolidated U.S. income tax return and state income tax returns. After July 6, 2001, H. J. Heinz Finance Company began filing its own consolidated U.S. income tax return. U.S. tax expense for all periods prior to July 7, 2001, and state tax expense for all years includes the effect of certain tax sharing agreements Heinz Finance has with Heinz regarding these consolidated filings. Specifically, Heinz charged (refunded) Heinz Finance at the U.S. statutory rate for its actual taxable income (loss). In addition, Heinz charges Heinz Finance for its share of consolidated state tax expense based on Heinz Finance's share of the state allocation factors.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

     Deferred income taxes result primarily from temporary differences between financial and tax reporting. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

   Financial Instruments

     Heinz Finance uses derivative financial instruments for the purpose of hedging interest rate and price exposures which exist as part of ongoing business operations. As a policy, Heinz Finance does not engage in speculative or leveraged transactions, nor does Heinz Finance hold or issue financial instruments for trading purposes.

     The cash flows related to financial instruments are classified in the consolidated and combined statements of cash flows in a manner consistent with those of the transactions being hedged.

   Recently Adopted Accounting Standards

     In September 2000, the FASB Emerging Issues Task Force ("EITF") issued new guidelines entitled, "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products." In addition, during May 2000, the EITF issued new guidelines entitled "Accounting for Certain Sales Incentives." Both of these issues provide guidance primarily on income statement classification of consideration from a vendor to a purchaser of the vendor's products, including both customers and consumers. Generally, cash consideration is to be classified as a reduction of revenue, unless specific criteria are met regarding goods or services that the vendor may receive in return for this consideration.

     In the fourth quarter of Fiscal Year 2002, Heinz Finance adopted these new EITF guidelines. The adoption of these EITF guidelines resulted in a reduction of revenues of approximately $437 million in Fiscal Year 2002, $388 million in Fiscal Year 2001 and $320 million in Fiscal Year 2000. Selling, general and administrative expense ("SG&A") was correspondingly reduced such that net income was not affected. Prior periods presented have been reclassified to conform with the current year presentation.

     In June 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives should not be amortized but should be tested for impairment at least annually, and they provide guidelines for new disclosure requirements. These standards outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing. Heinz Finance has adopted the provisions of SFAS Nos. 141 and 142 for all business combinations after June 30, 2001.

     Effective May 2, 2002, Heinz Finance will adopt SFAS No. 142 for existing goodwill and other intangible assets. The reassessment of intangible assets, including the ongoing impact of amortization, was completed during the first quarter of Fiscal Year 2003. The assignment of goodwill to reporting units, along with completion of the first step of the transitional goodwill impairment tests, was completed during the first six months of Fiscal Year 2003. The effects of adopting SFAS No. 141 and 142 on net income for Fiscal Year 2002, Fiscal Year 2001 and Fiscal Year 2000 follows:

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

                                                                                  Fiscal Year
                                                                        ---------------------------------
                                                                           2002       2001        2000
                                                                        ---------  ----------  ----------
Net income..............................................................$  73,717  $  306,898  $  448,295
Add: Goodwill amortization, net of tax and minority interest............    1,362      29,112      25,538
Trademark amortization, net of tax and minority interest................        -       2,138       2,134
                                                                        ---------  ----------  ----------
Net income excluding goodwill and trademark amortization................$  75,079  $  338,148  $  475,967
                                                                        =========  ==========  ==========

     In Fiscal Year 2001, Heinz Finance changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." Under the new accounting method, adopted retroactive to May 4, 2000, Heinz Finance recognizes revenue upon the passage of title, ownership and risk of loss to the customer. The cumulative effect of the change on prior years resulted in a charge to income of $4.8 million (net of income taxes of $2.8 million), which has been included in net income for the year ended May 3, 2000. The change did not have a significant effect on revenue or results of operations for the year ended May 2, 2001. The pro forma amounts, assuming that the new revenue recognition method had been applied retroactively to prior periods, were not materially different from the amounts shown in the combined statements of income for the year ended May 3, 2000. In addition, in Fiscal Year 2001, Heinz Finance adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which resulted in a cumulative effect of an accounting change that reduced net income by $0.4 million.

   Recently Issued Accounting Standards

     In June 2001, the FASB approved SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for fiscal years beginning after June 15, 2002. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." SFAS No. 144 clarifies and revises existing guidance on accounting for impairment of property, plant and equipment, amortized intangibles, and other long-lived assets not specifically addressed in other accounting literature. This standard will be effective for Heinz Finance beginning in Fiscal Year 2003. Heinz Finance does not expect the adoption of this standard to have a significant impact on the consolidated financial statements.

3.   Acquisitions

     All of the following acquisitions have been accounted for as purchases and, accordingly, the respective purchase prices have been allocated to the respective assets and liabilities based upon their estimated fair values as of the acquisition date. Operating results of businesses acquired have been included in the consolidated and combined statements of income from the respective acquisition dates forward. Pro forma results of Heinz Finance, assuming all of the following acquisitions had been made at the beginning of each period presented, would not be materially different from the results reported. There are no significant contingent payments, options or commitments associated with any of the acquisitions.

   Fiscal Year 2002

     Heinz Finance acquired the following businesses for a total of $813.9 million, which was paid primarily in cash, including obligations to sellers of $2.5 million:

     o In July 2001, Heinz Finance completed the acquisition of Borden Food Corporation's pasta sauce, dry bouillon and soup businesses including such brands as Classico pasta sauces, Aunt Millie's pasta sauce,

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

          Mrs. Grass Recipe soups and Wyler's bouillons and soups.

     o In August 2001, Heinz Finance completed the acquisition of Delimex Holdings, Inc., a leading maker of frozen Mexican food products such as taquitos, quesadillas, tamales and rice bowls.

     o In September 2001, Heinz Finance completed the acquisition of Anchor Food Products branded retail business, which includes the retail licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers and the Popper's brand of retail appetizer lines.

     o    Heinz Finance also made other smaller acquisitions.

     The preliminary allocation of the purchase price resulted in goodwill of $571.2 million, which was assigned to the U.S. Frozen segment ($375.3 million) and Heinz North America segment ($195.9 million). Of that amount, $367.8 million is expected to be deductible for tax purposes. In addition, $186.0 million of intangible assets were acquired, of which $91.1 million was assigned to brands and trademarks that are not subject to amortization. The remaining $94.9 million of acquired intangible assets has a weighted-average useful life of approximately 27 years. The intangible assets that make up that amount include brands and trademarks of $39.1 million (38-year weighted-average useful life), licensing agreements of $45.8 million (20-year weighted-average useful life) and patents of $10.0 million (18-year weighted-average useful life).

   Fiscal Year 2001

          Heinz Finance acquired businesses for a total of $234.0 million, including obligations to sellers of $4.1 million. The allocations of the purchase price resulted in goodwill of $186.5 million and trademarks and other intangible assets of $0.1 million, which are being amortized on a straight-line basis over periods not exceeding 40 years.

     On March 1, 2001, Heinz Finance acquired two privately held U.S. foodservice companies: Cornucopia, Inc. of Irvine, California, and Central Commissary, Inc. of Phoenix, Arizona. Both companies make and market refrigerated and frozen reciped food products. Also during Fiscal Year 2001, Heinz Finance completed the acquisitions of IDF Holdings, Inc., the parent of International DiverseFoods Inc., a leading manufacturer of customized dressings, sauces, mixes and condiments for restaurant chains and foodservice distributors, and Alden Merrell Corporation, a manufacturer of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors.

     On June 19, 2000, Heinz Finance exercised its preemptive right to purchase an additional 2,582,774 shares of The Hain Celestial Group, Inc. ("Hain") for $79.7 million, or $30.88 per share. The transaction restored Heinz Finance's ownership interest in Hain to 19.5%. Heinz Finance's ownership was diluted as a result of Hain's stock-for-stock merger with Celestial Seasonings on May 30, 2000.

   Fiscal Year 2000

     Heinz Finance acquired businesses for a total of $84.4 million, including obligations to sellers of $10.4 million. The allocations of the purchase price resulted in goodwill of $56.5 million, which is being amortized on a straight-line basis over periods not exceeding 40 years. During Fiscal Year 2000, Heinz Finance completed the acquisition of Quality Chef Foods, a leading manufacturer of frozen heat-and-serve soups, entrees and sauces; Yoshida, a line of Asian sauces marketed in the U.S.; and Thermo Pac, Inc., a U.S. leader in single-serve condiments.

     On September 27, 1999, Heinz Finance and Hain announced an agreement to form a strategic alliance for the global production and marketing of natural and organic foods and soy-based beverages. Heinz Finance's investment

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

of $99.8 million gave it a 19.5% interest in Hain. Heinz Finance will provide procurement, manufacturing and logistic expertise while Hain will provide marketing, sales and distribution services. Additionally, Hain acquired from Heinz Finance the trademark for Earth's Best organic baby foods. Heinz Finance's investment in Hain is recorded in other noncurrent assets in the accompanying consolidated and combined balance sheets and equity income/loss is recorded in other expenses in the accompanying consolidated and combined statements of income.

4.   Divestitures

     On February 9, 2001, Heinz Finance announced it had sold The All American Gourmet business and it Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees for $55.0 million. The transaction resulted in a pretax loss of $94.6 million. The All American Gourmet business contributed approximately $141.4 million in sales for Fiscal Year 2000.

     Pro forma results of Heinz Finance, assuming the above divestiture had been made at the beginning of each period presented, would not be materially different from the results reported.

5. Restructuring Charges

   Streamline

     In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of Heinz Finance's canned pet food production to Bloomsburg, Pennsylvania (which results in ceasing canned pet food production at Heinz Finance's Terminal Island, California facility).

     During the first quarter of Fiscal Year 2002, Heinz Finance recognized implementation costs totaling $1.2 million pretax. In the fourth quarter of Fiscal Year 2002, Heinz Finance recorded a benefit of $4.7 million pretax to reflect revisions in original cost estimates. This benefit was primarily the result of lower than expected contract exit costs associated with Heinz Finance's Terminal Island, California facility. Total Fiscal Year 2002 pretax charges of $1.1 million were classified as cost of products sold and a pretax benefit of $4.6 million is classified as SG&A. In addition, Heinz Management Company, a wholly-owned subsidiary of Heinz, assumed a portion of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During Fiscal Year 2001, Heinz Finance recognized restructuring charges and implementation costs totaling $84.7 million pretax. Pretax charges of $65.3 million were classified as cost of products sold and $19.4 million as SG&A. The major components of the net restructuring charge and implementation costs and the remaining accrual balance as of May 1, 2002 and May 2, 2001 were as follows:

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000


                                                                Employee
                                                              Termination
                                             Noncash Asset   and Severance   Accrued Exit   Implementation
                                              Write-Downs        Costs          Costs            Costs       Total
                                             -------------   -------------   ------------   --------------   ------
                                                                           (In millions)
Restructuring and implementation costs -
   Fiscal Year 2001......................... $     34.7        $    15.4      $   22.8          $   11.8     $ 84.7
Amounts utilized - Fiscal Year 2001.........      (34.7)            (5.8)         (1.7)            (11.8)     (54.0)
                                             ----------        ---------      --------          --------     ------
Accrued restructuring costs - May 2, 2001...          -              9.6          21.1                 -       30.7


Implementation costs - Fiscal Year 2002.....          -                -             -               1.2        1.2
Revisions to accruals and asset write-downs-
   Fiscal Year 2002.........................        4.3             (3.1)         (5.9)                -       (4.7)
Amounts utilized - Fiscal Year 2002.........       (4.3)            (2.5)        (10.4)             (1.2)     (18.4)
Liability assumed by related party -
   Fiscal Year 2002.........................          -             (3.8)         (0.6)                -       (4.4)
                                             ----------        ---------      --------          --------     ------
Accrued restructuring costs - May 1, 2002... $        -        $     0.2      $    4.2          $      -     $  4.4
                                             ==========        =========      ========          ========     ======

     During Fiscal Year 2002, Heinz Finance utilized $12.9 million of severance and exit cost accruals, principally for ceasing canned pet food production in its Terminal Island, California facility, and its overhead reduction plan.

     Non-cash asset write-downs consisted primarily of long-term asset impairments that were recorded as a direct result of Heinz Finance's decision to consolidate its canned pet food production operations. Non-cash asset write-downs totaled $39.0 million and related to property, plant and equipment ($30.6 million) and current assets ($8.4 million). Long-term asset write-downs were based on third-party appraisals, contracted sales prices or management's estimate of salvage value. Current asset write-downs included inventory and packaging material, prepaids and other current assets and were determined based on management's estimate of net realizable value.

     Employee termination and severance costs are primarily related to involuntary terminations and represent cash termination payments to be paid to affected employees as a direct result of the restructuring program. Non-cash pension and postretirement benefit charges related to the approved projects are also included as a component of total severance costs ($5.3 million).

     Exit costs are primarily contractual obligations incurred as result of Heinz Finance's decision to exit these facilities.

     Implementation costs were recognized as incurred in Fiscal Year 2002 ($1.2 million pretax) and Fiscal Year 2001 ($11.8 million pretax) and consist of incremental costs directly related to the implementation of the Streamline initiative. These include cost premiums related to production transfers, idle facility costs, consulting costs and relocation costs.

     In Fiscal Year 2001, Heinz Finance ceased production of canned pet food in its Terminal Island, California facility. In Fiscal Year 2002, Heinz Finance continued and substantially completed its overhead reduction plan. These actions resulted in a net reduction of Heinz Finance's workforce of approximately 200 employees.

   Operation Excel

     In Fiscal Year 1999, Heinz announced a growth and restructuring initiative, named "Operation Excel." This initiative was a multi-year, multi-faceted program which established manufacturing centers of excellence, focused the product portfolio, realigned Heinz Finance's management teams and invested in growth initiatives.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

     Creating manufacturing centers of excellence resulted in significant changes to Heinz Finance's manufacturing footprint including the following initiatives: focused the Pittsburgh, Pennsylvania factory on soup and baby food production and shifted other production to existing facilities, downsized the Pocatello, Idaho factory by shifting Bagel Bites production to the Ft. Myers, Florida factory, and shifted certain Smart Ones entree production to the Massillon, Ohio factory, closed the El Paso, Texas pet treat facility and transferred production to the Topeka, Kansas factory and to co-packers, and disposed of the Bloomsburg, Pennsylvania frozen pasta factory.

     As part of Operation Excel, Heinz Finance focused the portfolio of product lines on six core food categories: ketchup, condiments and sauces; frozen foods; tuna; soup, beans and pasta meals; infant foods; and pet products.

     Realigning Heinz Finance's management teams provided processing and product expertise. Specifically, Operation Excel established a single frozen food headquarters, resulting in the closure of Heinz Finance's Ore-Ida head office in Boise, Idaho and established a single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania, resulting in the relocation of Heinz Finance's seafood and pet food headquarters from Newport, Kentucky.

     Heinz Finance substantially completed Operation Excel. During Fiscal Year 2002, Heinz Management Company, a wholly-owned subsidiary of Heinz, assumed a portion of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During Fiscal Year 2001, Heinz Finance recognized restructuring charges of $44.8 million pretax. These charges were associated with exiting Heinz Finance's can making operations, which were sold during Fiscal Year 2001, and higher than originally expected severance costs associated with creating the single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania. This charge was recorded in cost of products sold ($36.3 million) and SG&A ($8.5 million). This charge was offset by reversals of unutilized Operation Excel accruals and asset write-downs of $21.0 million pretax. These reversals were recorded in cost of products sold ($8.2 million) and SG&A ($12.7 million) and were primarily the result of revisions in estimates of fair values of assets which were disposed of as part of Operation Excel and Heinz Finance's decision not to exit certain warehouses due to higher than expected volume growth. Implementation costs of $149.5 million pretax were also recognized in Fiscal Year 2001. These costs were classified as costs of products sold ($62.2 million) and SG&A ($87.3 million).

     During Fiscal Year 2000, Heinz Finance recognized restructuring charges of $95.3 million pretax. Pretax charges of $53.5 million were classified as cost of products sold and $41.8 million as SG&A. Also during Fiscal Year 2000, Heinz Finance recorded a reversal of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs, primarily for the closure of the West Chester, Pennsylvania facility, which remains in operation as a result of the sale of the Bloomsburg frozen pasta facility in Fiscal Year 2000. Implementation costs of $96.9 million pretax were classified as cost of products sold ($33.7 million) and SG&A ($63.2 million).

     During Fiscal Year 1999, Heinz Finance recognized restructuring charges and implementation costs totaling $156.1 million pretax. Pretax charges of $94.3 million were classified as cost of products sold and $61.8 million as SG&A.

     Implementation costs were recognized as incurred and consisted of incremental costs directly related to the implementation of Operation Excel, including consulting fees, employee training and relocation costs, unaccruable severance costs associated with terminated employees, equipment relocation costs and commissioning costs.

     The major components of the restructuring charges and implementation costs and the remaining accrual balances as of May 1, 2002, May 2, 2001 and May 3, 2000 were as follows:

                                     H. J. Heinz Finance Company and Subsidiaries
                               Notes to Consolidated and Combined Financial Statements
                             Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000


                                                                Employee
                                                              Termination
                                             Noncash Asset   and Severance   Accrued Exit   Implementation
                                              Write-Downs        Costs          Costs            Costs       Total
                                             -------------   -------------   ------------   --------------   ------
                                                                           (In millions)
Accrued restructuring costs - April 28, 1999 $        --       $     8.4      $    15.7       $       --     $ 24.1


Restructuring and implementation costs -
   2000.....................................        50.2            37.4            7.6             96.9      192.1
Accrual reversal - Fiscal Year 2000.........       (15.4)           (0.6)          (0.4)              --      (16.4)
Amounts utilized - Fiscal Year 2000.........       (34.8)          (27.0)          (6.9)           (96.9)    (165.6)
                                             -----------       ---------      --------        ----------     ------
Accrued restructuring costs - May 3, 2000...          --            18.2           16.0               --       34.2

Restructuring and implementation costs -
   2001.....................................        33.1             5.2            6.5            149.5      194.3
Accrual reversal - Fiscal Year 2001.........        (7.9)           (5.1)          (8.0)              --      (21.0)
Amounts utilized - Fiscal Year 2001.........       (25.2)          (13.7)          (7.4)          (149.5)    (195.8)
                                             -----------       ---------      ---------       ----------     ------
Accrued restructuring costs - May 2, 2001...          --             4.6            7.1               --       11.7

Liability assumed by related party -
   Fiscal Year 2002.........................          --            (4.6)          (6.5)              --      (11.1)
                                             -----------       ---------      ---------       ----------     ------
Accrued restructuring costs - May 1, 2002... $        --       $      --      $     0.6       $       --     $  0.6
                                             ===========       =========      =========       ==========     ======

     Non-cash asset write-downs consisted primarily of asset impairments that were recorded as a direct result of Heinz Finance's decision to exit facilities. Net non-cash asset write-downs totaled $25.2 million in Fiscal Year 2001 and related to property, plant and equipment ($14.9 million) and other current assets ($10.3 million). In Fiscal Year 2000, non-cash asset write-downs totaled $34.8 million and related to property, plant and equipment ($27.0 million) and current assets ($7.8 million). In Fiscal Year 1999, non-cash asset write-downs totaled $96.7 million and consisted of property, plant and equipment ($68.2 million), goodwill and other intangibles ($18.7 million) and current assets ($9.8 million). Long-term asset write-downs were based on third-party appraisals, contracted sales prices or management's estimate of salvage value. The carrying value of these long-term assets was approximately $2.4 million at May 3, 2000 and $8.1 million at April 28, 1999. These assets were sold or removed from service by the end of Fiscal Year 2001. The results of operations, related to these assets, including the effect of reduced depreciation were not material. Current asset write-downs included inventory and packaging material, prepaids and other current assets and were determined based on management's estimate of net realizable value.

     Severance charges are primarily related to involuntary terminations and represent cash termination payments to be paid to affected employees as a direct result of the restructuring program. Non-cash pension and postretirement benefit charges related to the approved projects are also included as a component of total severance costs ($13.6 million and $14.0 million in Fiscal Year 2000 and Fiscal Year 1999, respectively).

     Exit costs are primarily related to contract and lease termination costs ($23.8 million of the total $25.7 million net exit costs).

     Heinz Finance has closed or exited all of the five factories that were scheduled for closure. In addition, Heinz Finance also exited its can making operations. Operation Excel impacted approximately 1,700 employees with a net reduction in the workforce of approximately 1,400 after expansion of certain facilities. The exit of Heinz Finance's

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

can making operations resulted in a reduction of the workforce of approximately 500 employees. During Fiscal 2001, Fiscal Year 2000 and Fiscal Year 1999, Heinz Finance's workforce had a net reduction of approximately 700 employees, 500 employees and 200 employees, respectively.

6.   Related Party Transactions

   Employee Costs

     Certain of Heinz's general and administrative expenses are allocated to Heinz Finance. In Fiscal Year 2001 and 2000, total costs allocated, which included charges for salaries of corporate officers and staff and other Heinz corporate overhead, were based on a percent of revenue which represents a reasonable allocation in the opinion of management. In Fiscal Year 2002, these costs primarily include a management charge of all salaried employee costs from the Heinz Management Company. Total costs charged to Heinz Finance for these services were $334.8 million, $28.4 million and $28.7 million for Fiscal years 2002, 2001 and 2000, respectively. These costs are recorded as cost of products sold and SG&A expense in the accompanying consolidated and combined statements of income.

     Heinz charges Heinz Finance for its share of group health insurance costs for eligible company employees based upon location-specific costs, overall insurance costs and loss experience incurred during a calendar year. In addition, various other insurance coverages are also provided to Heinz Finance through Heinz's corporate programs. Workers compensation, auto, property, product liability and other insurance coverages are charged directly based on Heinz Finance's loss experience. Amounts charged to Heinz Finance for insurance costs were $65.2 million, $80.3 million and $73.7 million for Fiscal years 2002, 2001 and 2000, respectively, and are recorded in SG&A expense in the accompanying consolidated and combined statements of income.

     Pension costs and postretirement costs are also charged to Heinz Finance based upon eligible employees participating in the Plans. See Note (12).

   Cash Management

     In Fiscal Year 2001, the U.S. Group maintained a cash management arrangement with Heinz. On a daily basis, all available cash was deposited and disbursements were withdrawn. Heinz charged (credited) the U.S. Group interest on the average daily balance maintained in the resulting intercompany account. Net interest expense (income) related to this arrangement, included in the combined statements of income was $3.3 million and ($4.7) million in Fiscal years 2001 and 2000, respectively. The interest rate charged to or received by the U.S. Group was 6.73% and 6.57% in Fiscal years 2001 and 2000, respectively.

     Beginning in Fiscal Year 2002, Heinz Finance became the treasury center for cash management and debt financing for all of Heinz's domestic operations resulting in the $788.9 million of net short-term notes receivable with related parties on the Fiscal Year 2002 consolidated balance sheet. An average interest rate of 2.99% was charged on these notes resulting in $34.2 million of interest income for Fiscal Year 2002.

   Product Sales and Purchases

     Heinz Finance sells and purchases products and services to and from other Heinz affiliates. The result of related party transactions is the $72.8 million and $75.4 million balances due from related parties in fiscal years 2002 and 2001, respectively, and the $154.0 million and $96.2 million balances for accounts payable to related parties in fiscal years 2002 and 2001, respectively. Product sales to related parties were $55.9 million, $61.1 million and $53.8 million in Fiscal years 2002, 2001 and 2000, respectively, and purchases from related parties were $399.6 million, $421.4 million and $543.8 million in Fiscal years 2002, 2001 and 2000, respectively.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

   Other Related Party Items

     Heinz Finance sold undivided interests in certain accounts receivable to a Heinz affiliate, Receivables Servicing Company ("RSC"). Heinz Finance sold $619.2 million and $1,291.0 million of receivables net of discount expense of $2.8 million and $9.4 million in Fiscal years 2002 and 2001, respectively, to RSC. At the fiscal years ending 2002 and 2001, respectively, Heinz Finance had $0 and $126.9 million of receivables sold to RSC. These sales were reflected as reductions of trade accounts receivable. Heinz Finance's contract with RSC terminated in December 2001.

     Until the fourth quarter of Fiscal Year 2001, Heinz Finance had outstanding notes receivable from Heinz affiliates which were used for working capital purposes and to fund acquisitions. The short-term notes had interest rates ranging from 6.50% to 7.00%. The long-term notes had interest rates ranging from 6.75% to 7.50% with a maturity of May 2003. Interest income earned by Heinz Finance related to these receivables was $104.3 million and $115.9 million in Fiscal years 2001 and 2000, respectively. In the fourth quarter of Fiscal Year 2001, these notes receivable from related parties were exchanged by Heinz Finance with a subsidiary of Heinz, PM Holding, Inc. ("PM Holding"), for $1.9 billion of non-voting, 6.5% cumulative non-participating preferred stock of PM Holding. This dividend amounted to $130.7 million for Fiscal Year 2002. This preferred stock investment is recorded in the Investments in related parties balance on the consolidated and combined balance sheets as of May 1, 2002 and May 2, 2001.

     Heinz Finance paid royalties of $179.2 million, $129.1 million and $94.3 million in Fiscal years 2002, 2001 and 2000, respectively, to Promark International, Inc., a wholly-owned subsidiary of Heinz, for the use of certain trademarks.

     The $35.0 million long-term note receivable from related parties recorded on the accompanying consolidated and combined balance sheets for fiscal years 2002 and 2001 relates to a receivable from Heinz that was contributed to Heinz Finance in exchange for common stock of Heinz Finance. The common stock balance on the statement of shareholders' equity reflects a 4-for-1 common stock split which occurred in Fiscal Year 2002.

     The portion of long-term debt due within one year on the May 2, 2001 combined balance sheet includes a $21.0 million interest-bearing loan with a 6.00% interest rate to a related party, Caribbean Fishing Company. In addition, the long-term debt balance on the May 2, 2001 combined balance sheet includes a $5.4 million non-interest bearing loan to another related party, Boise Associates, Inc.

     Heinz Finance received an administrative fee from Heinz for acting as the agent in the sale of the retained inventory discussed in Note (1). This fee is $10.9 million for Fiscal Year 2002, which is recorded as income in SG&A expense in the accompanying consolidated statement of income.

7.   Income Taxes

     The following table summarizes the provision for U.S. federal and state taxes on income:

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000


                                                   2002        2001       2000
                                                ---------  ----------  ---------
                                                         (In thousands)
Current:
   U.S. federal................................ $  28,173  $  176,776  $ 227,632
   State.......................................     3,611        (835)    11,362
                                                ---------  ----------  ---------
                                                   31,784     175,941    238,994
Deferred:
   U.S. federal................................    13,851      25,759     12,929
   State.......................................       616       3,658        321
                                                ---------  ----------  ---------
                                                   14,467      29,417     13,250
                                                ---------  ----------  ---------
      Total tax provision...................... $  46,251  $  205,358  $ 252,244
                                                =========  ==========  =========

     The differences between the U.S. federal statutory tax rate and Heinz Finance's combined effective tax rate are as follows:

                                                   2002        2001       2000
                                                ---------  ----------  ---------
U.S. federal statutory tax rate ..............    35.0%        35.0%       35.0%
State income taxes (net of federal benefit)...     0.7          0.6         1.1
Goodwill amortization.........................     0.4          1.2         0.9
Nontaxable minority interest in Heinz LP......   (27.6)         -           -
Other.........................................    (0.3)         2.9        (1.0)
                                                  ----         ----        ----
Effective tax rate............................     8.2%        39.7%       36.0%
                                                  ====         ====        ====

     The deferred tax (assets) and deferred tax liabilities recorded on the balance sheet as of May 1, 2002 and May 2, 2001 are as follows:

                                                      2002        2001
                                                  ----------  -----------
                                                      (In thousands)
Depreciation/amortization.........................$   20,310  $   242,023
Investment in limited partnership.................     5,751           -
Other.............................................       258      21,669
                                                  ----------  ----------
                                                      26,319     263,692

Provision for estimated expenses..................         -     (39,788)
Operating loss carryforwards......................    (1,158)     (3,171)
Promotions and advertising........................         -      (3,436)
Other.............................................    (2,609)    (62,205)
                                                  ----------  ----------
                                                      (3,767)   (108,600)
                                                  ----------  ----------
Net deferred tax liabilities......................$   22,552  $  155,092
                                                  ==========  ==========

     At the end of 2002, net operating loss carryforwards totaled $3.3 million and expire through 2021. The U.S. income tax returns of Heinz have been audited by the Internal Revenue Service for all years through 1994.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

8. Debt and Preferred Stock

     On September 6, 2001, Heinz Finance, Heinz and a group of domestic and international banks entered into a $1.50 billion credit agreement which expires in September 2006 and an $800 million credit agreement which expires in September 2002. These credit agreements, which support Heinz Finance's commercial paper program, replaced the $2.30 billion credit agreement which expired on September 6, 2001.

     As of May 1, 2002, $89.1 million of domestic commercial paper is classified as long-term debt due to the long-term nature of the supporting credit agreement. Aggregate domestic commercial paper had a weighted-average interest rate during Fiscal Year 2002 of 2.9% and at year-end of 2.0%.


                                                                    Maturity
                                               Range of Interest  (Fiscal Year)        2002         2001
                                               -----------------  -------------   -------------  -----------
                                                                          (In thousands)
Long-term
   Commercial paper...........................     Variable            2007       $      89,142  $         -
   Senior unsecured notes and debentures......    6.00-7.00%        2003-2032         2,756,305            -
   Eurodollar notes...........................    5.05-5.95         2003-2005           521,845            -
   Revenue bonds..............................       3.39              2027               6,442       12,392
   Promissory notes...........................    3.25-6.00         2003-2017             3,296        5,081
   Remarketable securities....................       6.49              2021           1,000,000            -
   Other......................................    6.50-7.925        2002-2034            10,370       36,292
                                                                                  -------------  -----------
      Total long-term debt....................                                        4,387,400       53,765

   Less portion due within one year                                                     451,375       29,833
                                                                                  -------------  -----------
                                                                                  $   3,936,025  $    23,932
                                                                                  =============  ===========


     The amount of long-term debt that matures in each of the four years succeeding 2003 is: $1.6 million in 2004, $272.6 million in 2005, $0.5 million in 2006 and $89.7 million in 2007.

     On March 7, 2002, Heinz Finance issued $700 million of 6.00% Guaranteed Notes due March 15, 2012 and $550 million of 6.75% Guaranteed Notes due March 15, 2032, which are guaranteed by Heinz. The proceeds were used to retire commercial paper borrowings.

     The $1.0 billion of remarketable securities due November 2020 have a coupon rate of 6.82%. The securities are subject to mandatory tender by all holders to the remarketing dealer on each November 15, and the interest rate will be reset on such dates. If the remarketing dealer does not elect to exercise its right to a mandatory tender of the securities or otherwise does not purchase all of the securities on a remarketing date, then Heinz Finance is required to repurchase all of the securities on the remarketing date at 100% of the principal amount plus accrued interest. Heinz Finance received a premium from the remarketing dealer for the right to require the mandatory tender of the securities. The amortization of the premium resulted in an effective interest rate of 5.82% through November 15, 2001. On November 15, 2001, the remarketing dealer exercised its right to a mandatory tender of the securities and purchased all of the securities and remarketed the securities at an effective yield to Heinz Finance of 6.49% through November 15, 2002. Because the remarketable securities may be refinanced by the $1.5 billion credit agreement discussed above, they are classified as long-term debt.

     On July 6, 2001, Heinz Finance issued $750 million of 6.625% Guaranteed Notes due July 15, 2011. The proceeds were used for general corporate purposes, including retiring commercial paper borrowings and financing acquisitions and ongoing operations. In addition, Heinz Finance raised $325 million via the issuance of Voting

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

Cumulative Preferred Stock, Series A with a liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008.

     In Fiscal Year 2002, Heinz Finance entered into interest rate swaps in order to convert certain fixed-rate debt to floating. These swaps have an aggregate notional value of $2.05 billion and an average maturity of 16.4 years. The weighted-average fixed rate of the associated debt is 6.45%; however, the effective rate after taking into account the swaps is 3.14%.

9. Parent Company Investment

     The components of the investment by Heinz as of May 2, 2001 and May 3, 2000 are as follows:

                                                         2001         2000
                                                    ------------  ------------
                                                         (In thousands)
Parent company investment, beginning of year........$  4,198,271  $  3,742,531
Net income..........................................     306,898       448,295
Dividends paid to related parties...................    (350,648)     (306,244)
Net parent advances.................................     515,363       313,689
Transfer of investment balance......................     (11,487)            -
                                                    ------------  ------------
Parent company investment, end of year..............$  4,658,397  $  4,198,271
                                                    ============  ============

10.  Supplemental Cash Flow Information

     Net cash paid during the year for:

                                                                          2002       2001         2000
                                                                      ----------  ----------  ----------
                                                                                (In thousands)
Interest expense..................................................... $  182,202  $    1,569  $    1,907
                                                                      ==========  ==========  ==========

Income taxes......................................................... $   32,602  $        -  $        -
                                                                      ==========  ==========  ==========

Details of acquisitions:
Fair value of assets................................................. $  863,771  $  247,270     108,229
   Liabilities (1)...................................................     52,393      17,354      32,047
                                                                      ----------  ---------- -----------
   Cash paid.........................................................    811,378     229,916      76,182

   Less cash acquired................................................      1,988           -       2,259
                                                                      ----------  ---------- -----------
Net cash paid for acquisitions....................................... $  809,390  $  229,916 $    73,923
                                                                      ==========  ========== ===========

---------
     (1) Includes obligations to sellers of $2.5 million, $4.1 million and $10.4 million in 2002, 2001 and 2000, respectively.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

11.  Management Incentive Plan

     Heinz's management incentive plan covers officers and other key employees. Participants may elect to be paid on a current or deferred basis. The aggregate amount of all awards may not exceed certain limits in any year. In Fiscal Year 2002, all of Heinz Finance's compensation under the management incentive plan was recorded on the Heinz Management Company and subsequently charged back to Heinz Finance (see Note 6). Compensation under the management incentive plan was $4.6 million in 2001 and $15.4 million in 2000.

12.  Employee Retirement Benefits

     Employees participate in certain defined benefit pension plans, certain defined contribution plans, and certain stock option plans, all of which are sponsored by Heinz. Heinz Finance also provides post-retirement health care and life insurance benefits for employees who meet the eligibility requirements of the Heinz plans. Retirees share in the cost of these benefits based on age and years of service.

     Heinz allocates costs for the defined benefit plans to Heinz Finance as determined by actuarial valuations. Company contributions to the defined contribution plans amount to a qualified age-related contribution, a matching of employee's contributions up to a specified amount, and for certain employees, supplemental contributions.

     The following (income) expense was included in the Heinz Finance's statements of income:


                                               2002         2001        2000
                                            ---------   ----------   ---------
                                                      (In thousands)
Defined Benefit Pension Plans.............. $  (3,279)  $  (15,311)  $  (8,968)
Defined Benefit Postretirement Medical..... $   5,918   $    9,697   $   7,705
Defined Contribution Plans................. $   3,782   $   17,677   $  15,972


     Employees also participate in the Employee Stock Ownership Plan ("ESOP") and the Global Stock Purchase Plan ("GSPP"). Heinz established the ESOP in 1990 to replace in full or in part Heinz Finance's cash-matching contributions to the H. J. Heinz Company Employees Retirement and Saving Plan, a 401(k) plan for salaried employees. The GSPP gives employees an option to acquire stock at the lower of 85% of the fair market value of Heinz's stock on the first or last day of a purchase period.

13.  Financial Instruments

   Commodity Price Hedging

     Heinz Finance uses commodity futures and options in order to reduce price risk associated with anticipated purchases of raw materials such as corn, soybean oil and soybean meal. Commodity price risk arises due to factors such as weather conditions, government regulations, economic climate and other unforeseen circumstances. Hedges of anticipated commodity purchases which meet the criteria for hedge accounting are designated as cash flow hedges.

   Interest Rate Hedging

     Heinz Finance uses interest rate swaps to manage interest rate exposure. These derivatives are designated as cash flow hedges or fair value hedges depending on the nature of the risk being hedged. During Fiscal Year 2002, Heinz Finance entered into interest rate swaps with a notional amount of $2.05 billion to swap fixed-rate debt to floating (see Note 8). These swaps were designated as fair value hedges.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

   Hedge Ineffectiveness

     During Fiscal Year 2002, hedge ineffectiveness related to cash flow hedges, which is reported in the consolidated statement of income, was not significant.

   Deferred Hedging Gains and Losses

     As of May 1, 2002, Heinz Finance is hedging forecasted transactions for periods not exceeding 12 months, and expects $0.2 million of net deferred loss reported in accumulated other comprehensive income to be reclassified to earnings within that time frame. During Fiscal Year 2002, the net deferred losses reclassified to earnings because the hedged transaction was no longer expected to occur were not significant.

   Concentrations of Credit Risk

     For Fiscal Year 2002, one customer represented more than 10% of Heinz Finance's sales and the top ten customers represented over 30% of Heinz Finance's sales. Heinz Finance closely monitors the credit risk associated with these customers and has never experienced significant losses.

     Counterparties to interest rate derivatives consist of large major international financial institutions. Heinz Finance continually monitors its positions and the credit ratings of the counterparties involved and, by policy, limits the amount of credit exposure to any one party. While Heinz Finance may be exposed to potential losses due to the credit risk of non-performance by these counterparties, losses are not anticipated.


14.  Segment Data

     Heinz Finance has changed its segment reporting for its business to reflect changes in organizational structure and management. Heinz Finance is reporting and grouping the results of certain businesses under a new segment designated SKF Foods. SKF Foods consists of Heinz Finance's U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses. SKF Foods also includes the former U.S. Pet Products and Seafood segment. These businesses have been separated from the remaining Heinz Finance businesses in preparation of their spin-off and subsequent merger with Del Monte Corporation, a subsidiary of Del Monte Foods Company. The remaining Heinz North America segment now includes the following businesses that will be retained by Heinz Finance following the Del Monte transaction, including: ketchup, condiments and sauces sold to the grocery and foodservice channels in the U.S. Prior periods have been restated to conform with the current presentation.


     Descriptions of Heinz Finance's reportable segments are as follows:


     o Heinz North America- This segment manufactures, markets and sells ketchup, condiments and sauces to the U.S. grocery and foodservice channels.

     o SKF Foods- This segment includes the U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses.

     o U.S. Frozen- This segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers.


     Heinz Finance's management evaluates performance based on several factors including net sales and the use of capital resources; however, the primary measurement focus is operating income excluding unusual costs and gains. Intersegment sales are accounted for at current market values. Items below the operating income line of the

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

consolidated and combined statements of income are not presented by segment, since they are excluded from the measure of segment profitability reviewed by Heinz Finance's management.


     The following table presents information about Heinz Finance's reportable segments:

                                  May 1, 2002  May 2, 2001  May 3, 2000  May 1, 2002  May 2, 2001  May 3, 2000
Fiscal Year Ended                 (52 Weeks)   (52 Weeks)   (53 Weeks)   (52 Weeks)   (52 Weeks)   (53 Weeks)
(in thousands)                    -----------  -----------  -----------  -----------  -----------  -----------
                                          Net External Sales(a)                   Intersegment Sales
                                  -------------------------------------  -------------------------------------
Heinz North America.............. $ 1,768,398  $ 1,836,796  $ 1,643,906  $       280  $     2,870  $     3,533
SKF Foods........................   1,357,713    1,744,371    1,943,086           --           --           --
U.S. Frozen......................   1,065,119      969,224      882,332           28           --           --
                                  -----------  ----------- ------------  -----------  -----------  -----------
Consolidated and combined
   totals........................ $ 4,191,230  $ 4,550,391 $  4,469,324  $       308  $     2,870  $     3,533
                                  ===========  =========== ============  ===========  ===========  ===========

                                                                            Operating Income (Loss) Excluding
                                          Operating Income (Loss)                   Special Items (b)
                                  -------------------------------------  --------------------------------------
Heinz North America.............. $  305,063   $   425,582 $    405,792  $   303,969  $   473,215  $    445,931
SKF Foods........................    148,917        (9,190)     107,425      146,450      196,372       215,789
U.S. Frozen......................    165,484        23,257       96,892      165,484      141,180       124,126
Nonoperating (d).................     (2,709)       (1,580)        (772)      (2,709)      (1,580)         (772)
                                  ----------   ----------- ------------  -----------  -----------  ------------
Consolidated and combined
   totals........................ $  616,755   $   438,069 $    609,337  $   613,194  $   809,187  $    785,074
                                  ==========   =========== ============  ===========  ===========  ============


                                           Depreciation and
                                          Amortization Expense                  Capital Expenditures(c)
                                  -------------------------------------  --------------------------------------
Total............................ $  107,138   $   121,741 $    139,686  $    77,205  $  183,494   $    215,404
                                  ==========   =========== ============  ===========  ==========   ============

                                           Identifiable Assets
                                  -------------------------------------
Total North America.............. $6,195,915   $ 3,190,835 $  3,376,874
Nonoperating (d)                   1,288,534     2,410,656    1,691,582
                                  ----------   ----------- ------------
   Consolidated and
   combined totals............... $7,484,449   $ 5,601,491 $  5,068,456
                                  ==========   =========== ============

---------
(a) Sales for 2002, 2001 and 2000 reflect the adoption of the new EITF guidelines relating to the classification of consideration from a vendor to a purchaser of a vendor's products, including both customers and consumers. Total net external sales previously reported for Fiscal years ended May 2, 2001 and May 3, 2000 were $4,938,197 and $4,789,188.


(b) Fiscal year ended May 1, 2002- Excludes net restructuring and implementation benefits of the Streamline initiative as follows: Heinz North America $1.1 million and SKF Foods $2.5 million.

     Fiscal year ending May 2, 2001- Excludes net restructuring and implementation costs of Operation Excel as follows: Heinz North America $13.8 million, SKF Foods $136.2 million and U.S. Frozen $23.3 million. Excludes restructuring and implementation costs of the Streamline initiative as follows: Heinz North America $15.3 million and SKF Foods $69.3 million. Excludes the loss on the sale of The All American Gourmet in U.S. Frozen of $94.6 million. Excludes acquisition costs in Heinz North America $18.5 million.

     Fiscal year ended May 3, 2000- Excludes net restructuring and implementation costs of Operation Excel as follows: Heinz North America $40.1 million, SKF Foods $108.4 million and U.S. Frozen $27.2 million.

(c)  Excludes property, plant and equipment obtained through acquisitions.


(d)  Includes charges/assets not directly attributable to operating segments.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

15.  Commitments and Contingencies

   Legal Matters

     Certain suits and claims have been filed against Heinz Finance and have not been finally adjudicated. These suits and claims when finally concluded and determined, in the opinion of management, based upon the information that it presently possesses, will not have a material adverse effect on Heinz Finance's consolidated and combined financial position, results of operations or liquidity.

   Lease Commitments

     Operating lease rentals for warehouses, production, office facilities and equipment amounted to $38.2 million in 2002, $35.4 million in 2001 and $24.6 million in 2000. Future lease payments for noncancellable operating leases as of May 1, 2002 totaled $211.8 million (2003 - $16.1 million, 2004 - $16.8 million, 2005 - $15.5 million, 2006 - $13.3 million, 2007 - $133.0 million and thereafter - $17.1 million).

   Purchase Commitments

     Heinz Finance entered into an agreement on August 14, 2000 with Impress Metal Packaging Holdings, B.V. ("Impress") to purchase from Impress metal cans and ends annually of approximately $96 million for a ten-year term.

16.  Advertising Costs

     Advertising costs for Fiscal years 2002, 2001 and 2000 were $252.8 million, $211.0 million and $189.1 million, respectively and are recorded either as a reduction of revenue or as a component of SG&A.

17.  Subsequent Events


     On December 20, 2002, Heinz transferred to a wholly-owned subsidiary ("SKF Foods") certain assets and liabilities of its U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup, College Inn broth and U.S. infant feeding businesses, all of which are owned by Heinz Finance, and distributed all of the shares of SKF Foods common stock on a pro rata basis to its shareholders. Immediately thereafter, SKF Foods merged with a wholly- owned subsidiary of Del Monte Foods Company ("Del Monte") resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte ("the Merger"). In connection with the Merger, each share of SKF Foods common stock was automatically converted into shares of Del Monte common stock which resulted in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received approximately $1.1 billion in cash that will be used to retire debt.

     Included in the transaction were the following brands: StarKist(R), 9-Lives(R), Kibbles 'n Bits(R), Pup-Peroni(R), Snausages(R), Nawsomes(R), Heinz Nature's Goodness(R) baby food and College Inn(R) broths. The following is a summary of the operating results of the businesses spun off over the past years:


                                           Fiscal 2002  Fiscal 2001  Fiscal 2002
                                           -----------  -----------  -----------
                                                      (In thousands)
Revenues...................................$ 1,357,713  $ 1,744,371  $ 1,943,086
Operating income/(loss)....................$   148,917  $    (9,190) $   107,425
Operating income excluding special items...$   146,450  $   196,372  $   215,789

                  H. J. Heinz Finance Company and Subsidiaries
                       Consolidated Statements of Income
             Six months ended October 30, 2002 and October 31, 2001


                                                               Six Months Ended
                                                          --------------------------
                                                          October 30,    October 31,
                                                             2002          2001*
                                                            FY 2003        FY 2002
                                                          -----------    -----------
                                                                 (Unaudited)
                                                               (in thousands)
Sales...................................................  $ 2,314,983    $ 1,617,320
Cost of products sold...................................    1,530,884      1,048,683
                                                          -----------    -----------
Gross profit............................................      784,099        568,637
Selling, general and administrative expenses............      401,753        239,990
Royalty expense to related parties......................       98,686         71,338
                                                          -----------    -----------
Operating income........................................      283,660        257,309
Interest income.........................................       14,142         22,160
Interest expense........................................      102,731        106,255
Dividends from related parties..........................       61,596         69,124
Currency loss...........................................       23,617          1,338
Other expenses, net.....................................        8,715          7,894
                                                          -----------    -----------
Income before income taxes and minority interest........      224,335        233,106
Provision for income taxes..............................       13,357         18,715
                                                          -----------    -----------
Income before minority interest.........................      210,978        214,391
Minority interest.......................................     (187,528)      (182,524)
                                                          -----------    -----------
Net income..............................................  $    23,450    $    31,867
                                                          ===========    ===========

---------
* Reclassified, see Note 7.



           See Notes to Condensed Consolidated Financial Statements.

                  H. J. Heinz Finance Company and Subsidiaries
                     Condensed Consolidated Balance Sheets
                        October 30, 2002 and May 1, 2002


                                                          October 30,
                                                             2002        May 1, 2002*
                                                            FY 2003        FY 2002
                                                          -----------    -----------
                                                          (Unaudited)
                                                               (in thousands)
ASSETS
Current assets:
   Cash and cash equivalents............................... $    57,448  $     6,924
   Receivables, net........................................     579,851      732,714
   Due from related parties................................      44,076       72,762
   Short-term notes receivable from related parties........   1,614,781      921,014
   Inventories.............................................     746,051      710,267
   Prepaid expenses and other current assets...............     152,154       61,439
                                                            -----------  -----------
      Total current assets.................................   3,194,361    2,505,120
Property, plant and equipment..............................   1,498,557    1,516,365
Less accumulated depreciation..............................     692,112      661,429
                                                            -----------  -----------
      Total property, plant and equipment, net.............     806,445      854,936
Long-term notes receivable from related parties............      35,000       35,000
Investments in related parties.............................   1,895,245    1,895,245
Intangible assets, net.....................................   1,928,759    1,926,590
Other noncurrent assets....................................     445,905      267,558
                                                            -----------  -----------
      Total other noncurrent assets........................   4,304,909    4,124,393
                                                            -----------  -----------
      Total assets......................................... $ 8,305,715  $ 7,484,449
                                                            ===========  ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Short-term debt with related parties.................... $   600,329  $   132,164
   Portion of long-term debt due within one year...........     451,465      451,375
   Accounts payable........................................     315,830      256,372
   Accounts payable to related parties.....................     126,151      153,968
   Accrued interest........................................     126,850       79,442
   Accrued marketing.......................................      89,615       46,603
   Other accrued liabilities...............................      78,440       99,607
                                                            -----------  -----------
      Total current liabilities                               1,788,680    1,219,531
Long-term debt.............................................   4,054,897    3,936,025
Deferred income taxes......................................      26,821       23,059
Other liabilities..........................................      28,626       36,431
                                                            -----------  -----------
      Total long-term debt and other liabilities...........   4,110,344    3,995,515
Minority interest..........................................   1,879,493    1,758,476
Mandatorily Redeemable Series A Preferred shares...........     325,000      325,000
Shareholders' equity:
   Common stock............................................          11           11
   Additional capital......................................     128,050      128,050
   Retained earnings.......................................      71,369       58,035
   Accumulated other comprehensive gain/(loss).............       2,768         (169)
                                                            -----------  -----------
      Total shareholders' equity...........................     202,198      185,927
                                                            -----------  -----------
      Total liabilities and shareholders' equity........... $ 8,305,715  $ 7,484,449
                                                            ===========  ===========


---------
* Summarized from audited Fiscal Year 2002 balance sheet.

           See Notes to Condensed Consolidated Financial Statements.

                          H. J. Heinz Finance Company and Subsidiaries
                         Condensed Consolidated Statements of Cash Flows
                     Six months ended October 30, 2002 and October 31, 2001

                                                                           Six Months Ended
                                                                       ------------------------
                                                                        October 30,  October 31,
                                                                           2002         2001
                                                                          FY 2003     FY 2002
                                                                       -----------  -----------
                                                                              (Unaudited)
                                                                            (in thousands)

Cash provided by (used for) Operating Activities...................... $   479,298  $  (133,128)
                                                                       -----------  -----------
Cash Flows from Investing Activities:
   Capital expenditures...............................................     (31,955)     (36,956)
   Proceeds from disposals of property, plant and equipment...........       5,153        9,316
   Acquisitions, net of cash acquired.................................          --     (781,300)
   Other items, net...................................................       3,356      (21,406)
                                                                       -----------  ------------
      Cash used for investing activities..............................     (23,446)    (830,346)
                                                                       -----------  ------------
Cash Flows from Financing Activities:
   Payments on long-term debt.........................................      (1,673)      (9,179)
   Proceeds from long-term debt.......................................          --      751,059
   Payments on commercial paper and short-term borrowings, net........    (330,556)     (95,833)
   Distributions to Class A partners..................................     (64,844)          --
   Dividends on preferred shares......................................     (10,116)      (5,564)
   Proceeds from mandatorily redeemable Series A preferred shares.....          --      325,000
   Other items, net...................................................       1,861          500
                                                                       -----------  ------------
      Cash (used for) provided by financing activities................    (405,328)     965,983
                                                                       -----------  ------------
Net increase in cash and cash equivalents.............................      50,524        2,509
Cash and cash equivalents, beginning of period........................       6,924       10,127
                                                                       -----------  ------------
Cash and cash equivalents, end of period.............................. $    57,448  $    12,636
                                                                       ===========  ===========



           See Notes to Condensed Consolidated Financial Statements.

                  H.J. Heinz Finance Company and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
             Six Months ended October 30, 2002 and October 31, 2001
                                  (Unaudited)

1. On May 3, 2001, H.J. Heinz Company ("Heinz") reorganized its U.S. corporate structure and established centers of excellence for the management of U.S. trademarks and for U.S. treasury functions. As a result, all of the U.S. treasury and business operations of Heinz's domestic operations ("the U.S. Group") are now being conducted by H.J. Heinz Finance Company and its wholly-owned subsidiaries, and H.J. Heinz Company, L.P. ("Heinz LP") collectively referred to as "Heinz Finance" in the accompanying notes. H.J. Heinz Finance Company has limited partnership interests in Heinz LP. As part of the reorganization, substantially all assets and liabilities of the U.S. Group, except for finished goods inventories, which were retained by Heinz, were contributed to Heinz LP by Heinz. In addition, certain assets and liabilities that related to the U.S. Group were assumed by Heinz Finance during Fiscal 2002. H.J. Heinz Finance Company assumed primary liability for approximately $2.9 billion of Heinz's outstanding senior unsecured debt and accrued interest by becoming co-obligor with Heinz.

     Heinz LP owns or leases the operating assets involved in manufacturing throughout the United States which were contributed by Heinz and its subsidiaries, together with other assets and liabilities, to Heinz LP and manages the business. Heinz LP has two classes of limited partnership interests, Class A and Class B, that are allocated varying income and cash distributions in accordance with the Heinz LP agreement. H.J. Heinz Finance Company, directly and through wholly-owned subsidiaries, owns the Class B interests. Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the managing General Partner of Heinz LP and employs the salaried personnel of the U.S. Group. Under the partnership agreement, Heinz Finance has the power to control the general partner through majority membership on Heinz LP's management board. The minority interest amounts on the October 30, 2002 and May 1, 2002 balance sheets represent the Class A and General Partner limited partnership interest in Heinz LP, and have been adjusted for the minority partners' share of income and cash distributions.

2. The interim condensed consolidated financial statements of Heinz Finance are unaudited. In the opinion of management, all adjustments which are of a normal and recurring nature, necessary for a fair statement of the results of operations of these interim periods have been included. The results for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year due to the seasonal nature of the business of Heinz Finance. Certain prior year amounts have been reclassified in order to conform with the Fiscal 2003 presentation. These statements should be read in conjunction with Heinz Finance's consolidated and combined financial statements and related notes which appear in Heinz's Form l0-K for the year ended May 1, 2002.

3. Agreement between H.J. Heinz Company and Del Monte Foods Company

     On December 20, 2002, Heinz transferred to a wholly-owned subsidiary ("SKF Foods") certain assets and liabilities of its U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn(R) broths and U.S. infant feeding businesses, all of which are owned by Heinz Finance, and distributed all of the shares of SKF Foods common stock on a pro rata basis to its shareholders. Immediately thereafter, SKF Foods merged with a wholly-owned subsidiary of Del Monte Foods Company ("Del Monte") resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte ("the Merger"). In connection with the Merger, each share of SKF Foods common stock was automatically converted into shares of Del Monte common stock which resulted in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received approximately $1.1 billion in cash that will be used to retire debt.

     Included in the transaction were the following brands: StarKist(R), 9-Lives(R), Kibbles 'n Bits(R), Pup-Peroni(R), Snausages(R), Nawsomes(R), Heinz Nature's Goodness(R) baby food and College Inn(R) broths. The following is a summary of the Fiscal 2003 and Fiscal 2002 second quarter and first half operating results of the businesses spun off:

                                      Six Months Ended
                                  --------------------------
                                  October 30,    October 31,
                                     2002           2001
(in thousands)                    -----------    -----------
Revenues......................    $ 803,891      $ 477,751
Operating income..............       70,988         62,446

     During the six months ended October 30, 2002, Heinz Finance recognized transaction related costs totaling $1.9 million pretax.


4. Inventories

     The composition of inventories at the balance sheet dates was as follows:


                                                October 30,     May 1,
                                                    2002         2002
(in thousands)                                  -----------  ----------
Finished goods and work-in-process............. $  575,757   $  567,482
Packaging material and ingredients.............    170,294      142,785
                                                ----------   ----------
                                                $  746,051   $  710,267
                                                ==========   ==========


5. Taxes


     The provision for income taxes consists of provisions for federal and state income taxes. The low effective tax rate for Heinz Finance is a result of Heinz Finance's nontaxable minority interest in Heinz LP.


6.   Restructuring


     In the fourth quarter of Fiscal 2001, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of Heinz Finance's canned pet food production to Bloomsburg, Pennsylvania (which resulted in ceasing canned pet food production at Heinz Finance's Terminal Island, California facility).

     The major components of the restructuring charge and implementation costs and the remaining accrual balances as of October 30, 2002 were as follows:

                                                                Employee
                                                              Termination
                                             Noncash Asset   and Severance   Accrued Exit   Implementation
                                              Write-Downs        Costs          Costs            Costs       Total
                                             -------------   -------------   ------------   --------------   ------
(in millions)
Restructuring and Implementation costs--
   Fiscal 2001.............................    $   34.7        $   15.4        $   22.8        $   11.8      $  84.7
Amounts utilized--Fiscal 2001..............       (34.7)           (5.8)           (1.7)          (11.8)       (54.0)
                                               --------        --------        --------        --------      -------
Accrued restructuring costs--May 2, 2001....         --             9.6            21.1              --         30.7
Implementation costs--Fiscal 2002...........         --              --              --             1.2          1.2
Revisions to accruals and asset write-
   downs--Fiscal 2002.......................        4.3            (3.1)           (5.9)             --         (4.7)
Amounts utilized--Fiscal 2002...............       (4.3)           (2.5)          (10.4)           (1.2)       (18.4)
Liability assumed by related party--Fiscal
   2002....................................          --            (3.8)           (0.6)             --         (4.4)
                                               --------        --------        --------        --------      -------
Accrued restructuring costs--May 1, 2002....         --             0.2             4.2              --          4.4
Amounts utilized--Fiscal 2003...............         --            (0.1)           (0.9)             --         (1.0)
                                               --------        --------        --------        --------      -------
Accrued restructuring costs--October 30,
   2002....................................    $     --        $    0.1        $    3.3        $     --      $   3.4
                                               ========        ========        ========        ========      =======

     During the first six months of Fiscal 2003, Heinz Finance utilized $1.0 million of severance and exit cost accruals, principally related to its overhead reduction plan.

7.   Recently Adopted Accounting Standards


     During the fourth quarter of Fiscal 2002, Heinz Finance adopted Emerging Issues Task Force ("EITF") statements relating to the classification of vendor consideration and certain sales incentives. The adoption of these EITF statements has no impact on operating income or net earnings; however, revenues and gross profit were reduced by approximately $160.5 million in the six months ended October 31, 2001. Prior period data has been reclassified to conform to the current year presentation.

     Heinz Finance adopted Statement of Financial Accounting Standards ("SFAS") No. 141,"Business Combinations" which requires that the purchase method of accounting be applied to all business combinations after June 30, 2001. SFAS No. 141 also established criteria for recognition of intangible assets and goodwill. Effective May 2, 2002, Heinz Finance adopted SFAS No. 142 "Goodwill and Other Intangible Assets." Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized. This Standard also requires, at a minimum, an annual assessment of the carrying value of goodwill and intangibles with indefinite useful lives. The reassessment of intangible assets, including the ongoing impact of amortization, and the assignment of goodwill to reporting units was completed during the first quarter of Fiscal 2003.

     Heinz Finance completed its transitional goodwill impairment tests during the second quarter of Fiscal 2003. The SFAS No. 142 goodwill impairment model is a two-step process. The first step compares the fair value of a reporting unit (one level below Heinz Finance's operating segments) that has goodwill assigned to it, to its carrying value. Heinz Finance estimates the fair value of a reporting unit using discounted cash flows, using a risk-adjusted weighted average cost of capital for the business as the discount rate. If the fair value of the reporting unit is determined to be less than its carrying value, a second step is performed to compute the amount of goodwill impairment, if any. Step two allocates the fair value of the reporting unit to the reporting unit's net assets other than goodwill. The excess of the fair value of the reporting unit over the amounts assigned to its net assets other than goodwill is considered the implied fair value of the reporting unit's goodwill. The implied fair value of the reporting unit's goodwill is then compared to the carrying value of its goodwill. Any shortfall represents the amount of the goodwill impairment. No impairment issues were identified as a result of completing these transitional impairment tests.

     The effects of adopting the new standards on net income are as follows:

                                                  Net Income
                                           --------------------------
                                               Six Months Ended
                                           --------------------------
                                           October 30,    October 31,
                                              2002           2001
(in thousands)                             -----------    -----------
Net income................................ $    23,450    $    31,867
Add: Goodwill amortization, net of tax
   and minority interest..................          --            541
                                           -----------    -----------
Net income excluding goodwill
   amortization........................... $    23,450    $    32,408
                                           ===========    ===========


     Net income for the six months ended October 31, 2001 would have been $32,408 and net income for Fiscal 2002 would have been $75,079 had the provisions of the new standards been applied as of May 3, 2001.

     Changes in the carrying amount of goodwill for the six months ended October 30, 2002 by reportable segment are as follows:

                                             Heinz
                                             North
                                            America   SKF Foods   U.S. Frozen     Total
                                          ----------  ----------  -----------  -----------
(in thousands)
Balance at May 1, 2002................... $  530,722  $  649,385   $  470,381  $ 1,650,488
Purchase accounting reclassifications....      1,580          --        5,287        6,867
Other....................................         --       4,740           --        4,740
                                          ----------  ----------   ----------  -----------
Balance at October 30, 2002.............. $  532,302  $  654,125   $  475,668  $ 1,662,095
                                          ==========  ==========   ==========  ===========


     Trademarks and other intangible assets at October 30, 2002 and May 1, 2002, subject to amortization expense, are as follows:

                                            October 30, 2002                       May 1, 2002
                                  ------------------------------------  -----------------------------------
                                              Accumulated                            Accumulated
                                     Gross    Amortization      Net        Gross     Amortization     Net
                                  ----------  ------------  ----------  ----------  ------------- ---------
(in thousands)
Trademarks....................... $   39,103  $    (1,420)  $   37,683  $   39,103  $      (835)  $  38,268
Licenses.........................    208,186     (109,674)      98,512     208,186     (106,730)    101,456
Other............................     87,257      (47,888)       39,369     91,138      (45,860)     45,278
                                  ----------  -----------   ----------  ----------  -----------   ---------
                                  $  334,546  $  (158,982)  $  175,564  $  338,427  $  (153,425)  $ 185,002
                                  ==========  ===========   ==========  ==========  ===========   =========


     Amortization expense for trademarks and other intangible assets subject to amortization was $5.8 million for the six months ended October 30, 2002. Based upon the amortizable intangible assets recorded on the balance sheet at October 30, 2002, amortization expense for each of the next five years is estimated to be approximately $12.0 million.

     Intangible assets not subject to amortization at October 30, 2002 and May 1, 2002, were $91.1 million and consisted solely of trademarks.

     Effective May 2, 2002, Heinz Finance adopted SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." This statement provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. The adoption of this new standard did not have a material impact on Heinz Finance's financial position, results of operations or cash flows for the six months ended October 30, 2002.


8.   Recently Issued Accounting Standards


     In June 2001, the FASB approved SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143, addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for Heinz Finance in Fiscal 2004. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In June 2002, the FASB approved SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This Statement also establishes that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002.

9.   Related Party Transactions


     Employee Costs


     Certain of Heinz's general and administrative expenses are charged to Heinz Finance. These costs primarily include a management charge of all salaried employee costs from the Heinz Management Company. Total costs charged to Heinz Finance for these services were $168.2 million and $164.8 million for the six months ended October 30, 2002 and October 31, 2001, respectively. These costs are recorded as cost of products sold and selling, general and administrative ("SG&A") expense in the accompanying consolidated statements of income.

     Heinz charges Heinz Finance for its share of group health insurance costs for eligible company employees based upon location-specific costs, overall insurance costs and loss experience incurred during a calendar year. In addition, various other insurance coverages are also provided to Heinz Finance through Heinz's consolidated programs. Workers compensation, auto, property, product liability and other insurance coverages are charged directly based on Heinz Finance's loss experience. Amounts charged to Heinz Finance for insurance costs were $36.2 million and $32.7 million for the six months ended October 30, 2002 and October 31, 2001, respectively, and are recorded in SG&A expense in the accompanying consolidated statements of income.


     Pension costs and postretirement costs are also charged to Heinz Finance based upon eligible employees participating in the plans.

     Cash Management


     Beginning in Fiscal 2002, Heinz Finance became the treasury center for cash management and debt financing for all of Heinz's domestic operations. In addition, in Fiscal 2003, Heinz Finance entered into a number of short- term notes payable with foreign wholly-owned subsidiaries of Heinz, for a total of $510.8 million. These two events resulted in the $1,014.5 million and $788.9 million of net short-term notes receivable with related parties on the October 30, 2002 and May 1, 2002, respectively, condensed consolidated balance sheets. An average interest rate of 1.93% and 3.72% was charged on these notes resulting in $8.7 million and $20.6 million of interest income for the six months ended October 30, 2002 and October 31, 2001, respectively, on the consolidated statements of income.

     Product Sales and Purchases

     Heinz Finance sells and purchases products and services to and from other Heinz affiliates. The result of related party transactions is the $44.1 million and $72.8 million balances due from related parties as of October 30, 2002 and May 1, 2002, respectively, and the $126.2 million and $154.0 million balances for accounts payable to related parties as of October 30, 2002 and May 1, 2002, respectively. Product sales to related parties were $26.2 million and $24.2 million in the six months ended October 30, 2002 and October 31, 2001, respectively, and purchases from related parties were $216.5 million and $165.1 million in the six months ended October 30, 2002 and October 31, 2001, respectively.


     Other Related Party Items


     Heinz Finance sold undivided interests in certain accounts receivable to a Heinz affiliate, Receivables Servicing Company ("RSC"). Heinz Finance sold $619.2 million of receivables net of discount expense of $2.8 million for the year ended May 1, 2002, to RSC. These sales were reflected as reductions of trade accounts receivable. Heinz Finance's contract with RSC terminated in December 2001.

     Heinz Finance holds $1.9 billion of non-voting, 6.5% cumulative non-participating preferred stock of PM Holding, Inc. ("PM Holding"), a subsidiary of Heinz. This dividend amounted to $61.6 million and $69.1 million for the six months ended October 30, 2002, and October 31, 2001, respectively. This preferred stock investment is recorded in the Investments in related parties balance on the condensed consolidated balance sheets as of October 30, 2002 and May 1, 2002.

     Heinz Finance paid royalties of $98.7 million and $69.6 million for the six months ended October 30, 2002 and October 31, 2001, respectively, to Promark International, Inc., an indirect subsidiary of Heinz, for the use of certain trademarks.

     The $35.0 million long-term note receivable from related parties recorded on the accompanying condensed consolidated balance sheets as of October 30, 2002 and May 1, 2002, relates to a receivable from Heinz that was contributed to Heinz Finance in exchange for common stock of Heinz Finance.

     Heinz Finance received an administrative fee from Heinz for acting as the agent in the sale of the retained inventory discussed in Note (1). This fee was $10.4 million for the six months ended October 31, 2001, which is recorded as income in SG&A expense in the accompanying consolidated statement of income.

10.  Segments

     Heinz Finance has changed its segment reporting for its business to reflect changes in organizational structure and management. Heinz Finance is reporting and grouping the results of certain businesses under a new segment designated SKF Foods. SKF Foods consists of Heinz Finance's U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn, broth and U.S. infant feeding businesses. SKF Foods also includes the former U.S. Pet Products and Seafood segment. These businesses have been separated from the remaining Heinz Finance businesses in preparation for their spin-off and subsequent merger with Del Monte Corporation, a subsidiary of Del Monte Foods Company. The remaining Heinz North America segment now includes the following businesses that will be retained by Heinz Finance following the Del Monte transaction, including: ketchup, condiments and sauces sold to the grocery and foodservice channels in the U.S.


     Descriptions of Heinz Finance's reportable segments are as follows:


     o Heinz North America -- This segment manufactures, markets and sells ketchup, condiments and sauces to the U.S. grocery and foodservice channels.

     o SKF Foods-- This segment includes the U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses.

     o U.S. Frozen -- This segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers.

     Heinz Finance's management evaluates performance based on several factors including net sales and the use of capital resources; however, the primary measurement focus is operating income excluding unusual costs and gains. Intersegment sales are accounted for at current market values. Items below the operating income line of the consolidated statements of income are not presented by segment, since they are excluded from the measure of segment profitability reviewed by Heinz Finance's management.

     The following table presents information about Heinz Finance's reportable segments:


                                               Net External Sales
                                           --------------------------
                                               Six Months Ended
                                           --------------------------
                                           October 30,    October 31,
                                              2002           2001
                                             FY 2003        FY 2002
(in thousands)                             -----------    -----------
Heinz North America....................... $   945,057    $   741,029
SKF Foods.................................     803,891        477,751
U.S. Frozen...............................     566,035        398,540
                                           -----------    -----------
   Consolidated Totals.................... $ 2,314,983    $ 1,617,320
                                           ===========    ===========

                                              Intersegment Sales
                                           --------------------------
                                               Six Months Ended
                                           --------------------------
                                           October 30,    October 31,
                                              2002           2001
                                             FY 2003        FY 2002
(in thousands)                             -----------    -----------
Heinz North America....................... $        99    $       233
SKF Foods.................................          --             --
U.S. Frozen...............................          17             17
                                           -----------    -----------
   Consolidated Totals.................... $       116    $       250
                                           ===========    ===========

                                            Operating Income (Loss)
                                           --------------------------
                                               Six Months Ended
                                           --------------------------
                                           October 30,    October 31,
                                              2002           2001
                                             FY 2003        FY 2002
(in thousands)                             -----------    -----------
Heinz North America....................... $   124,688    $   131,013
SKF Foods.................................      70,988         62,446
U.S. Frozen...............................      89,228         63,496
Non-operating (a).........................      (1,244)           354
                                           -----------    -----------
   Consolidated Totals.................... $   283,660    $   257,309
                                           ===========    ===========
---------
(a)   Includes charges not directly attributable to operating segments.

11.   Comprehensive Income

                                                Six Months Ended
                                           --------------------------
                                           October 30,    October 31,
                                              2002           2001
                                             FY 2003        FY 2002
(in thousands)                             -----------    -----------
Net income................................ $    23,450    $    31,867
Other comprehensive income:
   Net deferred gains/(losses) on
      derivatives from periodic
      revaluations........................      17,811            986
   Net deferred (gains)/losses on
      derivatives reclassified to earnings     (14,874)            24
                                           -------------   ----------
Comprehensive income...................... $      26,387   $   32,877
                                           =============   ==========

12.  Financial Instruments

     Heinz Finance utilizes certain financial instruments to manage its commodity price and interest rate exposures.


     Foreign Currency Hedging

     Heinz Finance may hedge specific foreign currency cash flows associated with foreign-currency-denominated financial assets and liabilities. These hedges are accounted for as cash flow hedges.

     Commodity Price Hedging


     Heinz Finance uses commodity futures, swaps and options in order to reduce price risk associated with anticipated purchases of raw materials such as corn, soybean oil and soybean meal. Commodity price risk arises due to factors such as weather conditions, government regulations, economic climate and other unforeseen circumstances. Hedges of anticipated commodity purchases which meet the criteria for hedge accounting are designated as cash flow hedges.

     Interest Rate Hedging

     Heinz Finance uses interest rate swaps to manage interest rate exposure. These derivatives are designated as cash flow hedges or fair value hedges depending on the nature of the particular risk being hedged.


     Hedge Ineffectiveness


     During the six months ended October 30, 2002, hedge ineffectiveness related to cash flow hedges was a net gain of $0.1 million which is reported in the consolidated statements of income as other expenses, net.


     Deferred Hedging Gains and Losses


     As of October 30, 2002, Heinz Finance is hedging forecasted transactions for periods not exceeding 12 months, and expects $2.8 million of net deferred gain reported in accumulated other comprehensive income to be reclassified to earnings within that time frame.

                  H.J. Heinz Finance Company and Subsidiaries
       Unaudited Pro Forma Consolidated and Combined Financial Statements


     The following unaudited pro forma consolidated and combined financial statements of Heinz Finance adjust the historical financial statements of Heinz Finance to give pro forma effect of the following:


     o The transfer of certain assets and liabilities of Heinz Finance's U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant-feeding businesses to a wholly-owned subsidiary of Heinz ("SKF Foods").

     o The repayment of approximately $1.1 billion of debt with the cash Heinz Finance received in connection with the transfer of certain assets and liabilities to SKF Foods.

     The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred as of October 30, 2002. The unaudited pro forma consolidated and combined statements of income have been prepared as if the transaction occurred as of the beginning of the periods presented.


     The unaudited pro forma statements for the periods presented do not purport to represent what Heinz Finance's results of operations or financial position would actually have been had the transaction occurred on the dates noted above, or to project Heinz Finance's results of operations for any future periods. The unaudited pro forma results do not include any synergies that may be realized as a result of the transaction. The pro forma adjustments are based upon available information and upon certain assumptions that Heinz Finance management believes are reasonable under the circumstances. The adjustments are directly attributable to the transaction and are expected to have a continuing impact on the financial position and results of operations of Heinz Finance.

     The unaudited pro forma consolidated and combined financial statements should be read in conjunction with the historical financial statements and related notes included in this prospectus.

                  H. J. Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                         Fiscal Year ended May 1, 2002


                                                                 Adjustments
                                                                  for the
                                                    Historical   Transaction          Pro Forma
                                                   -----------   ------------        -----------
                                                                (in thousands)
Sales............................................. $ 4,191,230   $ (1,357,713)(a)    $ 2,833,517
Cost of products sold.............................   2,744,344       (954,756)(b)      1,789,588
                                                   -----------   ------------        -----------
Gross profit......................................   1,446,886       (402,957)         1,043,929
Selling, general and administrative expenses......     650,933       (194,180)(b)        456,753
Royalty expense to related parties................     179,198        (39,848)(c)        139,350
                                                   -----------   ------------        -----------
Operating income..................................     616,755       (168,929)           447,826
Interest income...................................      36,175           (502)(d)         35,673
Interest expense..................................     206,578        (63,658)(e)        142,920
Dividends from related parties....................     130,720             --            130,720
Other expenses, net...............................      11,397         (2,786)(f)          8,611
                                                   -----------   ------------        -----------
Income before income taxes and minority interest..     565,675       (102,987)           462,688
Provision for income taxes........................      46,251         19,621 (g)         65,872
                                                   -----------   ------------        -----------
Net income before minority interest...............     519,424       (122,608)           396,816
Minority interest.................................    (445,707)       158,312 (h)       (287,395)
                                                   -----------   ------------        -----------
Net income from continuing operations............. $    73,717   $     35,704        $   109,421
                                                   ===========   ============        ===========

                  H. J. Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                         Fiscal year ended May 1, 2002



(a) Represents the revenues of the U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

(b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

(c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

(d) Represents the interest income directly attributable to the businesses that was transferred to SKF Foods as a result of the transaction.

(e) Represents the interest expense on approximately $1.1 billion of debt that was repaid in connection with the transaction. Based on the outstanding floating rate debt, a variation in interest rates of 1/8% would cause interest expense to fluctuate approximately $0.1 million annually.

(f) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

(g) Represents the tax provision associated with the income before taxes and minority interest which was transferred to SKF Foods as a result of the transaction.


(h) Represents the necessary adjustment to the income allocated to the minority interest holders, the Class A and General Partners, in accordance with the Heinz LP agreement (as described in the prospectus under "Overview of Entity Structure, Reorganization and Financial Statement Presentation -- Heinz LP") as a result of the transaction.

                  H. J. Heinz Finance Company and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income
                         Fiscal Year ended May 2, 2001


                                                                 Adjustments
                                                                  for the
                                                     Historical   Transaction          Pro Forma
                                                    -----------   ------------        -----------
                                                                (In thousands)
Sales...............................................$ 4,550,391  $  (1,744,371) (a)   $ 2,806,020
Cost of products sold...............................  3,085,270     (1,345,250) (b)     1,740,020
                                                    -----------  -------------        -----------
Gross profit........................................  1,465,121       (399,121)         1,066,000
Selling, general and administrative expenses........    897,950       (356,476) (b)       541,474
Royalty expense to related parties..................    129,102        (44,087) (c)        85,015
                                                    -----------  -------------        -----------
Operating income....................................    438,069          1,442            439,511
Interest income.....................................    110,979        (67,582) (d)        43,397
Interest expense....................................     10,278         10,434  (d)        20,712
Other expenses, net.................................     21,303         (3,262) (e)        18,041
                                                    -----------  -------------        -----------
Income before income taxes and cumulative effect
of accounting changes...............................    517,467        (73,312)           444,155
Provision for income taxes..........................    205,358        (38,474) (f)       166,884
                                                    -----------  -------------        -----------
Income before cumulative effect of accounting
changes.............................................    312,109        (34,838)           277,271
Cumulative effect of accounting changes ............     (5,211)         1,625  (g)        (3,586)
                                                    -----------  -------------        -----------
Net Income from continuing operations...............$   306,898  $     (33,213)       $   273,685
                                                    ===========  =============        ===========

                  H. J. Heinz Finance Company and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income
                         Fiscal year ended May 2, 2001



(a)  Represents the revenues of the U. S. tuna, U. S. pet food and pet snacks,
     U. S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

(b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

(c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

(d) Represents the interest income and expense directly attributable to the businesses that were transferred to SKF Foods as a result of the transaction.

(e) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

(f) Represents the tax provision associated with the income before taxes which was transferred to SKF Foods as a result of the transaction.

(g) Represents the cumulative effect on prior years from the adoption of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" attributable to the businesses that was transferred to SKF Foods as a result of the transaction.

                  H. J. Heinz Finance Company and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income
                         Fiscal Year ended May 3, 2000


                                                                 Adjustments
                                                                  for the
                                                     Historical   Transaction          Pro Forma
                                                    -----------   ------------        -----------
                                                                (In thousands)
Sales...............................................$ 4,469,324   $ (1,943,086) (a)   $ 2,526,238
Cost of products sold...............................  3,013,574     (1,426,742) (b)     1,586,832
                                                    -----------   ------------        -----------
Gross profit........................................  1,455,750       (516,344)           939,406
Selling, general and administrative expenses........    752,066       (356,295) (b)       395,771
Royalty expense to related parties..................     94,347        (44,375) (c)        49,972
                                                    -----------   ------------        -----------
Operating income....................................    609,337       (115,674)           493,663
Interest income.....................................    126,236        (82,161) (d)        44,075
Interest expense....................................      7,138         (2,111) (d)         5,027
Other expenses, net.................................     27,896         (7,033) (e)        20,863
                                                    -----------   ------------        -----------
Income before income taxes..........................    700,539       (188,691)           511,848
Provision for income taxes..........................    252,244        (71,746) (f)       180,498
                                                    -----------   ------------        -----------
Net Income from continuing operations...............$   448,295   $   (116,945)       $   331,350
                                                    ===========   ============        ===========

                  H. J. Heinz Finance Company and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income
                         Fiscal year ended May 3, 2000


(a) Represents the revenues of the U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

(b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

(c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

(d) Represents the interest income and expense directly attributable to the businesses that were transferred to SKF Foods as a result of the transaction.

(e) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

(f) Represents the tax provision associated with the income before taxes which was transferred to SKF Foods as a result of the transaction.

                     Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                       Six months ended October 30, 2002


                                                                 Adjustments
                                                                  for the
                                                     Historical   Transaction          Pro Forma
                                                     -----------  ------------        -----------
                                                                (In thousands)
Sales............................................... $ 2,314,983  $  (803,891) (a)    $ 1,511,092
Cost of products sold...............................   1,530,884     (579,209) (b)        951,675
                                                     -----------  -----------         -----------
Gross profit........................................     784,099     (224,682)            559,417
Selling, general and administrative expenses........     401,753     (129,589) (b)        272,164
Royalty expense to related parties..................      98,686      (24,105) (c)         74,581
                                                     -----------  -----------         -----------
Operating income....................................     283,660      (70,988)            212,672
Interest income.....................................      14,142         (329) (d)         13,813
Interest expense....................................     102,731      (33,888) (e)         68,843
Dividends from related parties......................      61,596           --              61,596
Currency loss.......................................      23,617           --              23,617
Other expenses, net.................................       8,715        1,783  (f)         10,498
                                                     -----------  -----------         -----------
Income before income taxes and minority interest....     224,335      (39,212)            185,123
Provision for income taxes..........................      13,357        7,711  (g)         21,068
                                                     -----------  -----------         -----------
Income before minority interest.....................     210,978      (46,923)            164,055
Minority interest...................................    (187,528)      60,327  (h)       (127,201)
                                                     -----------  -----------         -----------
Net Income from continuing operations............... $    23,450  $    13,404         $    36,854
                                                     ===========  ===========         ===========

                  H. J. Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                       Six months ended October 30, 2002


(a) Represents the revenues of the U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

(b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

(c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

(d) Represents the interest income directly attributable to the businesses that was transferred to SKF Foods as a result of the transaction.

(e) Represents the interest expense on approximately $1.1 billion of debt which was repaid in connection with the transaction. Based on outstanding floating rate debt, a variation in interest rates of 1/8% would cause interest expense to fluctuate by an insignificant amount annually.

(f) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

(g) Represents the tax provision associated with the income before taxes and minority interest which was transferred to SKF Foods as a result of the transaction.


(h) Represents the necessary adjustment to the income allocated to the minority interest holders, the Class A and General Partners, in accordance with the Heinz LP agreement (as described in the prospectus under "Overview of Entity Structure, Reorganization and Financial Statement Presentation -- Heinz LP") as a result of the transaction.

                     Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                       Six months ended October 31, 2001


                                                                 Adjustments
                                                                  for the
                                                     Historical   Transaction        Pro Forma
                                                     -----------  ------------      -----------
                                                                (In thousands)
Sales............................................... $ 1,617,320  $ (477,751) (a)   $ 1,139,569
Cost of products sold...............................   1,048,683    (327,315) (b)       721,368
                                                     -----------  ----------        -----------
Gross profit........................................     568,637    (150,436)           418,201
Selling, general and administrative expenses........     239,990     (65,906) (b)       174,084
Royalty expense to related parties..................      71,338     (15,096) (c)        56,242
                                                     -----------  ----------        -----------
Operating income....................................     257,309     (69,434)           187,875
Interest income.....................................      22,160        (479) (d)        21,681
Interest expense....................................     106,255     (31,069) (e)        75,186
Dividends from related parties......................      69,124          --             69,124
Currency loss.......................................       1,338          --              1,338
Other expenses......................................       7,894        (344) (f)         7,550
                                                     -----------  ----------        -----------
Income before income taxes and minority interest....     233,106     (38,500)           194,606
Provision for income taxes..........................      18,715       9,389  (g)        28,104
                                                     -----------  ----------        -----------
Income before minority interest.....................     214,391     (47,889)           166,502
Minority interest...................................    (182,524)     64,800  (h)      (117,724)
                                                     -----------  ----------        -----------
Net Income from continuing operations............... $    31,867  $   16,911        $    48,778
                                                     ===========  ==========        ===========

                  H. J. Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                       Six months ended October 31, 2001


(a) Represents the revenues of the U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

(b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

(c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

(d) Represents the interest income directly attributable to the businesses that was transferred to SKF Foods as a result of the transaction.

(e) Represents the interest expense on approximately $1.1 billion of debt which was repaid in connection with the transaction. Based on the outstanding floating rate debt, a variation in interest rates of 1/8% would cause interest expense to fluctuate approximately $0.2 million annually.

(f) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

(g) Represents the tax provision associated with the income before taxes and minority interest which was transferred to SKF Foods as a result of the transaction.


(h) Represents the necessary adjustment to the income allocated to the minority interest holders, the Class A and General Partners, in accordance with the Heinz LP agreement (as described in the prospectus under "Overview of Entity Structure, Reorganization and Financial Statement Presentation -- Heinz LP") as a result of the transaction.

                                 Heinz Finance
                 Unaudited Pro Forma Consolidated Balance Sheet
                                October 30, 2002


                                                                      Adjustments
                                                                       for the
                                                       Historical     Transaction        Pro Forma
                                                       -----------    ------------      -----------
                                                                     (in thousands)
                        Assets
Current assets:
      Cash and cash equivalents........................$    57,448   $     (1,005)(a)   $     56,443
                                                                        1,070,000 (b)
                                                                       (1,070,000)(c)
      Receivables......................................    579,851       (162,695)(a)        417,156
      Due from related parties.........................     44,076        (14,500)(a)         29,576
      Short-term notes receivable from related parties   1,614,781     (1,070,000)(b)        544,781
      Inventories......................................    746,051       (264,816)(a)        481,235
      Prepaid expenses and other current assets  ......    152,154        (39,304)(a)        112,850
                                                       -----------   ------------       -------------
        Total current assets...........................  3,194,361     (1,552,320)         1,642,041

Property, plant and equipment..........................  1,498,557       (374,811)(a)      1,123,746
Less accumulated depreciation..........................    692,112       (214,307)(a)        477,805
                                                       -----------   ------------       -------------
        Total property, plant and equipment, net.......    806,445       (160,504)           645,941
Other noncurrent assets:
      Long-term notes receivable from related parties..     35,000             --             35,000
      Investments in related parties...................  1,895,245             --          1,895,245
      Intangible assets, net...........................  1,928,759       (659,067)(a)      1,269,692
      Other noncurrent assets..........................    445,905        (24,335)(a)        421,570
                                                       -----------   ------------       -------------
        Total other noncurrent assets..................  4,304,909       (683,402)         3,621,507
                                                       -----------   ------------       -------------
        Total assets...................................$ 8,305,715   $ (2,396,226)      $  5,909,489
                                                       ===========   ============       ============

         Liabilities and Shareholders' Equity
Current liabilities:
      Short term debt with related parties.............$   600,329   $         --       $    600,329
      Portion of long-term due within one year.........    451,465            (25)(a)          1,440
                                                                         (450,000)(c)
      Accounts payable.................................    315,830        (39,151)(a)        276,679
      Accounts payable to related parties..............    126,151        (30,393)(a)         95,758
      Accrued interest.................................    126,850             --             126,850
      Accrued marketing................................     89,615        (22,672)(a)          66,943
      Other accrued liabilities........................     78,440        (21,567)(a)          56,873
                                                       -----------   ------------       -------------
        Total current liabilities......................  1,788,680       (563,808)          1,224,872

Long-term debt.........................................  4,054,897           (100)(a)       3,434,797
                                                                         (620,000)(c)
Deferred income taxes..................................     26,821         (3,275)(a)          23,546
Other liabilities......................................     28,626        (18,507)(a)          10,119
                                                       -----------   ------------       -------------
        Total long-term debt and other liabilities.....  4,110,344       (641,882)          3,468,462

Minority interest......................................  1,879,493     (1,189,494)(d)         689,999
Mandatorily Redeemable Series A Preferred Shares.......    325,000             --             325,000

Shareholders' equity:
      Common stock.....................................         11             --                  11
      Additional capital...............................    128,050             --             128,050
      Retained earnings................................     71,369             --              71,369
      Accumulated other comprehensive gain.............      2,768         (1,042)(a)           1,726
                                                       -----------   ------------       -------------
        Total shareholders' equity.....................    202,198         (1,042)            201,156
                                                       -----------   ------------       -------------
        Total liabilities and shareholders' equity.....$ 8,305,715   $ (2,396,226)      $   5,909,489
                                                       ===========   ============       =============

                  H. J. Heinz Finance Company and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet
                                October 30, 2002

(a) Represents the assets and liabilities directly attributable to the businesses that were transferred to SKF Foods.

(b) Represents the short-term notes receivable with Heinz that were repaid upon Heinz's receipt of approximately $1.1 billion of cash from Del Monte in connection with the transaction.

(c) The repayment of approximately $1.1 billion of debt with the cash received by Heinz Finance from Heinz as noted in footnote (b) above.

(d) Represents the adjustment to the minority interest holders', the Class A and General Partners', limited partnership interest in Heinz LP, in accordance with the Heinz LP Partnership Agreement, as a result of the net assets being transferred to SKF Foods as a result of the transaction.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to acquire these securities and it is not soliciting an offer to acquire these securities in any jurisdiction where the offer, exchange or sale is not permitted.


                 Subject to Completion, dated January 30, 2003
PROSPECTUS

                  , 2003


                           [H. J. Heinz Company LOGO]



                          H. J. Heinz Finance Company
                               Offer to Exchange
                  $700,000,000 6.00% Guaranteed Notes due 2012
                  $550,000,000 6.75% Guaranteed Notes due 2032

                                      for

                $700,000,000 6.00% New Guaranteed Notes due 2012
                $550,000,000 6.75% New Guaranteed Notes due 2032
               both unconditionally and irrevocably guaranteed by
                              H. J. Heinz Company
                            -----------------------

     We are offering to exchange up to $700,000,000 of our 6.00% guaranteed notes due 2012 and $550,000,000 of our 6.75% guaranteed notes due 2032 (collectively, the "New Notes") which will be registered under the Securities Act of 1933, as amended, for up to $700,000,000 of our issued and outstanding 6.00% guaranteed notes due 2012 and $550,000,000 of our issued and outstanding 6.75% guaranteed notes due 2032 (collectively, the "Old Notes"). We are offering to issue the New Notes to satisfy our obligations contained in the exchange and registration rights agreement we entered into when the Old Notes were sold in transactions in reliance on Rule 144A and Regulation S under the Securities Act. The New Notes are unconditionally and irrevocably guaranteed by
H. J. Heinz Company, "Heinz" or the "Guarantor." Concurrently with the offer to exchange the Old Notes for the New Notes, we will conduct an offer to exchange our outstanding 6.625% Guaranteed Notes due 2011 for corresponding notes registered under the Securities Act of 1933. The completion of the offer to exchange under this prospectus is not conditioned on the success or completion of the offer to exchange our other notes. Please refer to "The Exchange Offer-Concurrent Exchange Offer" for a further discussion of the offers to exchange.

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the New Notes.


     The exchange offer and withdrawal rights will expire at 5:00 p.m., New
York City time, on                o , 2003 unless extended.


     You should carefully review the risk factors on page o of this prospectus.

                            -----------------------


     To exchange your Old Notes for New Notes of the same series:


     o You must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent by 5:00 p.m., New York City time, on o , 2003.
     o If your Old Notes are held in book-entry form at The Depository Trust Company, "DTC," you must instruct DTC, through your signed letter of transmittal, that you want to exchange your Old Notes for New Notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of Old Notes for New Notes.
     o You should read the section called "The Exchange Offer" for additional information on how to exchange your Old Notes for New Notes.


                            -----------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------
                               TABLE OF CONTENTS
                            -----------------------


                                                                           Page
                                                                           ----
Summary......................................................................3
Risk Factors.................................................................8
Where You Can Find More Information.........................................10
Incorporation of Certain Documents by Reference.............................10
No Cash Proceeds............................................................11
Ratio of Earnings to Fixed Charges..........................................11
Overview of Entity Structure, Reorganization and
     Financial Statement Presentation.......................................12
Heinz Finance Selected Historical Consolidated and
     Combined Financial Data................................................15
Heinz Finance Selected Unaudited Pro Forma Consolidated
     and Combined Financial Data............................................17
H. J. Heinz Company.........................................................18
Heinz Selected Consolidated Financial Data..................................18
Heinz Selected Unaudited Pro Forma Consolidated Financial Data..............21
Management's Discussion and Analysis of Financial Condition and Results of
     Operation..............................................................22
Business....................................................................43
Related Party Transactions .................................................50
Management..................................................................51
Description of the New Notes................................................57
The Exchange Offer..........................................................67
Taxation....................................................................75
Plan of Distribution........................................................76
Notice to Investors.........................................................77
Validity of the New Notes...................................................77
Experts.....................................................................78
Index to Consolidated and Combined Financial Statements of
     H. J. Heinz Finance Company and H. J. Heinz Company....................F-1



                          ---------------------------

                                    SUMMARY

     The following summary contains basic information about us, Heinz, the New Notes and this exchange offer. It may not contain all the information that is important to you in making your investment decision. More detailed information appears elsewhere in this prospectus and in our consolidated and combined financial statements and accompanying notes and in Heinz's consolidated financial statements and accompanying notes that we incorporate by reference. "The Exchange Offer" and the "Description of the New Notes" sections of this prospectus contain more detailed information regarding the terms and conditions of the exchange offer and the New Notes. References in this prospectus to the terms "we," "us," "our," "Heinz Finance" or the "Issuer" refer to H. J. Heinz Finance Company and its consolidated subsidiaries and to the terms "Heinz" or the "Guarantor" refer to H. J. Heinz Company.


                              H. J. Heinz Company

                                (The Guarantor)


     H. J. Heinz Company was incorporated under the laws of the Commonwealth of Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name that had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal products of Heinz include ketchup, condiments and sauces, frozen food, soups, beans and pasta meals, tuna and other seafood products, infant food and other processed food products. The principal executive offices of Heinz are located at 600 Grant Street, Pittsburgh, Pennsylvania, 15219 (telephone number (412) 456-5700).



                          H. J. Heinz Finance Company

                                  (The Issuer)

     We are engaged in the business of acquiring, holding and financing equity and debt investments in subsidiaries that own and operate the U.S. businesses historically operated by Heinz. Heinz Finance has been, directly or indirectly, a wholly-owned subsidiary of Heinz since 1983 and had no significant operating history until Heinz completed a reorganization of its corporate organization in the United States on May 3, 2001. As a result of the reorganization, all of the U.S. business operations that had historically been conducted by Heinz through its Heinz USA division and eight subsidiary corporations, are now conducted by Heinz Finance. Our principal executive offices are located at 600 Grant Street, Pittsburgh, Pennsylvania, 15219 (telephone number (412) 456-5700).


                              Recent Developments


     On December 20, 2002, Heinz transferred to a wholly-owned subsidiary ("SKF Foods") certain assets and liabilities, including our U.S. and Heinz's Canadian pet food and pet snacks, our U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broths and our U.S. infant feeding businesses, which in Fiscal Year 2002 together generated approximately $1.4 billion of our annual revenues. The common stock of SKF Foods was distributed on a pro rata basis to Heinz's shareholders. Immediately thereafter, SKF Foods merged with a wholly- owned subsidiary of Del Monte Foods Company, resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte Foods Company. In connection with the merger, each share of SKF Foods common stock was automatically converted into .4466 shares of Del Monte common stock, resulting in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte shareholders. In connection with the transaction, Heinz Finance received from Heinz approximately $1.1 billion in cash that will be used to retire debt.

                               The Exchange Offer


Issuer.................................     H. J. Heinz Finance Company

New Notes..............................     Up to $700,000,000 aggregate
                                            principal amount of our new 6.00%
                                            guaranteed notes due 2012 and up to
                                            $550,000,000 aggregate principal
                                            amount of our new 6.75% guaranteed
                                            notes due 2032.

The Exchange Offer.....................     We are offering to issue the New
                                            Notes in exchange for a like
                                            principal amount of outstanding Old
                                            Notes that we issued on March 7,
                                            2002.  We are conducting this
                                            exchange offer to satisfy our
                                            obligations contained in the
                                            exchange and registration rights
                                            agreement we entered
                                            into when we sold the Old Notes
                                            in transactions pursuant to Rule
                                            144A and Regulation S under the
                                            Securities Act. The Old Notes were
                                            subject to transfer restrictions
                                            that will not apply to the New
                                            Notes so long as you are acquiring
                                            the New Notes in the ordinary
                                            course of your business, you are
                                            not participating in a distribution
                                            of the New Notes and you are not
                                            an affiliate of ours.

Maturity...............................     The notes due 2012 will mature on
                                            March 15, 2012 and the notes due
                                            2032 will mature on March 15, 2032.

Interest Payment Dates.................     March 15 and September 15 of each
                                            year commencing from the most
                                            recent date to which interest has
                                            been paid on the Old Notes or, if
                                            no interest has been paid, from
                                            March 7, 2002.

Redemption.............................     The Issuer may choose to redeem
                                            some or all of the New Notes at
                                            any time. If the Issuer chooses to
                                            do so, it will mail a notice of
                                            redemption to the holders of the
                                            New Notes not less than 30 days
                                            and not more than 60 days before
                                            the redemption occurs.

Payment of Additional Amounts..........     The Issuer shall pay all stamp and
                                            other duties, if any, which may be
                                            imposed by the United States or the
                                            United Kingdom or any political
                                            subdivision thereof or taxing
                                            authority thereof or therein with
                                            respect to the issuance, transfer,
                                            exchange or conversion of the New
                                            Notes. The Issuer will not be
                                            required to make any payment with
                                            respect to any other tax,
                                            assessment or governmental
                                            charge imposed by any government
                                            or any political subdivision
                                            thereof or taxing authority therein.

Ranking................................     The New Notes will be unsecured
                                            and will rank equally with all our
                                            other unsecured indebtedness and
                                            other obligations.


Guarantees.............................     The New Notes will be
                                            unconditionally and irrevocably
                                            guaranteed by Heinz.

No Cash Proceeds.......................     We will not receive any proceeds
                                            from the issuance of the New Notes.

Form of the New Notes..................     The New Notes will be issued in
                                            the form of one or more global
                                            securities which will be deposited
                                            with, or on behalf of, DTC and
                                            registered in the name of Cede &
                                            Co., DTC's nominee.  Beneficial
                                            interests in the global securities
                                            will be represented through
                                            book-entry accounts of financial
                                            institutions acting on behalf of
                                            beneficial owners as direct and
                                            indirect participants in DTC.

Governing Law..........................     The New Notes, the guarantee and
                                            the indenture will be governed by
                                            New York law.


Tenders, Expiration Date, Withdrawal...     The exchange offer will expire at
                                            5:00 p.m., New York City time,
                                            on    o , 2003 unless it is
                                            extended.  To tender your Old Notes
                                            you must follow the detailed
                                            procedures described under the
                                            heading  "The Exchange Offer--
                                            Procedures for Tendering" including
                                            special procedures for certain
                                            beneficial owners and broker-
                                            dealers.  If you decide to exchange
                                            your Old Notes for New Notes, you
                                            must acknowledge that you do not
                                            intend to engage in and have no
                                            arrangement with any person to
                                            participate in a distribution of
                                            the New Notes. If you decide to
                                            tender your Old Notes pursuant to
                                            the exchange offer, you may
                                            withdraw them at any time prior to
                                            5:00 p.m., New York City time, on
                                            the expiration date.

Federal Income Tax Consequences........     Your exchange of Old Notes for New
                                            Notes pursuant to the exchange
                                            offer will not result in a gain or
                                            loss to you.


Exchange Agent.........................     Bank One Trust Company is the
                                            exchange agent for the exchange
                                            offer.

Failure to Exchange Your Old Notes.....     If you fail to exchange your Old
                                            Notes for New Notes in the exchange
                                            offer, your Old Notes will continue
                                            to be subject to transfer
                                            restrictions and you will not have
                                            any further registration rights
                                            under the exchange and registration
                                            rights agreement.

Trading Market.........................     To the extent that Old Notes are
                                            tendered and accepted in the
                                            exchange offer, your ability to
                                            sell untendered, and tendered but
                                            unaccepted, Old Notes could be
                                            adversely affected.  There may be
                                            no trading market for the Old
                                            Notes.

                                            There can be no assurance that an
                                            active public market for the New
                                            Notes will develop or as to the
                                            liquidity of any market that may
                                            develop for the New Notes, the
                                            ability of holders to sell the
                                            New Notes, or the price at which
                                            holders would be able to sell the
                                            New Notes. For more details, see
                                            the section called "Notice to
                                            Investors."

   General Indenture Provisions Applicable to the New Notes and the Old Notes

Indenture..............................     The New Notes will be issued under
                                            the same indenture as the Old Notes.

No Limit on Debt.......................     The indenture does not limit the
                                            amount of debt that we may issue
                                            or provide holders any protection
                                            should we be involved in a highly
                                            leveraged transaction.

Restrictions on Secured Debt...........     If the Guarantor or any Restricted
                                            Subsidiary shall after the date of
                                            the Indenture incur or guarantee
                                            any Debt secured by a Mortgage on
                                            any Principal Property of the
                                            Guarantor or any Restricted
                                            Subsidiary, or on any share of
                                            stock or Debt of any Restricted
                                            Subsidiary, the Guarantor
                                            will secure or cause such
                                            Restricted Subsidiary to secure
                                            the Notes, equally and ratably with
                                            (or, at the option of the Guarantor,
                                            prior to) such secured Debt, unless
                                            the aggregate amount of all such
                                            secured Debt would not exceed 10%
                                            of Consolidated Net Assets. These
                                            restrictions will not apply in some
                                            circumstances.  (All terms are
                                            defined under "Description of the
                                            New Notes - Certain Definitions.")

Events of Default......................     Each of the following is an event
                                            of default with respect to the
                                            Notes under the indenture:

                                           o    default in the payment of any
                                                installment of interest for
                                                30 days after becoming due;

                                           o    default in the payment of
                                                principal when due;

                                           o    default in the deposit of any
                                                sinking fund payment when due;

                                            o   default by Heinz Finance or the
                                                Guarantor in the performance or
                                                breach of any other covenant or
                                                warranty in the Notes or the
                                                Indenture for 90 days after
                                                notice;

                                            o   certain events of bankruptcy,
                                                insolvency or reorganization
                                                with respect to Heinz Finance
                                                or the Guarantor; or

                                            o   the Guarantor contests the
                                                validity or enforceability
                                                of the Guarantee or related
                                                obligations.

                     Ratio of Earnings to Fixed Charges(1)


                                   Six Months
                                      Ended                                     Years Ended
                                 ---------------  -------------------------------------------------------------------------------
                                   October 30,    May 1, 2002    May 2, 2001    May 3, 2000    April 28, 1999      April 29, 1998
                                      2002        (52 weeks)     (52 weeks)     (53 weeks)       (52 weeks)           (52 weeks)
                                 ---------------  -----------  -----------      -----------    --------------      --------------
H. J. Heinz Company.............      4.73             4.88        2.79          5.83               3.88                5.29
H. J. Heinz Finance
   Company(2)...................      3.00             3.58       22.36         46.75              49.76               44.04

-------------------


(1) The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense.

(2) The ratios of earnings to fixed charges for the periods prior to May 1, 2002 relate to the U.S. Group and are not representative of the expected ratio of earnings to fixed charges for Heinz Finance as debt was not allocated to the U.S. Group prior to the reorganization discussed in this prospectus.

                                  RISK FACTORS

     In addition to the information set forth elsewhere in this prospectus, you should consider carefully the factors set forth below before exchanging your Old Notes for New Notes.

Our and Heinz's Business Is Subject to Numerous Risks

     We produce a broad range of food products and we acquire, hold and finance equity and debt investments in subsidiaries that own and operate the U.S. business of Heinz. Accordingly, the results of operations and financial condition of our business and of the business of Heinz are subject to certain risks and uncertainties, including:

     o Changes in laws and regulations, including changes in food and drug laws, accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws in domestic and foreign jurisdictions;

     o Competitive product and pricing pressures and the ability to gain or maintain share of sales in the global market as a result of actions by competitors and others;

     o Fluctuations in the cost and availability of raw materials, including tuna, and the ability to maintain favorable supplier arrangements and relationships;

     o The impact of higher energy costs and other factors on the cost of producing, transporting and distributing products;

     o The ability to generate sufficient cash flows to support capital expenditures, share repurchase programs, debt repayment and general operating activities;

     o The inherent risks in the marketplace associated with new product or packaging introductions, including uncertainties about trade and consumer acceptance;

     o The ability to achieve sales and earnings forecasts, which are based on assumptions about sales volume, product mix and other items;

     o The ability to integrate acquisitions and joint ventures into existing operations and the availability of new acquisition and joint venture opportunities and the success of divestitures and other business combinations;

     o The ability to achieve cost savings objectives, including any restructuring programs and our working capital initiative;

     o The impact of unforeseen economic and political changes in the markets where we compete, such as currency exchange rates (notably with respect to the euro and pound sterling), inflation rates, recession, foreign ownership restrictions and other external factors over which we have no control;

     o    Interest rate fluctuations and other capital market conditions;

     o The effectiveness of our advertising, marketing and promotional programs;

     o Weather conditions, which could impact demand for our products and the supply and cost of raw materials;

     o The impact of e-commerce and e-procurement, supply chain efficiency and cash flow initiatives;

     o The impact of global industry conditions, including the effect of the economic downturn in the food industry and the food service business in particular;

     o The ability to maintain our profit margin in the face of a consolidating retail environment;


     o The ability to offset the reduction in volume and revenue resulting from participation in categories experiencing declining consumption rates; and

     o With respect to future dividends on Heinz stock, meeting certain legal requirements at the time of declaration.

We Have a Limited Operating History, and Therefore Are Subject to the Risk of Inconsistent Results, Policies and Strategies


     Prior to May 2001, Heinz Finance was an inactive subsidiary of Heinz and had no relevant operating history. Since May 2001, Heinz Finance has operated the historical U.S. business of Heinz. Although the U.S. business of Heinz consisted of business entities with established operations, these businesses have no operating history as a combined entity. As a result, because the current organizational structure of Heinz Finance and its subsidiaries was created in May 2001, the future results of operations or financial condition of Heinz Finance may vary from the results previously realized by the U.S. business of Heinz, which contained similar constituent businesses. Also, amendments or changes to our bylaws, and changes in our operating policies and strategies, may be made from time to time at the discretion of the board of directors and, in the case of the bylaws, by the holders of capital stock of Heinz Finance entitled to vote generally in the election of directors.

We Depend Upon Our Subsidiaries to Service Our Debt

     We are a holding company and derive all of our operating income from our subsidiaries. Our primary source of cash to pay principal of and interest on the New Notes is from cash distributions, dividends and other payments from our subsidiaries. The payment of dividends by our subsidiaries is subject to the declaration of dividends by those subsidiaries' boards of directors, and our subsidiaries are not obligated to pay dividends. The distribution of cash by H.
J. Heinz Company, LP, "Heinz LP," is subject to the discretion of the general partner of Heinz LP (Heinz Management Company, "HMC," a wholly owned subsidiary of the Guarantor). Our subsidiaries' ability to make such payments may also be restricted by, among other things, applicable state laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of the New Notes, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

An Active Trading Market For Our New Notes May Not Develop and May Affect the Price Received Upon a Sale of the New Notes

     There is no established trading market for the New Notes since they are a new issue of securities. We do not intend to apply for the listing of any New Notes on a national securities exchange. Accordingly, without an active trading market or exchange listing, it may be difficult to obtain a selling price that would prevail if the New Notes were more widely traded or listed on an exchange. An active public market may never exist for the New Notes and if one develops it may not continue. If an active public market does not develop or continue, your ability to sell the New Notes may be adversely affected.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-4 that we have filed with the Securities and Exchange Commission, the "Commission," under the Securities Act of 1933, as amended, the "Securities Act." This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the New Notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

     After the effectiveness of the registration statement, we will become subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will file reports and other information with the Commission. You may read and copy any reports and information statements and other information we file at the public reference facilities of the Securities and Exchange Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of those materials from the Commission by mail at prescribed rates. You should direct requests to Securities and Exchange Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (www.sec.gov) that will contain reports and other information filed by us. In addition, for so long as any of the Old Notes remain outstanding, we have agreed to make available to any holder or purchaser of the Old Notes or the New Notes in connection with any sale thereof the information required by Rule 144A(d) (4) under the Securities Act.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Heinz is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, Heinz files reports, proxy statements and other information with the Commission. Those reports, proxy statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at the above mentioned address. Please call the Commission at 1-800-SEC-0330 for further information on its public reference rooms. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal offices referred to above, or over the Internet at the Commission's web site at the above mentioned web address.


     The following documents filed with the Commission are incorporated by reference in and made a part of this prospectus: Heinz's Annual Report on Form 10-K for the fiscal year ended May 1, 2002, Quarterly Reports on Form 10-Q for the periods ended July 31, 2002 and October 30, 2002 and its Current Reports on Form 8-K dated June 12, 2002, August 14, 2002 and January 6, 2003.


     Any statement contained in a document all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this prospectus.

     We will provide without charge to each person to whom this prospectus has been delivered, upon such person's written or oral request, a copy of any document referenced in or incorporated by reference into this prospectus. Requests for such copies should be directed to the Corporate Affairs Department, H. J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230-0057; telephone number (412) 456-6000.


     To obtain timely delivery, you must request the information no later than o, 2003, or five business days prior to the expiration date of the exchange offer if the exchange offer is extended.


     You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the New Notes in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, as well as information Heinz has previously filed with the Commission and are incorporating by reference, is accurate only as of the date on the front cover of this prospectus. Our and Heinz's business, financial condition, results of operations and prospects may have changed since that date.

                                NO CASH PROCEEDS


     This exchange offer is intended to satisfy certain of our obligations under the exchange and registration rights agreement. We will not receive any proceeds from the issuance of the New Notes and have agreed to pay the expenses of the exchange offer. In consideration for issuing the New Notes as contemplated in the registration statement, of which this prospectus is a part, we will receive in exchange Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer." The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in our outstanding debt. The net proceeds of the issuance of the Old Notes were used to retire approximately $1.25 billion of commercial paper (with an average interest rate of 2.20%).



                     RATIO OF EARNINGS TO FIXED CHARGES(1)


                                   Six Months
                                      Ended                                     Years Ended
                                 ---------------  -------------------------------------------------------------------------------
                                   October 30,    May 1, 2002    May 2, 2001    May 3, 2000    April 28, 1999      April 29, 1998
                                      2002        (52 weeks)     (52 weeks)     (53 weeks)       (52 weeks)           (52 weeks)
                                 ---------------  -----------  -----------      -----------    --------------      --------------
H. J. Heinz Company.............      4.73             4.88        2.79          5.83               3.88                5.29
H. J. Heinz Finance
   Company(2)...................      3.00             3.58       22.36         46.75              49.76               44.04


---------
(1) The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense.

(2) The ratios of earnings to fixed charges for the periods prior to May 1, 2002 relate to the U.S. Group and are not representative of the expected ratio of earnings to fixed charges for Heinz Finance as debt was not allocated to the U.S. Group prior to the reorganization discussed in this prospectus.

                  OVERVIEW OF ENTITY STRUCTURE, REORGANIZATION
                      AND FINANCIAL STATEMENT PRESENTATION

Reorganization

     On the first day of Fiscal Year 2002 (May 3, 2001) Heinz reorganized the structure of its U.S. business as follows:

     o Operations. All of the U.S. treasury and business operations, formerly conducted through eight subsidiaries and a division of Heinz were consolidated into Heinz LP. Heinz Management Company ("HMC"), a wholly-owned subsidiary of Heinz, is the general partner of Heinz LP and holds a 1% partnership interest. The limited partner interests in Heinz LP consist of "Class A" and "Class B" interests as described below under "--Heinz LP." Heinz owns all of the Class A interests. Heinz Finance owns all of the Class B interests.

     o Treasury. U.S. cash management and treasury activities were transferred to Heinz Finance. On the day of the reorganization, Heinz Finance assumed then outstanding term debt obligations of Heinz in the amount of $2.57 billion and $258 million of the commercial paper obligations of Heinz. Since the reorganization, Heinz Finance has issued term debt and commercial paper in its own name as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Financial Position." All of the debt of Heinz Finance is unconditionally guaranteed by Heinz and is included on the consolidated balance sheet of Heinz.

          On July 6, 2001, Heinz Finance issued $325 million of preferred stock to outside investors. The preferred shares are entitled to elect 25% of the directors of Heinz Finance and, if declared, are entitled to receive dividends at a rate of 6.226% per annum.


     o Trademarks. Substantially all of the trademarks used in the U.S. businesses (including "Heinz," "StarKist," "Ore-Ida," "Smart Ones," "9-Lives" and "Kibbles 'n Bits"), were owned by Promark International Inc., an indirect subsidiary of Heinz, and licensed to us.

     We believe that the reorganization served the following business purposes:


     o Reduced the number of legal entities conducting active business in the U.S. from nine to two (Heinz LP and HMC), leading to a reduction of accounting, legal, administrative and tax compliance costs. This initiative complements Heinz's previous U.S. consolidation efforts, which over the past three years have included:

          o consolidation of its frozen businesses into Heinz Frozen Food Company and relocation of the new business to Pittsburgh;

          o relocation of the StarKist Seafood and Heinz Pet Products divisions to Pittsburgh; and

          o consolidation of Heinz U.S.A., StarKist, Heinz Pet Products and Heinz Sales Company into Heinz North America.

     o Consolidated all U.S. trademarks in Promark, supporting the reduction of our state income tax expense.


   Heinz LP

     The ownership interests in Heinz LP consist of the general partner interest and the Class A and Class B limited partner interests. The material terms of the Third Amended and Restated Partnership Agreement are described below.

     o The general partner interest is held by HMC. The general partner has a 1% interest in cash distributions and partnership income. As of December 31, 2002, the general partner's interest in partnership capital was approximately .004%.

     o The Class A limited partnership interest is held by Heinz. The Class B limited partnership interests are held by Heinz Finance and three wholly-owned subsidiaries. There is no overlap in ownership of the two classes of interests.

     o The Class A and Class B limited partners participate in distributions of cash and income on a basis that affords the Class B limited partner a preferred, but limited return. The mechanism is structured as follows:


          o The Class B limited partner is credited with a notional capital account equal to the fair market value (as determined by independent appraisals) of the assets contributed to Heinz LP. This capital balance is increased for the fair market value of subsequent asset contributions and decreased for extraordinary cash distributions resulting from sales of assets by Heinz LP and other transactions not in the ordinary course of business.

          o A LIBOR based index rate (reset quarterly) multiplied by the average balance of Class B capital equals the Class B preferred return for a quarter. The Class B preferred return plus interest thereon accumulates during any fiscal year. The preferred return resets to zero at the beginning of each year.

          o Distributions of operating cash flow of Heinz LP each year are applied as follows:


               o 95% to Class B limited partner, 4% to Class A limited partner and 1% to the general partner until the Class B limited partner has received 90% of the preferred return for the year.

               o 50% to Class B limited partner, 49% to Class A limited partner and 1% to the general partner until the Class B limited partner has received the remaining 10% of the preferred return for the year.

               o After the Class B limited partner has received 100% of the preferred return for the year, cash is distributed 7% to Class B limited partner, 92% to Class A limited partner and 1% to the general partner.

     o As of December 31, 2002, the total partner capital was approximately $10.6 billion. The Class A limited partner's interest in partnership capital of Heinz LP was approximately 59.5% and the Class B limited partners' interest in partnership capital of Heinz LP (on which the preferred return was calculated) was approximately 40.5%.

   Del Monte Transaction

     On December 20, 2002, Heinz transferred to SKF Foods, a wholly-owned subsidiary, certain assets and liabilities, including our U.S. pet food and pet snacks, our U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broths and our U.S. infant feeding businesses, which in Fiscal Year 2002 together generated approximately $1.4 billion of our annual revenues. The common stock of SKF Foods was distributed on a pro rata basis to Heinz's shareholders. Immediately thereafter, SKF Foods merged with a wholly-owned subsidiary of Del Monte Foods Company ("Del Monte"), whereby the subsidiary became a wholly-owned subsidiary of Del Monte Foods Company (the "Merger"). In connection with the merger, each share of SKF Foods common stock was automatically converted into .4466 shares of Del Monte common stock, resulting in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received from Heinz approximately $1.1 billion in cash that will be used to retire debt.

     Also, in connection with the Merger, Heinz merged with its subsidiary Promark International Inc., which owned the trademarks for the U.S. businesses. Heinz then contributed substantially all of the brands now used in the

U.S. businesses (including "Heinz," "Ore-Ida" and "Smart Ones") to a new entity called Promark Brands, Inc., an Idaho corporation.


     The following diagram provides a summary overview of the ownership structure and significant affiliate relationships of Heinz Finance and Heinz.


                               [GRAPHIC OMITTED]


Financial Statement Presentation

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets, liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

     Heinz Finance's consolidated financial statements include the assets and liabilities, results of operations and cash flows of Heinz LP and all other subsidiaries of Heinz Finance. Under the partnership agreement, Heinz Finance has the power to control the general partner through majority membership on Heinz LP's management board. In the Heinz Finance consolidated statements, the general partner and Class A interests in Heinz LP, that are held by Heinz, are reflected as minority interest.

     The financial statements and the related management's discussion and analysis of financial condition and results of operations included herein for periods ending on or before May 2, 2001 relate to the U.S. businesses that were contributed to Heinz Finance on May 3, 2001. Results for these periods have been prepared using "carve-out" and "push-down" accounting methods. With respect to periods ending on or before May 2, 2001, the corporations and businesses described above are referred to as the "U.S. Group."

     For a more complete discussion of the presentation of the Heinz financial statements, please refer to the consolidated financial statements and accompanying notes included in Heinz's 2002 Annual Report on Form 10-K, which is incorporated herein by reference.

               HEINZ FINANCE SELECTED HISTORICAL CONSOLIDATED AND
                            COMBINED FINANCIAL DATA

     The following table presents selected historical financial data of Heinz Finance and its predecessor. The following data, insofar as it relates to the fiscal year ended April 29, 1998, has been derived from annual financial statements of Heinz and was prepared utilizing the domestic segment information in the Heinz annual report and removing those items that are not part of the U.S. Group's operations. The data for the fiscal years ended May 1, 2002, May 2, 2001, May 3, 2000 and April 28, 1999 (Fiscal Year 2002, Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, respectively) has been derived from financial statements audited by PricewaterhouseCoopers LLP, independent accountants. Consolidated and combined balance sheets at May 1, 2002 and May 2, 2001 and the related consolidated and combined statements of income and of cash flows for the three years ended May 1, 2002 and notes thereto appear elsewhere in this prospectus.


     The unaudited income statement data for the six months ended October 30, 2002 and October 31, 2001 and the unaudited balance sheet data as of October 30, 2002 have been derived from Heinz Finance's condensed consolidated financial statements for the six months ended October 30, 2002 and October 31, 2001 also appearing elsewhere in this prospectus. The balance sheet data as of October 31, 2001 was derived from Heinz Finance's unaudited condensed consolidated financial statements as of October 31, 2001, but not incorporated by reference in this prospectus. In the opinion of Heinz Finance management, such unaudited income statement and balance sheet data include all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of results of operations for those interim periods on a basis substantially consistent with that of the audited financial statements.

                              Six Months Ended                                   Fiscal Year Ended
                           -------------------------  ----------------------------------------------------------------
                            October 30,  October 31,      May 1,       May 2,         May 3,    April 28,    April 29,
                              2002         2001           2002         2001           2000        1999         1998
                           ------------ ------------  -----------  -----------  -----------   -----------  -----------
                                                       (52 Weeks)   (52 Weeks)    (53 Weeks)   (52 Weeks)   (52 Weeks)
                                                                 (In thousands)
Sales....................  $ 2,314,983  $ 1,617,320   $ 4,191,230  $ 4,550,391  $ 4,469,324   $ 4,687,123  $ 4,542,948
Operating income.........      283,660      257,309       616,755      438,069      609,337       578,398      664,858
Interest expense.........      102,731      106,255       206,578       10,278        7,138         6,266        7,621
Net income...............       23,450       31,867        73,717      306,898      448,295       432,757           --
Short-term debt with
   related parties and
   current portion of
   long-term debt........    1,051,794      301,475       538,539       29,833        2,998        51,384       12,421
Long-term debt...........    4,054,897    4,384,136     3,936,025       23,932       33,071        25,594       47,063
Preferred stock..........      325,000      325,000       325,000           --           --            --           --
Total assets.............    8,305,715    7,808,986     7,484,449    5,601,491    5,068,456     4,588,108    4,730,030


     Sales for 2002, 2001 and 2000 reflect the Fiscal Year 2002 adoption of the new Emerging Issues Task Force ("EITF") guidelines relating to the classification of consideration from a vendor's products including both customer and consumers. Amounts previously reported for fiscal years ended 2001 and 2000 were $4,938,197 and $4,789,188, respectively, and for the six months ended October 31, 2001 were $1,777,783. Sales for fiscal years 1999 and earlier have not been adjusted to reflect the new EITF reclassification as it is impracticable to do so.


     The 2002 results include net restructuring and implementation benefits of $3.6 million pretax related to the Streamline initiative (as defined below).

     The 2001 results include restructuring and implementation costs of $84.7 million pretax relating to Streamline and net restructuring and implementation costs of $173.3 million pretax for Operation Excel (as defined below). Results also include a loss of $94.6 million on the sale of The All American Gourmet business and attempted acquisition cost of $18.5 million pretax.

     The 2000 results include net restructuring and implementation costs of $175.8 million pretax for Operation Excel.

     The 1999 results include net restructuring and implementation costs of $156.1 million pretax for Operation Excel and costs of $9.4 million pretax related to the implementation of Project Millennia (as defined below), offset by the reversal of unutilized Project Millennia accruals for severance and exit costs of $16.6 million pretax.

     The 1998 results include costs of $30.2 million pretax related to the implementation of Project Millennia.

     Project Millennia was a reorganization and restructuring program commencing in the fourth quarter of the fiscal year ended April 30, 1997, which was designed to strengthen the U.S. Group's core businesses and improve profitability and global growth. Key initiatives focused on process changes and product line rationalizations. Operation Excel was a growth and restructuring initiative that commenced in the fiscal year ended April 28, 1999, which created manufacturing centers of excellence, focused the product portfolio, realigned management teams and invested in growth activities. In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline." This initiative includes organization restructuring aimed at reducing overhead costs and the consolidation of the canned pet food production to Bloomsburg, Pennsylvania.

          HEINZ FINANCE SELECTED UNAUDITED PRO FORMA CONSOLIDATED AND
                            COMBINED FINANCIAL DATA


     The following table presents selected unaudited pro forma financial data of Heinz Finance and its predecessor for the six months ended October 30, 2002 and October 31, 2001 and for Fiscal Year 2002, Fiscal Year 2001 and Fiscal Year 2000. Such pro forma financial statements adjust the historical statements to give pro forma effect of the following:

     o The transfer of certain assets and liabilities of our U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses to SKF Foods.

     o The repayment of approximately $1.1 billion of debt with the cash Heinz Finance received in connection with the transaction with a wholly-owned subsidiary of Del Monte.

     See Management's Discussion and Analysis of Financial Condition and Results of Operations for further discussion of the agreement between Heinz and Del Monte.

     The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred as of October 30, 2002. The unaudited pro forma consolidated and combined statements of income have been prepared as if the transaction occurred as of the earliest periods presented. This information should be read in conjunction with the historical and pro forma financial statements and related notes included elsewhere in this prospectus.

                                                            Six Months Ended                      Fiscal Year Ended
                                                        -------------------------      --------------------------------------
                                                         October 30,  October 31,          May 1,       May 2,         May 3,
                                                           2002         2001               2002         2001           2000
                                                        ------------ ------------      -----------    -----------   ------------
                                                                                        (52 Weeks)     (52 Weeks)    (53 Weeks)
                                                                                       (In thousands)
Sales................................................   $  1,511,092    $  1,139,569   $  2,833,517   $  2,806,020  $  2,526,238
Operating income.....................................        212,672         187,875        447,826        439,511       493,663
Interest expense.....................................         68,843          75,186        142,920         20,712         5,027
Net income from continuing operations................         36,854          48,778        109,421        273,685       331,350
Short-term debt with related parties and current
   portion of long-term debt.........................        601,769
Long-term debt.......................................      3,434,797
Preferred stock......................................        325,000
Total assets.........................................      5,909,489

                              H. J. HEINZ COMPANY


     H. J. Heinz Company was incorporated under the laws of the Commonwealth of Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name that had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal products of Heinz include ketchup, condiments and sauces, frozen food, soups, beans and pasta meals, tuna and other seafood products, infant food and other processed food products. The principal executive offices of Heinz are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219.



                   HEINZ SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables contain selected financial data for H. J. Heinz Company and its consolidated subsidiaries. The income statement data for the fiscal years ended May 1, 2002 (Fiscal Year 2002), May 2, 2001 (Fiscal Year
2001) and May 3, 2000 (Fiscal Year 2000), and the balance sheet data as of May 1, 2002 and May 2, 2001 are derived from the consolidated financial statements included in the Heinz's 2002 Annual Report on Form 10-K, which is incorporated herein by reference, and which were audited by PricewaterhouseCoopers LLP, whose reports also appear in the Annual Report. The income statement data for the fiscal years ended April 28, 1999 (Fiscal Year 1999) and April 29, 1998 (Fiscal Year 1998) and the balance sheet data as of May 3, 2000, April 28, 1999 and April 29, 1998 are derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, but not incorporated by reference in this prospectus.


     The unaudited income statement data for the six months ended October 30, 2002 and October 31, 2001 and the unaudited balance sheet data as of October 30, 2002 are derived from Heinz's unaudited condensed consolidated financial statements for the six months ended October 30, 2002 and October 31, 2001 included in Heinz's Quarterly Report on Form 10-Q for the six months ended October 30, 2002, which is incorporated herein by reference. The balance sheet data as of October 31, 2001 was derived from Heinz's unaudited condensed consolidated financial statements as of October 31, 2001, but not incorporated by reference in this prospectus. In the opinion of Heinz management, such unaudited income statement and balance sheet data include all adjustments, consisting of those of a normal and recurring nature, necessary for a fair statement of results of operations for those interim periods on a basis substantially consistent with that of the audited financial statements.


     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets and liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All of the intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.


                                     Six Months Ended                                   Fiscal Year Ended
                                  ---------------------------     ----------------------------------------------------------------
                                   October 30,    October 31,       May 1,       May 2,         May 3,    April 28,    April 29,
                                     2002           2001            2002         2001           2000        1999         1998
                                  ------------  -------------     -----------  -----------   -----------  ----------    -----------
                                                                  (52 Weeks)   (52 Weeks)    (53 Weeks)   (52 Weeks)     (52 Weeks)
                                                                        In thousands, except per share amounts)
Sales............................ $  4,772,431  $  4,491,514     $ 9,431,000   $8,820,884    $8,939,416   $9,299,610    $9,209,284
Operating income.................      755,457       785,323       1,590,471      982,354     1,733,099    1,109,312     1,520,330
Interest expense.................      140,343       150,630         294,269      332,957       269,748      258,813       258,616
Net income.......................      312,065       408,715         833,889      478,012       890,553      474,341       801,566
Net income per share-diluted.....          .88          1.16            2.36         1.36          2.47         1.29          2.15
   Net income per share-basic....          .89          1.17            2.38         1.37          2.51         1.31          2.19
Short-term debt and current
   portion of long-term debt.....      692,386       526,237         702,645    1,870,834       176,575      904,207       339,626
Long-term debt, exclusive of
   current portion...............    4,781,933     5,115,456       4,642,968    3,014,853     3,935,826    2,472,206     2,768,277
Total assets.....................   10,763,634    10,455,150      10,278,354    9,035,150     8,850,657    8,053,634     8,023,421
Cash dividends per common
   share.........................       0.8100        0.7975          1.6075       1.5450        1.4450       1.3425        1.2350

     Sales for 2002, 2001 and 2000 reflect the Fiscal Year 2002 adoption of the new EITF guidelines relating to the classification of consideration from a vendor's products, including both customer and consumers. Amounts previously reported for fiscal years ended 2001 and 2000 were $9,430,422 and $9,407,949, respectively, and for the six months ended October 31, 2001 were $4,750,640. Sales for fiscal years 1999 and earlier have not been adjusted to reflect the new EITF reclassifications as it is impracticable to do so.


     In July 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives are not amortized but are subject to annual impairment tests in accordance with the new Statements. Other intangible assets continue to be amortized over their estimated useful lives.

     Heinz applied these new rules of accounting for goodwill and other intangible assets beginning in the first quarter of Fiscal Year 2003. The effects of adopting the new standards on net income for Fiscal Year 2002, Fiscal Year 2001 and Fiscal Year 2000 follows:

                                                            Net Income                           Diluted EPS
                                             ---------------------------------------      --------------------------
                                                            Fiscal Year                          Fiscal Year
                                             ---------------------------------------      --------------------------
                                                2002           2001          2000         2002       2001      2000
                                             ---------      ---------      ---------      ------    ------    ------
Net income............................       $ 833,889      $ 478,012      $ 890,553      $ 2.36    $ 1.36    $ 2.47
Add: Goodwill amortization............          53,775         44,902         41,021        0.16      0.13      0.12
   Trademark amortization.............           8,520          8,332          8,522        0.02      0.02      0.02
                                             ---------      ---------      ---------      ------    ------    ------
Net income excluding goodwill and
trademark amortization................       $ 896,184      $ 531,246      $ 940,096      $ 2.54    $ 1.51    $ 2.61
                                             =========      =========      =========      ======    ======    ======


     The results for the six months ended October 30, 2002 include Del Monte transaction related costs and costs to reduce overhead of the remaining core businesses of $28.5 million pretax.

     The results for the six months ended October 31, 2001 include net restructuring charges and implementation costs of $16.2 million pretax for the Streamline initiative.


     The 2002 results include net restructuring and implementation costs of $17.9 million pretax for the Streamline initiative.

     The 2001 results include restructuring and implementation costs of $298.8 million pretax for the Streamline initiative, net restructuring and implementation costs of $288.5 million pretax for Operation Excel, a benefit of $93.2 million from tax planning and new tax legislation in Italy, a loss of $94.6 million pretax on the sale of The All American Gourmet business, attempted acquisition costs of $18.5 million pretax, a loss of $5.6 million pretax which represents Heinz's equity loss associated with The Hain Celestial Group's fourth quarter results which included charges for its merger with Celestial Seasonings and the after-tax impact of adopting SAB No. 101 and SFAS No. 133 of $16.9 million.

     The 2000 results include net restructuring and implementation costs of $392.7 million pretax for Operation Excel, a pretax contribution of $30.0 million to the H. J. Heinz Company Foundation, costs related to Heinz's Ecuador tuna processing facility of $20.0 million pretax, a gain of $464.6 million pretax on the sale of the Weight Watchers classroom business and a gain of $18.2 million pretax on the sale of an office building in the United Kingdom.

     The 1999 results include restructuring and implementation costs of $552.8 million pretax for Operation Excel and costs of $22.3 million pretax related to the implementation of Project Millennia, offset by the reversal of unutilized Project Millennia accruals for severance and exit costs of $25.7 million pretax and a gain of $5.7 million pretax on the sale of the bakery products units.

     Results recorded in 1998 include costs of $84.1 million pretax related to the implementation of Project Millennia, offset by the gain on the sale of the Ore-Ida frozen foodservice business, $96.6 million pretax.

         HEINZ SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


     The following table presents selected unaudited pro forma financial data of Heinz for the six months ended October 30, 2002 and October 31, 2001 and for Fiscal Year 2002, Fiscal Year 2001 and Fiscal Year 2000. Such pro forma financial statements adjust the historical statements to give pro forma effect of the following:

     o The transfer of certain assets and liabilities of Heinz's U.S. tuna, U.S. and Canadian pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses to SKF Foods.

     o The repayment of approximately $1.1 billion of debt with the cash Heinz received in connection with the transaction with a wholly-owned subsidiary of Del Monte.

     See Heinz's Management's Discussion and Analysis of Financial Condition and Results of Operations in its Quarterly Report on Form 10-Q for the six months ended October 30, 2002 for further discussion of the agreement between Heinz and Del Monte.

     The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred as of October 30, 2002. The unaudited pro forma consolidated statements of income have been prepared as if the transaction occurred as of the earliest periods presented. This information should be read in conjunction with Heinz's historical and pro forma financial statements and related notes included elsewhere in this prospectus.

                                                            Six Months Ended                      Fiscal Year Ended
                                                        -------------------------      --------------------------------------
                                                         October 30,  October 31,          May 1,       May 2,         May 3,
                                                           2002         2001               2002         2001           2000
                                                        ------------ ------------      -----------    -----------   ------------
                                                                                        (52 Weeks)     (52 Weeks)    (53 Weeks)
                                                                                       (In thousands)
Sales..................................................  $  3,938,484   $  3,615,123   $  7,614,036   $ 6,987,698   $  6,892,807
Operating income.......................................       626,921        643,848      1,299,872       988,959      1,489,222
Interest expense.......................................       106,455        119,792        230,611       262,488        206,996
Net income from continuing operations..................       245,097        334,075        675,181       548,650        780,145
Short-term debt and current portion of long-term debt..       242,386
Long-term debt.........................................     4,161,933
Total shareholders' equity.............................     1,362,360
Total assets...........................................     8,863,642

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with the audited consolidated and combined financial statements and the notes to our audited consolidated and combined financial statements included elsewhere in this prospectus.


Overview


   Reorganization

     On the first day of Fiscal Year 2002 (May 3, 2001), Heinz reorganized the structure of its U.S. business as we describe in "Overview of Entity Structure, Reorganization and Financial Statement Presentation." The reorganization of our operations, treasury and trademark activities is summarized below.

     o Operations. All of the U.S. treasury and business operations, formerly conducted through eight subsidiaries and a division of Heinz were consolidated into Heinz LP. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the general partner of Heinz LP and holds a 1% interest. The limited partner interests in Heinz LP consist of "Class A" and "Class B" interests as described under "Overview of Entity Structure, Reorganization and Financial Statement Presentation--Reorganization--Heinz LP." Heinz owns all of the Class A interests. H. J. Heinz Finance Company owns all of the Class B interests.

     o Treasury. U.S. cash management and treasury activities were transferred to Heinz Finance. On the day of the reorganization, Heinz Finance assumed all of the then outstanding term debt obligations of Heinz in the amount of $2.57 billion and $258 million of the commercial paper obligations of Heinz. Since the reorganization, Heinz Finance has issued term debt and commercial paper in its own name as described under "--Liquidity and Financial Position." All of the debt of Heinz Finance is unconditionally guaranteed by Heinz and is included on the consolidated balance sheet of Heinz.

          On July 6, 2001, Heinz Finance issued $325 million of preferred stock to outside investors. The preferred shares are entitled to elect 25% of the directors of Heinz Finance and, if declared, are entitled to receive dividends at a rate of 6.226% per annum.


     o Trademarks. Substantially all of the trademarks used in the U.S. businesses (including "Heinz," "Star-Kist," "Ore-Ida," "Smart Ones," "9-Lives" and "Kibbles 'n Bits"), were owned by Promark International Inc., an indirect subsidiary of Heinz, and licensed to us.


   Financial Statement Presentation

     For all Heinz financial reporting and disclosure purposes, Heinz Finance and its subsidiaries (including Heinz LP) are treated as fully consolidated subsidiaries. All of the assets, liabilities, results of operations and cash flows of these entities are included in the Heinz consolidated financial statements. All intercompany transactions and accounts are eliminated within the Heinz consolidated financial statements. The preferred shares issued by Heinz Finance are shown as minority interest in the Heinz consolidated financial statements.

     Heinz Finance's consolidated financial statements included the assets and liabilities, results of operations and cash flows of Heinz LP, as under the partnership agreement, Heinz Finance has the power to control the general partner through majority membership on Heinz LP's management board, and all other subsidiaries of Heinz Finance. In the Heinz Finance consolidated statements, the general partner and Class A interests in Heinz LP, that are held by Heinz, are reflected as minority interest.

     The financial statements and the related management's discussion and analysis of financial condition and results of operations included herein for periods ending on or before May 2, 2001 related to the U.S. businesses that were contributed to Heinz Finance on May 3, 2001. Results of these periods have been prepared using "carve-out" and "push-down" accounting methods. With respect to periods ending on or before May 2, 2001, the corporations and businesses described above are referred to as the "U.S. Group."

     Substantially all assets and liabilities of the U.S. Group which are included in the Fiscal Year 2001 "carve out" balance sheet, except finished goods inventories of approximately $407 million, which were retained by Heinz, were contributed to Heinz Finance. These retained inventories resulted in reduced sales in Fiscal Year 2002 when compared to Fiscal Years 2001 and 2000. The sales and operating results related to the retained inventories were recorded on the consolidated financial statements of Heinz.

   Segment Data


     In connection with the Merger, Heinz Finance has changed its segment reporting for its business to reflect changes in organizational structure and management. Heinz Finance is reporting and grouping the historical results of certain businesses under a new segment designated SKF Foods. SKF Foods consists of Heinz Finance's U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses. SKF Foods also includes the former U.S. Pet Products and Seafood segment. These businesses were separated from the remaining Heinz Finance businesses in preparation of their spin-off and subsequent merger with Del Monte Corporation, a subsidiary of Del Monte Foods Company. The remaining Heinz North America segment now includes the following businesses that were retained by Heinz Finance following the Del Monte transaction, including: ketchup, condiments and sauces sold to the grocery and foodservice channels in the U.S. Prior periods have been restated to conform with the current presentation. Please review the description of our business under "Business--General--Recent Developments."

     Descriptions of Heinz Finance's historical reportable segments are as follows:

     o Heinz North America- This segment manufactures, markets and sells ketchup, condiments and sauces to the U.S. grocery and foodservice channels.

     o SKF Foods- This segment includes the U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses.

     o U.S. Frozen- This segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers.


   Special Items

     Agreement between H. J. Heinz Company and Del Monte Foods Company


     On December 20, 2002, Heinz transferred to SKF Foods certain assets and liabilities of our U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which were owned by Heinz Finance, and distributed all of the shares of SKF Foods common stock on a pro rata basis to its shareholders. Immediately thereafter, SKF Foods merged with a wholly- owned subsidiary of Del Monte, resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte. In connection with the Merger, each share of SKF Foods common stock was automatically converted into .4466 shares of Del Monte common stock, resulting in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received from Heinz approximately $1.1 billion in cash that will be used to retire debt. See the Pro Forma Consolidated and Combined Financial Statements included in this prospectus.

     Included in the transaction were the following brands: StarKist, 9-Lives, Kibbles 'n Bits, Pup-Peroni, Snausages, Nawsomes, Heinz Nature's Goodness baby food and College Inn broths. The following is a summary of the Fiscal Year 2003 and Fiscal Year 2002 first half operating results of the spun off businesses. The significant increase in the revenue amounts between these two periods is a result of the finished goods inventories which were not contributed to Heinz Finance on May 3, 2001 as discussed previously in "--Overview--Financial Statement Presentation."

                                                         Six Months Ended
                                                   ----------------------------
                                                    October 30,     October 31,
                                                       2002            2001
                                                   ----------------------------
Revenues.......................................... $  803,891        $ 477,751
Operating income..................................     70,988           62,446

     During the first six months of Fiscal Year 2003, Heinz Finance recognized transaction related costs totaling $1.9 million pretax. During the first six months of Fiscal Year 2003, Heinz Management Company recognized transaction related costs and costs to reduce overhead of the remaining core businesses totaling $9.8 million pretax. These costs were then charged to Heinz Finance through the management fee charged to Heinz Finance by Heinz Management Company for all salaried employee costs. Heinz Finance anticipates transaction related and restructuring costs of approximately $160 million after tax to be incurred in Fiscal Year 2003.


     Streamline

     In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of Heinz Finance's canned pet food production to Bloomsburg, Pennsylvania (which resulted in ceasing canned pet food production at Heinz Finance's Terminal Island, California facility).

     Pretax savings generated from Streamline were approximately $10 million in Fiscal Year 2002 and are projected to grow to an estimated $15 million a year beginning in Fiscal Year 2003. Non-cash savings are expected to be less than $3 million per year. The total cost of this initiative will be approximately $80 million.

     During the first quarter of Fiscal Year 2002, Heinz Finance recognized implementation costs totaling $1.2 million pretax. In the fourth quarter of Fiscal Year 2002, Heinz Finance recorded a benefit of $4.7 million pretax to reflect revisions in original cost estimates. This benefit was primarily the result of lower than expected contract exit costs associated with Heinz Finance's Terminal Island, California facility. Total Fiscal Year 2002 pretax charges of $1.1 million were classified as cost of products sold and a pretax benefit of $4.6 million is classified as selling, general and administrative expense ("SG&A"). In addition, HMC assumed $4.4 million of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During Fiscal Year 2001, Heinz Finance recognized restructuring charges and implementation costs totaling $84.7 million pretax. Pretax charges of $65.3 million were classified as cost of products sold and $19.4 million as SG&A. Implementation costs were recognized as incurred in Fiscal Year 2002 ($1.2 million pretax) and Fiscal Year 2001 ($11.8 million pretax) and consist of incremental costs directly related to the implementation of the Streamline initiative. These costs include idle facility costs, consulting fees, cost premiums related to production transfers and relocation costs.

     In Fiscal Year 2001, Heinz Finance ceased production of canned pet food in its Terminal Island, California facility. In Fiscal Year 2002, Heinz Finance continued and substantially completed its overhead reduction plan. These actions resulted in a net reduction of Heinz Finance's workforce of approximately 200 employees.

     Operation Excel

     In Fiscal Year 1999, Heinz announced a growth and restructuring initiative, named "Operation Excel." This initiative was a multi-year, multi-faceted program which established manufacturing centers of excellence, focused the product portfolio, realigned Heinz Finance's management teams and invested in growth initiatives.

     As part of Operation Excel, Heinz Finance established manufacturing centers of excellence that resulted in significant changes to Heinz Finance's manufacturing footprint. In addition, Heinz Finance focused its portfolio of product lines on six core food categories: ketchup, condiments and sauces; frozen foods; tuna; soup, beans and pasta meals; infant foods; and pet products. A consequence of this focus on the core categories was the sale of two smaller businesses, which had combined annual revenues of approximately $15 million.

     A major element of Operation Excel was the realignment of Heinz Finance's management teams to provide processing and product expertise. Growth initiatives included relaunching many of our core brands and additional investments in marketing and pricing programs for our core businesses, particularly in ketchup, condiments and sauces, frozen foods, infant foods and tuna.

     The pretax savings generated from Operation Excel initiatives were approximately $40 million in Fiscal Year 2000, $70 million in Fiscal Year 2001 and $85 million in Fiscal Year 2002 and are projected to grow to approximately $95 million in Fiscal Year 2003 and thereafter.

     Heinz Finance substantially completed Operation Excel. During Fiscal Year 2002, HMC assumed $11.1 million of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During Fiscal Year 2001, Heinz Finance recognized restructuring charges of $44.8 million pretax. These charges were associated with exiting Heinz Finance's can making operations, which were sold during Fiscal Year 2001, and higher than originally expected severance costs associated with creating the single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania. This charge was recorded in cost of products sold ($36.3 million) and SG&A ($8.5 million). This charge was offset by reversals of unutilized Operation Excel accruals and asset write-downs of $21.0 million pretax. These reversals were recorded in cost of products sold ($8.2 million) and SG&A ($12.7 million) and were primarily the result of revisions in estimates of fair values of assets which were disposed of as part of Operation Excel and Heinz Finance's decision not to exit certain warehouses due to higher than expected volume growth. Implementation costs of $149.5 million pretax were also recognized in Fiscal Year 2001. These costs were classified as costs of products sold ($62.2 million) and SG&A ($87.3 million).

     During Fiscal Year 2000, Heinz Finance recognized restructuring charges of $95.3 million pretax. Pretax charges of $53.5 million were classified as cost of products sold and $41.8 million as SG&A. Also during Fiscal Year 2000, Heinz Finance recorded a reversal of $16.4 million pretax in cost of products sold of Fiscal Year 1999 restructuring accruals and asset write-downs, primarily for the closure of the West Chester, Pennsylvania facility, which remains in operation as a result of the sale of the Bloomsburg frozen pasta facility in Fiscal Year 2000. Implementation costs of $96.9 million pretax were classified as cost of products sold ($33.7 million) and SG&A ($63.2 million).

     During Fiscal Year 1999, Heinz Finance recognized restructuring charges and implementation costs totaling $156.1 million pretax. Pretax charges of $94.3 million were classified as cost of products sold and $61.8 million as SG&A.

     Implementation costs were recognized as incurred and consisted of incremental costs directly related to the implementation of Operation Excel, including consulting fees, employee training and relocation costs, unaccruable severance costs associated with terminated employees, equipment relocation costs and commissioning costs.

     Heinz Finance has closed or exited all of the five factories that were scheduled for closure. In addition, Heinz Finance also exited its can making operations. Operation Excel impacted approximately 1,700 employees with a net reduction in the workforce of approximately 1,400 after expansion of certain facilities. The exit of Heinz Finance's can making operations resulted in a reduction of the workforce of approximately 500 employees. During Fiscal Year 2001, Fiscal Year 2000 and Fiscal Year 1999, Heinz Finance's workforce had a net reduction of approximately 700 employees, 500 employees and 200 employees, respectively.

   Acquisitions and Divestitures

     The following acquisitions were made by Heinz Finance or its predecessor:

     Fiscal Year 2002

     o Borden Food Corporation's pasta sauce, dry bouillon and soup businesses - In this transaction, we acquired such brands as Classico pasta sauces, Aunt Millie's pasta sauce, Mrs. Grass Recipe soups and Wyler's bouillons and soups.

     o Anchor Food Products branded retail business - In this transaction, we acquired the Popper's brand of retail appetizer lines and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers.

     o Delimex Holdings, Inc. - Delimex is a producer of frozen taquitos, tightly rolled fried corn and flour tortillas with fillings such as beef, chicken or cheese. Delimex also makes quesadillas, tamales and rice bowls.

     o Heinz Finance also made other smaller acquisitions.

     Fiscal Year 2001

     o Cornucopia, Inc. and Central Commissary - Two privately held U.S. foodservice companies which make and market refrigerated and frozen reciped food products.

     o IDF Holdings, Inc., the parent of International DiverseFoods Inc. - A manufacturer of customized dressings, sauces, mixes and condiments for restaurant chains and foodservice distributors.

     o Alden Merrell Corporation - A manufacturer of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors.

     o Additional investment in The Hain Celestial Group, Inc. ("Hain") restoring our ownership interest to approximately 19.5% of the outstanding stock.

     Fiscal Year 2000

     o Quality Chef Foods - A manufacturer of frozen heat-and-serve soups, entrees and sauces.

     o    Yoshida - A line of Asian sauces marketed in the U.S.

     o    Thermo Pac, Inc. - A U.S. provider of single-serve condiments.

     o A strategic alliance with and investment in Hain for the global production and marketing of natural and organic foods and soy-based beverages.

     During Fiscal Year 2001, the U.S. Group divested the All American Gourmet business and its Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees.

Results of Operations


     During the fourth quarter of Fiscal Year 2002, Heinz Finance adopted EITF statements relating to the classification of vendor consideration and certain sales incentives. The adoption of these EITF statements has no impact on operating income or net income; however, revenues were reduced by approximately $161 million for the six months ended October 31, 2001, $437 million in Fiscal Year 2002, $388 million in Fiscal Year 2001 and $320 million in Fiscal Year 2000. Prior period data has been reclassified to conform with current year presentation.

   Six Months Ended October 30, 2002 versus Six Months Ended October 31, 2001


     Sales


     For the six months ended October 30, 2002, sales increased $697.7 million, or 43.1%, to $2.31 billion from $1.62 billion last year. Sales were favorably impacted by acquisitions (6.8%) and pricing (0.1%). The favorable impact of acquisitions is primarily related to the prior year acquisitions in the Heinz North America and U.S. Frozen segments. Sales were also positively impacted by favorable volumes of 36.5%. This volume increase is a result of the finished goods inventories which were not contributed to Heinz Finance on May 3, 2001 ($636.5 million) partially offset by unfavorable volumes driven by the current year strategic shift from trade promotional spending to consumer focused promotional and marketing programs. This strategic shift has caused a realignment of promotional timing. Divestitures reduced sales by 0.3%.

     Sales of the Heinz North America segment increased $204.0 million, or 27.5%. Acquisitions, net of divestitures, increased sales 4.0%, due primarily to the prior year acquisitions of Classico and Aunt Millie's pasta sauce, Mrs. Grass Recipe soups, Wyler's bouillons and soups and Dianne's Gourmet Desserts. Higher pricing increased sales 1.6% due mainly to ketchup, portion control and frozen soup. Sales volume increased 22.0%, due to the finished goods inventories which were retained by Heinz and volume increases in foodservice ketchup and specialty sauces partially offset by decreases in retail ketchup and frozen soup. Retail ketchup is being impacted by the ongoing trade efforts to reduce inventory levels as well as by the current year strategic shift from trade promotional spending to consumer focused promotional and marketing programs, mainly during the first quarter.

     Sales of the SKF Foods segment increased $326.1 million, or 68.3%. Sales volume increased 70.5% primarily due to the finished goods inventories which were retained by Heinz and volume increases in tuna, driven by pouch, partially offset by volume declines in pet products and infant feeding. Reduced volume in pet products largely reflects planned reductions in low margin private label products, timing of promotional activities and reductions in trade inventories. Lower pricing decreased sales 2.3%, primarily in tuna and infant feeding partially offset by price increases in pet products.

     U.S. Frozen's sales increased $167.5 million, or 42.0%. Acquisitions, net of divestures, increased sales 19.0%, due primarily to the prior year acquisitions of Delimex frozen Mexican foods, Anchor's Poppers retail frozen appetizers and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers. Higher pricing increased sales 0.2%, primarily due to SmartOnes frozen entrees and appetizers and a reduction in trade promotions primarily related to the launch of Hot Bites in the prior year. This was partially offset by increased trade promotions related SmartOnes frozen entrees. Sales volume increased 22.9% driven by the finished goods inventories which were retained by Heinz and SmartOnes frozen entrees partially offset by declines in Hot Bites, Boston Market HomeStyle sides and frozen potatoes. These volume declines are partially attributed to the rationalization of the Hot Bites product lines with increased focus on the base Bagel Bites business.

     Gross profit

     Gross profit increased $215.5 million, or 37.9%, to $784.1 million from $568.6 million; however, the gross profit margin decreased to 33.9% from 35.2%. The increase in gross profit primarily related to the finished goods inventories which were retained by Heinz. The decrease in profit margin is primarily related to the Heinz North America and SKF Foods segments.

     Heinz North America's gross profit increased $61.6 million, or 22.2%; however, the gross profit margin decreased to 36.0% from 37.5%. The increase in gross profit is due primarily the finished goods inventories which were retained by Heinz, acquisitions and reduced amortization expense on intangible assets with indefinite lives. The gross margin decreased due primarily to unfavorable sales mix and higher manufacturing costs.

     SKF Food's gross profit increased $74.2 million, or 49.4%; however, the gross profit margin decreased to 27.9% from 31.5%. The gross profit increase is primarily due to the finished goods inventories which were retained by Heinz. The decrease in gross profit margin is due primarily to lower tuna pricing and higher tuna and soup costs, as well as, lower volume of pet snacks.

     U.S. Frozen's gross profit increased $81.5 million or 58.7% and the gross profit margin increased to 38.9% from 34.8%. The increase in gross profit is primarily due to the finished goods inventories which were retained by Heinz, acquisitions and reduced manufacturing costs.


     SG&A


     SG&A increased $161.8 million, or 67.4%, to $401.8 million and increased as a percentage of sales to 17.4% from 14.8%. The increase is primarily driven by the increase in sales, increased marketing spend and increased General and Administrative (G&A) expenses in the Heinz North America segment.


     Operating income


     Operating income increased $26.4 million, or 10.2%, to $283.7 million from $257.3 million and decreased as a percentage of sales to 12.3% from 15.9% primarily related to the change in gross profit and SG&A discussed above and a $27.3 million increase in royalty expense to related parties resulting from the finished goods inventories retained by Heinz.

     Heinz North America's operating income decreased $6.3 million, or 4.8%, to $124.7 million from $131.0 million, due primarily to increased marketing, higher G&A expense and higher royalty expense to related parties resulting from the finished goods inventories retained by Heinz partially offset by the change in gross profit and acquisitions.

     SKF Food's operating income increased $8.5 million, or 13.7%, to $71.0 million from $62.4 million, due primarily to the change in gross profit and reductions in Selling and Distribution (S&D) expenses and G&A partially offset by increased marketing expenses and higher royalty expense to related parties resulting from the finished goods inventories retained by Heinz.

     U.S. Frozen's operating income increased $25.7 million, or 40.5%, to $89.2 million due primarily to the change in gross profit partially offset by higher royalty expense to related parties resulting from the finished goods inventories retained by Heinz, increased marketing and increased S&D.


     Other items


     Net interest expense increased $4.5 million to $88.6 million, driven primarily by increased short-term debt balances to related parties partially offset by lower interest rates over the past year. A currency loss of $23.6 million in the current year and $1.3 million in the prior year was recognized primarily related to the mark-to-market adjustment on Euro-denominated long-term debt. Other expense increased $0.8 million to $8.7 million. The effective tax rate for the six months ended October 30, 2002 was 6.0% compared to 8.0% last year. This decrease is primarily a result of the elimination of goodwill amortization due to the adoption of SFAS No. 142 in the current period and the increased minority interest in Heinz LP balance in the current period, which is nontaxable.

     Net income decreased $8.4 million to $23.5 million from $31.9 million last year.


   Fiscal Year 2002 versus Fiscal Year 2001

     Sales

     Sales for Fiscal Year 2002 decreased $359.2 million, or 7.9%, to $4.19 billion from $4.55 billion in Fiscal Year 2001. Acquisitions increased sales by $511.9 million, or 11.2%. Offsetting this improvement were decreases from lower pricing of $78.8 million, or 1.7%, divestitures of $100.3 million, or 2.2%, and volume decreases of $691.9 million, or 15.2%. The majority of the volume decrease ($666.2 million) is a result of the finished goods inventories which were not contributed to Heinz Finance as previously discussed.

     The favorable impact of acquisitions is primarily related to Classico and Aunt Millie's pasta sauces, Mrs. Grass Recipe soups and Wyler's bouillons and soups in the North American segment, and Delimex frozen Mexican foods, Anchor's Poppers retail frozen appetizers and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers in the U.S. Frozen segment.


     Sales in the Heinz North America segment decreased $68.4 million, or 3.7%. Acquisitions, net of divestitures, increased sales 12.8%. Lower pricing decreased sales 3.6%, primarily related to increased marketing spend across all major brands and to foodservice ketchup. Sales volume decreased 13.0%, primarily due to the finished goods inventories which were not contributed to Heinz Finance as well as decreases in the foodservice business and steak sauces, partially offset by volume increases in grilling sauces.

     Sales in the SKF Foods segment decreased $386.7 million, or 22.2%. Unfavorable pricing decreased sales 0.2%, primarily in pet food and pet snacks, partially offset by higher pricing of tuna. Sales volume decreased 21.7%, primarily due to the finished goods inventories which were not contributed to Heinz Finance, as well as decreases in pet food and infant feeding, partially offset by volume increases in pet snacks, tuna and soups. Divestitures decreased sales 0.3%.


     U.S. Frozen's sales increased $95.9 million, or 9.9%. Acquisitions increased sales 26.5%. Sales volume decreased 7.7% due primarily to the finished goods inventories which were not contributed to Heinz Finance as well as decreases in frozen potatoes partially offset by volume increases in Smart Ones frozen entrees, Boston Market HomeStyle Meals and Bagel Bites snacks. Lower pricing decreased sales 1.0%, primarily due to increased marketing spend across all major brands and lower pricing in Boston Market HomeStyle Meals, partially offset by higher pricing of Smart Ones frozen entrees and frozen potatoes. Divestitures reduced sales by 7.9% due to the sale of Budget Gourmet.

     Special Items

     Fiscal Year 2002's results were positively impacted by a net Streamline restructuring and implementation benefit totaling $3.6 million pretax. Pretax charges of $1.1 million were classified as cost of products sold and a pretax benefit of $4.6 million is classified as SG&A. Fiscal Year 2001's results were negatively impacted by special items which net to $251.0 million after-tax.

     The following tables provide a comparison of Heinz Finance's reported results and the results excluding special items for Fiscal Year 2002 and Fiscal Year 2001.

                                                                           Fiscal Year (52 Weeks) Ended May 1, 2002
                                                                 ----------------------------------------------------------
                                                                                                 Operating
                                                                 Net Sales      Gross Profit      Income         Net Income
(Dollars in millions)                                            ---------      ------------     ---------       ----------
Reported results                                                 $ 4,191.2       $ 1,446.9        $ 616.8         $ 73.7
Revisions to restructuring accruals and asset write-downs-
   Fourth Quarter 2002.......................................         -                 -            (4.7)          (4.1)
Streamline implementation costs..............................         -                1.1            1.2            1.0
                                                                 ---------         -------        -------          ------
Results excluding special items..............................    $ 4,191.2       $ 1,448.0        $ 613.2          $ 70.6
                                                                 =========         =======        =======          ======


                                                                           Fiscal Year (52 Weeks) Ended May 2, 2002
                                                                 ----------------------------------------------------------
                                                                                                 Operating
                                                                 Net Sales      Gross Profit      Income         Net Income
(Dollars in millions)                                            ---------      ------------     ---------       ----------
Reported results.............................................    $ 4,550.4       $ 1,465.1        $ 438.1         $ 312.1*
   Operation Excel restructuring.............................           -             36.3           44.8            28.0
   Operation Excel implementation costs......................           -             62.2          149.5            94.4
   Operation Excel reversal..................................           -             (8.2)         (21.0)          (13.3)
   Streamline restructuring..................................           -             58.2           72.9            45.9
   Streamline implementation costs...........................           -              7.1           11.8             9.3
   Loss on the sale of The All American Gourmet..............           -               -            94.6            66.2
   Equity loss on investment of Hain.........................           -               -              -              3.5
   Acquisition costs.........................................           -               -            18.5            11.7
                                                                 ---------       ---------        -------         -------
Results excluding special items..............................    $ 4,550.4       $ 1,620.7        $ 809.2         $ 557.9
                                                                 =========       =========        =======         =======


   *Before cumulative effect of accounting changes (Note: Totals may not add due to rounding.)

     Gross Profit

     Gross profit decreased $18.2 million, or 1.2%, to $1.45 billion from $1.47 billion, and the gross profit margin increased to 34.5% from 32.2%. Gross profit across all of our segments was unfavorably impacted as a result of the retention of finished goods inventories by Heinz as discussed above. Excluding the special items identified above, gross profit decreased $172.7 million, or 10.7%, to $1.45 billion from $1.62 billion, and the gross profit margin decreased to 34.5% from 35.6%.


     Excluding special items noted above, gross profit for the Heinz North America segment decreased $76.1 million, or 10.4%, due primarily to inventories retained by Heinz, lower pricing and a decrease in the foodservice business partially offset by the favorable impact of acquisitions. Excluding special items noted above, the SKF Foods segment's gross profit decreased $131.5 million, or 24.5%, primarily due to the inventories retained by Heinz, price decreases in pet food and pet snacks, increased ingredient and manufacturing costs and a shift to less profitable, larger-size products. Pet food ingredient costs also increased as a result of reformulating recipes to improve palatability. Excluding special items noted above, U.S. Frozen's gross profit increased $36.1 million, or 10.2%, due primarily to acquisitions partially offset by retained inventories by Heinz.

     SG&A


     SG&A decreased $247.0 million, or 27.5%, to $650.9 million from $898.0 million and decreased as a percentage of sales to 15.5% from 19.7%. Excluding the special items noted above, SG&A decreased $26.7 million, or 3.9%, to $655.7 million from $682.4 million and increased as a percentage of sales to 15.6% from 15.0%. This decrease is primarily attributable to the finished goods inventories which were retained by Heinz partially offset by acquisitions and increased selling and distribution costs.

     Operating Income

     Operating income increased $178.7 million, or 40.8%, to $616.8 million from $438.1 million and increased as a percentage of sales to 14.7% from 9.6%. Excluding the special items noted above, operating income decreased $196.0 million, or 24.2%, to $613.2 million from $809.2 million and decreased as a percentage of sales to 14.6% from 17.8%.


     The Heinz North America segment's operating income decreased $120.5 million, or 28.3%, to $305.1 million from $425.6 million. Excluding the special items noted above, operating income decreased $169.2 million or 35.8%, to $304.0 million to $473.2 million, due primarily to the decrease in gross profit discussed above and higher selling and distribution costs, partially offset by the favorable impact of acquisitions.

     The SKF Foods segment's operating income increased $158.1 million to $148.9 million from a loss of $9.2 million. Excluding the special items noted above, operating income decreased $49.9 million, or 25.4% to $146.5 million from $196.4 million, due to the decrease in gross profit.


     The U.S. Frozen segment's operating income increased $142.2 million to $165.5 million from $23.3 million. Excluding the special items noted above, operating income increased $24.3 million, or 17.2%, to $165.5 million from $141.2 million as the favorable impact of acquisitions was partially offset by the impact of retained inventories and increased selling and distribution costs and the divestiture of Budget Gourmet.

     Other Items

     Interest expense increased $196.3 million to $206.6 million from $10.3 million last year, due primarily to the assumption of approximately $2.9 billion of Heinz's outstanding U.S. debt by Heinz Finance on May 3, 2001 as well as increased borrowings partially offset by lower interest rates. Interest income decreased $74.8 million to $36.2 million from $111.0 million last year due primarily to the exchange of related party notes receivable for $1.9 billion of non-voting 6.5% cumulative participating preferred stock of PM Holding during the fourth quarter of Fiscal Year 2001. This decrease was offset by an increase due to Heinz Finance's new short-term notes receivables with related parties. Other expense decreased $9.9 million to $11.4 million from $21.3 million primarily related to a reduction in accounts receivable factoring discount expense partially offset by increased amortization of debt issuance costs.

     The effective tax rate for Fiscal Year 2002 was 8.2% compared to 39.7% last year. Excluding the special items identified above, the effective tax rate was 8.1% for Fiscal Year 2002 compared to 37.6% last year. This decrease is primarily the result of Heinz Finance's nontaxable minority interest in Heinz LP in Fiscal Year 2002.

     Net Income

     Net income decreased $233.2 million to $73.7 million from $306.9 million last year. The majority of this decrease is due to the minority interest in Heinz LP. In Fiscal Year 2001, Heinz Finance changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements" (see Note 2 to the Consolidated and Combined Financial Statements). The cumulative effect of adopting SAB No. 101 was $4.8 million in Fiscal Year 2001. Excluding the special items noted above and the prescribed accounting change, net income decreased 87.3% to $70.6 million from $557.9 million last year.

   Fiscal Year 2001 versus Fiscal Year 2000

     Sales

     Sales for Fiscal Year 2001 increased $81.1 million, or 1.8%, to $4.55 billion from $4.47 billion in Fiscal Year 2000. Volume increased sales by $126.3 million, or 2.8%, and acquisitions increased sales by $109.8 million, or

2.5%. Divestitures reduced sales by $45.7 million, or 1.0% and lower pricing reduced sales by $109.3 million, or 2.4%.


     Sales of the Heinz North America segment increased $192.9 million, or 11.7%. Sales volume increased 6.2%, due to increases in ketchup, condiments and sauces and foodservice. Acquisitions, net of divestitures, increased sales 6.0%. Slightly lower pricing decreased sales 0.4%.

     Sales of the SKF Foods segment decreased $198.7 million, or 10.2%. Lower pricing decreased sales 6.1%, primarily in light meat tuna, dry dog food and cat snacks. Sales volume decreased 3.4%, primarily in tuna and canned pet food partially offset by increases in gravy and canned soups. Divestitures decreased sales 0.8%.

     The U.S. Frozen segment's sales increased $86.9 million, or 9.8%. Sales volume increased 10.1%, driven by Smart Ones frozen entrees, Boston Market HomeStyle Meals, Bagel Bites snacks and frozen potatoes, partially offset by a decrease in The Budget Gourmet line of frozen entrees and frozen pasta. Higher pricing increased sales by 1.8% driven by Smart Ones frozen entrees and frozen potatoes, partially offset by increased promotions. Divestitures reduced sales 2.1% mainly due to the sale of The All American Gourmet business and its Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees.


     Special Items

     Fiscal Year 2001 was impacted by a number of special items which are summarized in the tables below. These include Operation Excel implementation costs of $149.5 million pretax, additional Operation Excel restructuring charges of $44.8 million pretax and reversals of $21.0 million pretax of restructuring accruals and asset write-downs. Fiscal Year 2001 results also include Streamline restructuring charges of $72.9 million pretax and related implementation costs of $11.8 million pretax. During the fourth quarter of Fiscal Year 2001, the U.S. Group completed the sale of The All American Gourmet business that resulted in a pretax loss of $94.6 million. The Fiscal Year 2001 results also include pretax costs of $18.5 million related to attempted acquisitions and a loss of $5.6 million pretax which represents the U.S. Group's equity loss associated with Hain's fourth quarter results which include charges for its merger with Celestial Seasonings.

     Fiscal Year 2000 results include Operation Excel restructuring charges of $95.3 million pretax, Operation Excel implementation costs of $96.9 million pretax, and reversals of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs.

     The following tables provide a comparison of the U.S. Group's reported results and the results excluding special items for Fiscal Year 2001 and Fiscal Year 2000.

                                                                           Fiscal Year (52 Weeks) Ended May 2, 2002
                                                                 ----------------------------------------------------------
                                                                                                 Operating
                                                                 Net Sales      Gross Profit      Income         Net Income
(Dollars in millions)                                            ---------      ------------     ---------       ----------
Reported results.............................................    $  4,550.4      $  1,465.1          438.1         $ 312.1*
   Operation Excel restructuring.............................            -             36.3           44.8            28.0
   Operation Excel implementation costs......................            -             62.2          149.5            94.4
   Operation Excel reversal..................................            -             (8.2)         (21.0)          (13.3)
   Streamline restructuring..................................            -             58.2           72.9            45.9
   Streamline implementation costs...........................            -              7.1           11.8             9.3
   Loss on the sale of The All American Gourmet..............            -               -            94.6            66.2
   Equity loss on investment in Hain.........................            -               -              -              3.5
   Acquisition costs.........................................            -               -            18.5            11.7
                                                                 ----------        -------          -----            -----
Results excluding special items..............................    $  4,550.4      $  1,620.7          809.2           557.9
                                                                 ==========        =======          =====            =====

   * Before cumulative effect of accounting changes

                                                                           Fiscal Year (52 Weeks) Ended May 3, 2002
                                                                 ----------------------------------------------------------
                                                                                                 Operating
                                                                 Net Sales      Gross Profit      Income         Net Income
(Dollars in millions)                                            ---------      ------------     ---------       ----------
Reported results.............................................    $  4,469.3        1,455.8          609.3           448.3
   Operation Excel restructuring.............................           -             53.4           95.3            61.5
   Operation Excel implementation costs......................           -             33.7           96.9            61.0
   Operation Excel reversal..................................           -            (16.4)         (16.4)          (11.9)
                                                                 ----------        -------          -----           -----
Results excluding special items..............................    $  4,469.3        1,526.5          785.1           559.0
                                                                 ==========        =======          =====           =====

   (Note:  Totals may not add due to rounding.)

     Gross Profit

     Gross profit increased $9.4 million, or 0.6%, to $1.47 billion from $1.46 billion in Fiscal Year 2000. The gross profit margin decreased to 32.2% from 32.6%. Excluding the special items identified above, gross profit increased $94.2 million, or 6.2%, to $1.62 billion from $1.53 billion and the gross profit margin increased to 35.6% from 34.2%. Gross profit across all major segments, was favorably impacted by savings from Operation Excel.


     Excluding special items noted above, gross profit for the Heinz North America segment increased $93.3 million, or 14.6%, due primarily to acquisitions and increased sales volume of ketchup partially offset by higher energy costs. Excluding special items noted above, the SKF Foods segment's gross profit decreased $27.2 million, or 4.8%, primarily due to increased promotions and lower volume of tuna and canned pet food. Excluding special items noted above, the U.S. Frozen segment's gross profit increased $28.1 million, or 8.6%, due to increased sales volume mainly attributable to Boston Market HomeStyle Meals and higher selling prices, partially offset by higher energy costs and increased promotions.


     SG&A

     SG&A increased $145.9 million to $898.0 million from $752.1 million and increased as a percentage of sales to 19.7% from 16.8%. Excluding the special items identified above, SG&A increased $35.3 million to $682.4 million from $647.0 million and increased as a percentage of sales to 15.0% from 14.5%. Selling and distribution expenses increased $66.0 million to $387.3 million from $321.2 million, or 20.6%, primarily due to acquisitions and increased fuel costs. Marketing decreased $4.7 million, or 3.3%.

     Operating Income

     Operating income decreased $171.3 million, or 28.1%, to $438.1 million from $609.3 million in Fiscal Year 2000. Excluding the special items identified above, operating income increased $24.1 million, or 3.1%, to $809.2 million from $785.1 million in Fiscal Year 2000. Operating income, across all major segments, was favorably impacted by savings from Operation Excel.


     The Heinz North America segment's operating income increased $19.8 million to $425.6 million from $405.8 million in Fiscal Year 2000. Excluding the special items noted above, operating income increased $27.3 million, or 6.1%, to $473.2 million from $445.9 million in Fiscal Year 2000 due to the strong performance of ketchup, condiments and sauces, and the acquisitions of Quality Chef, Yoshida and IDF Holding, Inc., partially offset by higher energy costs.

     The SKF Foods segment's operating income decreased $116.6 million to a loss of $9.2 million from income of $107.4 million in Fiscal Year 2000. Excluding the special items noted above, operating income decreased $19.4 million, or 9.0%, to $196.4 million from $215.8 million due to lower tuna and canned pet food sales volumes, a significant decrease in the selling price of tuna and higher energy costs, partially offset by the strong performance of pet snacks.

     The U.S. Frozen segment's operating income decreased $73.6 million to $23.3 million from $96.9 million in Fiscal Year 2000. Excluding the special items noted above, operating income increased $17.1 million, or 13.7%, to $141.2 million from $124.1 million in Fiscal Year 2000. This increase is attributable to increased sales of Smart Ones frozen entrees, Boston Market frozen meals and Bagel Bites snacks, partially offset by marketing spending behind the national rollouts of Boston Market products, the new Ore-Ida potato packaging and higher energy costs.


     Other Items

     Other income, net totaled $79.4 million compared to $91.2 million in Fiscal Year 2000 primarily due to a reduction in interest income from the transfer of notes receivable with related parties from the U.S. Group to PM Holdings, Inc. The effective tax rate for Fiscal Year 2001 was 39.7% compared to 36.0% in Fiscal Year 2000. The current year rate is negatively impacted by a lower tax basis in dispositions. Excluding the special items identified in the tables above, the effective tax rate was 37.6% for Fiscal Year 2001 compared to 36.2% in Fiscal Year 2000.

     Net Income

     Net income decreased $141.4 million to $306.9 million from $448.3 million in Fiscal Year 2000. In Fiscal Year 2001, the U.S. Group changed its method of accounting for revenue recognition in accordance with SAB No. 101, "Revenue Recognition in Financial Statements." See Note 2 to the Consolidated and Combined Financial Statements included in this prospectus. The cumulative effect of adopting SAB No. 101 was $4.8 million. Excluding the special items noted above and the prescribed accounting change, net income decreased 0.2% to $557.9 million from $559.0 million in Fiscal Year 2000.

Liquidity and Financial Position

     Cash flows from operating activities


     Operating activities for the six months ended October 30, 2002 provided cash of $479.3 million compared to using cash of $133.1 million in the same period last year. The increase is primarily due to decreased trade receivables and the building of inventory levels in the first six months of Fiscal Year 2002 as a result of all finished goods inventories of the U.S. Group being retained by Heinz on May 3, 2001.


     Operating activities required cash of $32.9 million in Fiscal Year 2002, compared to providing cash of $77.5 million in Fiscal Year 2001. The decrease in Fiscal Year 2002 versus Fiscal Year 2001 is primarily due to Heinz Finance's build of inventory levels in Fiscal Year 2002 as a result of all finished goods inventories of the U.S. Group being retained by Heinz on May 3, 2001 as well as the termination of Heinz Finance's accounts receivable factoring contract with Receivables Servicing Company, a fully consolidated Heinz affiliate, in Fiscal Year 2002.

     Cash flows from investing activities


     Cash used for investing activities for the six months ended October 30, 2002 was $23.4 million compared to $830.3 million in the same period last year. There were no acquisitions in the current six months and acquisitions in the prior year required $781.3 million, primarily related to the purchase of Borden Food Corporation's pasta sauce and dry bouillon and soup businesses, Delimex Holdings, Inc. and Anchor Food Products branded retail business which includes the retail licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers. Capital expenditures in the current six months required $32.0 million compared to $37.0 million last year. Heinz Finance had no material commitments for capital expenditures as of October 30, 2002.

     Cash used for investing activities was $874.8 million in Fiscal Year 2002 compared to $232.0 million in Fiscal Year 2001. Acquisitions in the current year required $809.4 million, due primarily to the purchase of Borden Food Corporation's pasta sauce and dry bouillon and soup businesses, Delimex Holdings, Inc. and Anchor Food Products branded retail business and licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers. Acquisitions in the prior year required $229.9 million, due primarily to International DiverseFoods Inc., Alden Merrell Corporation and two privately held U.S. foodservice companies, Cornucopia Inc. and Central Commissary.

(See Note 3 to the Consolidated and Combined Financial Statements.) Also, during the prior year, Heinz Finance exercised its preemptive right to purchase additional equity in Hain for $79.7 million to restore Heinz Finance's investment level to approximately 19.5% of the outstanding stock of Hain. Divestitures provided $96.5 million in Fiscal Year 2001 from the sale of The All American Gourmet business and can making assets.


     Capital expenditures totaled $77.2 million in Fiscal Year 2002 compared to $183.5 million in Fiscal Year 2001. The decrease is attributable to a reduction in Operation Excel-related capital expenditures. In Fiscal Year 2003, Heinz Finance expects capital expenditures to be consistent with Fiscal Year 2002. Proceeds from disposals of property, plant and equipment were $3.3 million in Fiscal Year 2002 compared to $165.5 million in Fiscal Year 2001. The prior year was primarily due to the sale of equipment that was then utilized under operating lease arrangements.

     Cash flows from financing activities


     Financing activities for the six months ended October 30, 2002 used $405.3 million compared to providing $966.0 million in the same period in the prior year. There were no proceeds from long-term debt in the current six months and proceeds from long-term debt were $751.1 million last year. Payments on long-term debt required $1.7 million in the current six months compared to $9.2 million last year. Net payments on commercial paper and short- term borrowings required $330.6 million compared to $95.8 million last year. In addition, $325.0 million was provided during the six months ended October 31, 2001 by the issuance of Preferred Stock. Dividend payments to preferred shareholders totaled $10.1 million in the current six months compared to $5.6 million for the same period last year. In addition, distributions to Class A partners were $64.8 million in the current six months.

     In Fiscal Year 2002, financing activities provided $904.5 million compared to $152.6 million in the prior year. Proceeds from long-term debt were $1.99 billion in Fiscal Year 2002. Payments on long-term debt required $309.9 million in Fiscal Year 2002 compared to $12.2 million in Fiscal Year 2001. Net payments on commercial paper and short-term borrowings required $957.7 million in Fiscal Year 2002. In addition, $325.0 million was provided during Fiscal Year 2002 via the issuance of preferred stock, (see below). Dividend payments to preferred shareholders totaled $15.7 million compared to dividend payments to Heinz of $350.6 million last year.


     Cash requirements of Project Streamline and Operation Excel


     In the first six months of Fiscal Year 2003, the cash requirements of Streamline were $1.0 million, relating to severance costs.


     In Fiscal Year 2002, the cash requirements of Streamline were $16.5 million, consisting of spending for severance and exit costs ($12.9 million), capital expenditures ($2.5 million) and implementation costs ($1.2 million). In Fiscal Year 2001, the cash requirements of Streamline were $14.3 million, consisting of spending for severance and exit costs ($2.3 million), capital expenditures ($0.3 million) and implementation costs ($11.8 million). In Fiscal Year 2001, the cash requirements of Operation Excel were $231.9 million, consisting of spending for severance and exit costs ($21.6 million), capital expenditures ($60.8 million) and implementation costs ($149.5 million). In Fiscal Year 2000, the cash requirements of Operation Excel were $199.9 million, consisting of spending for severance and exit costs ($20.3 million), capital expenditures ($82.7 million) and implementation costs ($96.9 million).

     In Fiscal Year 2003, Heinz Finance expects the cash requirements of Streamline to be approximately $4.4 million, consisting of severance and exit costs (all of the $4.4 million accrued as of May 1, 2002). Heinz Finance financed the cash requirements of these programs through operations, proceeds from the sale of non-strategic assets and with short-term and long-term borrowings from Heinz. The cash requirements of these programs have not had and are not expected to have a material adverse impact on Heinz Finance's liquidity or financial position.

   Other Financial and Liquidity Matters

     Pretax return on average invested capital ("ROIC") was 15.6% in Fiscal Year 2002, 9.3% in Fiscal Year 2001 and 14.5% in Fiscal Year 2000. Excluding the special items identified above, ROIC was 15.6% in Fiscal Year 2002, 17.7% in Fiscal Year 2001 and 18.8% in Fiscal Year 2000.

     In connection with the reorganization, we assumed as co-obligor the responsibility to pay Heinz debt issues totaling $2.57 billion in principal amount, plus accrued interest thereon.

     We also assumed as co-obligor the obligation to pay approximately $258 million of commercial paper issued by Heinz. Since May 3, 2001, we have issued commercial paper to refinance the commercial paper obligations assumed by us in the reorganization, to make loans to Heinz and to fund our ongoing operations. For further discussion of our liquidity and financing arrangements with Heinz, please see "Related Party Transactions" in this prospectus.

     On July 6, 2001, Heinz Finance raised $325 million via the issuance of Voting Cumulative Preferred Stock, Series A with a liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008. In addition, Heinz Finance issued $750 million of 6.625% Guaranteed Notes due July 15, 2011. The proceeds were used for general corporate purposes, including retiring commercial paper borrowings and financing acquisitions and ongoing operations. Beginning on June 1, 2002, to but excluding July 17, 2002, interest accrued on the Notes due 2011 at the annual rate of 6.875%. Beginning on July 17, 2002, interest accrued on the Notes due 2011, and will accrue to but excluding the date the exchange offer is completed, at the annual rate of 7.125%.

     On September 6, 2001, Heinz Finance, Heinz and a group of domestic and international banks entered into a $1.50 billion credit agreement which expires in September 2006 and an $800 million credit agreement which expires in September 2002. These credit agreements, which support Heinz Finance's and Heinz's commercial paper programs, replaced the $2.30 billion credit agreement which expired on September 6, 2001. As of May 1, 2002, $89.1 million of domestic commercial paper is classified as long-term debt due to the long-term nature of the supporting credit agreement.

     In January 2002, Moody's Investor Service changed the credit ratings on Heinz's debt to A-3 for long-term debt and P-1 for short-term debt. The previous ratings were A-2 and P-1, respectively. The change in Heinz's credit rating by Moody's has not had, and is not expected to have, a material adverse impact on Heinz Finance's liquidity or borrowing costs. In connection with the announcement of the Del Monte transaction, Moody's changed Heinz's "A3" senior unsecured debt ratings outlook from negative to stable. Heinz's long-term and short-term debt ratings by Standard & Poor's remained at A and A-1, respectively. On August 16, 2002, Fitch Ratings initiated coverage of Heinz assigning an A rating to Heinz's senior unsecured debt and a F1 rating to Heinz's commercial paper. Fitch indicated that the ratings outlook was stable.

     On March 7, 2002, Heinz Finance issued $700 million of 6.00% Guaranteed Notes due March 15, 2012 and $550 million of 6.75% Guaranteed Notes due March 15, 2032, which are guaranteed by Heinz. The proceeds were used to retire commercial paper borrowings, as Heinz Finance made the strategic decision to increase long-term debt and reduce short-term debt to enhance its liquidity profile. Beginning on September 4, 2002, to but excluding October 19, 2002, interest accrued on the Notes due 2012 at the annual rate of 6.25% and on the Notes due 2032 at the annual rate of 7.00%. Beginning on October 19, 2002, interest accrued on the Notes due 2012 and on the Notes due 2032, and will accrue to but excluding the date the exchange offer is completed, at the annual rates of 6.50% and 7.25%, respectively.

     Heinz Finance has $1.0 billion of remarketable securities due November 2020 with a coupon rate of 6.82%. The securities are subject to mandatory tender by all holders to the remarketing dealer on each November 15, and the interest rate will be reset on such dates. If the remarketing dealer does not elect to exercise its right to a mandatory tender of the securities or otherwise does not purchase all of the securities on a remarketing date, then Heinz Finance is required to repurchase all of the securities on the remarketing date at 100% of the principal amount plus accrued interest. Heinz Finance received a premium from the remarketing dealer for the right to require the mandatory tender of the securities. The amortization of the premium resulted in an effective interest rate of 5.82% through November 15, 2001. On November 15, 2002, the remarketing dealer exercised its right to a mandatory tender of the securities and purchased all of the securities and remarketed the securities at an effective yield to Heinz Finance of 6.5607% through November 15, 2003. Because the remarketable securities may be refinanced by the $1.5 billion credit agreement discussed above, they are classified as long-term debt.


     On September 5, 2002, Heinz Finance, Heinz and a group of domestic and international banks renewed an $800 million credit 364-day agreement. That credit agreement and the $1.5 billion credit agreement that expires in September 2006 support Heinz Finance's and Heinz's commercial paper programs. As of October 30, 2002, Heinz Finance had no commercial paper outstanding.


     Aggregate domestic commercial paper had a weighted-average interest rate during Fiscal Year 2002 of 2.9% and at year-end 2002 of 2.0%. Based upon the amount of commercial paper outstanding at May 1, 2002, a variance of 1/8% in the related interest rate would cause annual interest expense to change by approximately $0.1 million.

     As previously discussed under "--Overview--Reorganization," Heinz Finance assumed $2.83 billion of debt of Heinz. While this debt was not on the historical balance sheet of the U.S. Group, it was nevertheless serviced and supported by the cash flow and assets of the U.S. Group. The transfer of this debt to Heinz Finance as a part of the reorganization, all of which is guaranteed by Heinz, does not adversely impact the financial position, results of operations and liquidity in the future periods of Heinz and Heinz Finance taken as a whole.


     The following table lists the outstanding Heinz debt assumed by Heinz Finance as co-obligor as part of the reorganization, and the debt issued directly by Heinz Finance.

     Date                Description                   Amount         Coupon     Maturity Date
-----------------   --------------------       -----------------     ---------   -------------
2/3/98              Eurobond*+                 US$250,000,000          5.75%        2/3/03
3/25/98             U.S. Note*+                US$300,000,000          6.00%        3/15/08
7/15/98             U.S. Note*+                US$250,000,000         6.375%        7/15/28
1/5/00              Eurobond*+                 (U)300,000,000          5.00%        1/5/05
                                               US$324,750,000**
11/6/00             Dealer Remarketable
                    Securities*+             US$1,000,000,000        6.5607%        11/15/20
7/6/01              U.S. Note*                 US$750,000,000         6.625%        7/15/11
3/7/02              U.S. Note*                 US$700,000,000          6.00%        3/15/12
3/7/02              U.S. Note*                 US$550,000,000          6.75%        3/15/32

+    Heinz Finance and Heinz as co-obligors
*    Heinz Finance as issuer, Heinz as guarantor
** Converted using the exchange rate of 1.0825 (USD) to 1(EUR) on January 24, 2003.


     Heinz Finance's financial position continues to remain strong, enabling it to meet cash requirements for operations, capital expansion programs and debt service during the next twelve months and the foreseeable future.

Commitments and Contingencies


     Heinz Finance is obligated to make future payments under various contracts such as debt agreements, lease agreements and unconditional purchase obligations. The following table represents the significant contractual cash obligations of Heinz Finance as of May 1, 2002, which has not materially changed during the six months ended October 30, 2002.

Contractual Cash
Obligations (In millions)  Total  Due in 2003  Due in 2004  Due in 2005   Due in 2006    Due in 2007    Due Thereafter
                           -----  -----------  -----------  -----------   -----------    -----------    --------------
Long-term debt
   (including capital
   leases of $9.9
   million).............  $4,387    $  451        $    2      $   273       $     1        $    90         $3,570
Operating leases........     212        16            17           16            13            133*            17
                          ------    ------        ------      -------       -------        -------         ------
Total contractual
   cash obligations.....  $4,599    $  467        $   19      $   289       $    14        $   223         $3,587
                          ======    ======        ======      =======       =======        =======         ======


---------
* Includes the purchase option related to certain warehouses and equipment currently utilized under existing synthetic leases.

     Heinz Finance has purchase commitments for materials, supplies, services and property, plant and equipment as part of the ordinary conduct of business. A few of these commitments are long-term and are based on minimum purchase requirements. In the aggregate, such commitments are not at prices in excess of current markets. Due to the proprietary nature of some of Heinz Finance's materials and processes, certain supply contracts contain penalty provisions for early terminations. Heinz Finance does not believe a material amount of penalties is reasonably likely to be incurred under these contracts based upon historical experience and current expectations.


     Heinz Finance does not have material financial guarantees or other contractual commitments that are reasonably likely to adversely affect liquidity. See Note 9 of the Condensed Consolidated Financial Statements for the six months ended October 30, 2002 and October 31, 2001 for disclosure of all significant related party items.


Market Risk Factors


     The following discussion explains Heinz Finance's risk-management activities as of May 1, 2002, and there have been no material changes in Heinz Finance's market risk during the six months ended October 30, 2002.


     Heinz Finance is exposed to market risks from adverse changes in interest rates, commodity prices and production costs (including energy). As a policy, Heinz Finance does not engage in speculative or leveraged transactions, nor does Heinz Finance hold or issue financial instruments for trading purposes.

     Interest Rate Sensitivity

     Heinz Finance is exposed to changes in interest rates primarily as a result of its borrowing and investing activities used to maintain liquidity and fund business operations. Heinz Finance continues to utilize commercial paper to fund working capital requirements. The nature and amount of Heinz Finance's long-term and short-term debt can be expected to vary as a result of future business requirements, market conditions and other factors. Heinz Finance utilizes interest rate swap agreements to manage interest rate exposure.

     The following table summarizes Heinz Finance's debt obligations at May 1, 2002. The interest rates represent weighted-average rates, with the period-end rate used for the floating rate debt obligations. The fair value of the debt obligations approximated the recorded value as of May 1, 2002.

(In thousands)                     2003        2004          2005            2006       2007       Thereafter       Total
                                ---------    --------      ---------       ------     -------      ----------     ----------
Fixed rate..................    $ 451,375    $  1,588      $ 272,568       $  517     $   517      $3,565,251     $4,291,816
Average interest rate.......         6.42%       6.28%          5.05%        6.86%       6.86%           6.47%

Floating rate...............    $       -    $     -       $       -       $    -     $89,142      $    6,442     $   95,584
Average interest rate.......            -%         -%              -%           -%       2.94%           3.39%

     In Fiscal Year 2002, Heinz Finance entered into interest rate swaps in order to convert certain fixed-rate debt to floating. These swaps have an aggregate notional value of $2.05 billion and an average maturity of 16.4 years. The weighted-average fixed rate of the associated debt is 6.45%; however, the effective rate after taking into account the swaps is 3.14%. As of May 1, 2002, the potential gain or loss in the fair value of Heinz Finance's interest rate swaps, assuming a hypothetical 10% fluctuation in the swap rates, would be approximately $120 million. However, it should be noted that any change in the fair value of the swaps, real or hypothetical, would be offset by an inverse change in the fair value of the related debt. Based on the amount of fixed-rate debt converted to floating as of May 1, 2002, a variance of 1/8% in the related interest rate would cause annual interest expense related to this debt to change by approximately $2.6 million.

     Commodity Price Hedging


     Heinz Finance is the purchaser of certain commodities such as corn, wheat and soybean meal and oil. Heinz Finance generally purchases these commodities based upon market prices that are established with the vendor as part of the purchase process. Heinz Finance enters into commodity future or option contracts, as deemed appropriate, to reduce the effect of price fluctuations on anticipated purchases. Such contracts are accounted for as hedges, if they meet certain qualifying criteria, with the effective portion of gains and losses recognized as part of cost of products sold, and generally have a term of less than one year. As of May 1, 2002, unrealized gains and losses related to commodity contracts held by Heinz Finance were not material nor would they be given a hypothetical 10% fluctuation in market prices. It should be noted that any change in the value of the contracts, real or hypothetical, would be significantly offset by an inverse change in the value of the underlying hedged items. See Note 12 to the Condensed Consolidated Financial Statements for the six months ended October 30, 2002 and October 31, 2001.


     Inflation

     In general, costs are affected by inflation and the effects of inflation may be experienced by Heinz Finance in future periods. We believe, however, that such effects have not been material to us during the past three years.

Recently Adopted Accounting Standards

     Heinz Finance adopted Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," which requires that the purchase method of accounting be applied to all business combinations after June 30, 2001. SFAS No. 141 also established criteria for recognition of intangible assets and goodwill. Effective May 2, 2002, Heinz Finance adopted SFAS No. 142 "Goodwill and Other Intangible Assets." Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized. This standard also requires, at a minimum, an annual assessment of the carrying value of goodwill and intangibles with indefinite useful lives.


     Heinz Finance has completed its evaluation of the impact of adopting SFAS No. 142 on the consolidated financial statements. The reassessment of intangible assets, including the ongoing impact of amortization, was completed during the first quarter of Fiscal Year 2003. The assignment of goodwill to reporting units, along with transitional goodwill impairment tests, was completed during the second quarter of Fiscal Year 2003. No impairment issues were identified as a result of completing these transitional impairment tests. Net income for the six months ended October 31, 2001 and fiscal years ended May 1, 2002, May 2, 2001 and May 3, 2000, would have been $32.4 million, $75.1 million, $338.1 million and $476.0 million, respectively, had the provision of the new standards been applied as of May 3, 2001.

     Effective May 2, 2002, Heinz Finance adopted SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." This statement provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. The adoption of this new standard did not have a material impact on Heinz Finance's financial position, results of operations or cash flows for the six months ended October 30, 2002.

     During the fourth quarter of Fiscal Year 2002, Heinz Finance adopted Emerging Issues Task Force ("EITF") statements relating to the classification of vendor consideration and certain sales incentives. The adoption of these EITF statements has no impact on operating income or net income; however, revenues and gross profit were reduced by approximately $160.5 million in the first six months of Fiscal Year 2002 and $436.7 million, $387.8 million and $319.9 million in the fiscal years ended 2002, 2001 and 2000, respectively. Prior period data has been reclassified to conform with current year presentation.


Recently Issued Accounting Standards

     In June 2001, the FASB approved SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for Heinz Finance in Fiscal Year 2004. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In June 2002, the FASB approved SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting costs associated with exit or disposal activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This Statement also establishes that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002.


   Discussion of Critical Accounting Policies


     In the ordinary course of business, Heinz Finance has a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of its financial statements in conformity with accounting principles generally accepted in the United States of America. Our actual results could differ significantly from those estimates under different assumptions and conditions. We believe the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results and require management's most difficult, subjective and complex judgements, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

     Marketing costs

     In order to support Heinz Finance's products, we offer various marketing programs to our customers and/or consumers which reimburse them for a portion or all of their promotional activities related to our products. We regularly review and revise, when deemed necessary, estimates of our costs for these marketing programs based on estimates of what has been earned by our customers and/or consumers. Actual costs may differ significantly if factors such as the level and success of the programs or other conditions differ from expectations.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally under the average cost method. We record adjustments to the carrying value of inventory based upon our forecasted plans to sell our inventories. The physical condition (e.g., age and quality) of the inventories is also considered in establishing our valuation. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from actual requirements if future economic conditions, customer inventory levels or competitive conditions differ from our expectations.

     Property, Plant and Equipment

     Land, buildings and equipment are recorded at cost and are depreciated on a straight-line method over the estimated useful lives of such assets. Changes in circumstances such as technological advances, changes to our business model or changes in our capital strategy could result in the actual useful lives differing from our estimates.

In those cases where we determine that the useful life of buildings and equipment should be shortened, we would depreciate the net book value in excess of the salvage value over its revised remaining useful life, thereby increasing depreciation expense. Factors such as changes in the planned use of fixtures or software or closing of facilities could result in shortened useful lives.

     Long-Lived Assets

     Long-lived assets, including fixed assets and intangibles, are evaluated periodically by Heinz Finance for impairment whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. If the sum of the undiscounted cash flows is less than the carrying value, Heinz Finance recognizes an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset. The estimate of cash flow is based upon, among other things, certain assumptions about expected future operating performance. Our estimates of undiscounted cash flow may differ from actual cash flow due to, among other things, technological changes, economic conditions, changes to our business model or changes in our operating performance.

                                    BUSINESS

General

     We have been a direct or indirect subsidiary of Heinz since 1983. Heinz Finance had no significant operating history until Heinz completed a corporate reorganization in the United States on May 3, 2001. The reorganization was designed to simplify Heinz's U.S. corporate structure, consolidate operations and establish centers of excellence for the management of the U.S. trademarks and for U.S. treasury functions. As a result of the reorganization, all of the U.S. business operations that had historically been conducted by Heinz through its Heinz USA division and eight subsidiary corporations are now conducted by Heinz Finance. Please refer to "Overview of Entity Structure, Reorganization and Financial Statement Presentation--Reorganization" for a detailed discussion of our reorganization.

     Since May 3, 2001, we have been engaged in the business of acquiring, holding and financing equity and debt investments in subsidiaries that own and operate Heinz's historical U.S. businesses, which manufacture, market, distribute and sell food and pet food products in the United States. Our most significant asset is our ownership interests in Heinz LP, a Delaware limited partnership formed on October 9, 2000. Heinz LP has two classes of limited partnership interests. As further described under "Overview of Entity Structure, Reorganization, and Financial Statement Presentation--Reorganization--Heinz LP," Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests in Heinz LP. Heinz Finance directly and indirectly owns the Class B interests in Heinz LP. HMC is the managing general partner of Heinz LP and employs its salaried personnel. Heinz LP reimburses HMC for all its management costs.

     We participated in the growth of the U.S. businesses over Fiscal Year 2002 through the financing of the acquisition of the assets of the retail business of Anchor Food Products and the purchase of the stock of Delimex Holdings, Inc. Both of these acquisitions expanded our participation in the frozen appetizer and hand held food products category with the addition of T.G.I. Friday's frozen appetizers and Delimex taquitos. In addition, we financed the acquisition of certain assets of the sauce, soup and bouillon business of Borden Foods Corporation and its affiliates. Through this transaction, we acquired the Classico pasta sauce line of products.


   Recent Developments

     On December 20, 2002, Heinz transferred to a wholly-owned subsidiary, referred to as "SKF Foods," certain assets and liabilities of our U.S. pet food and pet snacks, our U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broths and our U.S. infant feeding businesses and distributed all of the shares of SKF Foods common stock on a pro rata basis to Heinz's shareholders.

     Immediately following the distribution, SKF Foods merged with a wholly-owned subsidiary of Del Monte resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte, the "Merger." In connection with the Merger, each share of SKF Foods common stock was automatically converted into ..4466 shares of Del Monte common stock, resulting in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received from Heinz approximately $1.1 billion in cash that will be used to retire debt.

     The SKF Foods businesses, which in Fiscal Year 2002 together generated approximately $1.4 billion of Heinz Finance's annual revenues (or approximately 35% of our annual revenues), include the following brands: StarKist, 9-Lives, Kibbles 'n Bits, Pup-Peroni, Snausages, Nawsomes, Heinz Nature's Goodness baby food and College Inn broths. The SKF Foods businesses also include factories in Bloomsburg, Pennsylvania, Lawrence, Kansas, Pittsburgh, Pennsylvania, Terminal Island, California and Topeka, Kansas.


     The Company and Heinz believe that this transformative initiative will make us a more focused and faster-growing business, leveraging two strategic platforms of Meal Enhancers (ketchup, condiments and sauces) and Meals & Snacks (frozen and ambient).

     In addition to the approximate $1.1 billion reduction in debt in connection with the transaction, we are targeting additional debt reduction by the end of Fiscal Year 2005.

Description of the Business

     After the Merger, we conduct our food business through two segments, Heinz North America and U.S. Frozen.

     The Heinz North America segment manufactures, markets and sells ketchup, condiments, sauces and pasta meals to the grocery and foodservice channels in the United States. For the six months ended October 30, 2002, Heinz North America accounted for $945.1 million, or 40.8% of our revenue.

     The U.S. Frozen segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers, and accounted for $566.0 million or 24.5% of our revenue for the six months ended October 30, 2002.

     The former SKF Foods segment generated as of October 30, 2002, the remaining 34.7% of our revenue.


   Products and Markets

     Our products are manufactured and packaged to provide safe, wholesome foods for consumers, foodservice and institutional customers. Many products are prepared from recipes developed in our research laboratories and experimental kitchens. Ingredients are carefully selected, washed, trimmed, inspected and passed on to modern factory kitchens where they are processed, after which the finished product is filled automatically into containers of glass, metal, plastic, paper or fiberboard which are then closed, processed, labeled and cased for market. Finished products are processed by sterilization, homogenization, chilling, freezing, pickling, drying, freeze drying, baking or extruding. Certain finished products and seasonal raw materials are aseptically packed into sterile containers after in-line sterilization. Although crops constituting some of our raw food ingredients are harvested on a seasonal basis, most of our products are produced throughout the year.

     The primary brands and products marketed and sold by us include, by segment, the following:


Heinz North America Heinz tomato ketchup, mustard and sauces
                                   Chef Francisco soups
                                   Classico pasta sauce
                                   Yoshida sauces
                                   Wyler's bouillon and soups


U.S. Frozen                        Ore-Ida potato products
                                   Bagel Bites
                                   Boston Market HomeStyle meals
                                   Smart Ones meals
                                   Rosetto pasta
                                   Delimex snacks
                                   Poppers appetizers
                                   T.G.I. Friday's appetizers


     The Heinz brand is our flagship and largest single brand. We believe that its strength derives from over 130 years of devotion to the idea of quality. Heinz ketchup is our signature product. It is the most popular brand of ketchup in the United States in terms of market share as described below.


     Along with the Heinz brand, we have many other powerful brands that lead in their respective categories.

     Heinz North America

          Heinz Ketchup            #1 brand with an approximate 60% dollar
                                   share of the over $460 million U.S. ketchup market


          Classico Pasta Sauce     #1 brand premium pasta sauce with an
                                   approximate 39% dollar share of the $402 million U.S. premium pasta sauce market

     U.S. Frozen


          Ore-Ida Potatoes         #1 brand with an approximate 48% dollar
                                   share of the $1 billion U.S. frozen potato market


     The brand and market share data were sourced from AC Nielsen and reflect grocery stores, drug stores and mass merchandisers (excluding Wal-Mart) for the 52-week period ended November 2, 2002. The market share data does not include all retail outlets.

     Competitive Strengths

     Innovation

     We believe that our large number of new products and our creative marketing efforts make us one of the most innovative companies in the food industry in the United States. One of our key strategies is to continue innovation in products and packaging. We believe this will allow us to address consumer trends in taste, convenience and on-the-go eating. We have had a number of recent innovations, some of which include:

          o     Heinz Easy Squeeze!

                    In 2002, we launched Heinz Easy Squeeze! ketchup in the No Wait, No Mess, upside-down bottle. We believe the patented silicone valve and ergonomically designed bottle will give customers more control when squirting, which will result in a neater more convenient experience.


          o     Heinz Organic Ketchup

                    Also in 2002, we introduced Heinz ketchup made from 100% certified organic vine-ripened tomatoes.


          o     Heinz EZ Squirt Kids' Condiment


                    This product has driven overall volume growth for Heinz ketchup during the past few years while helping to establish new market share records.


          o     Ketchup Kick'Rs

                    This flavored ketchup is designed to appeal to adult appetites for bold and spicy flavors.

          o     Jack Daniel's and Mr. Yoshida's Grilling Sauces

          o     Boston Market HomeStyle Meals

                    Our combined retail sales of this business reached approximately $150 million in Fiscal Year 2001, making Boston Market HomeStyle Meals the most successful new product launch in the history of Heinz.


          o     Hot Bites frozen snacks

     Acquisitions


     Over the past few years we have focused on improving our portfolio of products. As part of that strategy, we have made acquisitions that expand on our capabilities, build on our core competencies and open new markets for us. Some of our recent acquisitions include:

          o Classico, a premium pasta sauce and a perfect fit with our tomato expertise and heritage;

          o Alden Merrell, a maker of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors;

          o Delimex frozen hand-held Mexican foods, which allow us to compete in what we believe is one of the fastest-growing segments of the food business, ethnic foods;

          o Ethnic Gourmet frozen meals, a line of premium quality all-natural Indian and Thai meals and wraps; and

          o Anchor Foods, a rapidly growing producer of frozen snacks under the Poppers and T.G.I. Friday's brand names.

   Consumer Marketing and Advertising

     Since 2000, we have implemented a major new focus on sports marketing, which we believe is beginning to generate momentum. Sports marketing is now a significant part of our overall marketing strategy and seeks to leverage the popularity of legendary athletes. We know that our business significantly benefitted from our associations with Tony Hawk for Bagel Bites, and we believe that the use of Larry Bird for Boston Market and now Kristi Yamaguchi for Smart Ones will benefit those businesses. Each of these celebrities reaches a specific audience and represents the brand in a highly targeted way. For example,

     o NBA basketball great Larry Bird is the focus of the ironic "Eat Like a Bird" advertising campaign that resulted in increased sales of Boston Market HomeStyle Meals among adult males.

     o Fitness-conscious consumers can identify with Smart Ones brand's spokesperson, Olympic and World Champion figure skater Kristi Yamaguchi.

     o Teenagers view Tony Hawk as being fun, irreverent and on the edge, which are characteristics that we seek to identify with our Bagel Bites and Hot Bites frozen snacks.

     In 2001, we also introduced a new color of EZ Squirt Kids' Condiment - "Funky Purple." The launch of this product generated more than 1,000 television news reports and hundreds more newspaper and magazine articles around the world. This marketing impact more than doubled the extensive media coverage of the introduction of our Blastin' Green "kids ketchup" in 2000.

     We believe that the naming rights to Heinz Field in Pittsburgh created another powerful and unique sports marketing opportunity. We believe that our media exposure, both direct and indirect, through Heinz Field has created an effective marketing tool among the millions of weekly television viewers of NFL Football and related programming. Millions more listen to the games on radio or read about them in a myriad of newspapers and sports publications. This audience represents an opportunity to further extend Heinz brand awareness.

Competition

     Our products are sold under highly competitive conditions, with many large and small competitors. We regard our principal competition to be other manufacturers of processed foods, including branded, retail products, foodservice products and private label products, that compete with us for consumer preference, distribution, shelf space and merchandising support. We compete primarily on the basis of product quality, brand recognition, brand loyalty and consumer value.

Customers

     Our products are sold through our own sales force and through independent brokers, agents and distributors to chain, wholesale, cooperative and independent grocery accounts, pharmacies, mass merchants, club stores, pet stores, foodservice distributors and institutions, including hotels, restaurants and certain government agencies.


     Our retail sales force consists of approximately 170 employees and seven teams that are dedicated to our key customers. We use two national brokers in connection with our retail sales efforts. In addition, we have a dedicated direct sales force for most of our large foodservice customers and service smaller ones through distributors.


     The following were our top ten U.S. customers based on revenue in Fiscal Year 2002:

            o     Albertson's, Inc.           o     Safeway Inc.
            o     C&S Wholesale               o     SuperValu, Inc.
            o     Costco Wholesale Corp.      o     SYSCO/SYGMA
            o     Fleming Companies, Inc.     o     U.S. Foodservice
            o     Kroger Co.                  o     Wal-Mart Stores, Inc.

     For Fiscal Year 2002, one customer, Wal-Mart Stores, Inc., represented more than 10% of our sales, and the top ten customers represented over 30% of our sales. We closely monitor the credit risk associated with these customers and to date have never experienced significant losses.

Properties

     We operate the following factories, distribution centers and other properties involved in manufacturing our products:


           Company/Location       Owned       Leased          Primary Products

     Fremont, OH                    x                    condiments
     Holland, MI                    x                    pickles, vinegar, soup
     Muscatine, IA                  x                    soup, sauces
     Stockton, CA                   x                    tomato paste, sauces
                                                         and condiments
     Mason, OH                                  x        sauces and condiments
     Dallas, TX                     x           x        sauces and condiments
     Escalon, CA                    x                    tomato products
     King of Prussia, PA            x                    frozen soup
     Chatsworth, CA                             x        sauces and condiments
     Stone Mountain, GA                         x        sauces and condiments
     Cedar Rapids, IA               x                    soup
     Nashville, TN                  x                    sauces
     Industry, CA                               x        sauces
     Newburyport, MA                x                    frozen desserts

           Company/Location       Owned       Leased          Primary Products

     Le Center, MN                  x                    frozen desserts
     Phoenix, AZ                    x                    sauces and condiments
     Irvine, CA                                 x        sauces and condiments
     San Diego, CA                  x                    frozen appetizers
     Pennsauken, NJ                 x                    sauces
     Ontario, OR                    x                    frozen potatoes
     West Chester, PA               x                    frozen filled pasta
     Ft. Myers, FL                  x                    frozen appetizers
     Massilon, OH                   x                    frozen meals
     Pocatello, ID                  x                    frozen meals

     We also own or lease office space, warehouses, distribution centers and research and other facilities. Our food processing plants and principal properties are in good condition and are satisfactory for the purposes for which they are being utilized.


Trademarks, Patents and Licenses

     We own or license the following trademarks from related and unrelated parties:


                                            Major Trademarks
Heinz North America     Heinz, Classico, Quality Chef, Yoshida, Jack Daniels*,
                        Bell 'Orto, Bella Rosa, Chef Francisco, Domani, E-Z
                        Squirt
U.S. Frozen             Ore-Ida, Bagel Bites, Rosetto, Weight Watchers*,
                        Boston Market*, Smart Ones, T.G.I. Friday's*, Hot
                        Bites, Poppers, Delimex
                        -------------------------------------------------
                        *Used under license from unrelated parties

     Our most significant trademarks are "Heinz" and "Ore-Ida" which we license from a related party. The trademarks that we license from unrelated parties are under long-term contracts and are important to our business although are individually immaterial.


     We have participated in the development of certain food processing equipment, some of which is patented. We regard these patents as important but do not consider any one or group of them to be materially important to our business as a whole.


Employees

     On a full-time basis, as of December 21, 2002, approximately 10,700 people were employed as part of our business, and of those employees, approximately 5,000 are represented by labor unions. Approximately 2,400 are salaried employees and approximately 8,500 are hourly employees. Almost all of the employees are full-time workers. We believe that we have good relations with our employees..


Regulatory

     Compliance with the provisions of national, state and local environmental laws and regulations has not had a material effect upon our capital expenditures, earnings or competitive position. Our estimated capital expenditures for environmental control facilities for the remainder of Fiscal Year 2002 and the succeeding fiscal year are not material and will not materially affect either our earnings or competitive position.


     Our factories are subject to inspections by various governmental agencies, including the United States Department of Agriculture and the Occupational Safety and Health Administration, and our products must comply with all the applicable laws, including food and drug laws, such as the Federal Food and Cosmetic Act of 1938, as amended, and the Federal Fair Packaging or Labeling Act of 1966, as amended, of the jurisdictions in which they are manufactured and marketed.

Legal Proceedings


     Certain suits and claims have been filed against Heinz Finance and have not been finally adjudicated. These suits and claims when finally concluded and determined, in the opinion of management, based upon the information that it presently possesses, will not have a material adverse effect on Heinz Finance's consolidated and combined financial position, results of operations or liquidity.

                           RELATED PARTY TRANSACTIONS

     Heinz Finance and Heinz have entered into agreements that provide for financial support, administrative and other services, reimbursement for employee services and intellectual property. This section describes those agreements between Heinz Finance and Heinz.

     Operational Agreements

     Heinz Finance has entered into a services agreement with Heinz pursuant to which Heinz will provide certain accounting, legal, tax and other support services and facilities to us. Under the services agreement, we will reimburse Heinz for services provided by Heinz thereunder. In addition, some of the officers and employees of Heinz Finance are officers or employees of Heinz or its affiliates. In particular, Heinz Management Company employs the salaried people who conduct the business of Heinz LP, and the costs and expenses of those employees are reimbursed by Heinz LP. If any individual provides more than de minimis services to both Heinz and Heinz Finance, the compensation of that individual will be apportioned between the two groups on terms no less favorable to us than we could obtain from unaffiliated entities. We pay a royalty to Promark International, Inc., for use of trademarks historically used in Heinz's U.S. business.

     Guarantee Facility Agreement; Liquidity Agreement

     Heinz Finance has also entered into a guarantee facility agreement with Heinz, pursuant to which Heinz agrees to guarantee our payment of third-party obligations we have issued or owe. We will pay Heinz fees equal to 10 basis points per year of the sum of the highest balance of the debt obligations with respect to which Heinz is a guarantor and the highest balance of the debt obligations with respect to which Heinz is a co-obligor. Under the terms of a liquidity agreement between Heinz and Heinz Finance, Heinz has agreed to provide or make available to us from time to time loans in an aggregate principal amount of up to $400 million outstanding at any one time, with normal and customary conditions to disbursement for each loan made. Each loan under the liquidity agreement will bear interest at a floating rate per annum equal to the then applicable LIBOR plus 100 basis points. We will pay Heinz a fee of 25 basis points per annum of the amount of loans available but not drawn.

     Other Agreements

      In addition, Heinz Finance sells and purchases products from other Heinz affiliates. Also, Heinz affiliates sold certain accounts receivables to other Heinz fully consolidated affiliates under a contract which was terminated in December 2001.


     For further information regarding related party transactions, see Note 9 of Heinz Finance's Condensed Consolidated Financial Statements for the six months ended October 30, 2002 and October 31, 2001 and Note 6 of Heinz Finance's Consolidated and Combined Financial Statements for the Fiscal Years ended May 1, 2002 and May 2, 2001 included in this prospectus.

                                   MANAGEMENT

Directors and Executive Officers

     Our Board of Directors is composed of four members, one of whom is an Independent Director. An "Independent Director" is a director who is not a current officer or employee of Heinz Finance, Heinz or any affiliate of Heinz or of any other person or persons that, in the, aggregate, own or owns more than 50% of the outstanding common stock of Heinz Finance and who is elected by holders of Heinz Finance's outstanding Series A Preferred Shares and the holders of any Heinz Finance stock expressly being designated by us as being at parity with the Series A Preferred Shares, "Parity Securities," with like voting rights, collectively, the "Voting Parity Securities." Andrew L. Stidd, the initial Independent Director, was named in the Certificate of Designation for the Series A Preferred Shares.

     Our directors will serve until resignation or removal. There is no current intention to alter the number of directors comprising the Board of Directors, and our Bylaws provide that the Board of Directors may not comprise more than nine members.

     Our directors and executive officers are:


                                                         Positions and offices held with the                  Other
Name                          Age      Director Since    Company and principal occupations or              Directorship
-----                        ----      --------------    ---------------------------------------           ------------
Leonard A. Cullo..........    44     September 14, 2000  Director; President since June 14, 2001.
                                                         Treasurer of Heinz
                                                         since August 2000,
                                                         attorney at Heinz from
                                                         1991 to August 2000,
                                                         last serving as
                                                         Assistant General
                                                         Counsel.
Laura Stein...............    41     September 14, 2000  Vice President and Secretary since June 17,       Nash Finch Co.
                                                         2001. Senior Vice President and General
                                                         Counsel of Heinz since January 2000; attorney
                                                         at The Clorox Company (manufactures and
                                                         markets household products) from 1992 to
                                                         December 1999, last serving as Assistant
                                                         General Counsel - Regulatory Affairs.
Andrew L. Stidd...........    45        July 6, 2001     Director, President and Chief Operating
                                                         Officer of Global Securitization Services, LLC
                                                         (owns and administers special purpose vehicles
                                                         established in connection with structured
                                                         finance transactions) since December 1996.
Arthur Winkleblack........    45      January 8, 2002    Director, Vice President, Chief Financial and
                                                         Accounting Officer since January 8, 2002.
                                                         Executive Vice President and Chief Financial
                                                         Officer of Heinz since January 7, 2002;
                                                         executive of Indigo Capital (provides financing
                                                         for early stage technology companies) from
                                                         July 1999 to December 2001; Executive Vice
                                                         President and Chief Financial Officer of C.
                                                         Dean Metropoulos & Co. (provides
                                                         management services for consumer product
                                                         investments of Hicks, Muse, Tate and Furst)
                                                         from August 1998 to July 1999; between
                                                         employment positions from April 1998 to
                                                         August 1998; Chief Financial Officer of Six
                                                         Flags Entertainment Corporation (regional
                                                         theme park company) January 1996 to April
                                                         1998.


     Each director, other than the Independent Director, is an officer or employee of Heinz or an affiliate of Heinz.

Compensation of Directors

     We intend to pay fees to our Independent Director for his service as a director. The Independent Director (and any subsequent additional Independent Director) is entitled to receive annual compensation of $3,500 plus reimbursement of expenses for attendance at each meeting of the Board of Directors. We do not intend to pay fees to directors who are not Independent Directors.

Executive Compensation

     The following table sets forth information concerning the total compensation paid by us (except as discussed below for executive officers Cullo, Winkleblack, Stein, Johnson and Renne) to our executive officers for the periods set forth below.


                                                 SUMMARY COMPENSATION TABLE
                                                                                             Long-Term
                                                                                            Compensation
                                                                                       ---------------------
                                                  Annual Compensation                   Awards(2)   Payouts
                                ----------------------------------------------------   -----------  ---------
                                                                                        Securities
                                                                                        Underlying
                                                                             Other        Options    Long-
                                                                             Annual        /SARs      term       All Other
                                Fiscal                                   Compensation       (No.    Incentive   Compensation
Name and Principal Position      Year        Salary($)      Bonus($)          ($)         Awarded)   Payouts      ($)(3)
---------------------------      ----       ---------       -------      ------------     -------    -------    ------------
Leonard A. Cullo(1)              2002         152,472        23,737            --          13,000      - 0 -       21,685
---------------------------
President                        2001         139,320        62,195            --          15,000      - 0 -       25,132


Arthur Winkleblack(4)            2002         138,308       160,000            --         100,000      - 0 -       13,831
Vice President, Chief Financial
and Accounting Officer

Paul F. Renne(5)                 2002         315,000        86,512            --           - 0 -      - 0 -      107,181
Vice President                   2001         315,000       218,259            --          50,000      - 0 -      143,506
                                 2000         289,594       537,253            --              --      - 0 -       61,170

Laura Stein(6)                   2002         325,000        73,893        68,090(7)       50,000      - 0 -       37,485
Vice President and Secretary     2001         300,000       186,418        62,187          50,000      - 0 -       34,742
                                 2000          90,000       153,000                        50,000      - 0 -       13,186

William R. Johnson(8)            2002       1,050,000       367,500       105,218(9)      500,000      - 0 -      279,076(10)
Chairman, President and Chief    2001         920,000       721,851            --         500,000      - 0 -      384,526(10)
Executive Officer of Heinz       2000         900,000     1,776,864            --           - 0 -      - 0 -      402,911

---------
(1) Executive officer Cullo is also employed by Heinz and receives a portion of his compensation from Heinz and the remainder from Heinz Finance.

(2) No awards of restricted stock were made by Heinz to the executive officers employed by Heinz during the period covered by the Summary Compensation Table.

(3) Includes for Messrs. Johnson, Winkleblack, Renne and Cullo and Ms. Stein, respectively, the following: (i) amounts contributed by Heinz under the Employees and Retirement and Savings Plan, $200,904, $13,831, $73,816, $19,113 and $31,275; (ii) amounts attributable to "split dollar" life insurance provided by Heinz, $61,007, $0, $14,212, $2,572 and $6,210; and
     (iii) the portion of interest accrued (but not currently paid or payable) on deferred compensation above 120% of the applicable federal long-term rate, $11,936, $0, $19,153, $0 and $0.

(4)  Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002.

(5) Mr. Renne resigned from his position at Heinz Finance on January 8, 2002. During the time Mr. Renne held a position at Heinz Finance, he received no direct compensation from Heinz Finance. The annual base salary and annual bonus opportunity for Mr. Renne was determined by the Heinz Management Development and Compensation Committee. Because Mr. Renne was also an executive officer of Heinz and his compensation from Heinz was previously required to be disclosed, his compensation received from Heinz is included for the Heinz fiscal years ended May 2, 2001 and May 3, 2000.

(6) Executive officer Stein is also employed by Heinz, and Ms. Stein receives no direct compensation from Heinz Finance. The annual base salary and annual bonus opportunity for Ms. Stein was determined by the Heinz Management Development and Compensation Committee. Ms. Stein became an executive officer of Heinz on January 10, 2000. Because Ms. Stein is an executive officer of Heinz and her compensation from Heinz was previously required to be disclosed, her compensation received from Heinz is included for the Heinz fiscal years ended May 2, 2001 and May 3, 2000.

(7) Includes $45,717 in transition expenses for temporary housing rental and travel.

(8) Mr. Johnson was not employed by Heinz Finance, but has been included because of his position at Heinz, which pays all of his compensation. The annual base salary and annual bonus opportunity for Mr. Johnson is determined by the Heinz Management Development and Compensation Committee. Because Mr. Johnson is an executive officer of Heinz and his compensation from Heinz was previously required to be disclosed, his compensation received from Heinz is included for the Heinz fiscal years ended May 2, 2001 and May 3, 2000.

(9)  Includes $45,665 for personal financial counseling for Mr. Johnson.

(10) "All Other Compensation" for Fiscal Years 2001 and 2002 includes $1,745 and $5,229, respectively, in imputed income relating to a split dollar survivorship life insurance retention policy insuring Mr. Johnson and his spouse that was purchased in connection with Mr. Johnson's becoming Chairman of Heinz in September 2000. In December 2001, Mr. Johnson and his spouse relinquished their rights under the life insurance policy and the Heinz paid death benefit, and the life insurance policy was surrendered for its cash value with Heinz receiving all of the proceeds.

Option Grants by Heinz in Fiscal Year 2002

                                                                                                         Grant Date
                                              Individual Grants                                             Value
                            ----------------------------------------------------------------------       ----------
                                                  Percent of
                                 Number of       Total Options
                             Shares Underlying    Granted to
                              Options Granted      Employees         Exercise Price    Expiration        Grant Date
                                  (#)(1)          in Fiscal Year        ($/Share)         Date          Present-Value
                              ---------------    ---------------     --------------    ----------       -------------
Leonard A. Cullo                    13,000            0.28%               $43.28         9/20/11            109,330
Arthur Winkleblack(3)              100,000            2.12%               $40.16          1/7/12            815,000
Paul F. Renne                            -            -                        -               -                  -
Laura Stein                         50,000            1.06%               $43.28         9/20/11            420,500
William R. Johnson                 500,000           10.61%               $43.28         9/20/11          4,205,000

---------
(1) All options were granted on September 20, 2001 or January 7, 2002, pursuant to the terms of Heinz's 2000 Stock Option Plan, relate to Heinz shares and have identical terms. All options vest on September 20, 2004 or January 7, 2005.

(2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following: (i) exercise price on the options ($43.28 or $40.16) equal to the fair market value of the underlying stock on the date of grant; (ii) expected option term of 6.5 years; (iii) dividend yield of 3.9%; (iv) risk-free interest rate of 4.53%; and (v) volatility of 23.23%.

     The ultimate values of the options will depend on the future market price of Heinz's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Heinz's common stock over the exercise price on the date the option is exercised.

(3) Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002 and became an executive officer of Heinz on January 7, 2002.

Aggregated Option/SAR Exercises in Fiscal Year 2002 and Fiscal Year-End Option/SAR Value (1)

                                                                 Number of Securities
                                                                Underlying Unexercised               Value of Unexercised
                                                                     Options/SARs                  In-the-Money Options/SARs
                                                                 at Fiscal Year-End                at Fiscal Year-End($)(3)
                                                                ----------------------           ---------------------------
                                 Shares
                              Acquired on      Value
Name                          Exercise (#)     Realized($)(2)    Exercisable    Unexercisable    Exercisable    Unexercisable
----                          ------------     --------------    -----------    -------------    -----------    -------------
Leonard A. Cullo                        -0-            -0-           20,834         29,666           89,000          86,063
Arthur Winkleblack(4)                   -0-            -0-              -0-        100,000              -0-         264,000
Paul F. Renne                       102,500      2,171,826          460,834        216,666          965,333         286,875
Laura Stein                             -0-            -0-              -0-        150,000              -0-         517,500
William R. Johnson                  175,000      3,397,392        1,750,000      1,600,000       15,820,850       2,868,750

---------
(1)  All options are denominated in shares of Heinz.

(2) The "Value Realized" is equal to the fair market value of a Heinz share on the date of exercise, less the exercise price, times the number of shares acquired. No Heinz SARs were exercised during the last fiscal year.

(3) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to the fair market value of each Heinz share underlying the options at May 1, 2002 less the exercise price, times the number of options.

(4) Mr. Winkleblack became an officer of Heinz Finance on January 8, 2002 and became an executive officer of Heinz on January 7, 2002.

Retirement Benefits

     Most full-time salaried employees in the United States who were hired before January 1, 1993 are entitled to retirement benefits from Plan A of the
H. J. Heinz Company Employees' Retirement System, "Plan A." Benefits are based on credited service and five-year average eligible compensation through December 31, 1992, the date on which Plan A was frozen.

     Heinz has a Supplemental Executive Retirement Plan, the "SERP," which provides additional retirement benefits for eligible executives, including the executive officers Cullo, Winkleblack, Renne and Stein and Mr. Johnson. The SERP was adopted in order to attract and retain executives, and to compensate them for reductions in benefits due to limitations imposed by the Internal Revenue Code. The SERP benefit is a lump sum equal to a multiple of the employee's final average eligible compensation during any five of the last ten years prior to retirement. It is reduced by (i) the lump sum value of the Plan A benefit (if any), and (ii) the value of the employee's Age-Related Company Contribution Account under the Heinz Employees Retirement and Savings Plan and the Heinz Employees Retirement and Savings Excess Plan.

     The following table entitled "Table I - U.S. Retirement Plans" shows the estimated maximum retirement benefit from all sources described above, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is the executive's base salary and annual bonus.

     On May 6, 2002, the Board of Directors of Heinz approved an enhancement to Mr. Johnson's SERP. This enhancement provides for an additional accrual equal to 3.85% of final average earnings per each additional year of service from the date of the SERP enhancement. This benefit is subject to a maximum enhancement of 26.95% at 7 additional years of service. The enhancement is further limited to a total annual benefit (from all of Heinz's retirement arrangements) of 60% of final average earnings at retirement on or after the age of 60.

     This enhanced benefit would vest 100% upon the fifth anniversary of the adoption of the benefit and Mr. Johnson's continued employment. If Mr. Johnson is involuntarily terminated from his position for a reason other than for cause, the benefit will fully vest; his accrual however, would be based on years served as of the date of termination.

     The following table entitled "Table II - Retirement Plans for Mr. Johnson" shows the estimated maximum retirement benefit from all sources described above for Mr. Johnson, at various combinations of pay and service, stated as an annual pension equivalent beginning at age 65. The pay included in the earnings base is Mr. Johnson's base salary and annual bonus.

     As of May 1, 2002, the years of service for executive officers Cullo, Winkleblack, Renne, Stein and Mr. Johnson were, as rounded to the nearest full year, 11, 1, 28, 2 and 20, respectively.

Table I--U.S. Retirement Plans

                                                            Years of Service
                           ----------------------------------------------------------------------------------
Average Earnings High
    Five of Last
Ten Years Prior to
   Retirement                  15                20                 25                30               35
---------------------      ---------         ---------          ----------       ----------     -------------
$    200,000               $  52,452         $  61,194          $   69,936       $   78,678     $      87,420
     400,000                 104,904           122,388             139,872           157,356          174,840
     450,000                 118,017           137,687             157,356           177,026          196,696
     500,000                 131,130           152,985             174,840           196,696          218,551
     600,000                 157,356           183,582             209,809           236,035          262,261
     700,000                 183,582           214,180             244,777           275,374          305,971
     800,000                 209,809           244,777             279,745           314,713          349,681
     900,000                 236,035           275,374             314,713           354,052          393,391
   1,000,000                 262,261           305,971             349,681           393,391          437,101
   1,200,000                 314,713           367,165             419,617           472,069          524,521
   1,400,000                 367,165           428,359             489,553           550,747          611,942
   1,600,000                 419,617           489,553             559,489           629,426          699,362
   2,000,000                 524,521           611,942             699,362           786,782          874,202
   2,500,000                 655,652           764,927             874,202           983,478        1,092,753
   3,000,000                 786,782           917,912           1,049,043         1,180,173        1,311,303

Table II--Retirement Plans for Mr. Johnson

                                                     Years of Service
                           ----------------------------------------------------------------
Average Earnings High
    Five of Last
Ten Years Prior to
   Retirement                  20                 25                30               35
---------------------      ---------          ----------       ----------     -------------
$    950,000               $ 274,748         $   496,873        $  570,000    $  570,000
   1,000,000                 289,208             523,024           600,000       600,000
   1,100,000                 318,129             575,326           660,000       660,000
   1,200,000                 347,050             627,629           720,000       720,000
   1,400,000                 404,892             732,233           840,000       840,000
   1,600,000                 462,733             836,838           960,000       960,000
   1,800,000                 520,575             941,443         1,080,000     1,080,000
   2,000,000                 578,417           1,046,048         1,200,000     1,200,000
   2,200,000                 636,258           1,150,653         1,320,000     1,320,000
   2,400,000                 694,100           1,255,257         1,440,000     1,440,000
   2,600,000                 751,942           1,359,862         1,560,000     1,560,000
   2,800,000                 809,784           1,464,467         1,680,000     1,680,000
   2,900,000                 838,704           1,516,769         1,740,000     1,740,000
   3,000,000                 867,625           1,569,072         1,800,000     1,800,000

Executive Deferred Compensation Plan

     Heinz has an Executive Deferred Compensation Plan, "Deferred Compensation Plan," under which contingent retention bonuses may be awarded. During Fiscal Year 2002, Heinz granted awards under the Deferred Compensation Plan to certain executives. Vesting of the awards will occur on the third anniversary following the date of the award, so long as the executive has not prior to that date voluntarily terminated employment with Heinz or been terminated for cause. Vested awards will be paid in cash following the fifth anniversary date of the award, or, in the case of certain named executive officers, upon retirement. Awards under the Deferred Compensation Plan for Fiscal Year 2002 include the award described in footnote 3 of the Summary Compensation Table above for Mr. Johnson (subsequently waived as noted below), and $250,000 for Ms. Stein. Messrs. Cullo, Renne and Winkleblack did not participate in this plan. In connection with the split-dollar life insurance arrangement with Mr. Johnson described in footnote 3 of the Summary Compensation Table, Mr. Johnson waived the right to receive the award granted to him during Fiscal Year 2001 under the Deferred Compensation Plan plus interest in exchange for Heinz's payment of the premium to purchase a split-dollar survivorship insurance policy insuring Mr. Johnson and his spouse as set forth in footnote 3 to the Summary Compensation Table above. In December 2001, Mr. Johnson and his spouse agreed to relinquish their rights in that insurance policy in exchange for Heinz providing $5,080,000 to a trust established by Mr. Johnson to purchase a life insurance policy under Heinz's Executive Estate Life Insurance Program as described below.

Executive Estate Life Insurance Program


     In December 2001, Heinz adopted an executive estate life insurance program ("EELIP") for certain eligible executives. Under the EELIP, eligible executives may relinquish compensation, including existing deferred compensation balances under Heinz's Executive Deferred Compensation Plan, in exchange for Heinz's funding of a split-dollar life insurance policy purchased by the executive's family trust. The amount funded by Heinz is equal to approximately 150% of the compensation relinquished by the executive, which was designed to achieve cost neutrality for Heinz when compared to the cost to Heinz of the relinquished deferred compensation benefit. Consistent with tax regulations, the premium payments are accomplished through split-dollar insurance loans which will be automatically repaid, with interest to Heinz upon payment under the policy. All amounts paid to the trust must be used by the trust to pay the premium on the life insurance policy on the life of the executive (or a survivorship policy on the life of the executive and the executive's spouse). Under the EELIP, Heinz will recover all amounts so funded plus interest thereon from the proceeds of the policy after the participant's and/or participant's spouse's death, and these amounts also are recoverable immediately in the event the participant terminates employment or is terminated for cause prior to any vesting date applicable to the compensation which was relinquished to fund the policy.


     In January 2001, Heinz had purchased a split-dollar life insurance policy for Mr. Johnson in exchange for Mr. Johnson relinquishing a deferred compensation award (in the aggregate amount of $3,385,249, including interest) originally granted to him in September 2000 under the Executive Deferred Compensation Plan, each with a vesting date of September 2003. In December 2001, Mr. Johnson agreed to relinquish his entire interest in that split-dollar policy and the previous deferred compensation award in exchange for Heinz providing under the EELIP $5,080,000 to his insurance trust to purchase a survivorship life insurance policy insuring Mr. Johnson and his spouse, with a vesting date of September 2003. The new insurance arrangement was substituted for the prior split-dollar policy for greater estate planning efficiency and in order to participate in the EELIP. In Fiscal Year 2002, Heinz funded insurance trusts established under the EELIP to certain other executive officers of Heinz, in exchange for their agreement to relinquish deferred compensation awards previously granted to them, each with vesting dates of June 2003.

Severance Arrangements

     Heinz maintains severance agreements with Ms. Stein and Messrs. Johnson and Winkleblack. If an executive's employment is terminated involuntarily other than for cause, or voluntarily for good reason, within two years after a change in control of Heinz, the agreements provide for the lifting of restrictions on outstanding incentive awards, continuation of medical, life insurance and disability coverage for a three-year period, and a lump sum payment equal to three times the sum of the annual salary and bonus of the executive plus a benefit determined by taking into account an additional three years of age and service for purposes of calculating retirement benefits. The agreements also provide that Heinz will reimburse the executive for the impact of excise taxes, if any, which may be imposed under the Internal Revenue Code with respect to certain payments contingent on a change in control.

                          DESCRIPTION OF THE NEW NOTES

     The Old Notes and the New Notes constitute a separate series of debt securities issued under an Indenture, dated as of July 6, 2001 (the Indenture), among Heinz Finance, as Issuer, Heinz, as Guarantor and Bank One, National Association, as Trustee (the Trustee) and are collectively the notes under the indenture. The following summary of the material terms of the Indenture is subject to, and is qualified in its entirety by the reference to, the complete provisions of the New Notes and the Indenture. The form of the New Notes is included in the Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part and is available from us upon request.

General

     The New Notes will be unsecured obligations of Heinz Finance and will be limited to up to $700,000,000 in aggregate principal amount in respect of the notes that mature in 2012 and $550,000,000 aggregate principal amount in respect of the notes that mature in 2032. The New Notes will be unconditionally and irrevocably guaranteed as to the payment of interest and principal by the Guarantor. The notes due 2012 will accrue interest at the rate of 6.00% per annum and the notes due 2032 will accrue interest at the rate of 6.75% per annum, both from the date on which the exchange offer is completed.

     Interest on these notes is payable semi-annually in arrears on March 15 and September 15 of each year to the persons in whose names the notes are registered at the close of business on the applicable regular record date, and the initial interest payment on the New Notes will be based on the applicable interest rates for the notes accruing from the most recent date to which interest has been paid on the corresponding Old Notes. Principal on the notes will be payable and the notes will be transferable at the corporate trust office of the Trustee in New York, N.Y. Unless other arrangements are made, interest will be paid by check mailed to the address of the person entitled thereto as it appears in the security register.

     The New Notes will be issued only in fully registrable form, without coupons, in denominations of $1,000 and any integral multiple thereof. For so long as the New Notes are held solely in book-entry form through the facilities of Depositary Trust Company ("DTC"), the only registered holder of the New Notes will be Cede & Co., as nominee for DTC.

     It is expected that beneficial interests in the New Notes issued and sold in the United States will trade in the Settlement System of DTC and that beneficial interests in the Notes issued sold outside of the United States will trade through the facilities of the Euroclear system, "Euroclear," and Clearstream Banking, societe anonyme, Luxembourg, "Clearstream, Luxembourg," and secondary market transactions in such beneficial interests will be effected in the Settlement System of DTC. See "Form and Denomination," "Transfer and Exchange," and "Depository Procedures with Respect to Global Notes."

Form and Denomination

     The New Notes will initially be represented by one or more global notes in fully registered form without interest coupons, collectively, the "global note." The New Notes will be issued in denominations of $1,000 and integral multiples thereof. The global note will be deposited with the Trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC.

     Owners of beneficial interests in any global note will hold such interests pursuant to the procedures and practices of DTC and must exercise any rights in respect of their interests in accordance with those procedures and practices. Such beneficial owners will not be holders, and will not be entitled to any rights under any New Note or the Indenture, with respect to any global note, and Heinz Finance, the Guarantor and the Trustee, and any of their respective agents, may treat DTC as the holder and owner of any global note. See "Depository Procedures with Respect to Global Notes."

     Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. The New Notes are issuable in bearer form.

     For a description of the depository procedures with respect to the global notes, see "Depository Procedures with Respect to Global Notes."

Optional Redemption

     Heinz Finance may choose to redeem some or all of the New Notes at any time. If Heinz Finance chooses to do so, it will mail a notice of redemption to the holders of the New Notes not less than 30 days and not more than 60 days before the redemption occurs.

     The redemption price will be equal to the greater of:

     o 100% of the principal amount of the New Notes to be redeemed plus accrued interest to the date of redemption, or

     o the sum of the present values of the Remaining Scheduled Payments on the Notes being redeemed, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points for the notes due 2012 or 20 basis points for the notes due 2032, plus in each case accrued and unpaid interest thereon to the date of redemption.

     If Heinz Finance is redeeming less than all of the New Notes, the Trustee will select the particular New Notes to be redeemed by lot or by another method the Trustee deems fair and appropriate. Unless Heinz Finance defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption.

     Except as described above, the New Notes will not be redeemable by Heinz Finance prior to maturity and will not be entitled to the benefit of any sinking fund.

     For purposes of calculating the redemption price, the following terms have the meanings set forth below:

     "Treasury Rate" means the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

     "Comparable Treasury Issue" means the U.S. treasury security selected by an Independent Investment Banker that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers that Heinz Finance appoints.

     "Comparable Treasury Price" means:

     o the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) as of the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

     o if that release (or any successor release) is not published or does not contain such prices on that business day, (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

     "Reference Treasury Dealer" means each of J.P. Morgan Securities, Inc., Bank of America Securities LLC, UBS Warburg LLC (and their successors) and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified from time to time by Heinz Finance. If, however, any of them ceases to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is such a dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and in each case for settlement on the next business day) quoted in writing to the Trustee by such reference treasury dealer as of 3:30 p.m., New York time, on the third business day preceding the redemption date.

     "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest (excluding any interest accrued and paid as of the date of redemption) on each New Note to be redeemed that would be due after the related redemption date but for such redemption.

Certain Definitions

     "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Guarantor and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Guarantor or any Restricted Subsidiary which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than:

          (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States),

          (ii) any property which in the opinion of the board of directors is not of material importance to the total business conducted by the Guarantor as an entirety or

          (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Guarantor (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (ii) which owns a Principal Property.

     "Subsidiary" means any corporation or limited partnership more than 50% of the outstanding Voting Stock of which, or any limited partnership interests in which, at the time of determination is owned, directly or indirectly, by the Guarantor and/or by one or more other Subsidiaries.

     "Voting Stock" means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation


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


(irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

Restrictions on Secured Debt

     If the Guarantor or any Restricted Subsidiary shall after the date of the Indenture incur or guarantee any evidence of indebtedness for money borrowed, "Debt," secured by a mortgage, pledge or lien, referred to as a "Mortgage," on any Principal Property of the Guarantor or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Guarantor will secure or cause such Restricted Subsidiary to secure the Notes, other than any series of Notes established by or pursuant to a Board Resolution or in one or more supplemental indentures which specifically provide otherwise, equally and ratably with (or, at the option of the Guarantor, prior to) such secured Debt, unless the aggregate amount of all such secured Debt would not exceed 10% of Consolidated Net Assets.

     The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by:

          (i) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary,

          (ii) Mortgages in favor of the Guarantor or a Restricted Subsidiary,

          (iii) Mortgages in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provisions of any statute,

          (iv) Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within time limits specified in the Indenture,

          (v) Mortgages securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds,

          (vi) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith,

          (vii) Mortgages arising from deposits with or the giving of any form of security to any government agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license,

          (viii) Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith,

          (ix) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith,

          (x) Mortgages existing at the date of the Indenture, and

          (xi) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (i) through (x) inclusive.

Merger and Consolidation

     Each of Heinz Finance and the Guarantor covenants that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless we are the successor Person or the successor entity is another Person organized under the laws of the United States (including any state thereof and the District of Columbia) which assumes its obligations on the debt securities and under the Indenture and, after giving effect to such transaction, Heinz Finance, the Guarantor or the successor Person would not be in default under the Indenture.

Events of Default

     The Indenture defines "Events of Default" with respect to the debt securities of any series as being one of the following events:

          (i) default in the payment of any installment of interest on that series for 30 days after becoming due;

          (ii) default in the payment of principal on that series when due;

          (iii) default in the deposit of any sinking fund payment when due;

          (iv) default by Heinz Finance or the Guarantor in the performance or breach of any other covenant or warranty in the Notes of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Notes other than that series) for 90 days after notice;

          (v) the commencement of a voluntary, or the issuing of a decree by a court of an involuntary, bankruptcy, insolvency or reorganization proceeding under federal or state law with respect to Heinz Finance or the Guarantor;

          (vi) any other Event of Default provided with respect to Notes of that series; or

          (vii) the Guarantor contests the validity or enforceability of the Guarantee or any obligation under the Guarantee shall not be (or is claimed by the Guarantor not to be) in full force and effect.

     No sinking fund is provided for the New Notes, and no other Event of Default (as described in paragraph (vi) above) has been provided with respect to the Notes.

     If an Event of Default shall occur and be continuing with respect to the debt securities of any series, either the Trustee or the holders of at least 25% in principal amount of the debt securities then outstanding of that series may declare the principal (or such portion thereof as may be specified in an offering memorandum relating to such series) of the debt securities of such series to be due and payable. Under certain conditions, such a declaration may be annulled.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to it, give the holders of debt securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.

     Heinz Finance will be required to furnish to the Trustee annually a statement by certain officers of Heinz Finance to the effect that to the best of their knowledge Heinz Finance has complied with all of its conditions and covenants under the Indenture or, if Heinz Finance has not so complied, specifying each such default.

     The holders of a majority in principal amount of the outstanding debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt


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


securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture

     With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would:

          (i) reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or the other terms of payment thereof, or

          (ii) reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

Defeasance and Discharge

     The New Notes will be subject to defeasance and discharge and to defeasance of certain obligations as described below.

     The Indenture provides that Heinz Finance may elect, with respect to the debt securities of any series, either:

     (i) to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities); or

     (ii) to be released from its obligations with respect to such debt securities under Section 1004 of the Indenture (being the restrictions described above under "Restrictions on Secured Debt");

in either case on the 91st day after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities.

     Such a trust may be established only if, among other things, Heinz Finance has delivered to the Trustee an Opinion of Counsel (who may be counsel to Heinz Finance) to the effect that, based upon applicable Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such debt securities. If so specified with respect to the Notes of a series, such a trust may be established only if establishment of the trust would not cause the debt securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Concerning the Trustee

     Bank One, National Association, is the Trustee under the Indenture and has been appointed by Heinz Finance as initial security registrar with regard to the New Notes. Heinz Finance currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with the Trustee. The Trustee


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


currently serves as trustee for certain debt securities of the Guarantor and Heinz Finance, including the Old Notes. In addition, the Trustee may serve as Trustee for other debt securities issued by Heinz Finance from time to time.

Guarantees

     The New Notes are guaranteed by Heinz. Heinz will unconditionally and irrevocably guarantee the due and punctual payment of principal of and interest, including any additional amounts, on the New Notes when the same shall become due and payable whether at maturity, by declaration of acceleration or otherwise.

Transfer and Exchange

     At the option of the holder upon written request, and subject to the terms of the Indenture, any New Note will be exchangeable at any time into an equal aggregate principal amount of New Notes of different authorized denominations provided that any applicable transfer restrictions are satisfied.

     New Notes may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of any transfer agent, the "security registrar," without service charge, but, in the case of a transfer, upon payment of any taxes and other governmental charges as described in the Indenture. Any registration of transfer or exchange will be effected upon the transfer agent or the security registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request, and subject to such reasonable regulations as Heinz Finance may from time to time agree upon with the transfer agents and the security registrar, all as described in the Indenture. Subject to the applicable transfer restrictions, Notes may be transferred in whole or in part in authorized denominations.

     Heinz Finance has initially appointed the Trustee as security registrar and transfer agent, acting through its Corporate Trust Office in the Borough of Manhattan, The City of New York. Heinz Finance reserves the right to vary or terminate the appointment of the security registrar or of any transfer agent or to appoint additional or other transfer agents or to approve any change in the office through which any security registrar of any transfer agent acts, provided that there will at all times be a security registrar in and a transfer agent in the Borough of Manhattan, The City of New York.

Purchase and Cancellation

     Heinz Finance, the Guarantor or any subsidiary may at any time and from time to time purchase New Notes at any price in the open market or otherwise.

     All securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All securities so delivered to the Trustee shall be cancelled promptly by the Trustee. No securities shall be authenticated in lieu of or in exchange for any securities cancelled as provided in the Indenture.

Title

     With respect to any New Note, Heinz Finance, the Guarantor, the Trustee, the paying agent and any other agent of Heinz Finance, the Guarantor or the Trustee may treat the Person in whose name such New Note is registered as the owner thereof for the purpose of receiving payment thereof and for all other purposes whatsoever.

Notices

     Notices to holders of New Notes will be given by mail to the addresses of such holders as they appear in the Security Register. Such notices will be deemed to have been given when mailed.


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


Replacement of Notes

     New Notes that become mutilated, destroyed, stolen or lost will be replaced by Heinz Finance at the expense of the holder upon delivery to the Trustee of the mutilated Notes or evidence of the loss, theft or destruction thereof satisfactory to Heinz Finance and the Trustee. In the case of a lost, stolen or destroyed New Note, indemnity satisfactory to the Trustee and Heinz Finance may be required at the expense of the holder of such New Note before a replacement New Note will be issued.

Payment of Stamp and Other Taxes

     Heinz Finance shall pay all stamp and other duties, if any, which may be imposed by the United States or the United Kingdom or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance, transfer, exchange or conversion of the New Notes. Heinz Finance will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein.

Depository Procedures with Respect to Global Notes

     With respect to the global notes, DTC has advised Heinz Finance as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised Heinz Finance that pursuant to procedures established by it,

     o (i) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the Purchasers with portions of the principal amount of the global notes and

     o (ii) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

     Investors in the global note within the United States may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants in such system. Investors in the global notes, outside of the United States, may hold interests therein through Euroclear or Clearstream, Luxembourg or organizations other than Euroclear and Clearstream, Luxembourg that are Participants in the DTC system. Euroclear and Clearstream, Luxembourg will hold interests in the any global note on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, will hold such interests in such global note in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described above under "--Transfer and Exchange," owners of Interests in the Registered global notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     DTC has advised Heinz Finance that its current practice, upon receipt of any payment in respect of interests in securities such as the global notes (including principal and interest) held by it or its nominee, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, Heinz Finance or the Guarantor. Neither Heinz Finance, the Guarantor nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Notes, and Heinz Finance, the Guarantor and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

     Transfers of beneficial interests in the global note between Participants in DTC will be effected in accordance with DTC's procedures, and such beneficial interests will trade in DTC's Settlement System; and consequently, secondary market trading activity in such interests will settle in immediately available funds. Transfers of beneficial interests in the global notes between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures, whereas cross-market transfers of such interests (including by DTC Participants other than Euroclear and Clearstream, Luxembourg) will be subject to considerations described below.

     Cross-market transfers with respect to the global notes between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

     Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.


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


     DTC has advised Heinz Finance that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the global notes for New Notes in certificated form, and to distribute such Notes to its Participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Heinz Finance, the Guarantor, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Governing Law

     The Indenture is, and the New Notes will be, governed by and construed in accordance with the laws of the State of New York.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

     The Old Notes were delivered by us March 7, 2002 to the initial purchasers pursuant to a purchase agreement dated February 28, 2002 between us, Heinz and the initial purchasers. The initial purchasers subsequently sold the Old Notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the initial sale of the Old Notes, we, Heinz and the initial purchasers entered into the exchange and registration rights agreement. Pursuant to the exchange and registration rights agreement, we agreed that we would:

     o file with the Commission within 120 days after the Old Notes closing date, which is the date we delivered the Old Notes to the initial purchasers, a registration statement under the Securities Act relating to a registered exchange offer;

     o use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 180 days after the Old Notes closing date; and

     o keep the exchange offer open for at least 30 days, and use our reasonable best efforts to commence and complete the exchange offer no later than 45 days after the registration statement becoming effective. During this period, Heinz Finance agrees to exchange the Old Notes for all New Notes properly surrendered and not withdrawn before the expiration date of this period.

     If Commission interpretations are changed on or before the exchange offer such that the Notes received by each holder, except for certain restricted holders, are not or would not be transferable without restriction, and the exchange offer has not been completed within 225 days after the sale of the Old Notes or the exchange offer is not available to any holder of Notes, Heinz Finance will file a shelf registration statement for resale of the Notes within at least 30 days of such obligation arising. Heinz Finance will use its reasonable best efforts to cause the shelf registration statement to become effective no later than 60 days after filing and to keep the registration effective for up to two years after the shelf registration statement becomes effective. Heinz Finance will provide to the holders of the Old Notes copies of a prospectus, notify such holders when the resale registration for the Old Notes has become effective and take certain other actions as are required to permit unrestricted sales of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the resale registration generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to the purchaser, will be subject to certain of the civil liability provisions of the Securities Act in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to such holder (including certain indemnification obligations).

     If within the time required by the exchange and registration rights agreements, Heinz Finance does not complete this exchange offer or, if applicable, does not register the Old Notes for shelf resale, Heinz Finance will generally be deemed to be in registration default. Holders of Old Notes will accrue special additional interest for the period in which Heinz Finance is deemed to be in default. This special interest will accrue as follows; if, within a period of 180 days following the date of original issuance of the Old Notes, the registration statement with regard to the New Notes is not declared effective by the Commission, this special interest will accrue at an annual rate of 0.25% from and including the first day following the end of this period and will cease to accrue on the date on which the registration statement is declared effective by the Commission. Additionally, if, within a period of 45 days following the date the registration statement is declared effective, Heinz Finance does not complete the exchange offer, special interest will accrue at an annual rate of 0.25% from and including the first day following the end of this period and will cease to accrue on the date on which the exchange offer is completed. At no time will the aggregate of any such special interest described above accrue at an annual rate in excess of 0.50%.

     Beginning on September 4, 2002, to but excluding October 19, 2002, interest accrued on the notes due 2012 at the annual rate of 6.25% and on the notes due 2032 at the annual rate of 7.00%. Beginning on October 19, 2002, interest accrued on the notes due 2012 and on the notes due 2032, and will accrue to but excluding the date the exchange offer is completed, at the annual rates of 6.50% and 7.25%, respectively.


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


Terms of the Exchange Offer

     For each of the Old Notes properly surrendered and not withdrawn before the expiration date, Heinz Finance will issue a New Note having a principal amount equal to that of the surrendered Old Note.

     The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will be registered for the exchange offer under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer of the New Notes; and holders of the New Notes will not be entitled to any of the registration rights of the holders of Old Notes under the exchange and registration rights agreement, which will terminate upon the consummation of the exchange offer.

     The New Notes will evidence the same indebtedness as the Old Notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture, which authorized the issuance of the Old Notes. As a result, both series of notes will be treated as a single class of notes under the Indenture.

     Heinz Finance intends to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement and the applicable requirements of the Exchange Act and the related Commission rules and regulations.

     Under existing Commission interpretations, the New Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the New Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resale of those New Notes. Heinz Finance bases its view on interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties. Heinz Finance has not, however, asked the Commission to consider this particular exchange offer in the context of a no-action letter. Therefore, holders of Old Notes cannot be sure that the Commission will treat the exchange offer in the same way it has treated other exchange offers in the past.

     A broker-dealer that has bought Old Notes for market-marking or other trading activities has to deliver a prospectus in order to resell any New Notes it has received for its own account in the exchange. The prospectus may be used by a broker-dealer to resell any of its New Notes. Heinz Finance has agreed in the exchange and registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire for a period of up to 180 days after the registration statement relating to this exchange offer is declared effective.

Expiration Date; Extensions; Amendments


     The term "expiration date" shall mean 5:00 p.m., New York City time, on o , 2003, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.


     If we determine to extend the exchange offer, we will, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date:

     o    notify the exchange agent of any extension by oral or written notice;
          and

     o issue a press release or other public announcement which shall include disclosure of the approximate number of Old Notes deposited to date.

     We reserve the right, in our sole discretion:

     o    to delay accepting any Old Notes;

     o    to extend the exchange offer; or

     o if, in the opinion of our counsel, the consummation of the exchange offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the Commission, to terminate or amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof.

     If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Concurrent Exchange Offer

     Concurrently with the exchange offer of the Old Notes for the New Notes, we will conduct an offer to exchange up to $750,000,000 in aggregate principal amount of our outstanding 6.625% Guaranteed Notes due 2011 issued on July 6, 2001, for up to $750,000,000 in aggregate principal amount of our 6.625% New Guaranteed Notes due 2011. The completion or success of the concurrent exchange offer is not a condition to the completion of the exchange offer of the Old Notes for the New Notes.

Interest on the New Notes

     Interest will accrue at the rate of 6.00% per annum for the notes due 2012 and 6.75% per annum for the notes due 2032, in each case from the date on which the exchange offer is completed. Interest will be payable semi- annually in arrears on March 15 and September 15 of each year, and the initial interest payment on the New Notes will be based on the applicable interest rates for the notes accruing from the most recent date to which interest has been paid on the corresponding Old Notes.

Resale of the New Notes

     With respect to the New Notes, based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties, we believe that a holder who exchanges Old Notes for New Notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a distribution of the New Notes, and who is not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, will be allowed to resell New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

     If any holder acquires New Notes in the exchange offer for the purpose of distributing or participating in the distribution of the New Notes, such holder:

     o cannot rely on the position of the staff of the Commission enumerated in such no-action letters issued to third parties; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any New Notes received in exchange for Old Notes acquired by such broker-dealer as a result of market-making or other trading activities. We will make this prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any such resale for a period of up to 180 days after the expiration date. See "Plan of Distribution."

Procedures for Tendering

     To tender in the exchange offer, a holder of Old Notes must either:

     o complete, sign and date the letter of transmittal or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the exchange agent; or

     o if such Old Notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering Old Notes may transmit an agent's message (as defined below) to the exchange agent in lieu of the letter of transmittal, in either case for receipt on or prior to the expiration date.

     In addition:

     o certificates for such Old Notes must be received by the exchange agent along with the letter of transmittal;

     o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Old Notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, along with the letter of transmittal or an agent's message, as the case may be, must be received by the exchange agent on or prior to the expiration date; or

     o the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to the exchange agent's account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that such account has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that Heinz Finance may enforce the letter of transmittal against such participant. To be tendered effectively, the letter of transmittal and other required documents, or an agent's message in lieu thereof, must be received by the exchange agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     The method of delivery of Old Notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any Old Notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

     Any beneficial owner(s) of the Old Notes whose Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's Old Notes:

     o make appropriate arrangements to register ownership of the Old Notes in such owner's name; or

     o    obtain a properly completed bond power from the registered holder.

     The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed by an eligible institution unless the Old Notes tendered pursuant thereto are tendered:

     o by a registered holder who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

     o    for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by an eligible institution, which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange Act) which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such Old Notes.

     In connection with any tender of Old Notes in definitive certificated form, if the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

     o to reject any and all Old Notes not properly tendered and any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful; and

     o to waive any defects, irregularities or conditions of tender as to particular Old Notes.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities in connection with tenders of Old Notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the expiration date and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By tendering Old Notes pursuant to the exchange offer, each holder of Old Notes will represent to us that, among other things:

     o the New Notes to be acquired by such holder of Old Notes in connection with the exchange offer are being acquired by such holder in the ordinary course of business of such holder;

     o such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes;

     o such holder acknowledges and agrees that any person who is participating in the exchange offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters; and

     o such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of ours.

     If the holder is a broker-dealer that will receive New Notes for such holder's own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the letter of transmittal that such holder will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Return of Old Notes

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     o Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC; and

     o a properly completed and duly executed letter of transmittal and all other required documents, or an agent's message in lieu thereof.

     If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or otherwise non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such Old Notes will be credited to an account maintained with DTC) as promptly as practicable.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an agent's message in lieu of a letter of transmittal, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "--Exchange Agent" on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

     If a holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available or the holder cannot deliver its Old Notes (or complete the procedures for book-entry transfer), the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, a holder may effect a tender if:

     o    the tender is made through an eligible institution;

     o prior to the expiration date, the exchange agent receives from such eligible institution (by facsimile transmission, mail or hand delivery) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us setting forth the name and address of the holder, the certificate number(s) of such Old Notes (if applicable) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date:

               (i) the letter of transmittal (or a facsimile thereof), or an agent's message in lieu thereof,

               (ii) the certificate(s) representing the Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and

               (iii) any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

     o such properly executed letter of transmittal (or facsimile thereof), or an agent's message in lieu thereof, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a form of Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Old Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration date. Any such notice of withdrawal must:

     o specify the name of the person having deposited the Old Notes to be withdrawn;

     o identify the Old Notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such Old Notes or, in the case of Old Notes transferred by a book-entry transfer, the name and number of the account at DTC to be credited); and

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees or, in the case of Old Notes transferred by book-entry transfer, be transmitted by DTC and received by the exchange agent in the same manner as the agent's message transferring the Old Notes).

     If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued with respect thereto, unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

     Bank One Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a copy of the Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Mail or Hand/Overnight Delivery:             By Facsimile:

Bank One Trust Company                          312-407-8853
One North State Street
Chicago, Illinois 60602                         Confirm by Telephone:

                                                800-524-9472
Attention: Exchanges

Bank One Trust Company is an affiliate of the trustee under the Indenture.

Fees and Expenses

     The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail. Additional solicitation may be made by facsimile transmission, telephone or other electronic means or in person by our officers and regular employees or those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The expenses to be incurred in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, and printing costs, will be paid by us.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequence of Failure to Exchange

     Participation in the exchange offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Old Notes that are not exchanged for the New Notes pursuant to the exchange offer will remain "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act. Accordingly, such Old Notes may not be offered, sold, pledged or otherwise transferred except:

     o to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     o in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act;

     o pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

     o pursuant to an effective registration statement under the Securities Act; or

     o pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.


                                    TAXATION

     In the opinion of Davis Polk & Wardwell, the exchange of Old Notes for New Notes in the exchange offer will not constitute a taxable transaction for United States federal income tax purposes and the New Notes will be treated as a continuation of the investment in the Old Notes. The holder will not recognize taxable gain or loss as a result of the exchange and will have the same basis in the New Notes as in the Old Notes immediately before the exchange.

     Concerning the tax consequences arising under state, local or foreign laws of the exchange of Old Notes for New Notes, we encourage holders to consult their own tax advisors.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of New Notes received in exchange for such Old Notes. For a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the New Notes, or a combination of these methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer that resells the New Notes that were received by it for its own account pursuant to the exchange offer. Any broker or dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker- dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                              NOTICE TO INVESTORS

     Based on interpretations of the staff of the Commission set forth in no-action letters issued to third parties, we believe that New Notes issued pursuant to the exchange offer in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder (other than broker-dealers, as set forth below, and any holder that is an "affiliate" of Heinz Finance within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act and without delivery to prospective purchasers of a prospectus pursuant to the provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of its business, is not participating and has no arrangement or understanding with any person to participate in the distribution of the New Notes. Eligible holders wishing to accept the exchange offer must represent to us in the letter of transmittal that these conditions have been met. See "The Exchange Offer--Procedures for Tendering."

     Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities and who receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received for the broker-dealer's own account in exchange for Old Notes where Old Notes were acquired by the broker-dealer as a result of market- making activities or other trading activities. For a period of up to 180 days after the expiration date, we will make this prospectus available to those broker-dealers (if they so request in the letter of transmittal) for use in connection with those resales. See "Plan of Distribution."

     The New Notes constitute new issues of securities with no established public trading market. We do not intend to apply for listing of the New Notes on any securities exchange or for inclusion of the New Notes in any automated quotation system. There can be no assurance that an active public market for the New Notes will develop or as to the liquidity of any market that may develop for the New Notes, the ability of holders to sell the New Notes, or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, our operating results and the market for similar securities.

     Any Old Notes not tendered or accepted in the exchange offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. Following consummation of the exchange offer, the holders of Old Notes will continue to be subject to the existing restrictions on transfer thereof and we will have no further obligation to those holders, under the exchange and registration rights agreement, to provide for the registration under the Securities Act of the Old Notes. There may be no trading market for the Old Notes.

     We will not receive any proceeds from, and have agreed to bear the expenses of, the exchange offer. No underwriter is being used in connection with the exchange offer.

     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of those jurisdictions.


                           VALIDITY OF THE NEW NOTES


     The validity of the New Notes and the Guarantees will be passed upon for us by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The consolidated and combined financial statements of Heinz Finance and Heinz as of May 1, 2002 and May 2, 2001 and for each of the three fiscal years ended May 1, 2002, either included or incorporated herein by reference to Heinz's Annual Report on Form 10-K for the fiscal year ended May 1, 2002 have been so either included or incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

 INDEX TO FINANCIAL STATEMENTS OF H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES



                 CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----
Report of Independent Accountants...........................................F-2
Consolidated and Combined Statements of Income for the
     three years ended May 1, 2002..........................................F-3
Consolidated and Combined Balance Sheets as of May 1, 2002
     and May 2, 2001........................................................F-4
Consolidated Statement of Shareholders' Equity for
     the year ended May 1, 2002.............................................F-5
Consolidated and Combined Statements of Cash Flows for
     the three years ended May 1, 2002......................................F-6
Notes to Consolidated and Combined Financial Statements
     for the three years ended May 1, 2002..................................F-7
Consolidated Statements of Income for the six months ended
     October 30, 2002 and October 31, 2001 (unaudited)......................F-25
Condensed Consolidated Balance Sheets as of October 30, 2002
     (unaudited) and May 1, 2002............................................F-26
Condensed Consolidated Statements of Cash Flows for the
     six months ended October 30, 2002 and October 31, 2001 (unaudited).....F-27
Notes to Condensed Consolidated Financial Statements for the
     six months ended October 30, 2002 and October 31, 2001 (unaudited).....F-28

      PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS (UNAUDITED)

Introduction to the Pro Forma Consolidated and
     Combined Financial Statements (unaudited)..............................F-36
Pro Forma Consolidated Statement of Income for
     the year ended May 1, 2002 (unaudited).................................F-37
Pro Forma Combined Statement of Income for
     the year ended May 2, 2001 (unaudited).................................F-39
Pro Forma Combined Statement of Income for
     the year ended May 3, 2000 (unaudited).................................F-41
Pro Forma Consolidated Statement of Income for
     the six months ended October 30, 2002 (unaudited)......................F-43
Pro Forma Consolidated Statement of Income for
     the six months ended October 31, 2001 (unaudited)......................F-45
Pro Forma Consolidated Balance Sheet as of
     October 30, 2002 (unaudited)...........................................F-47

                       Report of Independent Accountants


To the Board of Directors and Shareholders of
   H. J. Heinz Finance Company


   In our opinion, the accompanying consolidated and combined balance sheets and the related consolidated and combined statements of income, shareholders' equity, and cash flows present fairly, in all material respects, the financial position of H. J. Heinz Finance Company (the Company) and its subsidiaries at May 1, 2002 and May 2, 2001, and the results of their operations and their cash flows for each of the three years in the period ended May 1, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania


July 2, 2002 except for Note 14 as to which the date is December 12, 2002 and except for Note 17 as to which the date is December 20, 2002

                  H. J. Heinz Finance Company and Subsidiaries
                    Consolidated and Combined Statements of
               Income Fiscal Years ended May 1, 2002, May 2, 2001
                                and May 3, 2000

                                                                                     Fiscal Year Ended
                                                                  ---------------------------------------------------
                                                                     May 1, 2002       May 2, 2001      May 3, 2000
                                                                     (52 Weeks)        (52 Weeks)        (53 Weeks)
                                                                  --------------    --------------     -------------
                                                                                (Dollars in thousands)
Sales...........................................................  $    4,191,230    $    4,550,391     $   4,469,324
Cost of products sold............................................      2,744,344         3,085,270         3,013,574
                                                                  --------------    --------------     -------------
Gross profit.....................................................      1,446,886         1,465,121         1,455,750
Selling, general and administrative expenses.....................        650,933           897,950           752,066
Royalty expense to related parties...............................        179,198           129,102            94,347
                                                                  --------------    --------------     -------------
Operating income.................................................        616,755           438,069           609,337
Interest income..................................................         36,175           110,979           126,236
Interest expense.................................................        206,578            10,278             7,138
Dividends from related parties...................................        130,720                 -                 -
Other expenses, net..............................................         11,397            21,303            27,896
                                                                  --------------    --------------     -------------
Income before income taxes, minority interest and cumulative
   effect of accounting changes..................................        565,675           517,467           700,539
Provision for income taxes.......................................         46,251           205,358           252,244
                                                                  --------------    --------------     -------------
Income before minority interest and cumulative effect of
   accounting changes............................................        519,424           312,109           448,295
Minority interest................................................       (445,707)                -                 -
                                                                  --------------    --------------     -------------
Income before cumulative effect of accounting changes............         73,717           312,109           448,295
Cumulative effect of accounting changes..........................              -            (5,211)                -
                                                                  --------------    --------------     -------------
Net income....................................................... $       73,717    $      306,898     $     448,295
                                                                  ==============    ==============     =============


   The accompanying notes are an integral part of these financial statements.

                  H. J. Heinz Finance Company and Subsidiaries
                    Consolidated and Combined Balance Sheets
                 Fiscal Years Ended May 1, 2002 and May 2, 2001

                                                                                          May 1, 2002    May 2, 2001
                                                                                          -----------    -----------
                                                                                          (Dollars in thousands)
Assets
Current assets:
Cash and cash equivalents.............................................................  $        6,924   $          393
   Receivables (net of allowances: 2002--$2,596; 2001--$2,606)........................         732,714          506,447
   Due from related parties...........................................................          72,762           75,429
   Short-term notes receivable from related parties...................................         921,014               --
   Inventories:
      Finished goods and work-in-process..............................................         567,482          515,315
      Packaging material and ingredients..............................................         142,785          139,855
   Prepaid expenses and other current assets..........................................          61,439           99,470
                                                                                        --------------   --------------
        Total current assets..........................................................       2,505,120        1,336,909
Property, plant and equipment:
   Land...............................................................................          16,525           18,684
   Buildings and leasehold improvements...............................................         313,979          399,802
   Equipment, furniture and other.....................................................       1,185,861        1,190,028
   Less accumulated depreciation......................................................        (661,429)        (738,731)
                                                                                        --------------   --------------
        Total property, plant and equipment, net......................................         854,936          869,783
Other noncurrent assets:
   Long-term notes receivable from related parties....................................          35,000           35,000
   Investments in related parties.....................................................       1,895,245        1,895,245
   Goodwill (net of amortization: 2002--$262,439; 2001--$226,085).....................       1,650,488        1,108,898
   Other intangible assets (net of amortization: 2002--$153,425; 2001--$143,375)......         276,102           99,396
Other noncurrent assets...............................................................         267,558          256,260
                                                                                        --------------   --------------
        Total other noncurrent assets.................................................       4,124,393        3,394,799
                                                                                        --------------   --------------
        Total assets..................................................................  $    7,484,449   $    5,601,491
                                                                                        ==============   ==============

Liabilities and Shareholders' Equity
Current liabilities:
   Short-term debt with related parties...............................................  $      132,164   $          -
   Portion of long-term debt within one year..........................................         451,375           29,833
   Accounts payable...................................................................         256,372          321,222
   Accounts payable to related parties................................................         153,968           96,221
   Accrued marketing..................................................................          46,603           60,292
   Accrued interest...................................................................          79,442            7,159
   Accrued restructuring costs........................................................           4,956           42,405
   Other accrued liabilities..........................................................          94,651          114,528
                                                                                        --------------   --------------
      Total current liabilities.......................................................       1,219,531          671,660

Long-term debt........................................................................       3,936,025           23,932
Deferred income taxes.................................................................          23,059          205,134
Other liabilities.....................................................................          36,431           42,368
                                                                                        --------------   --------------
      Total long-term debt and other liabilities......................................       3,995,515          271,434

Minority interest.....................................................................       1,758,476                -
Mandatorily Redeemable Series A Preferred shares......................................         325,000                -

Shareholders' equity:
   Common stock, 1,001,000 shares authorized, 10,560 shares issued, $1.00 par value...              11                -
   Additional capital.................................................................         128,050                -
   Retained earnings..................................................................          58,035                -
   Accumulated other comprehensive (loss).............................................            (169)               -
   Parent company's investment........................................................               -        4,658,397
                                                                                        --------------   --------------
      Total shareholders' equity......................................................         185,927        4,658,397
                                                                                        --------------   --------------
      Total liabilities and shareholders' equity......................................  $    7,484,449   $    5,601,491
                                                                                        ==============   ==============

   The accompanying notes are an integral part of these financial statements.

                  H. J. Heinz Finance Company and Subsidiaries
                 Consolidated Statement of Shareholders' Equity
                         Fiscal Year Ended May 1, 2002

                                                                                                     Accumulated
                                                   Common Stock                                         Other           Total
                                Comprehensive    -----------------      Additional     Retained     Comprehensive    Shareholders'
                                   Income        Shares   Dollars       Capital        Earnings         (Loss)          Equity
                                -------------    ------   -------       ----------     --------     -------------    -------------
Original contribution of net
   assets.....................           -       10,560    $  11       $ 135,386              -        $  (261)     $ 135,136
Net income - 2002.............  $   73,717            -        -               -       $ 73,717              -         73,717
Other comprehensive income
   (loss), net of tax:
   Net change in fair value of
      cash flow hedges........         252            -        -               -              -            252            252
   Net hedging losses
      reclassified into
      earnings................        (160)           -        -               -              -           (160)          (160)
                                ----------
Comprehensive income..........  $   73,809
                                ==========
Dividends paid to preferred
   shareholders...............                        -         -              -        (15,682  )          -         (15,682)
Adjustment to original net
   assets contributed.........                        -         -         (7,336)         -                 -          (7,336)
                                                 ------    ------      ---------       --------        -------      ---------
Balance at May 1, 2002........                   10,560    $   11      $ 128,050       $ 58,035        $  (169)     $ 185,927
                                                 ======    ======      =========       ========        =======      =========

   The accompanying notes are an integral part of these financial statements.

                  H. J. Heinz Finance Company and Subsidiaries
                  Consolidated and Combined Statements of Cash
       Flows Fiscal Years ended May 1, 2002, May 2, 2001 and May 3, 2000


                                                                                     Fiscal Year Ended
                                                                        ----------------------------------------------
                                                                        May 1, 2002     May 2, 2001        May 3, 2000
                                                                         (52 Weeks)      (52 Weeks)         (53 Weeks)
                                                                        -----------     -----------        -----------
                                                                                 (Dollars in thousands)
Operating activities:
Net income.........................................................     $    73,717     $   306,898        $   448,295
Adjustments to reconcile net income to cash provided by operating activities:
   Depreciation....................................................          67,639          70,277             90,219
   Amortization....................................................          39,499          51,464             49,467
   Deferred tax provision..........................................          14,467          29,417             13,250
   Loss on sale of The All American Gourmet business...............              --          94,600                 --
   Minority interest...............................................         445,707              --                 --
   Provision for restructuring.....................................          (3,561)        257,983            175,737
   Deferred income.................................................           1,646          22,162               (570)
   Other items, net................................................          (3,165)        (11,605)             9,763
   Changes in current assets and liabilities, excluding effects of acquisitions and divestitures:
      Receivables..................................................        (215,473)       (158,331)           (52,916)
      Inventories.................................................         (466,937)         73,329           (100,548)
      Due from/to related parties..................................         142,651        (413,346)           (52,773)
      Accounts payable............................................          (82,632)         10,094             16,341
      Accrued liabilities..........................................         (46,396)       (230,964)          (163,654)
      Other.......................................................              (50)        (24,456)             1,275
                                                                        -----------     -----------        -----------
        Cash (used for) provided by operating activities...........         (32,888)         77,522            433,886
                                                                        -----------     -----------        -----------
Investing activities:
   Capital expenditures...........................................          (77,205)       (183,494)          (215,404)
   Proceeds from disposals of property, plant and equipment .......           3,274         165,450              4,781
   Acquisitions, net of cash acquired..............................        (809,390)       (229,916)           (73,923)
   Proceeds from divestitures......................................              --          96,524             25,000
   Investment in The Hain Celestial Group, Inc.....................              --         (79,743)           (99,764)
   Other items, net................................................           8,544            (827)           (34,847)
                                                                        -----------     -----------        -----------
        Cash used for investing activities.........................        (874,777)       (232,006)          (394,157)
                                                                        -----------     -----------        -----------
Financing activities:
   Payments on long-term debt......................................        (309,900)        (12,160)           (52,110)
   Proceeds from long-term debt....................................       1,992,792              --              4,344
   Payments on commercial paper and short-term borrowings, net.....        (957,702)             --                 --
   Payments of dividends to related parties........................              --        (350,648)          (306,244)
   Distributions to Class A partners...............................        (108,856)             --                 --
   Dividends on preferred shares...................................         (15,682)             --                 --
   Proceeds from mandatorily redeemable Series A preferred
      shares.......................................................         325,000              --                 --
   Net parent advances.............................................              --         515,363            313,689
   Other items, net................................................         (21,190)             --                 --
                                                                        -----------     -----------        -----------
      Cash provided by (used for) financing activities.............         904,462         152,555            (40,321)
                                                                        -----------     -----------        -----------
Net decrease in cash and cash equivalents..........................          (3,203)         (1,929)              (592)
Cash and cash equivalents, beginning of year.......................          10,127           2,322              2,914
                                                                        -----------     -----------        -----------
Cash and cash equivalents, end of year.............................     $     6,924     $       393        $     2,322
                                                                        ===========     ===========        ===========


   The accompanying notes are an integral part of these financial statements.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

1. Basis of Presentation

     On May 3, 2001, H. J. Heinz Company ("Heinz") reorganized its U.S. corporate structure and established two primary companies for the management of U.S. trademarks and for U.S. treasury functions. As a result, all of the U.S. treasury and business operations of Heinz's domestic operations ("the U.S. Group") are now being conducted by H. J. Heinz Finance Company and its wholly-owned subsidiaries, and H. J. Heinz Company, L.P. ("Heinz LP") collectively referred to as "Heinz Finance" in the accompanying notes. H. J. Heinz Finance Company has limited partnership interests in Heinz LP. As part of the reorganization, substantially all assets and liabilities of the U.S. Group, except for finished goods inventories, which were retained by Heinz, were contributed to Heinz LP by Heinz. In addition, certain assets and liabilities that related to the U.S. Group were assumed by Heinz during Fiscal Year 2001.
H. J. Heinz Finance Company also assumed primary liability for approximately $2.9 billion of Heinz's outstanding senior unsecured debt and accrued interest by becoming co-obligor with Heinz.

     Heinz LP owns or leases the operating assets involved in manufacturing throughout the United States which were contributed by Heinz and its subsidiaries, together with other assets and liabilities, to Heinz LP and manages the business. Heinz LP has two classes of limited partnership interests, Class A and Class B, that are allocated varying income and cash distributions in accordance with the Heinz LP agreement. H. J. Heinz Finance Company, directly and through wholly-owned subsidiaries, owns the Class B interests. Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the managing General Partner of Heinz LP and employs the salaried personnel of the U.S. Group. Under the partnership agreement, Heinz Finance has the power to control the general partner through majority membership on Heinz LP's management board. The minority interest amounts on the May 1, 2002 balance sheet represents the Class A and General Partner limited partnership interest in Heinz LP, and has been adjusted for the minority partners' share of income and cash distributions.

     The preparation of the May 2, 2001 and May 3, 2000 combined financial statements include the use of "carve out" and "push down" accounting procedures wherein assets, liabilities and expenses historically recorded or incurred at the parent company level or an affiliate of Heinz, which related to or were incurred on behalf of the U.S. Group, have been identified and allocated or pushed down as appropriate to reflect results of the U.S. Group for the periods presented. See Note (6), for a further discussion regarding the allocation of Heinz parent company costs.

2. Significant Accounting Policies

   Fiscal Year

     Heinz Finance operates on a 52- or 53-week fiscal year ending the Wednesday nearest April 30. Fiscal years for the financial statements included herein ended May 1, 2002, May 2, 2001 and May 3, 2000.

   Principles of Consolidation and Combination

     The consolidated and combined financial statements include the accounts of Heinz Finance. All intercompany accounts and transactions have been eliminated. Investments owned less than 50%, where significant influence exists, are accounted for on an equity basis. Certain prior-year amounts have been reclassified in order to conform with the Fiscal Year 2002 presentation. The accounting policies of Heinz Finance and the U.S. Group are the same.

   Use of Estimates

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

   Cash Equivalents

     Cash equivalents are defined as highly liquid investments with original maturities of 90 days or less.

   Inventories

     Inventories are stated at the lower of cost or market. Cost is determined principally under the average cost method.

   Property, Plant and Equipment

     Land, buildings and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives of the assets. Accelerated depreciation methods are generally used for income tax purposes. Expenditures for new facilities and improvements that substantially extend the capacity or useful life of an asset are capitalized. Ordinary repairs and maintenance are expensed as incurred. When property is retired or otherwise disposed, the cost and related depreciation are removed from the accounts and any related gains or losses are included in income.

   Intangibles

     Goodwill, trademarks and other intangibles arising from acquisitions are being amortized on a straight-line basis over periods ranging from seven to 40 years. The carrying value of intangibles is evaluated periodically in relation to the operating performance and future undiscounted cash flows of the underlying businesses. Adjustments are made if the sum of expected future net cash flows is less than book value. See Recently Adopted Accounting Standards regarding the accounting for goodwill and intangibles amortization effective May 2, 2002.

   Parent Company's Investment

     Heinz's investment for Fiscal years 2001 and 2000 represents the original investment by Heinz plus accumulated net income, less dividends, capital contributions, certain intercompany accounts and current federal and state income taxes payable.

   Revenue Recognition

     Heinz Finance recognizes revenue when title, ownership and risk of loss pass to the customer. See Recently Adopted Accounting Standards for additional information.

   Advertising Expenses

     Advertising costs are expensed in the year in which the advertising first takes place.

   Income Taxes

     Until July 6, 2001, Heinz Finance joined with Heinz in the filing of a consolidated U.S. income tax return and state income tax returns. After July 6, 2001, H. J. Heinz Finance Company began filing its own consolidated U.S. income tax return. U.S. tax expense for all periods prior to July 7, 2001, and state tax expense for all years includes the effect of certain tax sharing agreements Heinz Finance has with Heinz regarding these consolidated filings. Specifically, Heinz charged (refunded) Heinz Finance at the U.S. statutory rate for its actual taxable income (loss). In addition, Heinz charges Heinz Finance for its share of consolidated state tax expense based on Heinz Finance's share of the state allocation factors.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

     Deferred income taxes result primarily from temporary differences between financial and tax reporting. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

   Financial Instruments

     Heinz Finance uses derivative financial instruments for the purpose of hedging interest rate and price exposures which exist as part of ongoing business operations. As a policy, Heinz Finance does not engage in speculative or leveraged transactions, nor does Heinz Finance hold or issue financial instruments for trading purposes.

     The cash flows related to financial instruments are classified in the consolidated and combined statements of cash flows in a manner consistent with those of the transactions being hedged.

   Recently Adopted Accounting Standards

     In September 2000, the FASB Emerging Issues Task Force ("EITF") issued new guidelines entitled, "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products." In addition, during May 2000, the EITF issued new guidelines entitled "Accounting for Certain Sales Incentives." Both of these issues provide guidance primarily on income statement classification of consideration from a vendor to a purchaser of the vendor's products, including both customers and consumers. Generally, cash consideration is to be classified as a reduction of revenue, unless specific criteria are met regarding goods or services that the vendor may receive in return for this consideration.

     In the fourth quarter of Fiscal Year 2002, Heinz Finance adopted these new EITF guidelines. The adoption of these EITF guidelines resulted in a reduction of revenues of approximately $437 million in Fiscal Year 2002, $388 million in Fiscal Year 2001 and $320 million in Fiscal Year 2000. Selling, general and administrative expense ("SG&A") was correspondingly reduced such that net income was not affected. Prior periods presented have been reclassified to conform with the current year presentation.

     In June 2001, the FASB issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." These standards require that all business combinations be accounted for using the purchase method and that goodwill and intangible assets with indefinite useful lives should not be amortized but should be tested for impairment at least annually, and they provide guidelines for new disclosure requirements. These standards outline the criteria for initial recognition and measurement of intangibles, assignment of assets and liabilities including goodwill to reporting units and goodwill impairment testing. Heinz Finance has adopted the provisions of SFAS Nos. 141 and 142 for all business combinations after June 30, 2001.

     Effective May 2, 2002, Heinz Finance will adopt SFAS No. 142 for existing goodwill and other intangible assets. The reassessment of intangible assets, including the ongoing impact of amortization, was completed during the first quarter of Fiscal Year 2003. The assignment of goodwill to reporting units, along with completion of the first step of the transitional goodwill impairment tests, was completed during the first six months of Fiscal Year 2003. The effects of adopting SFAS No. 141 and 142 on net income for Fiscal Year 2002, Fiscal Year 2001 and Fiscal Year 2000 follows:

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000


                                                                                            Fiscal Year
                                                                                ---------------------------------
                                                                                  2002        2001         2000
                                                                                --------    ---------   ---------
Net income.................................................................     $ 73,717    $ 306,898   $ 448,295
Add: Goodwill amortization, net of tax and minority interest...............        1,362       29,112      25,538
Trademark amortization, net of tax and minority interest...................            -        2,138       2,134
                                                                                --------    ---------   ---------
Net income excluding goodwill and trademark amortization...................     $ 75,079    $ 338,148   $ 475,967
                                                                                ========    =========   =========

     In Fiscal Year 2001, Heinz Finance changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." Under the new accounting method, adopted retroactive to May 4, 2000, Heinz Finance recognizes revenue upon the passage of title, ownership and risk of loss to the customer. The cumulative effect of the change on prior years resulted in a charge to income of $4.8 million (net of income taxes of $2.8 million), which has been included in net income for the year ended May 3, 2000. The change did not have a significant effect on revenue or results of operations for the year ended May 2, 2001. The pro forma amounts, assuming that the new revenue recognition method had been applied retroactively to prior periods, were not materially different from the amounts shown in the combined statements of income for the year ended May 3, 2000. In addition, in Fiscal Year 2001, Heinz Finance adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which resulted in a cumulative effect of an accounting change that reduced net income by $0.4 million.

   Recently Issued Accounting Standards

     In June 2001, the FASB approved SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for fiscal years beginning after June 15, 2002. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In October 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." SFAS No. 144 clarifies and revises existing guidance on accounting for impairment of property, plant and equipment, amortized intangibles, and other long-lived assets not specifically addressed in other accounting literature. This standard will be effective for Heinz Finance beginning in Fiscal Year 2003. Heinz Finance does not expect the adoption of this standard to have a significant impact on the consolidated financial statements.

3.   Acquisitions

          All of the following acquisitions have been accounted for as purchases and, accordingly, the respective purchase prices have been allocated to the respective assets and liabilities based upon their estimated fair values as of the acquisition date. Operating results of businesses acquired have been included in the consolidated and combined statements of income from the respective acquisition dates forward. Pro forma results of Heinz Finance, assuming all of the following acquisitions had been made at the beginning of each period presented, would not be materially different from the results reported. There are no significant contingent payments, options or commitments associated with any of the acquisitions.

   Fiscal Year 2002

     Heinz Finance acquired the following businesses for a total of $813.9 million, which was paid primarily in cash, including obligations to sellers of $2.5 million:

     o In July 2001, Heinz Finance completed the acquisition of Borden Food Corporation's pasta sauce, dry bouillon and soup businesses including such brands as Classico pasta sauces, Aunt Millie's pasta sauce,

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

          Mrs. Grass Recipe soups and Wyler's bouillons and soups.

     o In August 2001, Heinz Finance completed the acquisition of Delimex Holdings, Inc., a leading maker of frozen Mexican food products such as taquitos, quesadillas, tamales and rice bowls.

     o In September 2001, Heinz Finance completed the acquisition of Anchor Food Products branded retail business, which includes the retail licensing rights to the T.G.I. Friday's brand of frozen snacks and appetizers and the Popper's brand of retail appetizer lines.

     o    Heinz Finance also made other smaller acquisitions.

     The preliminary allocation of the purchase price resulted in goodwill of $571.2 million, which was assigned to the U.S. Frozen segment ($375.3 million) and Heinz North America segment ($195.9 million). Of that amount, $367.8 million is expected to be deductible for tax purposes. In addition, $186.0 million of intangible assets were acquired, of which $91.1 million was assigned to brands and trademarks that are not subject to amortization. The remaining $94.9 million of acquired intangible assets has a weighted-average useful life of approximately 27 years. The intangible assets that make up that amount include brands and trademarks of $39.1 million (38-year weighted-average useful life), licensing agreements of $45.8 million (20-year weighted-average useful life) and patents of $10.0 million (18-year weighted-average useful life).

   Fiscal Year 2001

     Heinz Finance acquired businesses for a total of $234.0 million, including obligations to sellers of $4.1 million. The allocations of the purchase price resulted in goodwill of $186.5 million and trademarks and other intangible assets of $0.1 million, which are being amortized on a straight-line basis over periods not exceeding 40 years.

     On March 1, 2001, Heinz Finance acquired two privately held U.S. foodservice companies: Cornucopia, Inc. of Irvine, California, and Central Commissary, Inc. of Phoenix, Arizona. Both companies make and market refrigerated and frozen reciped food products. Also during Fiscal Year 2001, Heinz Finance completed the acquisitions of IDF Holdings, Inc., the parent of International DiverseFoods Inc., a leading manufacturer of customized dressings, sauces, mixes and condiments for restaurant chains and foodservice distributors, and Alden Merrell Corporation, a manufacturer of high-quality, premium-priced frozen desserts for casual dining restaurants and foodservice distributors.

     On June 19, 2000, Heinz Finance exercised its preemptive right to purchase an additional 2,582,774 shares of The Hain Celestial Group, Inc. ("Hain") for $79.7 million, or $30.88 per share. The transaction restored Heinz Finance's ownership interest in Hain to 19.5%. Heinz Finance's ownership was diluted as a result of Hain's stock-for-stock merger with Celestial Seasonings on May 30, 2000.

   Fiscal Year 2000

     Heinz Finance acquired businesses for a total of $84.4 million, including obligations to sellers of $10.4 million. The allocations of the purchase price resulted in goodwill of $56.5 million, which is being amortized on a straight-line basis over periods not exceeding 40 years. During Fiscal Year 2000, Heinz Finance completed the acquisition of Quality Chef Foods, a leading manufacturer of frozen heat-and-serve soups, entrees and sauces; Yoshida, a line of Asian sauces marketed in the U.S.; and Thermo Pac, Inc., a U.S. leader in single-serve condiments.

     On September 27, 1999, Heinz Finance and Hain announced an agreement to form a strategic alliance for the global production and marketing of natural and organic foods and soy-based beverages. Heinz Finance's investment

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

of $99.8 million gave it a 19.5% interest in Hain. Heinz Finance will provide procurement, manufacturing and logistic expertise while Hain will provide marketing, sales and distribution services. Additionally, Hain acquired from Heinz Finance the trademark for Earth's Best organic baby foods. Heinz Finance's investment in Hain is recorded in other noncurrent assets in the accompanying consolidated and combined balance sheets and equity income/loss is recorded in other expenses in the accompanying consolidated and combined statements of income.

4.   Divestitures

     On February 9, 2001, Heinz Finance announced it had sold The All American Gourmet business and it Budget Gourmet and Budget Gourmet Value Classics brands of frozen entrees for $55.0 million. The transaction resulted in a pretax loss of $94.6 million. The All American Gourmet business contributed approximately $141.4 million in sales for Fiscal Year 2000.

     Pro forma results of Heinz Finance, assuming the above divestiture had been made at the beginning of each period presented, would not be materially different from the results reported.

5. Restructuring Charges

   Streamline

     In the fourth quarter of Fiscal Year 2001, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of Heinz Finance's canned pet food production to Bloomsburg, Pennsylvania (which results in ceasing canned pet food production at Heinz Finance's Terminal Island, California facility).

     During the first quarter of Fiscal Year 2002, Heinz Finance recognized implementation costs totaling $1.2 million pretax. In the fourth quarter of Fiscal Year 2002, Heinz Finance recorded a benefit of $4.7 million pretax to reflect revisions in original cost estimates. This benefit was primarily the result of lower than expected contract exit costs associated with Heinz Finance's Terminal Island, California facility. Total Fiscal Year 2002 pretax charges of $1.1 million were classified as cost of products sold and a pretax benefit of $4.6 million is classified as SG&A. In addition, Heinz Management Company, a wholly-owned subsidiary of Heinz, assumed a portion of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During Fiscal Year 2001, Heinz Finance recognized restructuring charges and implementation costs totaling $84.7 million pretax. Pretax charges of $65.3 million were classified as cost of products sold and $19.4 million as SG&A. The major components of the net restructuring charge and implementation costs and the remaining accrual balance as of May 1, 2002 and May 2, 2001 were as follows:

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000


                                                                   Employee
                                                                 Termination
                                               Noncash Asset    and Severance    Accrued Exit     Implementation
                                                Write-Downs          Costs          Costs             Costs          Total
                                               -------------    -------------    ------------     --------------    --------
                                                                                 (In millions)
Restructuring and implementation costs -
   Fiscal Year 2001.........................     $  34.7        $  15.4         $  22.8               $  11.8       $  84.7
Amounts utilized - Fiscal Year 2001.........       (34.7)          (5.8)           (1.7)                (11.8)        (54.0)
                                                 -------        -------         -------               -------       -------


Accrued restructuring costs - May 2, 2001...         -              9.6            21.1                   -            30.7

Implementation costs - Fiscal Year 2002.....         -              -               -                     1.2           1.2
Revisions to accruals and asset write-downs-
   Fiscal Year 2002.........................         4.3           (3.1)           (5.9)                  -            (4.7)
Amounts utilized - Fiscal Year 2002.........        (4.3)          (2.5)          (10.4)                 (1.2)        (18.4)
Liability assumed by related party -
   Fiscal Year 2002.........................                                                              -            (4.4)
                                                 -------        -------         -------               -------       -------
Accrued restructuring costs - May 1, 2002...     $    -         $   0.2         $   4.2               $     -       $   4.4
                                                 =======        =======         =======               =======       =======

     During Fiscal Year 2002, Heinz Finance utilized $12.9 million of severance and exit cost accruals, principally for ceasing canned pet food production in its Terminal Island, California facility, and its overhead reduction plan.

     Non-cash asset write-downs consisted primarily of long-term asset impairments that were recorded as a direct result of Heinz Finance's decision to consolidate its canned pet food production operations. Non-cash asset write-downs totaled $39.0 million and related to property, plant and equipment ($30.6 million) and current assets ($8.4 million). Long-term asset write-downs were based on third-party appraisals, contracted sales prices or management's estimate of salvage value. Current asset write-downs included inventory and packaging material, prepaids and other current assets and were determined based on management's estimate of net realizable value.

     Employee termination and severance costs are primarily related to involuntary terminations and represent cash termination payments to be paid to affected employees as a direct result of the restructuring program. Non-cash pension and postretirement benefit charges related to the approved projects are also included as a component of total severance costs ($5.3 million).

     Exit costs are primarily contractual obligations incurred as result of Heinz Finance's decision to exit these facilities.

     Implementation costs were recognized as incurred in Fiscal Year 2002 ($1.2 million pretax) and Fiscal Year 2001 ($11.8 million pretax) and consist of incremental costs directly related to the implementation of the Streamline initiative. These include cost premiums related to production transfers, idle facility costs, consulting costs and relocation costs.

     In Fiscal Year 2001, Heinz Finance ceased production of canned pet food in its Terminal Island, California facility. In Fiscal Year 2002, Heinz Finance continued and substantially completed its overhead reduction plan. These actions resulted in a net reduction of Heinz Finance's workforce of approximately 200 employees.

   Operation Excel

     In Fiscal Year 1999, Heinz announced a growth and restructuring initiative, named "Operation Excel." This initiative was a multi-year, multi-faceted program which established manufacturing centers of excellence, focused the product portfolio, realigned Heinz Finance's management teams and invested in growth initiatives.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

     Creating manufacturing centers of excellence resulted in significant changes to Heinz Finance's manufacturing footprint including the following initiatives: focused the Pittsburgh, Pennsylvania factory on soup and baby food production and shifted other production to existing facilities, downsized the Pocatello, Idaho factory by shifting Bagel Bites production to the Ft. Myers, Florida factory, and shifted certain Smart Ones entree production to the Massillon, Ohio factory, closed the El Paso, Texas pet treat facility and transferred production to the Topeka, Kansas factory and to co-packers, and disposed of the Bloomsburg, Pennsylvania frozen pasta factory.

     As part of Operation Excel, Heinz Finance focused the portfolio of product lines on six core food categories: ketchup, condiments and sauces; frozen foods; tuna; soup, beans and pasta meals; infant foods; and pet products.

     Realigning Heinz Finance's management teams provided processing and product expertise. Specifically, Operation Excel established a single frozen food headquarters, resulting in the closure of Heinz Finance's Ore-Ida head office in Boise, Idaho and established a single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania, resulting in the relocation of Heinz Finance's seafood and pet food headquarters from Newport, Kentucky.

     Heinz Finance substantially completed Operation Excel. During Fiscal Year 2002, Heinz Management Company, a wholly-owned subsidiary of Heinz, assumed a portion of the Heinz Finance's restructuring liability as a result of the realignment that occurred on May 3, 2001.

     During Fiscal Year 2001, Heinz Finance recognized restructuring charges of $44.8 million pretax. These charges were associated with exiting Heinz Finance's can making operations, which were sold during Fiscal Year 2001, and higher than originally expected severance costs associated with creating the single U.S. Grocery & Foodservice headquarters in Pittsburgh, Pennsylvania. This charge was recorded in cost of products sold ($36.3 million) and SG&A ($8.5 million). This charge was offset by reversals of unutilized Operation Excel accruals and asset write-downs of $21.0 million pretax. These reversals were recorded in cost of products sold ($8.2 million) and SG&A ($12.7 million) and were primarily the result of revisions in estimates of fair values of assets which were disposed of as part of Operation Excel and Heinz Finance's decision not to exit certain warehouses due to higher than expected volume growth. Implementation costs of $149.5 million pretax were also recognized in Fiscal Year 2001. These costs were classified as costs of products sold ($62.2 million) and SG&A ($87.3 million).

     During Fiscal Year 2000, Heinz Finance recognized restructuring charges of $95.3 million pretax. Pretax charges of $53.5 million were classified as cost of products sold and $41.8 million as SG&A. Also during Fiscal Year 2000, Heinz Finance recorded a reversal of $16.4 million pretax of Fiscal Year 1999 restructuring accruals and asset write-downs, primarily for the closure of the West Chester, Pennsylvania facility, which remains in operation as a result of the sale of the Bloomsburg frozen pasta facility in Fiscal Year 2000. Implementation costs of $96.9 million pretax were classified as cost of products sold ($33.7 million) and SG&A ($63.2 million).

     During Fiscal Year 1999, Heinz Finance recognized restructuring charges and implementation costs totaling $156.1 million pretax. Pretax charges of $94.3 million were classified as cost of products sold and $61.8 million as SG&A.

     Implementation costs were recognized as incurred and consisted of incremental costs directly related to the implementation of Operation Excel, including consulting fees, employee training and relocation costs, unaccruable severance costs associated with terminated employees, equipment relocation costs and commissioning costs.

     The major components of the restructuring charges and implementation costs and the remaining accrual balances as of May 1, 2002, May 2, 2001 and May 3, 2000 were as follows:

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000


                                                                   Employee
                                                                 Termination
                                               Noncash Asset    and Severance    Accrued Exit     Implementation
                                                Write-Downs          Costs          Costs             Costs          Total
                                               -------------    -------------    ------------     --------------    --------
                                                                                 (In millions)
Accrued restructuring costs - April 28, 1999     $    --        $   8.4         $  15.7               $    --       $  24.1


Restructuring and implementation costs -            50.2           37.4             7.6                  96.9         192.1
   2000.....................................
Accrual reversal - Fiscal Year 2000.........       (15.4)          (0.6)           (0.4)                   --         (16.4)
Amounts utilized - Fiscal Year 2000.........       (34.8)         (27.0)           (6.9)                (96.9)       (165.6)
                                                 -------        -------         -------               -------       -------

Accrued restructuring costs - May 3, 2000...          --           18.2            16.0                    --          34.2

Restructuring and implementation costs -
   2001.....................................        33.1            5.2             6.5                 149.5         194.3
Accrual reversal - Fiscal Year 2001.........        (7.9)          (5.1)           (8.0)                   --         (21.0)
Amounts utilized - Fiscal Year 2001.........       (25.2)         (13.7)           (7.4)               (149.5)       (195.8)
                                                 -------        -------         -------               -------       -------

Accrued restructuring costs - May 2, 2001...          --            4.6             7.1                    --          11.7

Liability assumed by related party -
   Fiscal Year 2002.........................          --           (4.6)           (6.5)                   --         (11.1)
                                                 -------        -------         -------               -------       -------
Accrued restructuring costs - May 1, 2002...     $    --        $    --         $   0.6               $    --       $   0.6
                                                 =======        =======         =======               =======       =======

     Non-cash asset write-downs consisted primarily of asset impairments that were recorded as a direct result of Heinz Finance's decision to exit facilities. Net non-cash asset write-downs totaled $25.2 million in Fiscal Year 2001 and related to property, plant and equipment ($14.9 million) and other current assets ($10.3 million). In Fiscal Year 2000, non-cash asset write-downs totaled $34.8 million and related to property, plant and equipment ($27.0 million) and current assets ($7.8 million). In Fiscal Year 1999, non-cash asset write-downs totaled $96.7 million and consisted of property, plant and equipment ($68.2 million), goodwill and other intangibles ($18.7 million) and current assets ($9.8 million). Long-term asset write-downs were based on third-party appraisals, contracted sales prices or management's estimate of salvage value. The carrying value of these long-term assets was approximately $2.4 million at May 3, 2000 and $8.1 million at April 28, 1999. These assets were sold or removed from service by the end of Fiscal Year 2001. The results of operations, related to these assets, including the effect of reduced depreciation were not material. Current asset write-downs included inventory and packaging material, prepaids and other current assets and were determined based on management's estimate of net realizable value.

     Severance charges are primarily related to involuntary terminations and represent cash termination payments to be paid to affected employees as a direct result of the restructuring program. Non-cash pension and postretirement benefit charges related to the approved projects are also included as a component of total severance costs ($13.6 million and $14.0 million in Fiscal Year 2000 and Fiscal Year 1999, respectively).

     Exit costs are primarily related to contract and lease termination costs ($23.8 million of the total $25.7 million net exit costs).

     Heinz Finance has closed or exited all of the five factories that were scheduled for closure. In addition, Heinz Finance also exited its can making operations. Operation Excel impacted approximately 1,700 employees with a net reduction in the workforce of approximately 1,400 after expansion of certain facilities. The exit of Heinz Finance's

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

can making operations resulted in a reduction of the workforce of approximately 500 employees. During Fiscal 2001, Fiscal Year 2000 and Fiscal Year 1999, Heinz Finance's workforce had a net reduction of approximately 700 employees, 500 employees and 200 employees, respectively.

6.   Related Party Transactions

   Employee Costs

     Certain of Heinz's general and administrative expenses are allocated to Heinz Finance. In Fiscal Year 2001 and 2000, total costs allocated, which included charges for salaries of corporate officers and staff and other Heinz corporate overhead, were based on a percent of revenue which represents a reasonable allocation in the opinion of management. In Fiscal Year 2002, these costs primarily include a management charge of all salaried employee costs from the Heinz Management Company. Total costs charged to Heinz Finance for these services were $334.8 million, $28.4 million and $28.7 million for Fiscal years 2002, 2001 and 2000, respectively. These costs are recorded as cost of products sold and SG&A expense in the accompanying consolidated and combined statements of income.

     Heinz charges Heinz Finance for its share of group health insurance costs for eligible company employees based upon location-specific costs, overall insurance costs and loss experience incurred during a calendar year. In addition, various other insurance coverages are also provided to Heinz Finance through Heinz's corporate programs. Workers compensation, auto, property, product liability and other insurance coverages are charged directly based on Heinz Finance's loss experience. Amounts charged to Heinz Finance for insurance costs were $65.2 million, $80.3 million and $73.7 million for Fiscal years 2002, 2001 and 2000, respectively, and are recorded in SG&A expense in the accompanying consolidated and combined statements of income.

     Pension costs and postretirement costs are also charged to Heinz Finance based upon eligible employees participating in the Plans. See Note (12).

   Cash Management

     In Fiscal Year 2001, the U.S. Group maintained a cash management arrangement with Heinz. On a daily basis, all available cash was deposited and disbursements were withdrawn. Heinz charged (credited) the U.S. Group interest on the average daily balance maintained in the resulting intercompany account. Net interest expense (income) related to this arrangement, included in the combined statements of income was $3.3 million and ($4.7) million in Fiscal years 2001 and 2000, respectively. The interest rate charged to or received by the U.S. Group was 6.73% and 6.57% in Fiscal years 2001 and 2000, respectively.

     Beginning in Fiscal Year 2002, Heinz Finance became the treasury center for cash management and debt financing for all of Heinz's domestic operations resulting in the $788.9 million of net short-term notes receivable with related parties on the Fiscal Year 2002 consolidated balance sheet. An average interest rate of 2.99% was charged on these notes resulting in $34.2 million of interest income for Fiscal Year 2002.

   Product Sales and Purchases

     Heinz Finance sells and purchases products and services to and from other Heinz affiliates. The result of related party transactions is the $72.8 million and $75.4 million balances due from related parties in fiscal years 2002 and 2001, respectively, and the $154.0 million and $96.2 million balances for accounts payable to related parties in fiscal years 2002 and 2001, respectively. Product sales to related parties were $55.9 million, $61.1 million and $53.8 million in Fiscal years 2002, 2001 and 2000, respectively, and purchases from related parties were $399.6 million, $421.4 million and $543.8 million in Fiscal years 2002, 2001 and 2000, respectively.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

   Other Related Party Items

     Heinz Finance sold undivided interests in certain accounts receivable to a Heinz affiliate, Receivables Servicing Company ("RSC"). Heinz Finance sold $619.2 million and $1,291.0 million of receivables net of discount expense of $2.8 million and $9.4 million in Fiscal years 2002 and 2001, respectively, to RSC. At the fiscal years ending 2002 and 2001, respectively, Heinz Finance had $0 and $126.9 million of receivables sold to RSC. These sales were reflected as reductions of trade accounts receivable. Heinz Finance's contract with RSC terminated in December 2001.

     Until the fourth quarter of Fiscal Year 2001, Heinz Finance had outstanding notes receivable from Heinz affiliates which were used for working capital purposes and to fund acquisitions. The short-term notes had interest rates ranging from 6.50% to 7.00%. The long-term notes had interest rates ranging from 6.75% to 7.50% with a maturity of May 2003. Interest income earned by Heinz Finance related to these receivables was $104.3 million and $115.9 million in Fiscal years 2001 and 2000, respectively. In the fourth quarter of Fiscal Year 2001, these notes receivable from related parties were exchanged by Heinz Finance with a subsidiary of Heinz, PM Holding, Inc. ("PM Holding"), for $1.9 billion of non-voting, 6.5% cumulative non-participating preferred stock of PM Holding. This dividend amounted to $130.7 million for Fiscal Year 2002. This preferred stock investment is recorded in the Investments in related parties balance on the consolidated and combined balance sheets as of May 1, 2002 and May 2, 2001.

     Heinz Finance paid royalties of $179.2 million, $129.1 million and $94.3 million in Fiscal years 2002, 2001 and 2000, respectively, to Promark International, Inc., a wholly-owned subsidiary of Heinz, for the use of certain trademarks.

     The $35.0 million long-term note receivable from related parties recorded on the accompanying consolidated and combined balance sheets for fiscal years 2002 and 2001 relates to a receivable from Heinz that was contributed to Heinz Finance in exchange for common stock of Heinz Finance. The common stock balance on the statement of shareholders' equity reflects a 4-for-1 common stock split which occurred in Fiscal Year 2002.

     The portion of long-term debt due within one year on the May 2, 2001 combined balance sheet includes a $21.0 million interest-bearing loan with a 6.00% interest rate to a related party, Caribbean Fishing Company. In addition, the long-term debt balance on the May 2, 2001 combined balance sheet includes a $5.4 million non-interest bearing loan to another related party, Boise Associates, Inc.

     Heinz Finance received an administrative fee from Heinz for acting as the agent in the sale of the retained inventory discussed in Note (1). This fee is $10.9 million for Fiscal Year 2002, which is recorded as income in SG&A expense in the accompanying consolidated statement of income.

7.   Income Taxes

     The following table summarizes the provision for U.S. federal and state taxes on income:

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

                                                                                2002           2001             2000
                                                                            ---------       ----------       ----------
                                                                                      (In thousands)
Current:
   U.S. federal......................................................       $  28,173       $  176,776       $  227,632
   State.............................................................           3,611             (835)          11,362
                                                                            ---------       ----------       ----------
                                                                               31,784          175,941          238,994

   U.S. federal......................................................          13,851           25,759           12,929
   State.............................................................             616            3,658              321
                                                                            ---------       ----------       ----------
                                                                               14,467           29,417           13,250
                                                                            ---------       ----------       ----------
      Total tax provision............................................       $  46,251       $  205,358       $  252,244
                                                                            =========       ==========       ==========

     The differences between the U.S. federal statutory tax rate and Heinz Finance's combined effective tax rate are as follows:

                                                                                          2002           2001      2000
                                                                                         -----         ----        ----
U.S. federal statutory tax rate ..............................................            35.0%        35.0%       35.0%
State income taxes (net of federal benefit)...................................             0.7          0.6         1.1
Goodwill amortization.........................................................             0.4          1.2         0.9
Nontaxable minority interest in Heinz LP......................................           (27.6)          -           -
Other.........................................................................            (0.3)         2.9        (1.0)
                                                                                         -----         ----        ----

Effective tax rate............................................................             8.2%        39.7%       36.0%
                                                                                         =====         ====        ====

     The deferred tax (assets) and deferred tax liabilities recorded on the balance sheet as of May 1, 2002 and May 2, 2001 are as follows:

                                                                                          2002           2001
                                                                                         -----           ----
                                                                                             (In thousands)
Depreciation/amortization...........................................................     $ 20,310   $  242,023
Investment in limited partnership...................................................        5,751            -
Other...............................................................................          258       21,669
                                                                                         --------   ----------
                                                                                           26,319      263,692

Provision for estimated expenses....................................................            -      (39,788)
Operating loss carryforwards........................................................       (1,158)      (3,171)
Promotions and advertising..........................................................            -       (3,436)
Other...............................................................................       (2,609)     (62,205)
                                                                                         --------   ----------
                                                                                           (3,767)    (108,600)
                                                                                         --------   ----------
Net deferred tax liabilities........................................................     $ 22,552   $  155,092
                                                                                         ========   ==========

     At the end of 2002, net operating loss carryforwards totaled $3.3 million and expire through 2021. The U.S. income tax returns of Heinz have been audited by the Internal Revenue Service for all years through 1994.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

8. Debt and Preferred Stock

     On September 6, 2001, Heinz Finance, Heinz and a group of domestic and international banks entered into a $1.50 billion credit agreement which expires in September 2006 and an $800 million credit agreement which expires in September 2002. These credit agreements, which support Heinz Finance's commercial paper program, replaced the $2.30 billion credit agreement which expired on September 6, 2001.

     As of May 1, 2002, $89.1 million of domestic commercial paper is classified as long-term debt due to the long-term nature of the supporting credit agreement. Aggregate domestic commercial paper had a weighted-average interest rate during Fiscal Year 2002 of 2.9% and at year-end of 2.0%.


                                                                        Maturity
                                                Range of Interest     (Fiscal Year)       2002                2001
                                                -----------------     -------------       ----                ----
                                                                         (In thousands)
Long-term
   Commercial paper...........................     Variable            2007           $    89,142           $        -
   Senior unsecured notes and debentures......    6.00-7.00%        2003-2032           2,756,305                    -
   Eurodollar notes...........................    5.05-5.95         2003-2005             521,845                    -
   Revenue bonds..............................       3.39              2027                 6,442               12,392
   Promissory notes...........................    3.25-6.00         2003-2017               3,296                5,081
   Remarketable securities....................       6.49              2021             1,000,000                    -
   Other......................................    6.50-7.925        2002-2034              10,370               36,292
                                                                                      -----------           ----------
      Total long-term debt....................                                          4,387,400               53,765


   Less portion due within one year                                                       451,375               29,833
                                                                                      -----------           ----------
                                                                                      $ 3,936,025           $   23,932
                                                                                       ==========           ==========

     The amount of long-term debt that matures in each of the four years succeeding 2003 is: $1.6 million in 2004, $272.6 million in 2005, $0.5 million in 2006 and $89.7 million in 2007.

     On March 7, 2002, Heinz Finance issued $700 million of 6.00% Guaranteed Notes due March 15, 2012 and $550 million of 6.75% Guaranteed Notes due March 15, 2032, which are guaranteed by Heinz. The proceeds were used to retire commercial paper borrowings.

     The $1.0 billion of remarketable securities due November 2020 have a coupon rate of 6.82%. The securities are subject to mandatory tender by all holders to the remarketing dealer on each November 15, and the interest rate will be reset on such dates. If the remarketing dealer does not elect to exercise its right to a mandatory tender of the securities or otherwise does not purchase all of the securities on a remarketing date, then Heinz Finance is required to repurchase all of the securities on the remarketing date at 100% of the principal amount plus accrued interest. Heinz Finance received a premium from the remarketing dealer for the right to require the mandatory tender of the securities. The amortization of the premium resulted in an effective interest rate of 5.82% through November 15, 2001. On November 15, 2001, the remarketing dealer exercised its right to a mandatory tender of the securities and purchased all of the securities and remarketed the securities at an effective yield to Heinz Finance of 6.49% through November 15, 2002. Because the remarketable securities may be refinanced by the $1.5 billion credit agreement discussed above, they are classified as long-term debt.

     On July 6, 2001, Heinz Finance issued $750 million of 6.625% Guaranteed Notes due July 15, 2011. The proceeds were used for general corporate purposes, including retiring commercial paper borrowings and financing acquisitions and ongoing operations. In addition, Heinz Finance raised $325 million via the issuance of Voting

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

Cumulative Preferred Stock, Series A with a liquidation preference of $100,000 per share. The Series A Preferred shares are entitled to receive quarterly dividends at a rate of 6.226% per annum and are required to be redeemed for cash on July 15, 2008.

     In Fiscal Year 2002, Heinz Finance entered into interest rate swaps in order to convert certain fixed-rate debt to floating. These swaps have an aggregate notional value of $2.05 billion and an average maturity of 16.4 years. The weighted-average fixed rate of the associated debt is 6.45%; however, the effective rate after taking into account the swaps is 3.14%.

9. Parent Company Investment

     The components of the investment by Heinz as of May 2, 2001 and May 3, 2000 are as follows:

                                                                                        2001           2000
                                                                                    -----------    -----------
                                                                                            (In thousands)
Parent company investment, beginning of year......................................  $ 4,198,271    $ 3,742,531
Net income........................................................................      306,898        448,295
Dividends paid to related parties.................................................     (350,648)      (306,244)
Net parent advances...............................................................      515,363        313,689
Transfer of investment balance....................................................      (11,487)             -
                                                                                    -----------    -----------
Parent company investment, end of year............................................  $ 4,658,397    $ 4,198,271
                                                                                    ===========    ===========

10.  Supplemental Cash Flow Information

     Net cash paid during the year for:

                                                                           2002           2001         2000
                                                                        ---------     --------     ---------
                                                                                   (In thousands)
Interest expense.....................................................   $ 182,202     $  1,569     $   1,907
                                                                        =========     =========    =========
Income taxes.........................................................   $  32,602     $            $       -
                                                                        =========     =========    =========
Details of acquisitions:
Fair value of assets.................................................   $ 863,771     $247,270     $ 108,229
   Liabilities (1)...................................................      52,393       17,354        32,047
                                                                        ---------     --------     ---------
   Cash paid.........................................................     811,378      229,916        76,182

   Less cash acquired................................................       1,988            -         2,259
                                                                        ---------     --------     ---------
Net cash paid for acquisitions.......................................   $ 809,390     $229,916     $  73,923
                                                                        =========     =========    =========

---------
  (1) Includes obligations to sellers of $2.5 million, $4.1 million and $10.4 million in 2002, 2001 and 2000, respectively.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

11.  Management Incentive Plan

     Heinz's management incentive plan covers officers and other key employees. Participants may elect to be paid on a current or deferred basis. The aggregate amount of all awards may not exceed certain limits in any year. In Fiscal Year 2002, all of Heinz Finance's compensation under the management incentive plan was recorded on the Heinz Management Company and subsequently charged back to Heinz Finance (see Note 6). Compensation under the management incentive plan was $4.6 million in 2001 and $15.4 million in 2000.

12.  Employee Retirement Benefits

     Employees participate in certain defined benefit pension plans, certain defined contribution plans, and certain stock option plans, all of which are sponsored by Heinz. Heinz Finance also provides post-retirement health care and life insurance benefits for employees who meet the eligibility requirements of the Heinz plans. Retirees share in the cost of these benefits based on age and years of service.

     Heinz allocates costs for the defined benefit plans to Heinz Finance as determined by actuarial valuations. Company contributions to the defined contribution plans amount to a qualified age-related contribution, a matching of employee's contributions up to a specified amount, and for certain employees, supplemental contributions.

     The following (income) expense was included in the Heinz Finance's statements of income:


                                                                           2002           2001          2000
                                                                        ---------     --------     ---------
                                                                                   (In thousands)
Defined Benefit Pension Plans.......................................    $ (3,279)     $ (15,311)    $ (8,968)
Defined Benefit Postretirement Medical..............................    $  5,918      $   9,697     $  7,705
Defined Contribution Plans..........................................    $  3,782      $  17,677     $ 15,972


     Employees also participate in the Employee Stock Ownership Plan ("ESOP") and the Global Stock Purchase Plan ("GSPP"). Heinz established the ESOP in 1990 to replace in full or in part Heinz Finance's cash-matching contributions to the H. J. Heinz Company Employees Retirement and Saving Plan, a 401(k) plan for salaried employees. The GSPP gives employees an option to acquire stock at the lower of 85% of the fair market value of Heinz's stock on the first or last day of a purchase period.

13.  Financial Instruments

   Commodity Price Hedging

     Heinz Finance uses commodity futures and options in order to reduce price risk associated with anticipated purchases of raw materials such as corn, soybean oil and soybean meal. Commodity price risk arises due to factors such as weather conditions, government regulations, economic climate and other unforeseen circumstances. Hedges of anticipated commodity purchases which meet the criteria for hedge accounting are designated as cash flow hedges.

   Interest Rate Hedging

     Heinz Finance uses interest rate swaps to manage interest rate exposure. These derivatives are designated as cash flow hedges or fair value hedges depending on the nature of the risk being hedged. During Fiscal Year 2002, Heinz Finance entered into interest rate swaps with a notional amount of $2.05 billion to swap fixed-rate debt to floating (see Note 8). These swaps were designated as fair value hedges.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

   Hedge Ineffectiveness

     During Fiscal Year 2002, hedge ineffectiveness related to cash flow hedges, which is reported in the consolidated statement of income, was not significant.

   Deferred Hedging Gains and Losses

     As of May 1, 2002, Heinz Finance is hedging forecasted transactions for periods not exceeding 12 months, and expects $0.2 million of net deferred loss reported in accumulated other comprehensive income to be reclassified to earnings within that time frame. During Fiscal Year 2002, the net deferred losses reclassified to earnings because the hedged transaction was no longer expected to occur were not significant.

   Concentrations of Credit Risk

     For Fiscal Year 2002, one customer represented more than 10% of Heinz Finance's sales and the top ten customers represented over 30% of Heinz Finance's sales. Heinz Finance closely monitors the credit risk associated with these customers and has never experienced significant losses.

     Counterparties to interest rate derivatives consist of large major international financial institutions. Heinz Finance continually monitors its positions and the credit ratings of the counterparties involved and, by policy, limits the amount of credit exposure to any one party. While Heinz Finance may be exposed to potential losses due to the credit risk of non-performance by these counterparties, losses are not anticipated.


14.  Segment Data

     Heinz Finance has changed its segment reporting for its business to reflect changes in organizational structure and management. Heinz Finance is reporting and grouping the results of certain businesses under a new segment designated SKF Foods. SKF Foods consists of Heinz Finance's U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses. SKF Foods also includes the former U.S. Pet Products and Seafood segment. These businesses have been separated from the remaining Heinz Finance businesses in preparation of their spin-off and subsequent merger with Del Monte Corporation, a subsidiary of Del Monte Foods Company. The remaining Heinz North America segment now includes the following businesses that will be retained by Heinz Finance following the Del Monte transaction, including: ketchup, condiments and sauces sold to the grocery and foodservice channels in the U.S. Prior periods have been restated to conform with the current presentation.


     Descriptions of Heinz Finance's reportable segments are as follows:


     o Heinz North America- This segment manufactures, markets and sells ketchup, condiments and sauces to the U.S. grocery and foodservice channels.

     o SKF Foods- This segment includes the U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses.

     o U.S. Frozen- This segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers.


     Heinz Finance's management evaluates performance based on several factors including net sales and the use of capital resources; however, the primary measurement focus is operating income excluding unusual costs and gains. Intersegment sales are accounted for at current market values. Items below the operating income line of the

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

consolidated and combined statements of income are not presented by segment, since they are excluded from the measure of segment profitability reviewed by Heinz Finance's management.


     The following table presents information about Heinz Finance's reportable segments:

Fiscal Year Ended                       May 1, 2002    May 2, 2001    May 3, 2000    May 1, 2002    May 2, 2001     May 3, 2000
(in thousands)                          (52 Weeks)     (52 Weeks)     (53 Weeks)     (52 Weeks)     (52 Weeks)       (53 Weeks)
                                        -----------    -----------    -----------    -----------    -----------     -----------
                                               Net External Sales(a)                             Intersegment Sales
                                     --------------------------------------------    ------------------------------------------
Heinz North America..............    $ 1,768,398      $ 1,836,796     $ 1,643,906    $  280          $  2,870        $ 3,533
SKF Foods........................      1,357,713        1,744,371       1,943,086        --                --             --
U.S. Frozen......................      1,065,119          969,224         882,332        28                --             --
                                     -----------      -----------     -----------    ------          --------        -------
Consolidated and combined
   totals........................    $ 4,191,230      $ 4,550,391     $ 4,469,324    $  308          $  2,870        $ 3,533
                                     ===========      ===========     ===========    ======          ========        =======

                                                                                     Operating-Income-(Loss)-Excluding-Special
                                             Operating Income (Loss)                                Items(b)
                                     --------------------------------------------    ------------------------------------------
Heinz North America..............    $   305,063      $   425,582     $   405,792    $ 303,969       $  473,215      $ 445,931
SKF Foods........................        148,917           (9,190)        107,425      146,450          196,372        215,789
U.S. Frozen......................        165,484           23,257          96,892      165,484          141,180        124,126
Nonoperating (d).................         (2,709)          (1,580)           (772)      (2,709)          (1,580)          (772)
                                     ------------     ------------    ------------   ----------      -----------     ----------
Consolidated and combined
   totals........................    $   616,755      $   438,069     $   609,337    $ 613,194       $  809,187      $ 785,074
                                     ===========      ===========     ===========    =========       ==========      =========


                                        Depreciation and
                                     Amortization Expense                                      Capital Expenditures(c)
                                     --------------------------------------------    ------------------------------------------
Total....................            $   107,138      $  121,741      $   139,686    $  77,205       $  183,494      $ 215,404
                                     ===========      ==========      ===========    =========       ==========      =========

                                                  Identifiable Assets
                                     -------------------------------------------
Total North America......            $ 6,195,915      $3,190,835      $3,376,874
Nonoperating (d)                       1,288,534       2,410,656       1,691,582
                                       ---------       ---------       ---------
   Consolidated and
   combined totals.......            $ 7,484,449      $5,601,491      $5,068,456
                                     ===========      ==========      ==========

---------
(a) Sales for 2002, 2001 and 2000 reflect the adoption of the new EITF guidelines relating to the classification of consideration from a vendor to a purchaser of a vendor's products, including both customers and consumers. Total net external sales previously reported for Fiscal years ended May 2, 2001 and May 3, 2000 were $4,938,197 and $4,789,188.


(b) Fiscal year ended May 1, 2002- Excludes net restructuring and implementation benefits of the Streamline initiative as follows: Heinz North America $1.1 million and SKF Foods $2.5 million.

     Fiscal year ending May 2, 2001- Excludes net restructuring and implementation costs of Operation Excel as follows: Heinz North America $13.8 million, SKF Foods $136.2 million and U.S. Frozen $23.3 million. Excludes restructuring and implementation costs of the Streamline initiative as follows: Heinz North America $15.3 million and SKF Foods $69.3 million. Excludes the loss on the sale of The All American Gourmet in U.S. Frozen of $94.6 million. Excludes acquisition costs in Heinz North America $18.5 million.

     Fiscal year ended May 3, 2000- Excludes net restructuring and implementation costs of Operation Excel as follows: Heinz North America $40.1 million, SKF Foods $108.4 million and U.S. Frozen $27.2 million.

(c)  Excludes property, plant and equipment obtained through acquisitions.


(d)  Includes charges/assets not directly attributable to operating segments.

                  H. J. Heinz Finance Company and Subsidiaries
            Notes to Consolidated and Combined Financial Statements
          Fiscal Years Ended May 1, 2002, May 2, 2001 and May 3, 2000

15.  Commitments and Contingencies

   Legal Matters

     Certain suits and claims have been filed against Heinz Finance and have not been finally adjudicated. These suits and claims when finally concluded and determined, in the opinion of management, based upon the information that it presently possesses, will not have a material adverse effect on Heinz Finance's consolidated and combined financial position, results of operations or liquidity.

   Lease Commitments

     Operating lease rentals for warehouses, production, office facilities and equipment amounted to $38.2 million in 2002, $35.4 million in 2001 and $24.6 million in 2000. Future lease payments for noncancellable operating leases as of May 1, 2002 totaled $211.8 million (2003 - $16.1 million, 2004 - $16.8 million, 2005 - $15.5 million, 2006 - $13.3 million, 2007 - $133.0 million and thereafter - $17.1 million).

   Purchase Commitments

     Heinz Finance entered into an agreement on August 14, 2000 with Impress Metal Packaging Holdings, B.V. ("Impress") to purchase from Impress metal cans and ends annually of approximately $96 million for a ten-year term.

16.  Advertising Costs

     Advertising costs for Fiscal years 2002, 2001 and 2000 were $252.8 million, $211.0 million and $189.1 million, respectively and are recorded either as a reduction of revenue or as a component of SG&A.

17.  Subsequent Events


     On December 20, 2002, Heinz transferred to a wholly-owned subsidiary ("SKF Foods") certain assets and liabilities of its U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup, College Inn broth and U.S. infant feeding businesses, all of which are owned by Heinz Finance, and distributed all of the shares of SKF Foods common stock on a pro rata basis to its shareholders. Immediately thereafter, SKF Foods merged with a wholly- owned subsidiary of Del Monte Foods Company ("Del Monte") resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte ("the Merger"). In connection with the Merger, each share of SKF Foods common stock was automatically converted into shares of Del Monte common stock which resulted in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received approximately $1.1 billion in cash that will be used to retire debt.

     Included in the transaction were the following brands: StarKist(R), 9-Lives(R), Kibbles 'n Bits(R), Pup-Peroni(R), Snausages(R), Nawsomes(R), Heinz Nature's Goodness(R) baby food and College Inn(R) broths. The following is a summary of the operating results of the businesses spun off over the past years:


                                                                          Fiscal 2002     Fiscal 2001     Fiscal 2000
                                                                          -----------     -----------     -----------
                                                                                      (In thousands)
Revenues.............................................................     $ 1,357,713     $ 1,744,371     $ 1,943,086
Operating income/(loss)..............................................     $   148,917     $    (9,190)    $   107,425
Operating income excluding special items.............................     $   146,450     $   196,372     $   215,789

                  H. J. Heinz Finance Company and Subsidiaries
                       Consolidated Statements of Income
             Six months ended October 30, 2002 and October 31, 2001


                                                                                          Six Months Ended
                                                                                     -----------------------------
                                                                                       October 30,     October 31,
                                                                                          2002            2001*
                                                                                        FY 2003          FY 2002
                                                                                      -----------     ------------
                                                                                               (Unaudited)
                                                                                             (in thousands)
Sales............................................................................... $  2,314,983    $  1,617,320
Cost of products sold...............................................................    1,530,884       1,048,683
                                                                                     ------------    ------------
Gross profit........................................................................      784,099         568,637
Selling, general and administrative expenses........................................      401,753         239,990
Royalty expense to related parties..................................................       98,686          71,338
                                                                                     ------------    ------------
Operating income....................................................................      283,660         257,309
Interest income.....................................................................       14,142          22,160
Interest expense....................................................................      102,731         106,255
Dividends from related parties......................................................       61,596          69,124
Currency loss.......................................................................       23,617           1,338
Other expenses, net.................................................................        8,715           7,894
                                                                                     ------------    ------------
Income before income taxes and minority interest....................................      224,335         233,106
Provision for income taxes..........................................................       13,357          18,715
                                                                                     ------------    ------------
Income before minority interest.....................................................      210,978         214,391
Minority interest...................................................................     (187,528)       (182,524)
                                                                                     ------------    ------------
Net income.......................................................................... $     23,450    $     31,867
                                                                                     ============    ============

---------
* Reclassified, see Note 7.



           See Notes to Condensed Consolidated Financial Statements.

                          H. J. Heinz Finance Company and Subsidiaries
                              Condensed Consolidated Balance Sheets
                                October 30, 2002 and May 1, 2002

                                                                 October 30,       May 1,
                                                                     2002          2002*
                                                                   FY 2003        FY 2002
                                                                -----------     -----------
                                                                         (Unaudited)
                                                                       (in thousands)
ASSETS
Current assets:
   Cash and cash equivalents.................................. $     57,448    $      6,924
   Receivables, net...........................................      579,851         732,714
   Due from related parties...................................       44,076          72,762
   Short-term notes receivable from related parties...........    1,614,781         921,014
   Inventories................................................      746,051         710,267
   Prepaid expenses and other current assets..................      152,154          61,439
                                                               ------------    ------------
      Total current assets....................................    3,194,361       2,505,120
Property, plant and equipment.................................    1,498,557       1,516,365
Less accumulated depreciation.................................      692,112         661,429
                                                               ------------    ------------
      Total property, plant and equipment, net................      806,445         854,936
Long-term notes receivable from related parties...............       35,000          35,000
Investments in related parties................................    1,895,245       1,895,245
Intangible assets, net........................................    1,928,759       1,926,590
Other noncurrent assets.......................................      445,905         267,558
                                                               ------------    ------------
      Total other noncurrent assets...........................    4,304,909       4,124,393
                                                               ------------    ------------
      Total assets............................................ $  8,305,715    $  7,484,449
                                                               ============    ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Short-term debt with related parties....................... $    600,329    $    132,164
   Portion of long-term debt due within one year..............      451,465         451,375
   Accounts payable...........................................      315,830         256,372
   Accounts payable to related parties........................      126,151         153,968
   Accrued interest...........................................      126,850          79,442
   Accrued marketing..........................................       89,615          46,603
   Other accrued liabilities..................................       78,440          99,607
                                                               ------------    ------------
      Total current liabilities                                   1,788,680       1,219,531
Long-term debt................................................    4,054,897       3,936,025
Deferred income taxes.........................................       26,821          23,059
Other liabilities.............................................       28,626          36,431
                                                               ------------    ------------
      Total long-term debt and other liabilities..............    4,110,344       3,995,515
Minority interest.............................................    1,879,493       1,758,476
Mandatorily Redeemable Series A Preferred shares..............      325,000         325,000
Shareholders' equity:
   Common stock...............................................           11              11
   Additional capital.........................................      128,050         128,050
   Retained earnings..........................................       71,369          58,035
   Accumulated other comprehensive gain/(loss)................        2,768            (169)
                                                               ------------    ------------
      Total shareholders' equity..............................      202,198         185,927
                                                               ------------    ------------
      Total liabilities and shareholders' equity.............. $  8,305,715    $  7,484,449
                                                               ============    ============


---------
* Summarized from audited Fiscal Year 2002 balance sheet.

           See Notes to Condensed Consolidated Financial Statements.

                          H. J. Heinz Finance Company and Subsidiaries
                         Condensed Consolidated Statements of Cash Flows
                     Six months ended October 30, 2002 and October 31, 2001

                                                                             Six Months Ended
                                                                       ----------------------------
                                                                         October 30,    October 31,
                                                                            2002           2001
                                                                          FY 2003        FY 2002
                                                                        -----------     -----------
                                                                                 (Unaudited)
                                                                               (in thousands)
Cash provided by (used for) Operating Activities...................... $   479,298     $  (133,128)
                                                                       -----------     -----------
Cash Flows from Investing Activities:
   Capital expenditures...............................................     (31,955)        (36,956)
   Proceeds from disposals of property, plant and equipment...........       5,153           9,316
   Acquisitions, net of cash acquired.................................          --        (781,300)
   Other items, net...................................................       3,356         (21,406)
                                                                       -----------     -----------
      Cash used for investing activities..............................     (23,446)       (830,346)
                                                                       -----------     -----------
Cash Flows from Financing Activities:
   Payments on long-term debt.........................................      (1,673)         (9,179)
   Proceeds from long-term debt.......................................          --         751,059
   Payments on commercial paper and short-term borrowings, net........    (330,556)        (95,833)
   Distributions to Class A partners..................................     (64,844)             --
   Dividends on preferred shares......................................     (10,116)         (5,564)
   Proceeds from mandatorily redeemable Series A preferred shares.....          --         325,000
   Other items, net...................................................       1,861             500
                                                                       -----------     -----------
      Cash (used for) provided by financing activities................    (405,328)        965,983
Net increase in cash and cash equivalents.............................      50,524           2,509
                                                                       -----------     -----------
Cash and cash equivalents, beginning of period........................       6,924          10,127
                                                                       -----------     -----------
Cash and cash equivalents, end of period.............................. $    57,448     $    12,636
                                                                       ===========     ===========



           See Notes to Condensed Consolidated Financial Statements.

                  H.J. Heinz Finance Company and Subsidiaries
              Notes to Condensed Consolidated Financial Statements
             Six Months ended October 30, 2002 and October 31, 2001
                                  (Unaudited)

1. On May 3, 2001, H.J. Heinz Company ("Heinz") reorganized its U.S. corporate structure and established centers of excellence for the management of U.S. trademarks and for U.S. treasury functions. As a result, all of the U.S. treasury and business operations of Heinz's domestic operations ("the U.S. Group") are now being conducted by H.J. Heinz Finance Company and its wholly-owned subsidiaries, and H.J. Heinz Company, L.P. ("Heinz LP") collectively referred to as "Heinz Finance" in the accompanying notes. H.J. Heinz Finance Company has limited partnership interests in Heinz LP. As part of the reorganization, substantially all assets and liabilities of the U.S. Group, except for finished goods inventories, which were retained by Heinz, were contributed to Heinz LP by Heinz. In addition, certain assets and liabilities that related to the U.S. Group were assumed by Heinz Finance during Fiscal 2002. H.J. Heinz Finance Company assumed primary liability for approximately $2.9 billion of Heinz's outstanding senior unsecured debt and accrued interest by becoming co-obligor with Heinz.

     Heinz LP owns or leases the operating assets involved in manufacturing throughout the United States which were contributed by Heinz and its subsidiaries, together with other assets and liabilities, to Heinz LP and manages the business. Heinz LP has two classes of limited partnership interests, Class A and Class B, that are allocated varying income and cash distributions in accordance with the Heinz LP agreement. H.J. Heinz Finance Company, directly and through wholly-owned subsidiaries, owns the Class B interests. Heinz, directly and through wholly-owned subsidiaries, owns the Class A interests. Heinz Management Company, a wholly-owned subsidiary of Heinz, is the managing General Partner of Heinz LP and employs the salaried personnel of the U.S. Group. Under the partnership agreement, Heinz Finance has the power to control the general partner through majority membership on Heinz LP's management board. The minority interest amounts on the October 30, 2002 and May 1, 2002 balance sheets represent the Class A and General Partner limited partnership interest in Heinz LP, and have been adjusted for the minority partners' share of income and cash distributions.

2. The interim condensed consolidated financial statements of Heinz Finance are unaudited. In the opinion of management, all adjustments which are of a normal and recurring nature, necessary for a fair statement of the results of operations of these interim periods have been included. The results for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year due to the seasonal nature of the business of Heinz Finance. Certain prior year amounts have been reclassified in order to conform with the Fiscal 2003 presentation. These statements should be read in conjunction with Heinz Finance's consolidated and combined financial statements and related notes which appear in Heinz's Form l0-K for the year ended May 1, 2002.

3. Agreement between H.J. Heinz Company and Del Monte Foods Company

     On December 20, 2002, Heinz transferred to a wholly-owned subsidiary ("SKF Foods") certain assets and liabilities of its U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn(R) broths and U.S. infant feeding businesses, all of which are owned by Heinz Finance, and distributed all of the shares of SKF Foods common stock on a pro rata basis to its shareholders. Immediately thereafter, SKF Foods merged with a wholly-owned subsidiary of Del Monte Foods Company ("Del Monte") resulting in SKF Foods becoming a wholly-owned subsidiary of Del Monte ("the Merger"). In connection with the Merger, each share of SKF Foods common stock was automatically converted into shares of Del Monte common stock which resulted in the fully diluted Del Monte common stock being held approximately 74.5% by Heinz shareholders and approximately 25.5% by the Del Monte stockholders. In connection with the transaction, Heinz Finance received approximately $1.1 billion in cash that will be used to retire debt.

     Included in the transaction were the following brands: StarKist(R), 9-Lives(R), Kibbles 'n Bits(R), Pup-Peroni(R), Snausages(R), Nawsomes(R), Heinz Nature's Goodness(R) baby food and College Inn(R) broths. The following is a summary of the Fiscal 2003 and Fiscal 2002 second quarter and first half operating results of the businesses spun off:

                                                 Six Months Ended
                                          -----------------------------
                                          October 30,       October 31,
(in thousands)                               2002              2001
                                          -----------       -----------
Revenues................................. $ 803,891         $   477,751
Operating income.........................    70,988              62,446

     During the six months ended October 30, 2002, Heinz Finance recognized transaction related costs totaling $1.9 million pretax.


4. Inventories

     The composition of inventories at the balance sheet dates was as follows:


                                          October 30,         May 1,
                                              2002             2002
(in thousands)                            -----------       ----------
Finished goods and work-in-process....... $   575,757       $  567,482
Packaging material and ingredients.......     170,294          142,785
                                          -----------       ----------
                                          $   746,051       $  710,267
                                          ===========       ==========


5. Taxes


     The provision for income taxes consists of provisions for federal and state income taxes. The low effective tax rate for Heinz Finance is a result of Heinz Finance's nontaxable minority interest in Heinz LP.


6.   Restructuring


     In the fourth quarter of Fiscal 2001, Heinz announced a restructuring initiative named "Streamline" which includes an organizational restructuring aimed at reducing overhead costs and the consolidation of Heinz Finance's canned pet food production to Bloomsburg, Pennsylvania (which resulted in ceasing canned pet food production at Heinz Finance's Terminal Island, California facility).

     The major components of the restructuring charge and implementation costs and the remaining accrual balances as of October 30, 2002 were as follows:

                                                                  Employee
                                               Non-Cash         Termination     Accrued
                                                Asset          and Severance      Exit       Implementation
                                              Write-Downs         Costs          Costs            Costs           Total
                                              -----------      -------------    -------      --------------     --------
(in millions)
Restructuring and Implementation costs--
   Fiscal 2001.............................   $   34.7         $  15.4         $   22.8       $   11.8          $   84.7
Amounts utilized--Fiscal 2001...............     (34.7)           (5.8)            (1.7)         (11.8)            (54.0)
                                              --------         -------         --------       --------          --------
Accrued restructuring costs--May 2, 2001....       --              9.6             21.1            --               30.7
Implementation costs--Fiscal 2002...........       --               --               --            1.2               1.2
Revisions to accruals and asset write-
   downs--Fiscal 2002.......................       4.3            (3.1)            (5.9)           --               (4.7)
Amounts utilized--Fiscal 2002...............      (4.3)           (2.5)           (10.4)          (1.2)            (18.4)
Liability assumed by related party--Fiscal
   2002....................................         --            (3.8)            (0.6)           --               (4.4)
                                              --------         -------         --------       --------          --------
Accrued restructuring costs--May 1, 2002....        --             0.2              4.2            --                4.4
Amounts utilized--Fiscal 2003...............        --            (0.1)            (0.9)           --               (1.0)
                                              --------         -------         --------       --------          --------
Accrued restructuring costs--October 30,
   2002....................................   $     --         $   0.1          $   3.3       $    --           $    3.4
                                              ========         =======         ========       ========          ========

     During the first six months of Fiscal 2003, Heinz Finance utilized $1.0 million of severance and exit cost accruals, principally related to its overhead reduction plan.

7.   Recently Adopted Accounting Standards


     During the fourth quarter of Fiscal 2002, Heinz Finance adopted Emerging Issues Task Force ("EITF") statements relating to the classification of vendor consideration and certain sales incentives. The adoption of these EITF statements has no impact on operating income or net earnings; however, revenues and gross profit were reduced by approximately $160.5 million in the six months ended October 31, 2001. Prior period data has been reclassified to conform to the current year presentation.

     Heinz Finance adopted Statement of Financial Accounting Standards ("SFAS") No. 141,"Business Combinations" which requires that the purchase method of accounting be applied to all business combinations after June 30, 2001. SFAS No. 141 also established criteria for recognition of intangible assets and goodwill. Effective May 2, 2002, Heinz Finance adopted SFAS No. 142 "Goodwill and Other Intangible Assets." Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized. This Standard also requires, at a minimum, an annual assessment of the carrying value of goodwill and intangibles with indefinite useful lives. The reassessment of intangible assets, including the ongoing impact of amortization, and the assignment of goodwill to reporting units was completed during the first quarter of Fiscal 2003.

     Heinz Finance completed its transitional goodwill impairment tests during the second quarter of Fiscal 2003. The SFAS No. 142 goodwill impairment model is a two-step process. The first step compares the fair value of a reporting unit (one level below Heinz Finance's operating segments) that has goodwill assigned to it, to its carrying value. Heinz Finance estimates the fair value of a reporting unit using discounted cash flows, using a risk-adjusted weighted average cost of capital for the business as the discount rate. If the fair value of the reporting unit is determined to be less than its carrying value, a second step is performed to compute the amount of goodwill impairment, if any. Step two allocates the fair value of the reporting unit to the reporting unit's net assets other than goodwill. The excess of the fair value of the reporting unit over the amounts assigned to its net assets other than goodwill is considered the implied fair value of the reporting unit's goodwill. The implied fair value of the reporting unit's goodwill is then compared to the carrying value of its goodwill. Any shortfall represents the amount of the goodwill impairment. No impairment issues were identified as a result of completing these transitional impairment tests.

     The effects of adopting the new standards on net income are as follows:

                                                      Net Income
                                                --------------------------
                                                    Six Months Ended
                                                --------------------------
                                                October 30,    October 31,
                                                   2002            2001
(in thousands)                                  -----------    -----------
Net income................................        $ 23,450      $  31,867
Add: Goodwill amortization, net of tax
   and minority interest..................              --            541
                                                  --------      ---------
Net income excluding goodwill
      amortization...........................     $ 23,450      $  32,408
                                                  ========      =========

     Net income for the six months ended October 31, 2001 would have been $32,408 and net income for Fiscal 2002 would have been $75,079 had the provisions of the new standards been applied as of May 3, 2001.

     Changes in the carrying amount of goodwill for the six months ended October 30, 2002 by reportable segment are as follows:

                                              Heinz
                                              North
                                             America      SKF Foods     U.S. Frozen       Total
(in thousands)                              ---------    ----------     -----------    -----------
Balance at May 1, 2002...................   $ 530,722    $  649,385     $  470,381     $ 1,650,488
Purchase accounting reclassifications....       1,580            --          5,287           6,867
Other....................................          --         4,740             --           4,740
                                            ---------    ----------     ----------     -----------
Balance at October 30, 2002..............   $ 532,302    $  654,125     $  475,668     $ 1,662,095
                                            =========    ==========     ==========     ===========


     Trademarks and other intangible assets at October 30, 2002 and May 1, 2002, subject to amortization expense, are as follows:

                                             October 30, 2002                                 May 1, 2002
                                     --------------------------------------     ---------------------------------------
                                                  Accumulated                                Accumulated
(in thousands)                          Gross     Amortization       Net          Gross      Amortization        Net
                                     ---------    ------------    ---------     ---------    ------------    ----------
Trademarks.......................    $  39,103     $   (1,420)    $  37,683     $  39,103    $     (835      $   38,268
Licenses.........................      208,186       (109,674)       98,512       208,186      (106,730)        101,456
Other............................       87,257        (47,888)       39,369        91,138       (45,860)         45,278
                                     ---------     ----------     ---------     ---------    ----------      ----------
                                     $ 334,546     $ (158,982)    $ 175,564     $ 338,427    $ (153,425)     $  185,002
                                     =========     ==========     =========     =========    ==========      ==========

     Amortization expense for trademarks and other intangible assets subject to amortization was $5.8 million for the quarter and six months ended October 30, 2002. Based upon the amortizable intangible assets recorded on the balance sheet at October 30, 2002, amortization expense for each of the next five years is estimated to be approximately $12.0 million.

     Intangible assets not subject to amortization at October 30, 2002 and May 1, 2002, were $91.1 million and consisted solely of trademarks.

     Effective May 2, 2002, Heinz Finance adopted SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." This statement provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. The adoption of this new standard did not have a material impact on Heinz Finance's financial position, results of operations or cash flows for the six months ended October 30, 2002.


8.   Recently Issued Accounting Standards


     In June 2001, the FASB approved SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143, addresses accounting for legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and the normal operation of a long-lived asset, except for certain obligations of lessees. This standard is effective for Heinz Finance in Fiscal 2004. Heinz Finance does not expect that the adoption of this standard will have a significant impact on the consolidated financial statements.

     In June 2002, the FASB approved SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. This Statement also establishes that fair value is the objective for initial measurement of the liability. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002.

9.   Related Party Transactions


     Employee Costs


     Certain of Heinz's general and administrative expenses are charged to Heinz Finance. These costs primarily include a management charge of all salaried employee costs from the Heinz Management Company. Total costs charged to Heinz Finance for these services were $168.2 million and $164.8 million for the six months ended October 30, 2002 and October 31, 2001, respectively. These costs are recorded as cost of products sold and selling, general and administrative ("SG&A") expense in the accompanying consolidated statements of income.

     Heinz charges Heinz Finance for its share of group health insurance costs for eligible company employees based upon location-specific costs, overall insurance costs and loss experience incurred during a calendar year. In addition, various other insurance coverages are also provided to Heinz Finance through Heinz's consolidated programs. Workers compensation, auto, property, product liability and other insurance coverages are charged directly based on Heinz Finance's loss experience. Amounts charged to Heinz Finance for insurance costs were $36.2 million and $32.7 million for the six months ended October 30, 2002 and October 31, 2001, respectively, and are recorded in SG&A expense in the accompanying consolidated statements of income.


     Pension costs and postretirement costs are also charged to Heinz Finance based upon eligible employees participating in the plans.

     Cash Management


     Beginning in Fiscal 2002, Heinz Finance became the treasury center for cash management and debt financing for all of Heinz's domestic operations. In addition, in Fiscal 2003, Heinz Finance entered into a number of short- term notes payable with foreign wholly-owned subsidiaries of Heinz, for a total of $510.8 million. These two events resulted in the $1,014.5 million and $788.9 million of net short-term notes receivable with related parties on the October 30, 2002 and May 1, 2002, respectively, condensed consolidated balance sheets. An average interest rate of 1.93% and 3.72% was charged on these notes resulting in $8.7 million and $20.6 million of interest income for the six months ended October 30, 2002 and October 31, 2001, respectively, on the consolidated statements of income.

     Product Sales and Purchases

     Heinz Finance sells and purchases products and services to and from other Heinz affiliates. The result of related party transactions is the $44.1 million and $72.8 million balances due from related parties as of October 30, 2002 and May 1, 2002, respectively, and the $126.2 million and $154.0 million balances for accounts payable to related parties as of October 30, 2002 and May 1, 2002, respectively. Product sales to related parties were $26.2 million and $24.2 million in the six months ended October 30, 2002 and October 31, 2001, respectively, and purchases from related parties were $216.5 million and $165.1 million in the six months ended October 30, 2002 and October 31, 2001, respectively.


     Other Related Party Items


     Heinz Finance sold undivided interests in certain accounts receivable to a Heinz affiliate, Receivables Servicing Company ("RSC"). Heinz Finance sold $619.2 million of receivables net of discount expense of $2.8 million for the year ended May 1, 2002, to RSC. These sales were reflected as reductions of trade accounts receivable. Heinz Finance's contract with RSC terminated in December 2001.

     Heinz Finance holds $1.9 billion of non-voting, 6.5% cumulative non-participating preferred stock of PM Holding, Inc. ("PM Holding"), a subsidiary of Heinz. This dividend amounted to $61.6 million and $69.1 million for the six months ended October 30, 2002, and October 31, 2001, respectively. This preferred stock investment is recorded in the Investments in related parties balance on the condensed consolidated balance sheets as of October 30, 2002 and May 1, 2002.

     Heinz Finance paid royalties of $98.7 million and $69.6 million for the six months ended October 30, 2002 and October 31, 2001, respectively, to Promark International, Inc., an indirect subsidiary of Heinz, for the use of certain trademarks.

     The $35.0 million long-term note receivable from related parties recorded on the accompanying condensed consolidated balance sheets as of October 30, 2002 and May 1, 2002, relates to a receivable from Heinz that was contributed to Heinz Finance in exchange for common stock of Heinz Finance.

     Heinz Finance received an administrative fee from Heinz for acting as the agent in the sale of the retained inventory discussed in Note (1). This fee was $10.4 million for the six months ended October 31, 2001, which is recorded as income in SG&A expense in the accompanying consolidated statement of income.

10.  Segments

     Heinz Finance has changed its segment reporting for its business to reflect changes in organizational structure and management. Heinz Finance is reporting and grouping the results of certain businesses under a new segment designated SKF Foods. SKF Foods consists of Heinz Finance's U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn, broth and U.S. infant feeding businesses. SKF Foods also includes the former U.S. Pet Products and Seafood segment. These businesses have been separated from the remaining Heinz Finance businesses in preparation for their spin-off and subsequent merger with Del Monte Corporation, a subsidiary of Del Monte Foods Company. The remaining Heinz North America segment now includes the following businesses that will be retained by Heinz Finance following the Del Monte transaction, including: ketchup, condiments and sauces sold to the grocery and foodservice channels in the U.S.


     Descriptions of Heinz Finance's reportable segments are as follows:


     o Heinz North America -- This segment manufactures, markets and sells ketchup, condiments and sauces to the U.S. grocery and foodservice channels.

     o SKF Foods -- This segment includes the U.S. pet food and pet snacks, U.S. tuna, U.S. retail private label soup and private label gravy, College Inn broth and U.S. infant feeding businesses.

     o U.S. Frozen -- This segment manufactures, markets and sells frozen potatoes, entrees, snacks and appetizers.

     Heinz Finance's management evaluates performance based on several factors including net sales and the use of capital resources; however, the primary measurement focus is operating income excluding unusual costs and gains. Intersegment sales are accounted for at current market values. Items below the operating income line of the consolidated statements of income are not presented by segment, since they are excluded from the measure of segment profitability reviewed by Heinz Finance's management.

     The following table presents information about Heinz Finance's reportable segments:


                                                    Net External Sales
                                           -------------------------------------
                                                                Six Months Ended
                                           -------------------------------------
(in thousands)                             October 30, 2002     October 31, 2001
                                                FY 2003              FY 2002
                                           ----------------     ----------------
Heinz North America....................... $    945,057          $     741,029
SKF Foods.................................      803,891                477,751
U.S. Frozen...............................      566,035                398,540
                                           ------------          -------------
   Consolidated Totals.................... $  2,314,983          $   1,617,320
                                           ============          =============

                                                     Intersegment Sales
                                           -------------------------------------
                                                      Six Months Ended
                                           -------------------------------------
(in thousands)                             October 30, 2002     October 31, 2001
                                                FY 2003              FY 2002
                                           ----------------     ----------------
Heinz North America....................... $         99          $         233
SKF Foods.................................           --                     --
U.S. Frozen...............................           17                     17
                                           ------------          -------------
   Consolidated Totals.................... $        116          $         250
                                           ============          =============

                                                  Operating Income (Loss)
                                           -------------------------------------
                                                      Six Months Ended
                                           -------------------------------------
(in thousands)                             October 30, 2002     October 31, 2001
                                                FY 2003              FY 2002
                                           ----------------     ----------------
Heinz North America....................... $    124,688          $     131,013
SKF Foods.................................       70,988                 62,446
U.S. Frozen...............................       89,228                 63,496
Non-operating (a).........................       (1,244)                   354
                                           ------------          -------------
   Consolidated Totals.................... $    283,660          $     257,309
                                           ============          =============

---------
(a)   Includes charges not directly attributable to operating segments.



11.   Comprehensive Income


                                                      Six Months Ended
                                           -------------------------------------
(in thousands)                             October 30, 2002     October 31, 2001
                                                FY 2003              FY 2002
                                           ----------------    -----------------
Net income................................  $    23,450            $   31,867
Other comprehensive income:
   Net deferred gains/(losses) on
      derivatives from periodic
      revaluations........................       17,811                   986
   Net deferred (gains)/losses on
      derivatives reclassified to earnings      (14,874)                   24
                                            -----------             ---------
Comprehensive income......................  $    26,387             $  32,877
                                            ===========             =========

12.   Financial Instruments

   Heinz Finance utilizes certain financial instruments to manage its commodity price and interest rate exposures.


   Foreign Currency Hedging

   Heinz Finance may hedge specific foreign currency cash flows associated with foreign-currency-denominated financial assets and liabilities. These hedges are accounted for as cash flow hedges.

   Commodity Price Hedging


   Heinz Finance uses commodity futures, swaps and options in order to reduce price risk associated with anticipated purchases of raw materials such as corn, soybean oil and soybean meal. Commodity price risk arises due to factors such as weather conditions, government regulations, economic climate and other unforeseen circumstances. Hedges of anticipated commodity purchases which meet the criteria for hedge accounting are designated as cash flow hedges.

   Interest Rate Hedging

   Heinz Finance uses interest rate swaps to manage interest rate exposure. These derivatives are designated as cash flow hedges or fair value hedges depending on the nature of the particular risk being hedged.


   Hedge Ineffectiveness


   During the six months ended October 30, 2002, hedge ineffectiveness related to cash flow hedges was a net gain of $0.1 million which is reported in the consolidated statements of income as other expenses, net.


   Deferred Hedging Gains and Losses


   As of October 30, 2002, Heinz Finance is hedging forecasted transactions for periods not exceeding 12 months, and expects $2.8 million of net deferred gain reported in accumulated other comprehensive income to be reclassified to earnings within that time frame.

                  H.J. Heinz Finance Company and Subsidiaries
       Unaudited Pro Forma Consolidated and Combined Financial Statements


   The following unaudited pro forma consolidated and combined financial statements of Heinz Finance adjust the historical financial statements of Heinz Finance to give pro forma effect of the following:


     o The transfer of certain assets and liabilities of Heinz Finance's U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant-feeding businesses to a wholly- owned subsidiary of Heinz ("SKF Foods").

     o The repayment of approximately $1.1 billion of debt with the cash Heinz Finance received in connection with the transfer of certain assets and liabilities to SKF Foods.

     The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred as of October 30, 2002. The unaudited pro forma consolidated and combined statements of income have been prepared as if the transaction occurred as of the beginning of the periods presented.


     The unaudited pro forma statements for the periods presented do not purport to represent what Heinz Finance's results of operations or financial position would actually have been had the transaction occurred on the dates noted above, or to project Heinz Finance's results of operations for any future periods. The unaudited pro forma results do not include any synergies that may be realized as a result of the transaction. The pro forma adjustments are based upon available information and upon certain assumptions that Heinz Finance management believes are reasonable under the circumstances. The adjustments are directly attributable to the transaction and are expected to have a continuing impact on the financial position and results of operations of Heinz Finance.

     The unaudited pro forma consolidated and combined financial statements should be read in conjunction with the historical financial statements and related notes included in this prospectus.

                  H. J. Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                         Fiscal Year ended May 1, 2002

                                                                      Adjustments
                                                                        for the
                                                      Historical       Transaction       Pro Forma
                                                    -------------   ----------------    -----------
                                                                    (in thousands)
Sales.............................................  $ 4,191,230     $ (1,357,713)(a)    $ 2,833,517
Cost of products sold.............................    2,744,344         (954,756)(b)      1,789,588
                                                    -----------     ------------        -----------
Gross profit......................................    1,446,886         (402,957)         1,043,929
Selling, general and administrative expenses......      650,933         (194,180)(b)        456,753
Royalty expense to related parties................      179,198          (39,848)(c)        139,350
                                                    -----------     ------------        -----------
Operating income..................................      616,755         (168,929)           447,826
Interest income...................................       36,175             (502)(d)         35,673
Interest expense..................................      206,578          (63,658)(e)        142,920
Dividends from related parties....................      130,720               --            130,720
Other expenses, net...............................       11,397           (2,786)(f)          8,611
                                                    -----------     ------------        -----------
Income before income taxes and minority interest..      565,675         (102,987)           462,688
Provision for income taxes........................       46,251           19,621 (g)         65,872
                                                    -----------     ------------        -----------
Net income before minority interest...............      519,424         (122,608)           396,816
Minority interest.................................     (445,707)         158,312 (h)       (287,395)
                                                    -----------     ------------        -----------
Net income from continuing operations.............   $   73,717     $     35,704         $  109,421
                                                     ==========     ============        ===========

                  H. J. Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                         Fiscal year ended May 1, 2002



     (a) Represents the revenues of the U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

     (b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

     (c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

     (d) Represents the interest income directly attributable to the businesses that was transferred to SKF Foods as a result of the transaction.

     (e) Represents the interest expense on approximately $1.1 billion of debt that was repaid in connection with the transaction. Based on the outstanding floating rate debt, a variation in interest rates of 1/8% would cause interest expense to fluctuate approximately $0.1 million annually.

     (f) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

     (g) Represents the tax provision associated with the income before taxes and minority interest which was transferred to SKF Foods as a result of the transaction.


     (h) Represents the necessary adjustment to the income allocated to the minority interest holders, the Class A and General Partners, in accordance with the Heinz LP agreement (as described in the prospectus under "Overview of Entity Structure, Reorganization and Financial Statement Presentation -- Heinz LP") as a result of the transaction.

                  H. J. Heinz Finance Company and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income
                         Fiscal Year ended May 2, 2001

                                                                     Adjustments
                                                                       for the
                                                     Historical       Transaction         Pro Forma
                                                  ---------------   ---------------     ------------
                                                                   (In thousands)
Sales............................................   $ 4,550,391   $ (1,744,371)(a)      $  2,806,020
Cost of products sold............................     3,085,270     (1,345,250)(b)         1,740,020
                                                    -----------   ------------          ------------
Gross profit.....................................     1,465,121       (399,121)            1,066,000
Selling, general and administrative expenses.....       897,950       (356,476)(b)           541,474
Royalty expense to related parties...............       129,102        (44,087)(c)            85,015
                                                    -----------   ------------          ------------
Operating income.................................       438,069          1,442               439,511
Interest income..................................       110,979        (67,582)(d)            43,397
Interest expense.................................        10,278         10,434 (d)            20,712
Other expenses, net..............................        21,303         (3,262)(e)            18,041
                                                    -----------   ------------          ------------
Income before income taxes and cumulative effect
of accounting changes............................       517,467        (73,312)              444,155
Provision for income taxes.......................       205,358        (38,474)(f)           166,884
Income before cumulative effect of accounting
changes..........................................       312,109        (34,838)              277,271
Cumulative effect of accounting changes .........        (5,211)         1,625 (g)            (3,586)
                                                    -----------   ------------          ------------
Net Income from continuing operations............   $   306,898   $    (33,213)         $    273,685
                                                    ===========   ============          ============

                  H. J. Heinz Finance Company and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income
                         Fiscal year ended May 2, 2001


     (a) Represents the revenues of the U. S. tuna, U. S. pet food and pet snacks, U. S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

     (b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

     (c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

     (d) Represents the interest income and expense directly attributable to the businesses that were transferred to SKF Foods as a result of the transaction.

     (e) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

     (f) Represents the tax provision associated with the income before taxes which was transferred to SKF Foods as a result of the transaction.

     (g) Represents the cumulative effect on prior years from the adoption of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" attributable to the businesses that was transferred to SKF Foods as a result of the transaction.

                  H. J. Heinz Finance Company and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income
                         Fiscal Year ended May 3, 2000

                                                                     Adjustments
                                                                       for the
                                                     Historical       Transaction         Pro Forma
                                                  ---------------   ---------------     ------------
                                                                   (In thousands)
Sales............................................   $ 4,469,324     $ (1,943,086)(a)    $  2,526,238
Cost of products sold............................     3,013,574       (1,426,742)(b)       1,586,832
                                                    -----------     ------------        ------------
Gross profit.....................................     1,455,750         (516,344)            939,406
Selling, general and administrative expenses.....       752,066         (356,295)(b)         395,771
Royalty expense to related parties...............        94,347          (44,375)(c)          49,972
                                                    -----------     ------------        ------------
Operating income.................................       609,337         (115,674)            493,663
Interest income..................................       126,236          (82,161)(d)          44,075
Interest expense.................................         7,138           (2,111)(d)           5,027
Other expenses, net..............................        27,896           (7,033)(e)          20,863
                                                    -----------     ------------        ------------
Income before income taxes.......................       700,539         (188,691)            511,848
Provision for income taxes.......................       252,244          (71,746)(f)         180,498
                                                    -----------     ------------        ------------
Net Income from continuing operations............   $   448,295     $   (116,945)       $    331,350
                                                    ===========     ============        ============

                  H. J. Heinz Finance Company and Subsidiaries
                Unaudited Pro Forma Combined Statement of Income
                         Fiscal year ended May 3, 2000


     (a) Represents the revenues of the U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

     (b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

     (c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

     (d) Represents the interest income and expense directly attributable to the businesses that were transferred to SKF Foods as a result of the transaction.

     (e) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

     (f) Represents the tax provision associated with the income before taxes which was transferred to SKF Foods as a result of the transaction.

                     Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                       Six months ended October 30, 2002

                                                                     Adjustments
                                                                      for the
                                                     Historical      Transaction         Pro Forma
                                                  ---------------   -------------       ------------
                                                                    (In thousands)
Sales............................................   $ 2,314,983     $   (803,891)(a)    $  1,511,092
Cost of products sold............................     1,530,884         (579,209)(b)         951,675
                                                    -----------     ------------        ------------
Gross profit.....................................       784,099         (224,682)            559,417
Selling, general and administrative expenses.....       401,753         (129,589)(b)         272,164
Royalty expense to related parties...............        98,686          (24,105)(c)          74,581
                                                    -----------     ------------        ------------
Operating income.................................       283,660          (70,988)            212,672
Interest income..................................        14,142             (329)(d)          13,813
Interest expense.................................       102,731          (33,888)(e)          68,843
Dividends from related parties...................        61,596               --              61,596
Currency loss....................................        23,617               --              23,617
Other expenses, net..............................         8,715            1,783 (f)          10,498
                                                    -----------     ------------        ------------
Income before income taxes and minority interest.       224,335          (39,212)            185,123
Provision for income taxes.......................        13,357            7,711 (g)          21,068
                                                    -----------     ------------        ------------
Income before minority interest..................       210,978          (46,923)            164,055
Minority interest................................      (187,528)          60,327 (h)        (127,201)
                                                    -----------     ------------        ------------
Net Income from continuing operations............   $    23,450     $     13,404        $     36,854
                                                    ===========     ============        ============

                  H. J. Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                       Six months ended October 30, 2002


     (a) Represents the revenues of the U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

     (b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

     (c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

     (d) Represents the interest income directly attributable to the businesses that was transferred to SKF Foods as a result of the transaction.

     (e) Represents the interest expense on approximately $1.1 billion of debt which was repaid in connection with the transaction. Based on outstanding floating rate debt, a variation in interest rates of 1/8% would cause interest expense to fluctuate by an insignificant amount annually.

     (f) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

     (g) Represents the tax provision associated with the income before taxes and minority interest which was transferred to SKF Foods as a result of the transaction.

     (h) Represents the necessary adjustment to the income allocated to the minority interest holders, the Class A and General Partners, in accordance with the Heinz LP agreement (as described in the prospectus under "Overview of Entity Structure, Reorganization and Financial Statement Presentation -- Heinz LP") as a result of the transaction.

                     Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                       Six months ended October 31, 2001

                                                                     Adjustments
                                                                       for the
                                                     Historical      Transaction         Pro Forma
                                                    -----------     ---------------     ------------
                                                                   (In thousands)
Sales............................................   $ 1,617,320     $  (477,751)(a)     $  1,139,569
Cost of products sold............................     1,048,683        (327,315)(b)          721,368
                                                    -----------     ------------        ------------
Gross profit.....................................       568,637        (150,436)             418,201
Selling, general and administrative expenses.....       239,990         (65,906)(b)          174,084
Royalty expense to related parties...............        71,338         (15,096)(c)           56,242
                                                    -----------     ------------        ------------
Operating income.................................       257,309         (69,434)             187,875
Interest income..................................        22,160            (479)(d)           21,681
Interest expense.................................       106,255         (31,069)(e)           75,186
Dividends from related parties...................        69,124              --               69,124
Currency loss....................................         1,338              --                1,338
Other expenses...................................         7,894            (344)(f)            7,550
                                                    -----------     ------------        ------------
Income before income taxes and minority interest.       233,106         (38,500)             194,606
Provision for income taxes.......................        18,715           9,389 (g)           28,104
                                                    -----------     ------------        ------------
Income before minority interest..................       214,391         (47,889)             166,502
Minority interest................................      (182,524)         64,800 (h)         (117,724)
                                                    -----------     ------------        ------------
Net Income from continuing operations............   $    31,867     $    16,911         $     48,778
                                                    ===========     ============        ============

                  H. J. Heinz Finance Company and Subsidiaries
              Unaudited Pro Forma Consolidated Statement of Income
                       Six months ended October 31, 2001


     (a) Represents the revenues of the U.S. tuna, U.S. pet food and pet snacks, U.S. private label soup and private label gravy, College Inn broths and U.S. infant feeding businesses, all of which was transferred to SKF Foods as a result of the transaction.

     (b) Represents costs directly attributable to the businesses described in (a) above that were transferred to SKF Foods as a result of the transaction.

     (c) Represents the royalty expense associated with specific products in certain of the businesses that was transferred to SKF Foods as a result of the transaction.

     (d) Represents the interest income directly attributable to the businesses that was transferred to SKF Foods as a result of the transaction.

     (e) Represents the interest expense on approximately $1.1 billion of debt which was repaid in connection with the transaction. Based on the outstanding floating rate debt, a variation in interest rates of 1/8% would cause interest expense to fluctuate approximately $0.2 million annually.

     (f) Represents other miscellaneous expenses directly attributable to those businesses that were transferred to SKF Foods as a result of the transaction.

     (g) Represents the tax provision associated with the income before taxes and minority interest which was transferred to SKF Foods as a result of the transaction.

     (h) Represents the necessary adjustment to the income allocated to the minority interest holders, the Class A and General Partners, in accordance with the Heinz LP agreement (as described in the prospectus under "Overview of Entity Structure, Reorganization and Financial Statement Presentation -- Heinz LP") as a result of the transaction.

                                 Heinz Finance
                 Unaudited Pro Forma Consolidated Balance Sheet
                                October 30, 2002

                                                                                Adjustments
                                                                                  for the
                                                             Historical         Transaction          Pro Forma
                                                            -----------       ---------------       ------------
                                                                               (in thousands)
                        Assets
Current assets:
      Cash and cash equivalents........................     $    57,448       $     (1,005)(a)      $     56,443
                                                                                 1,070,000 (b)
                                                                                (1,070,000)(c)
      Receivables......................................         579,851           (162,695)(a)           417,156
      Due from related parties.........................          44,076            (14,500)(a)            29,576
      Short-term notes receivable from related parties        1,614,781         (1,070,000)(b)           544,781
      Inventories......................................         746,051           (264,816)(a)           481,235
      Prepaid expenses and other current assets  ......         152,154            (39,304)(a)           112,850
                                                            -----------       ------------          ------------
        Total current assets...........................       3,194,361         (1,552,320)            1,642,041

Property, plant and equipment..........................       1,498,557           (374,811)(a)         1,123,746
Less accumulated depreciation..........................         692,112           (214,307)(a)           477,805
                                                            -----------       ------------          ------------
        Total property, plant and equipment, net.......         806,445           (160,504)              645,941
Other noncurrent assets:
      Long-term notes receivable from related parties..          35,000                 --                35,000
      Investments in related parties...................       1,895,245                 --             1,895,245
      Intangible assets, net...........................       1,928,759           (659,067)(a)         1,269,692
      Other noncurrent assets..........................         445,905            (24,335)(a)           421,570
                                                            -----------       ------------          ------------
        Total other noncurrent assets..................       4,304,909           (683,402)            3,621,507
                                                            -----------       ------------          ------------
        Total assets...................................     $ 8,305,715       $ (2,396,226)         $  5,909,489
                                                            ===========       ============          ============

         Liabilities and Shareholders' Equity
Current liabilities:
      Short term debt with related parties.............     $   600,329       $         --          $    600,329
      Portion of long-term due within one year.........         451,465                (25)(a)             1,440
                                                                                  (450,000)(c)
      Accounts payable.................................         315,830            (39,151)(a)           276,679
      Accounts payable to related parties..............         126,151            (30,393)(a)            95,758
      Accrued interest.................................         126,850                 --               126,850
      Accrued marketing................................          89,615            (22,672)(a)            66,943
      Other accrued liabilities........................          78,440            (21,567)(a)            56,873
                                                            -----------       ------------          ------------
        Total current liabilities......................       1,788,680           (563,808)            1,224,872

Long-term debt.........................................       4,054,897               (100)(a)         3,434,797
                                                                                  (620,000)(c)
Deferred income taxes..................................          26,821             (3,275)(a)            23,546
Other liabilities......................................          28,626            (18,507)(a)            10,119
                                                            -----------       ------------          ------------
        Total long-term debt and other liabilities.....       4,110,344           (641,882)            3,468,462

Minority interest......................................       1,879,493         (1,189,494)(d)           689,999
Mandatorily Redeemable Series A Preferred Shares.......         325,000                 --               325,000

Shareholders' equity:
      Common stock.....................................              11                 --                    11
      Additional capital...............................         128,050                 --               128,050
      Retained earnings................................          71,369                 --                71,369
      Accumulated other comprehensive gain.............           2,768             (1,042)(a)             1,726
                                                            -----------       ------------          ------------
        Total shareholders' equity.....................         202,198             (1,042)              201,156
                                                            -----------       ------------          ------------
        Total liabilities and shareholders' equity.....     $ 8,305,715       $ (2,396,226)         $  5,909,489
                                                            ===========       ============          ============

                  H. J. Heinz Finance Company and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet
                                October 30, 2002

     (a) Represents the assets and liabilities directly attributable to the businesses that were transferred to SKF Foods.

     (b) Represents the short-term notes receivable with Heinz that were repaid upon Heinz's receipt of approximately $1.1 billion of cash from Del Monte in connection with the transaction.

     (c) The repayment of approximately $1.1 billion of debt with the cash received by Heinz Finance from Heinz as noted in footnote (b) above.

     (d) Represents the adjustment to the minority interest holders', the Class A and General Partners', limited partnership interest in Heinz LP, in accordance with the Heinz LP Partnership Agreement, as a result of the net assets being transferred to SKF Foods as a result of the transaction.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.

Article 11 ("Article 11") of the H. J. Heinz Finance Company's ("Heinz Finance") certificate of incorporation provides that a director of Heinz Finance shall not be liable to Heinz Finance or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Heinz Finance or is or was serving at the request of Heinz Finance as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by Heinz Finance to the fullest extent permitted by Delaware Law. The right to indemnification conferred in Article 11 includes the right to be paid by Heinz Finance expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in Article 11 is a contract right.

Section 145 of the Delaware Law permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Article 11 provides that Heinz Finance may, by action of its Board of Director, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors determines to be appropriate and authorized by Delaware Law.

Heinz Finance has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Heinz Finance, or is or was serving at the request of Heinz Finance as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not Heinz Finance would have the power to indemnify him or her against such liability under Delaware Law.

The rights and authority conferred in Article 11 are not exclusive of any other right which any person may otherwise have or acquire.

Neither the amendment nor repeal of Article 11, nor the adoption of any provision of the certificate of incorporation or the bylaws of Heinz Finance, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of Article 11 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

Andrew Stidd is also entitled to indemnification from Heinz pursuant to a Services and Indemnity Agreement among Stidd, Heinz and Heinz Finance dated June 1, 2001.

Heinz has obtained directors' and officers' insurance against loss, within certain policy limits, arising from any claim made against Heinz Finance's directors and officers by reason of any wrongful act, as defined in such insurance policies, in their respective capacities as directors and officers or as fiduciaries under certain of the Heinz's employee benefit plans.

Item 21.  Exhibits and Financial Statement Schedules.

(a)  List of Exhibits.

Exhibit
Number                          Description
---------                       -----------

  1.1* Purchase Agreement dated June 27, 2001 among the H. J. Heinz Finance Company, H. J. Heinz Company, and Goldman Sachs & Co., as representative for the initial purchasers.
  1.2* Purchase Agreement dated February 28, 2002 among the H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.
  1.3* Purchase Agreement dated February 28, 2002 among the H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.
  3.1*    Certificate of Incorporation.
  3.2*    Bylaws.
  4.1* Indenture, dated as of July 6, 2001, among H. J. Heinz Finance Company, H. J. Heinz Company, and Bank One, National Association, as Trustee.
  4.2*    Form of New Note (included in Exhibit 4.1).
  4.3*    Form of Guarantee (included in Exhibit 4.1).
  4.4* Exchange and Registration Rights Agreement, dated as of June 27, 2001, among H. J. Heinz Finance Company, H. J. Heinz Company, and Goldman Sachs & Co., as representative for the initial purchasers.
  4.5* Exchange and Registration Rights Agreement, dated as of February 28, 2002, among H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.
  4.6* Exchange and Registration Rights Agreement, dated as of February 28, 2002, among H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.
  5.1     Opinion of Davis Polk & Wardwell regarding the validity of the New
          Notes.
  5.2     Opinion of Theodore N. Bobby, Esq., Vice President - Legal Affairs,
          H. J. Heinz Company.
  8.1     Opinion of Davis Polk & Wardwell regarding tax matters (included in
          Exhibit 5.1).
  10.1* Liquidity Agreement dated as of June 26, 2001 between H. J. Heinz Company and H. J. Heinz Finance Company.
  10.2*   Administrative Services Agreement dated as of May 1, 2001 between H.
          J. Heinz Company and H. J. Heinz Finance Company.

  10.3* Guarantee Facility Letter Agreement dated May 3, 2001 to H. J. Heinz Finance Company from H. J. Heinz Company.

  10.4* Second Amended and Restated Partnership Agreement of H. J. Heinz Company, LP.

  10.5* First Amendment to Second Amended and Restated Limited Partnership Agreement of H. J. Heinz Company, LP.

  10.6 Third Amended and Restated Partnership Agreement of H. J. Heinz Company, LP.

  12.1    Computation of Ratio of Earnings to Fixed Charges of Heinz Finance

  21.1*   Subsidiaries of the registrant.

  23.1 Consent of PricewaterhouseCoopers LLP with respect to H. J. Heinz Finance Company financial statements and H. J. Heinz Company financial statements.

  23.2    Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

  23.3    Consent of Theodore N. Bobby, Esq. (included in Exhibit 5.2).

  24.1*   Powers of Attorney for H. J. Heinz Finance Company.

  24.2*   Powers of Attorney for H. J. Heinz Company.

  24.3    Power of Attorney for H. J. Heinz Company.

  25.1* Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Bank One, National Association.

  99.1*   Form of Letter of Transmittal.

  99.2*   Form of Notice of Guaranteed Delivery.

  99.3*   Form of Exchange Agent Agreement.

------------------
* Previously filed

     (b)   Financial Statement Schedules.

              Not applicable

     (c)   Item 4(b) Information.

              Not applicable

Item 22.  Undertakings.

     (a)   The undersigned registrant hereby undertakes:

           (1) That for purposes of determining any liability under the Securities Act, each filing of the Guarantor's and Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (2) To respond to requests for information that is incorporated by reference into the prospectus contained in this Registration Statement pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of January, 2003.

                                   H. J. HEINZ FINANCE COMPANY


                                   By: /s/ Leonard A. Cullo, Jr.
                                       --------------------------
                                       Name:  Leonard A. Cullo, Jr.
                                       Title: President



     Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


              Signature                Capacity                                                      Date
              ---------                --------                                                      ----

      /s/ Leonard A. Cullo, Jr.
---------------------------------      Director and President                             January 30, 2003
        Leonard A. Cullo, Jr.

                  *                                                                       January 30, 2003
---------------------------------      Director Chief Financial and Accounting
          Arthur Winkleblack           Officer

                  *
---------------------------------      Director, Vice President and Secretary             January 30, 2003
             Laura Stein

                  *
---------------------------------      Director                                           January 30, 2003
           Andrew L. Stidd


/s/ Leonard A. Cullo, Jr.
------------------------------------
* By Leonard A. Cullo, Jr., as attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of January, 2003


                                   H. J. HEINZ FINANCE COMPANY


                                   By: /s/ Leonard A. Cullo, Jr.
                                       --------------------------
                                       Name:  Leonard A. Cullo, Jr.
                                       Title: Treasurer


     Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                Capacity                                                Date
              ---------                --------                                                ----

                   *                                                                     January 30, 2003
---------------------------------      Chairman of the Board of Directors,
           William R. Johnson          President and Chief Executive Officer

                   *                   Director                                          January 30, 2003
---------------------------------
           Nicholas F. Brady

                   *                   Director                                          January 30, 2003
---------------------------------
             Mary C. Choksi

                   *                   Director                                          January 30, 2003
---------------------------------
        Leonard S. Coleman, Jr.

                   *                   Director                                          January 30, 2003
---------------------------------
              Peter Coors

                   *                   Director                                          January 30, 2003
---------------------------------
            Edith E. Holiday

                   *                   Director                                          January 30, 2003
---------------------------------
           Samuel C. Johnson

                   *                   Director                                          January 30, 2003
---------------------------------
             Candace Kendle

                   *                   Director                                          January 30, 2003
---------------------------------
            Dean R. O'Hare

                   *                   Director                                          January 30, 2003
---------------------------------
            Thomas J. Usher

                   *
---------------------------------      Director                                          January 30, 2003
           David R. Williams

                   *                   Director                                          January 30, 2003
---------------------------------
           James M. Zimmerman

                   *                                                                     January 30, 2003
---------------------------------      Executive Vice President and Chief Financial
           Arthur Winkleblack          Officer-(Principal Financial Officer)


              Signature                Capacity                                                Date
              ---------                --------                                                ----

                   *                                                                        January 30, 2003
---------------------------------      Vice President -- Finance
           Edward McMenamin            (Principal Accounting Officer)


/s/ Leonard A. Cullo, Jr.
---------------------------------
* By Leonard A. Cullo, Jr.,
  as attorney-in-fact

                                 EXHIBIT INDEX

Exhibit
Number                           Description
---------                        -----------
  1.1* Purchase Agreement dated June 27, 2001 among the H. J. Heinz Finance Company, H. J. Heinz Company, and Goldman Sachs & Co., as representative for the initial purchasers.
  1.2* Purchase Agreement dated February 28, 2002 among the H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.
  1.3* Purchase Agreement dated February 28, 2002 among the H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.
  3.1*    Certificate of Incorporation.
  3.2*    Bylaws.
  4.1* Indenture, dated as of July 6, 2001, among H. J. Heinz Finance Company, H. J. Heinz Company, and Bank One, National Association, as Trustee.
  4.2*    Form of New Note (included in Exhibit 4.1).
  4.3*    Form of Guarantee (included in Exhibit 4.1).
  4.4* Exchange and Registration Rights Agreement, dated as of June 27, 2001, among H. J. Heinz Finance Company, H. J. Heinz Company, and Goldman Sachs & Co., as representative for the initial purchasers.
  4.5* Exchange and Registration Rights Agreement, dated as of February 28, 2002, among H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.
  4.6* Exchange and Registration Rights Agreement, dated as of February 28, 2002, among H. J. Heinz Finance Company, H. J. Heinz Company, and J.P. Morgan Securities Inc., as representative for the initial purchasers.
   5.1    Opinion of Davis Polk & Wardwell regarding the validity of the New
          Notes.
   5.2    Opinion of Theodore N. Bobby, Esq., Vice President - Legal Affairs,
           H. J. Heinz Company.
   8.1    Opinion of Davis Polk & Wardwell regarding tax matters (included in
          Exhibit 5.1).
  10.1* Liquidity Agreement dated as of June 26, 2001 between H. J. Heinz Company and H. J. Heinz Finance Company.
  10.2*   Administrative Services Agreement dated as of May 1, 2001 between
          H. J. Heinz Company and H. J. Heinz Finance Company.
  10.3* Guarantee Facility Letter Agreement dated May 3, 2001 to H. J. Heinz Finance Company from H. J. Heinz Company.
  10.4* Second Amended and Restated Partnership Agreement of H. J. Heinz Company, LP.
  10.5* First Amendment to Second Amended and Restated Limited Partnership Agreement of H. J. Heinz Company, LP.
  10.6 Third Amended and Restated Partnership Agreement of H. J. Heinz Company, LP.
  12.1    Computation of Ratio of Earnings to Fixed Charges of Heinz Finance
  21.1*   Subsidiaries of the registrant.
  23.1 Consent of PricewaterhouseCoopers LLP with respect to H. J. Heinz Finance Company financial statements and H. J. Heinz Company financial statements.
  23.2    Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
  23.3    Consent of Theodore N. Bobby, Esq. (included in Exhibit 5.2).
  24.1*   Powers of Attorney for H. J. Heinz Finance Company.
  24.2*   Powers of Attorney for H. J. Heinz Company.

Exhibit
Number                           Description
---------                        -----------
  24.3    Power of Attorney for H. J. Heinz Company.
  25.1* Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Bank One, National Association.
  99.1*   Form of Letter of Transmittal.
  99.2*   Form of Notice of Guaranteed Delivery.
  99.3*   Form of Exchange Agent Agreement.

-----------------------
* Previously filed


                                      E-2